PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 17, 1998)
                                 $161,400,329

                       OCWEN MORTGAGE LOAN ASSET BACKED
OCWEN                 CERTIFICATES, SERIES 1998-OFS1
(LOGO)

$125,489,000                  Class A            Variable Pass-Through Rate
$ 13,719,000                  Class M-1          Variable Pass-Through Rate
$ 11,701,000                  Class M-2          Variable Pass-Through Rate
$ 10,491,329                  Class B            Variable Pass-Through Rate


Distributions payable on the 25th day of each month, commencing in April 1998

                       FINANCIAL ASSET SECURITIES CORP.
                                  Depositor

                          _________________________
                                  LMAC, INC.
                                    Seller

                          _________________________

                        OCWEN FINANCIAL SERVICES, INC.
                               Master Servicer
                          _________________________

     The Ocwen Mortgage Loan Asset Backed Certificates, Series 1998-OFS1 (collectively, the "Certificates") consist of (i) the Class A Certificates (the "Senior Certificates"), (ii) the Class M-1 Certificates and the Class M-2 Certificates (collectively, the "Mezzanine Certificates"), (iii) the Class B Certificates (the "Subordinate Certificates" and, together with the Senior Certificates and the Mezzanine Certificates, the "Offered Certificates"), (iv) the Class OC Certificates and (v) the Class R Certificates (the "Residual Certificates"). Only the Offered Certificates are offered hereby.

     Distributions on the Offered Certificates will be made on the 25th day of each month or, if such day is not a business day, on the next succeeding business day, beginning in April 1998 (each, a "Distribution Date"). As described more fully herein, interest payable with respect to each Distribution Date will accrue on the Offered Certificates during the period commencing on the immediately preceding Distribution Date (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding the current Distribution Date. Interest will be calculated on the basis of a 360-day year and the actual number of days in the applicable Accrual Period, will be based on the then outstanding Certificate Principle Balance of the related Class and the then applicable Pass-Through Rate thereon.
                                               (cover continued on next page)

FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES, SEE THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE S-10 HEREIN AND IN THE PROSPECTUS BEGINNING ON PAGE 11.

                       ___________________________

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, SELLER, MASTER SERVICER, TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE MORTGAGE LOANS NOR THE CERTIFICATES ARE INSURED OR GUARANTEED BY ANY GOVERN-MENTAL AGENCY.


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.


THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                       Price to Public     Underwriting Discount    Proceeds to Depositor(1)
Class A Certificates  . . . . .             100.0000%           0.1575%                   99.8425%
Class M-1 Certificates  . . . .             100.0000%           0.3500%                   99.6500%
Class M-2 Certificates  . . . .             100.0000%           0.4500%                   99.5500%
Class B Certificates  . . . . .             100.0000%           1.0000%                   99.0000%
Total . . . . . . . . . . . . .          $161,400,329         $403,229              $160,997,100


     (1) Before deducting expenses, estimated to be $400,000.

                       __________________________

     The Offered Certificates are offered by Greenwich Capital Markets, Inc. (the "Underwriter"), subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to approval of certain legal matters by counsel. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System on or about March 18, 1998 (the "Closing Date").

                       __________________________

                               (GREENWICH LOGO)


March 17, 1998

     THE YIELDS TO MATURITY OF THE OFFERED CERTIFICATES MAY VARY FROM THE ANTICIPATED YIELDS TO THE EXTENT ANY SUCH CERTIFICATES ARE PURCHASED AT A DISCOUNT OR PREMIUM AND TO THE EXTENT THE RATE AND TIMING OF PAYMENTS THEREON ARE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS. THE YIELD TO INVESTORS ON THE OFFERED CERTIFICATES WILL ALSO BE SENSITIVE TO, AMONG OTHER THINGS, THE LEVEL OF THE LONDON INTERBANK OFFERED RATE FOR ONE-MONTH UNITED STATES DOLLAR DEPOSITS ("ONE-MONTH LIBOR"). CERTIFICATEHOLDERS SHOULD CONSIDER, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. SEE "RISK FACTORS--YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a segregated pool (the "Mortgage Pool") of conventional, one- to four-family, first lien mortgage loans having original terms to maturity ranging from 15 years to 30 years (the "Mortgage Loans"). The Mortgage Loans were originated or acquired by Ocwen Financial Services, Inc. (the "Originator"), a subsidiary of Ocwen Financial Corporation, in the ordinary course of its business. LMAC, Inc. (the "Seller"), a wholly-owned finance subsidiary of Ocwen Financial Services, Inc., will acquire the Mortgage Loans from the Originator in a transaction contemporaneous with the transfer of the Mortgage Loans from the Seller to the Depositor. The Depositor will acquire the Mortgage Loans from the Seller pursuant to a Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Purchase Agreement"), between the Depositor and the Seller. The Trust Fund will be created pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, Ocwen Financial Services, Inc., as Master Servicer, LMAC, Inc., as Seller, and Norwest Bank Minnesota, National Association, as Trustee. The Mortgage Pool consists of fixed-rate Mortgage Loans ("Fixed Rate Mortgage Loans") having an aggregate principal balance as of March 1, 1998 (the "Cut-off Date"), after application of scheduled payments due on or prior to the Cut-off Date, whether or not received, of approximately $19,968,089.03, and adjustable-rate Mortgage Loans ("Adjustable Rate Mortgage Loans") having an aggregate principal balance as of the Cut-off Date, after application of scheduled payments due on or prior to the Cut-off Date whether or not received, of approximately $141,432,240.87, in each case subject to a permitted variance as described herein under "The Mortgage Pool." Each Adjustable Rate Mortgage Loan provides for semiannual adjustment to the Loan Rate thereon based on six-month London interbank offered rates for United States dollar deposits (the "Index") and for corresponding adjustments to the monthly payment amount due thereon, in each case subject to the limitations described herein; provided that in the case of 12.17% of the Adjustable Rate Mortgage Loans, the first adjustment for such Mortgage Loan will occur after an initial period of one year following origination, in the case of 71.50% of the Adjustable Rate Mortgage Loans, two years following origination, in the case of 1.23% of the Adjustable Rate Mortgage Loans, three years following origination, and in the case of 0.81% of the Adjustable Rate Mortgage Loans, five years following origination, each by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date.

     The interests of the owners of the Offered Certificates will initially be represented by book-entries on the records of The Depository Trust Company (the "Depository"), Cedel Bank, societe anonyme, and the Euroclear System and participating members thereof. No person acquiring a beneficial interest in such a Certificate will be entitled to receive a physical certificate representing such Certificate, except in the limited circumstances described herein. See "Description of the Certificates--Book-Entry Certificates" herein.

     For federal income tax purposes, the Trust Fund will include multiple segregated asset pools, with respect to which elections will be made to treat each as a "real estate mortgage investment conduit" (a "REMIC"). As described more fully herein and in the Prospectus, the Offered Certificates and the Class OC Certificates, which are not offered hereby, will constitute beneficial ownership of the "regular interests" in the Master REMIC. The Class R Certificates will constitute the beneficial ownership of the
"residual interests" in the Master REMIC and each Subsidiary REMIC. See "Certain Material Federal Income Tax Consequences" herein and "Certain Material Federal Income Tax Considerations" in the Prospectus.

     Greenwich Capital Markets, Inc. (the "Underwriter") intends to make a secondary market in the Offered Certificates but has no obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Offered Certificates. Such transactions may include stabilizing and the purchase of Offered Certificates to cover syndicate short positions. For a description of these activities, see "Method of Distribution" herein.

     This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus dated March 17, 1998 (the "Prospectus") which accompanies this Prospectus Supplement and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the distributions to be made on, or the yield of, the Offered Certificates, which risks and uncertainties are discussed under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." As a consequence, no assurance can be given as to the actual distributions on, or the yield of, any Class of Offered Certificates.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference all documents filed by the Depositor with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates. The Depositor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be made to John P. Graham, Vice President, Financial Asset Securities Corp., in writing, at 600 Steamboat Road, Greenwich, Connecticut 06830.

                               SUMMARY OF TERMS

     This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Trust Fund. . . . . .    Ocwen Mortgage  Loan  Trust  1998-OFS1  (the  "Trust
                         Fund")  will be  formed pursuant  to  a pooling  and
                         servicing  agreement  (the  "Pooling  and  Servicing
                         Agreement") to  be dated as  of March  1, 1998  (the
                         "Cut-off  Date") among  Financial Assets  Securities
                         Corp.,   as  depositor   (the  "Depositor"),   Ocwen
                         Financial Services,  Inc., as  master servicer  (the
                         "Master  Servicer"),  Ocwen  Federal  Bank  FSB,  as
                         special  servicer  (the "Special  Servicer"),  LMAC,
                         Inc., as  seller (the  "Seller"),  and Norwest  Bank
                         Minnesota,  National  Association, as  trustee  (the
                         "Trustee").   The property  of the  Trust Fund  will
                         include: a pool of closed-end fixed and adjustable rate mortgage loans (the "Mortgage Loans"), secured by first deeds of trust or mortgages on residential properties that are primarily one- to four-family properties (the "Mortgaged Properties"); payments in respect of the Mortgage Loans due after the Cut-off
                         Date; property that secured a Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure; an assignment of the Depositor's rights under the Purchase Agreement; rights under certain hazard insurance policies covering the Mortgaged
                         Properties; and certain other property, as described more fully herein.

                         The Trust property initially will include the scheduled principal balance of each Mortgage Loan as of the Cut-off Date after the application of scheduled payments due on or prior to the Cut-off Date, whether or not received. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate of the Principal Balances of all
                         Mortgage Loans as of such date. The "Cut-off Date Principal Balance" with respect to each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date after the application of scheduled payments due on or prior to the Cut-off Date, whether or not received. The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan (as defined herein)) on any day is equal to its Cut-off Date Principal Balance minus all collections or advances in respect of delinquent scheduled payments applied in reduction of the Cut-off Date Principal Balance of such Mortgage Loan. The Principal Balance of a Liquidated Mortgage Loan after the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan shall be zero.

Title of Certificates.   Ocwen  Mortgage  Loan   Asset  Backed  Certificates,
                         Series 1998-OFS1 (the "Certificates"), consisting of
                         (i)  the   Class   A   Certificates   (the   "Senior
                         Certificates"),  (ii) the Class  M-1  and Class  M-2
                         Certificates    (collectively,    the     "Mezzanine
                         Certificates"), (iii) the Class  B Certificates (the
                         "Subordinate  Certificates" and,  together with  the
                         Senior Certificates and  the Mezzanine Certificates,
                         the  "Offered  Certificates"),  (iv)  the  Class  OC
                         Certificates and  (v) the Class R  Certificates (the
                         "Residual Certificates").   The Senior Certificates,
                         the  Mezzanine  Certificates   and  the  Subordinate
                         Certificates are collectively  referred to herein as
                         the  "Offered  Certificates."     Only  the  Offered
                         Certificates are offered hereby.

                         The aggregate original principal balance of each Class of Offered Certificates (each such balance, an "Original Certificate Principal Balance" and, as such balance is reduced from time to time, the "Certificate Principal Balance") is set forth on the cover page hereof.

The Depositor. . . .     Financial Asset Securities  Corp. (the "Depositor"),
                         a Delaware corporation. The Depositor is an indirect
                         limited  purpose  finance   subsidiary  of  National
                         Westminster   Bank  plc  and  an  affiliate  of  the
                         Underwriter. See "The Depositor" in the Prospectus and "Method of Distribution" herein. None of the Depositor, National Westminster Bank plc or any of their respective affiliates or any other person or entity will insure or guarantee or otherwise be obligated with respect to the Certificates.

Seller. . . . . . . .    LMAC, Inc. (the  "Seller"), a wholly-owned,  limited
                         purpose  finance   subsidiary  of   Ocwen  Financial
                         Services,  Inc.  Ocwen Financial Services, Inc. is a
                         subsidiary  of  Ocwen  Financial  Corporation.   The
                         Seller's corporate headquarters are located at  1675
                         Palm Beach Lakes Boulevard, West Palm Beach, Florida
                         33401 and its telephone number is (561) 681-8000.

Master Servicer. . .     Ocwen   Financial   Services,  Inc.   (the   "Master
                         Servicer"), a Florida  corporation and a  subsidiary
                         of  Ocwen   Financial  Corporation.     The   Master
                         Servicer's  corporate  headquarters are  located  at
                         1675 Palm  Beach Lakes  Boulevard, West  Palm Beach,
                         Florida  33401  and its  telephone  number is  (561)
                         681-8000.  See "The Master Servicer" herein.

Subservicer and
  Special Servicer. .    Ocwen  Federal  Bank   FSB,  a  federally  chartered
                         savings bank. The Subservicer and Special Servicer is an affiliate of the Seller. See "Ocwen Federal
                         Bank FSB" herein.

Trustee. . . . . . .     Norwest  Bank  Minnesota,  National  Association,  a
                         national  banking association,  will act  as trustee
                         (the "Trustee").

Cut-off Date. . . . .    March 1, 1998.

Closing Date. . . . .    On or about March 18, 1998.

The Mortgage Loans. .    The Mortgage Loans  have original terms  to maturity
                         ranging  from 15  years to  30 years.   The Mortgage
                         Pool  consists  of  fixed-rate Mortgage  Loans  (the
                         "Fixed  Rate  Mortgage Loans")  and  adjustable-rate
                         Mortgage  Loans   (the  "Adjustable   Rate  Mortgage
                         Loans").    Approximately 244 of the  Mortgage Loans
                         are Fixed  Rate Mortgage  Loans having  an aggregate
                         principal  balance  as of  the  Cut-off Date,  after
                         application of scheduled payments due on or prior to
                         the  Cut-off   Date  whether  or  not  received,  of
                         approximately $19,968,089.03.  Six of the Fixed Rate
                         Mortgage  Loans, comprising  approximately 4.37%  of
                         the Fixed Rate Mortgage Loans by aggregate principal
                         balance  of the Fixed Rate Mortgage  Loans as of the
                         Cut-off Date, are Balloon Loans (as defined herein).
                         The Fixed Rate Mortgage Loans  have annualized rates
                         at which  such Mortgage  Loans bear interest  ("Loan
                         Rates")  that are  fixed and  range  from 7.50%  per
                         annum  to 15.99% per  annum with a  weighted average
                         Loan  Rate as of  the Cut-off Date  of approximately
                         10.709%  per annum.   As  of the  Cut-off Date,  the
                         Fixed Rate  Mortgage  Loans  will  have  a  weighted
                         average remaining term to maturity of  approximately
                         329  months.   Approximately 1,195  of  the Mortgage
                         Loans  are Adjustable Rate  Mortgage Loans having an
                         aggregate principal balance as  of the Cut-off Date,
                         after application  of scheduled payments  due on  or
                         prior to the  Cut-off Date whether or  not received,
                         of approximately  $141,432,240.87.   Each Adjustable
                         Rate   Mortgage   Loan  provides   for   semi-annual
                         adjustment  to  the  Loan   Rate  thereon  and   for
                         corresponding  adjustments  to the  monthly  payment
                         amount  due thereon, in each case on each adjustment
                         date  applicable   thereto  (each   such  date,   an
                         "Adjustment  Date"); provided  that in  the case  of
                         12.17%  of the  Adjustable Rate Mortgage  Loans, the
                         first adjustment for  such Mortgage Loan will  occur
                         after  an  initial  period  of  one  year  following
                         origination, in the case of 71.50% of the Adjustable
                         Rate   Mortgage    Loans,   two    years   following
                         origination,  in the case of 1.23% of the Adjustable
                         Rate   Mortgage   Loans,   three   years   following
                         origination,  and  in  the  case  of  0.81%  of  the
                         Adjustable Rate Mortgage Loans, five years following
                         origination, each by  aggregate principal balance of
                         the Adjustable Rate Mortgage Loans as of the Cut-off
                         Date  (each  such  Mortgage Loan  described  in  the
                         preceding  proviso,  a   "Delayed  First  Adjustment
                         Mortgage Loan").  On each  Adjustment Date  for each
                         Adjustable Rate Mortgage Loan, the Loan Rate thereon
                         will  be adjusted to  equal the sum,  rounded to the
                         nearest  multiple   of  0.125%,  of  the  Index  (as
                         described below) and a fixed percentage  amount (the
                         "Gross  Margin"), subject  to periodic  and lifetime
                         limitations as described  herein. See "The  Mortgage
                         Pool"  herein.  None of the Adjustable Rate Mortgage
                         Loans  permit the  related mortgagor to  convert the
                         adjustable Loan Rate  thereon to a fixed  Loan Rate.
                         As of the Cut-off Date, the Adjustable Rate Mortgage
                         Loans have Loan  Rates ranging from 7.25%  per annum
                         to 16.00% per annum, a weighted average Loan Rate of
                         approximately 10.173% per annum, a weighted  average
                         next  Adjustment  Date   in  September  1999,  Gross
                         Margins ranging from 3.000% to 8.750% and a weighted
                         average Gross Margin of approximately 5.525%.  As of
                         the Cut-off Date, the Adjustable Rate Mortgage Loans
                         will have  a  weighted  average  remaining  term  to
                         maturity   of  approximately   357   months.     For
                         additional  information  relating  to  the  Mortgage
                         Loans, see "The Mortgage Pool" herein.

The Index. . . . . .     As of any Adjustment Date, the Index applicable to
                         the determination of the Loan Rate on each Adjustable
                         Rate  Mortgage  Loan  will  be  the  average  of  the
                         interbank  offered  rates for six-month United States
                         dollar deposits in the London market as  published in
                         The Wall Street  Journal  and as most recently avail-
                         able (i)  as of the first business day 45  days prior
                         to  such  Adjustment  Date,  (ii)  as  of  the  first
                         business day of the month preceding the month of such
                         Adjustment Date or (iii) the last business day of the
                         second  month  preceding  the  month  in  which  such
                         Adjustment Date  occurs, as specified  in the related
                         Mortgage  Note.   See "The  Mortgage Pool--The Index"
			 herein.


Description of
   Certificates

 A. Form and
     Registration of
      Certificates. .    The Certificates will initially be  issued  in  book-
                         entry form.   Persons acquiring beneficial  ownership
                         interests in the  Certificates ("Certificate Owners")
                         may elect to hold their Certificate interests through
                         The Depository Trust Company ("DTC")  in  the  United
                         States, or  Cedel Bank, societe anonyme, ("Cedel") or
                         the    Euroclear   System  ("Euroclear")  in  Europe.
                         Transfers within DTC, Cedel or Euroclear, as the case
                         may be, will be in accordance  with  the  usual rules
                         and operating procedures of the relevant system.   So
                         long as  the Certificates are Book-Entry Certificates
                         (as  defined  herein),  such  Certificates   will  be
                         evidenced by one  or more Certificates  registered in
                         the name of Cede & Co. ("Cede"),  as  the  nominee of
                         DTC or one of the relevant depositaries (collectively,
                         the "European Depositaries").  Cross-market transfers
                         between   persons   holding  directly  or  indirectly
                         through  DTC,  on the  one hand,  and  counterparties
                         holding directly   or  indirectly  through  Cedel  or
                         Euroclear, on the other,  will  be  effected  in  DTC
                         through  Citibank  N.A.  ("Citibank")  or  The  Chase
                         Manhattan  Bank  ("Chase"), the relevant depositaries
                         of  Cedel or  Euroclear,  respectively,  and  each  a
                         participating   member  of  DTC.   The   Certificates
                         initially will be registered in the name of Cede. The
                         interests  of  the  Certificateholders will be repre-
                         sented  by  book  entries  on the records  of DTC and
                         participating members thereof.   No Certificate Owner
                         will  be entitled to receive a definitive certificate
                         representing such  person's  interest, except in  the
                         event   that   Definitive  Certificates  (as  defined
                         herein) are issued under  the  limited  circumstances
                         described under "Description  of  the  Certificates--
                         Book-Entry  Certificates"  herein.  All references in
                         this   Prospectus   Supplement  to   any Certificates
                         reflect the rights of the Certificate Owners  only as
                         such rights may  be exercised  through  DTC  and  its
                         participating   organizations  for   so  long as such
                         Certificates are held by DTC. See "Risk Factors--Book
                         Entry Certificates", herein and "Annex I" hereto  and
                         "Description      of     the   Securities--Book-Entry
                         Registration of Securities" in the Prospectus.

  B.  Priority of
     Distributions. .    Distributions   on   the    Certificates   on   each
                         Distribution  Date  will be  based on  the Available
                         Funds and  will be  made in  the following  order of
                         priority  (subject to the  prior payment  of certain
                         fees as described herein):  (i) to interest  on each
                         Class of  Offered Certificates in  the priority  and
                         subject   to   the   limitations   described   under
                         "Description  of  the   Certificates--Allocation  of
                         Available Funds"  herein; (ii) to  current principal
                         of  the  Classes  of Certificates  then  entitled to
                         receive distributions of principal, in the order and
                         subject  to the  priorities set  forth herein  under
                         "Description  of  the   Certificates--Allocation  of
                         Available  Funds,"  in  each case  in  an  aggregate
                         amount up to  the maximum amount of principal  to be
                         distributed  on  such Classes  on  such Distribution
                         Date;  (iii)   to  principal   of  the  Classes   of
                         Certificates then entitled  to receive distributions
                         of   principal    in   order    to   maintain    the
                         Overcollateralization  Target  Amount   (as  defined
                         herein);  (iv)  to  unpaid  interest  and  the  Loss
                         Reimbursement Entitlements in the  order and subject
                         to   the    priorities   described    herein   under
                         "Description  of  the   Certificates--Allocation  of
                         Available Funds," (v) to the Class OC Certificates for deposit into the Excess Reserve Fund Account first to cover any Basis Risk Shortfall Amount and then to cover any Required Reserve Amount, and then to be released to the Class OC Certificates, in each case, subject to the limitations set forth herein under "Description of the Certificates--Allocation of Available Funds" and (vi) any remaining amounts to the Class R Certificates.

C.  Distributions. . .	 Distributions on the Offered  Certificates  will  be
			 made  on  the 25th  day of  each month  or, if  such
                    	 day  is not  a Business  Day,  on the first Business
			 Day  thereafter, commencing in April  1998  (each, a
			 "Distribution    Date").   Distributions   on   each
			 Distribution Date will be  made  to  holders  of the
                	 Certificates of  record   as  of  the  Business  Day
                         immediately preceding the Distribution Date (each, a
                         "Record  Date"),  except that the final distribution
                    	 on an Offered Certificate will  be  made  only  upon
                    	 presentation   and   surrender  of   such    Offered
                    	 Certificate at the corporate trust office of the Trustee. Distributions on the Mortgage Loans will be applied to the payment of principal and interest on the Certificates in accordance with the priorities described below.

         		 1.  Interest   On  each  Distribution  Date,  to the
                         		extent  funds are available therefor,
                         		the holders  of each Class of Offered
                         		Certificates   will  be  entitled  to
					receive interest in  an amount  equal
					to  the sum  of  (i) interest accrued
                         		during the related Accrual Period (as
		                        defined herein) at the related  Pass-
					Through Rate (as  defined  herein) on
                         		the Certificate Principal  Balance of
                         		such   Class  and  (ii)  any   Unpaid
                         		Interest Shortfall Amount (as defined
					herein) payable to such Class, except
                         		that  payment  of   Unpaid   Interest
                         		Shortfall Amounts  to  the  Mezzanine
                         		and Subordinate Certificates  will be
					subordinated  to  payments  of  prin-
                         		cipal   due   the   related   Offered
                         		Certificates   on  such  Distribution
					Date.   See   "Description   of   the
                         		Certificates--Allocation of Available
					Funds" herein.

          		 2.  Principal  Amounts  distributable  in respect of
					principal of the Offered Certificates
                         		will be allocated to those Classes of
                         		Offered Certificates then entitled to
                         		receive distributions of principal in
                         		the order and priorities described in
                         		"Description  of  the  Certificates--
					Allocation of Available Funds" herein.
                         		On  each  Distribution  Date,  to the
					extent of funds available therefor as
                         		described herein,  principal  distri-
                         		butions will be made to  the  holders
                         		of  the   Offered  Certificates  then
	                       		entitled to distributions of principal
					in  an  amount  equal to the lesser of
                         		(A)    the     aggregate   Certificate
					Principal   Balances  of  the  Offered
                         		Certificates  and  (B)  the  Principal
                         		Distribution     Amount    for    such
					Distribution Date.

Pass-Through Rates. . .  The  Pass-Through  Rate for  each  Class of  Offered
                         Certificates for a particular Distribution Date is a per annum rate equal to the lesser of (a) the sum of
                         (i) One-Month LIBOR on the related LIBOR Determination Date (as defined herein) and (ii) the related Pass-Through Margin and (b) the Available Funds Cap. The Pass-Through Margins for the Class A, Class M-1, Class M-2 and Class B Certificates will be equal to 0.195% (19.5 basis points), 0.45% (45 basis points), 0.65% (65 basis points) and 1.25% (125 basis points), respectively, until the first Distribution Date following the Call Option Date, and 0.39% (39 basis points), 0.90% (90 basis points), 1.30% (130 basis points) and 2.50% (250 basis points), respectively, on and after such Distribution Date. As to any Distribution Date, the "Available Funds Cap" is a rate per annum equal to the weighted average of the Loan Rates on the Mortgage Loans outstanding as of the first day of the related Due Period, net of the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate. The sum of the Servicing Fee Rate and the Trustee Fee Rate will be approximately 0.51375%. The "Call Option Date" is the first Distribution Date on which the Pool Principal Balance (as defined herein) is less than or equal to 10% of the Maximum Collateral Amount (as defined herein). The Pass-Through Rates for the Class A, Class M-1, Class M-2 and Class B Certificates for the Distribution Date in April 1998 will be 5.8825%, 6.1375%, 6.3375% and 6.9375%, respectively, per annum. See "Description of the Certificates--Calculation of One-Month LIBOR" herein.

                         If on any Distribution Date, the Pass-Through Rate for a Class of Offered Certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest such Class would have been entitled to receive on such Distribution Date had the applicable Pass-Through Rate not been subject to the Available Funds Cap, up to the Maximum Cap, over
                         (ii) the amount of interest such Class of Certificates received on such Distribution Date based on the Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Available Funds Cap) is the
                         "Basis Risk Shortfall Amount" for such Class. Any Basis Risk Shortfall Amount will be paid from and to the extent of funds available therefor in the Excess Reserve Fund Account (as described herein). The ratings on the Offered Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Amount.

                         The "Maximum Cap" for any Distribution Date is a per annum rate equal to the weighted average of the Loan Rates on the Fixed Rate Mortgage Loans and the Maximum Loan Rates on the Adjustable Rate Mortgage Loans, in each case outstanding as of the first day of the related Due Period, net of the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Excess Reserve Fund
     Account. . . . .    Certificateholders   of   each  Class   of   Offered
                         Certificates  will be  entitled to  receive payments
                         from the Excess Reserve Fund Account from and to the
                         extent of  amounts available  therefor in an  amount
                         equal  to any Basis  Risk Shortfall Amount  for such
                         Class  of Certificates.    In  general, the  "Excess
                         Reserve Fund Account" will be funded up to the Required Reserve Amount (as defined herein) by amounts deposited therein on the Closing Date or otherwise payable to the Class OC Certificates. See
                         "Description  of  the  Certificates--Excess  Reserve
                         Fund Account" herein.

Credit Enhancement. . .  The credit  enhancement provided for  the benefit of the holders of the Offered Certificates consists solely of (a) any overcollateralization resulting from allocation of the internal cash flows of the Mortgage Loans, (b) the subordination provided to the Offered Certificates by any Class or Classes of Certificates that are subordinate thereto and (c) the application of Allocable Loss Amounts as defined herein.

                         Overcollateralization. The Pooling and Servicing Agreement provides for limited acceleration of principal distributions on the Offered Certificates relative to the amortization of the Mortgage Loans. This acceleration of principal distributions is achieved by the application of certain excess cashflow as a payment of principal of the Offered Certificates, thereby creating overcollateralization to the extent the Pool Principal Balance exceeds the aggregate Class Principal Balance of the Offered Certificates. Once the required level of over-collateralization is reached, and subject to the provisions described in the next paragraph, further application of such acceleration feature will cease unless necessary to maintain the required level of overcollateralization.

                         As described herein, subject to certain trigger tests, the required levels of overcollateralization may increase or decrease. An increase would result in a temporary period of accelerated amortization of the Offered Certificates relative to the Mortgage Loans to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

                         Subordination. The Mezzanine and Subordinate Certificates are subordinate in right of certain payments to the Senior Certificates. The Class M-2 Certificates are subordinate in right of certain payments to the Class M-1 Certificates. The Subordinate Certificates are subordinate in right of certain payments to the Mezzanine Certificates. Generally, on any date on which no overcollateralization exists, all Realized Losses on the Mortgage Loans will be borne by the most subordinate Class of Offered Certificates before being borne by a Class senior thereto.

                         Allocation of Losses. If on any Distribution Date, after giving effect to distributions to be made on such date, the aggregate of the Certificate Principal Balances of the Offered Certificates exceeds the Pool Principal Balance as of the end of the preceding Due Period the Certificate Principal Balance of the Subordinate Certificates and the Mezzanine Certificates will be reduced, in reverse order of seniority (first, Class B Certificates, second, Class M-2 Certificates and third, Class M-1 Certificates) by the amount of the excess; any such excess is referred to as a "Allocable Loss Amount." Thereafter, such Classes of Certificates are only entitled to distributions of interest and principal with respect to their Certificate Principal Balances as so reduced, and the amount of any Loss Reimbursement Entitlements will be payable to the applicable Class of Subordinate Certificates or Mezzanine Certificates only to the extent of future excess cashflow as described herein. The Pooling and Servicing Agreement will not provide for the "write down" of the Certificate Principal Balance of the Class A Certificates.

Advances;
 Compensating
   Interest. . . . . .   The  Master  Servicer  will  be  obligated  to  make
                         Advances only to  the extent that such  Advances, in
                         the  Master  Servicer's   reasonable  judgment,  are
                         recoverable   from   the  related   Mortgage   Loan.
                         Advances  are  recoverable from  collections  on the
                         Mortgage  Loans.    Advances  will   equal,  on  any
                         Distribution  Date  (a)  scheduled interest  on  the
                         Mortgage  Loans due and  payable during  the related
                         Due  Period  but  uncollected   as  of  the  related
                         Determination Date  (net of the  Servicing Fee)  and
                         (b)  principal due and payable on the Mortgage Loans
                         during  the related Due Period but uncollected as of
                         the related Determination Date, other than a Balloon
                         Payment.      See   "The   Pooling   and   Servicing
                         Agreement--Advances" herein.   With  respect to  any
                         Distribution Date, the related "Determination Date" shall be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a business day, the business day immediately following such 15th day.

                         In addition, the Master Servicer will also be required to pay Compensating Interest with respect to any prepayment received on a Mortgage Loan during the related Prepayment Period as described herein under "The Pooling and Servicing Agreement-- Servicing and Other Compensation and Payment of Expenses." The Master Servicer will not be required to pay Compensating Interest with respect to any Distribution Date in an amount in excess of one-half the Servicing Fee (as defined herein) received by the Master Servicer for such Distribution Date.

Optional Termination. .  On any Distribution Date on which the Pool Principal
                         Balance is less than or equal to 10% of the Maximum Collateral Amount (as defined herein), the holder of the majority interest in the Residual Certificates (the "Majority Residual Interestholder") will have the option (but not the obligation) to purchase, as a whole, the Mortgage Loans and the REO Property, if any, and thereby effect the early retirement of all Certificates. In the event the Majority Residual Interestholder does not exercise such option, the Master Servicer will be entitled to purchase the Mortgage Loans and the REO Property. See "Description of the Certificates--Optional Termination" herein.

Certain Federal
  Income Tax
    Consequences. . . .  For federal income tax purposes, the Trust Fund will include multiple segregated asset pools. The Trustee will make a REMIC election with respect to each such segregated asset pool. The Mortgage Loans and certain other property will be held by one REMIC (the "Initial Subsidiary REMIC"), which will issue various Classes of uncertificated interests that will be designated as regular and residual interests. The Initial Subsidiary REMIC will be part of a tiered REMIC structure in which the regular interests issued by one REMIC will constitute the assets of a higher tier REMIC (the Initial Subsidiary REMIC and such other REMICs are collectively referred to herein as the "Subsidiary REMICs"). The Offered Certificates and the Class OC Certificates (collectively, the "Regular Certificates"), will represent ownership of regular interests in a REMIC (the "Master REMIC"). In addition, each of the Offered Certificates will represent beneficial interests in the right to receive payments from the Excess Reserve Fund Account (as defined herein). The Class R Certificates will evidence ownership of the residual interest in the Master REMIC and in each Subsidiary REMIC. See "Certain Material Federal Income Tax Consequences" herein and "Certain Material Federal Income Tax Considerations" in the Prospectus.

ERISA Considerations. .  The  acquisition  of an  Offered  Certificate  by an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement subject to
                         Section 4975 of the Code (as defined herein) (each of the foregoing, a "Plan") could, in some instances, result in a "prohibited transaction" or other violation of the fiduciary responsibility provisions of ERISA and Code Section 4975.

                         Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment. . . .  The   Class  A   Certificates  and  the   Class  M-1
                         Certificates  will   constitute  "mortgage   related
                         securities"  within  the  meaning of  the  Secondary
                         Mortgage Market Enhancement Act of 1984 ("SMMEA") so
                         long as  they are  rated in one  of the  two highest
                         rating  categories   by  at  least   one  nationally
                         recognized statistical  rating organization  and, as
                         such,  are legal investments for certain entities to
                         the  extent provided for  in SMMEA.   The  Class M-2
                         Certificates and the Class  B Certificates will  not
                         constitute   "mortgage   related   securities"   for
                         purposes of SMMEA.

                         The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them. See "Legal Investment" in the Prospectus.

Ratings. . . . . .  .    It  is a condition  to the  issuance of  the Offered
                         Certificates that  (i) the  Class A  Certificates be
                         rated "Aaa" by Moody's Investors Service ("Moody's")
                         and "AAA"  by Duff  & Phelps  Credit Rating  Company
                         ("DCR"  and,  together  with  Moody's,  the  "Rating
                         Agencies"), (ii) the Class M-1 Certificates be rated
                         "Aa2" by Moody's and "AA" by DCR, (iii) the Class M-
                         2  Certificates be rated "A2"  by Moody's and "A" by
                         DCR  and  (iv)  the Class  B  Certificates  be rated
                         "Baa2" by  Moody's and "BBB"  by DCR.  If  any other
                         rating agency were to rate the Offered Certificates,
                         such  rating agency  may assign  a  rating different
                         from the ratings described above. A  security rating
                         is  not  a  recommendation  to  buy,  sell  or  hold
                         securities  and  may  be  subject  to  revision   or
                         withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. See
                         "Yield, Prepayment and  Maturity Considerations" and
                         "Ratings" herein.


                                 RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

     Yield Generally. The yields to maturity of the Offered Certificates may vary from the anticipated yields to the extent such Certificates are purchased at a discount or premium and to the extent the rate and timing of payments thereon are sensitive to the rate and timing of principal payments (including prepayments) of the Mortgage Loans. Certificateholders should consider, in the case of any Offered Certificates purchased at a discount, the risk that a lower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In addition, the timing of changes in the rate of Principal Prepayments (as defined herein) on the
Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of Principal Prepayments is consistent with such investor's expectation. In general, the earlier a Principal Prepayment on the Mortgage Loans occurs, the greater the effect of such Principal Prepayment on an investor's yield to maturity. The effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of Principal Prepayments.

     Prepayment Considerations and Risks. The rates of principal distributions on the Offered Certificates, the aggregate amounts of distributions thereon and the yields to maturity of the Offered Certificates will be related to, among other things, the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of Principal Prepayments thereon (including for this purpose, prepayments resulting from (i) refinancing, (ii) liquidations of the Mortgage Loans due to defaults, casualties and condemnations, (iii) repurchases by the Seller or the Master Servicer or (iv) optional purchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund). In addition, as described herein, Mortgage Loans representing approximately 0.60% of the Pool Principal Balance as of the Cut-off Date are Balloon Loans that generally provide for scheduled amortization over 30 years from their respective dates of origination and a single lump-sum payment at the end of the fifteenth year. All of the Mortgage Loans may be prepaid in whole or in part at any time. A majority of the Mortgage Loans are subject to prepayment charges under certain circumstances during a six-month, one, two, three, four or five year period from origination, as specified in the related Mortgage Note. The Mortgage Loans are subject to the "due-on-sale" provisions included therein (insofar as such provisions are enforceable under applicable state law). Such Principal Prepayments will, subject to certain conditions, result in distributions to holders of the Offered Certificates then entitled to receive principal distributions of principal that would otherwise be distributed over the remaining terms of the Mortgage Loans. In addition, the overcollateralization provisions of the Trust Fund will result in a limited acceleration of principal payments to the holders of the Offered Certificates. See "Description of the Certificates" herein. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of Principal Prepayments.

     The weighted average life of a pool of loans (as with the Mortgage Pool) is the average amount of time that will elapse from the date such pool is formed until each dollar of principal is scheduled to be repaid to the investors in such pool. Because it is expected that there will be principal prepayments and defaults on the Mortgage Loans, the actual weighted average life of the Mortgage Loans is expected to vary substantially from the weighted average remaining term to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool--Mortgage Loan Statistics".

     Defaults and Delinquent Payments. The yields to maturity of the Offered Certificates will be sensitive to defaults and delinquent payments on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred and not borne by a Class of Certificates subordinate thereto, its actual yield to maturity will be lower than the yield to maturity so calculated and could, in the event of substantial losses, be negative. The yield on each Class of Offered Certificates in order of payment priority will be progressively more sensitive to the rate, timing and severity of Realized Losses on the Mortgage Loans and other shortfalls in Available Funds. In general,  the  earlier  a  loss occurs,  the  greater  is  the  effect on  an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Investors in the Offered Certificates, and particularly the Subordinate Certificates, should carefully consider the related risks, including the risk that such investors may suffer a loss on their investment.

BOOK-ENTRY CERTIFICATES

     Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. Since transactions in the Offered Certificates can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge an Offered Certificate to persons or entities that do not participate in the DTC, Cedel, or Euroclear system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Offered Certificates. Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Financial Intermediary (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "Description of the Certificates--Book-Entry Certificates" herein.

RISK OF EARLY DEFAULTS

     Substantially all of the Mortgage Loans were originated within twelve months prior to the Cut-off Date. The weighted average remaining term to stated maturity of the Mortgage Loans is approximately 354 months. Although little data is available, defaults on mortgage loans, including mortgage loans similar to the Mortgage Loans, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans.

NATURE OF COLLATERAL

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to the Certificateholders could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, the Certificateholders could experience a loss.

RISK OF LIMITATIONS TO ADJUSTMENTS OF THE LOAN RATES ON THE MORTGAGE LOANS

     As described herein, the Pass-Through Rates for each Class of Offered Certificates adjusts monthly to equal the lesser of (a) the sum of (i) One-Month LIBOR plus (ii) the related Pass-Through Margin and (b) the Available Funds Cap. Approximately 12.37% of the Mortgage Loans (by Pool Principal Balance as of the Cut-off Date) have fixed Loan Rates and, in addition, each of the Adjustable Rate Mortgage Loans is subject to a Periodic Rate Cap and a Maximum Loan Rate; consequently, the amount of interest that accrues on a Class of Offered Certificates at the related Pass-Through Rate during any Accrual Period may be less than the amount that would accrue at One-Month LIBOR plus the related Pass-Through Margin, in which circumstance the value of such Class or Classes of Offered Certificates may be temporarily or permanently reduced.

EFFECT OF BASIS RISK ON CREDIT ENHANCEMENT

     Credit enhancement is provided to the Offered Certificates in part by means of the application of the General Excess Available Amount on each Distribution Date to make required distributions on the applicable Classes of Offered Certificates. See "Description of the Certificates--Allocation of Available Funds" herein. The General Excess Available Amount on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Due Period and such amount will be influenced by changes in the weighted average of the Loan Rates resulting from prepayments and liquidations of the Mortgage Loans as well as from adjustments of the Loan Rates relating to the Adjustable Rate Mortgage Loans. To the extent the weighted average of the Pass-Through Rates on the Classes of Offered Certificates increases relative to the weighted average of the Loan Rates for the Mortgage Loans, it may be necessary to apply all or a portion of the General Excess Available Amount to make required distributions of interest on the Classes of Offered Certificates and, as a result, such General Excess Available Amount may be unavailable for any other purpose. In addition, it is possible that, under certain circumstances, the General Excess Available Amount may be insufficient to cover the required distributions of interest on the Classes of Offered Certificates.

BALLOON LOANS

     Mortgage Loans representing approximately 0.60% of the Pool Principal Balance as of the Cut-off Date are Balloon Loans, which generally have original terms of 15 years and provide for monthly payments based on a 30 year amortization schedule and final monthly payments substantially greater than the preceding monthly payments. The existence of a Balloon Payment generally will necessitate that the related Mortgagor refinance the Mortgage Loan or sell the Mortgaged Property on or prior to the stated maturity date. The ability of a Mortgagor to accomplish either of these alternatives will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, tax laws and prevailing general economic conditions. None of the Seller, the Master Servicer, the Depositor or the Trustee is obligated to refinance any Mortgage Loan.

UNDERWRITING STANDARDS, LIMITED OPERATING HISTORY AND POTENTIAL DELINQUENCIES

     THE ORIGINATOR'S UNDERWRITING STANDARDS ARE PRIMARILY INTENDED TO ASSESS THE VALUE OF THE MORTGAGED PROPERTY AND TO EVALUATE THE ADEQUACY OF SUCH PROPERTY AS COLLATERAL FOR THE MORTGAGE LOAN. THE ORIGINATOR PROVIDES LOANS PRIMARILY TO BORROWERS WHO DO NOT QUALIFY FOR LOANS CONFORMING TO FANNIE MAE AND FREDDIE MAC GUIDELINES BUT WHO HAVE EQUITY IN THEIR PROPERTY. WHILE THE ORIGINATOR'S PRIMARY CONSIDERATION IN UNDERWRITING A MORTGAGE LOAN IS THE VALUE OF THE MORTGAGED PROPERTY, THE ORIGINATOR ALSO CONSIDERS, AMONG OTHER THINGS, A MORTGAGOR'S CREDIT HISTORY, REPAYMENT ABILITY AND DEBT SERVICE-TO-INCOME RATIO, AS WELL AS THE TYPE AND USE OF THE MORTGAGED PROPERTY.

     AS A RESULT OF THE ORIGINATOR'S UNDERWRITING STANDARDS, THE MORTGAGE LOANS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY, FORECLOSURE AND BANKRUPTCY THAT ARE HIGHER, AND THAT MAY BE SUBSTANTIALLY HIGHER, THAN THOSE EXPERIENCED BY MORTGAGE LOANS UNDERWRITTEN IN A MORE TRADITIONAL MANNER.

     Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

     The Originator commenced operations in May 1997. Accordingly, the Originator (whether as an originator or acquirer of mortgage loans) does not have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans.

GEOGRAPHIC CONCENTRATION

     Mortgage Loans representing approximately 29.02%, 12.83%, 6.40% and 5.95% of the Pool Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in California, Illinois, Utah and Florida, respectively. If these residential real estate markets should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may increase substantially. Changes in the values of Mortgaged Properties may have an effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

PREPAYMENT INTEREST SHORTFALL

     When a principal prepayment in full is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such prepayment, instead of for a full month which may result in a Prepayment Interest Shortfall. The Master Servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the Offered Certificates that are attributable to Prepayment Interest Shortfalls less the Servicing Fee, but only to the extent of one-half of the Servicing Fee for the related Due Period.

ADDITIONAL RISKS ASSOCIATED WITH THE MORTGAGE LOANS

     Approximately 27.72% of the Mortgage Loans (by Pool Principal Balance as of the Cut-off Date) had a Loan-to-Value Ratio at origination in excess of 80%. With respect to such Mortgage Loans, primary mortgage insurance is not required. Mortgage Loans with higher Loan-to-Value Ratios may present a greater risk of loss. See "The Mortgage Pool--Mortgage Loan Statistics" herein.

LIMITED OBLIGATIONS

     The Offered Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, the Trustee or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Certificates or any Mortgage Loan will be the obligations of the Seller pursuant to certain limited representations and warranties made with respect to the Mortgage Loans and of the Master Servicer with respect to its servicing obligations under the Pooling and Servicing Agreement (including the limited obligation to make certain Advances). Neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Seller, the Master Servicer, the Trustee or any of their respective affiliates. Proceeds of the assets included in the Trust Fund (including the Mortgage Loans) will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Depositor, the Seller, the Master Servicer, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

LEGAL CONSIDERATIONS

     The transfer of the Mortgage Loans from the Seller to the Depositor will be treated by the Seller and the Depositor as a sale of the Mortgage Loans. The Seller will warrant that such transfer is a sale of its interest in the Mortgage Loans. In the event of an insolvency of the Seller, the receiver or bankruptcy trustee of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller secured by a pledge of the Mortgage Loans in connection with a borrowing by the Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in payments on the Certificates and possible reductions in the amount of such payments could occur. The Depositor will warrant in the Pooling and Servicing Agreement that the transfer of the Mortgage Loans to the Trust Fund is a valid transfer of all of the Depositor's right, title and interest in the Mortgage Loans to the Trust Fund.

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE MORTGAGE LOANS

     Applicable federal and state laws regulate interest rates and other charges with respect to mortgage loans and require certain disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Mortgage Loans to damages and administrative enforcement. See "Risk Factors--Certain Other Legal Considerations Regarding the Loans" in the Prospectus.

ENVIRONMENTAL RISKS

     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as the Mortgaged Properties. The failure to comply with such laws and regulations may result in fines and penalties.

     Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and other related costs. Such liability could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

     Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

     Under the laws of some states, and under CERCLA and the federal Solid Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances.

RISK  OF  LOAN   RATES  REDUCING  THE  PASS-THROUGH  RATES   OF  THE  OFFERED
CERTIFICATES

     The calculation of the Pass-Through Rates of the Offered Certificates is based upon (i) the value of One-Month LIBOR, which may be different from the value of the Index applicable to the Adjustable Rate Mortgage Loans (either as a result of the use of a different index, a different rate determination date or a different rate adjustment date) and (ii) the weighted average of the Loan Rates (net of certain amounts described herein) of the Mortgage Loans, which are either fixed, in the case of the Fixed Rate Mortgage Loans, or subject to periodic adjustment caps, maximum rate caps and minimum rate floors, in the case of the Adjustable Rate Mortgage Loans. In general, the Adjustable Rate Mortgage Loans adjust based upon the Index whereas the Pass-Through Rates on the Offered Certificates adjust monthly based upon One-Month LIBOR, as described herein under "Description of Certificates--Calculation of One-Month LIBOR," subject to the Available Funds Cap. Consequently, the interest which becomes due on the Adjustable Rate Mortgage Loans (net of the Servicing Fee and the Trustee Fee) during any Due Period may not equal the amount of interest that would accrue on Adjustable Rate Mortgage Loans at One-Month LIBOR plus the Pass-Through Rate Margin during the related Interest Period. In particular, Pass-Through Rates adjust monthly, while the Loan Rates of the Adjustable Rate Mortgage Loans adjust less frequently (and the Loan Rates of the Fixed Rate Mortgage Loans do not adjust) with the result that the Available Funds Cap may limit increases in the Pass-Through Rates for extended periods in a rising interest rate environment. The Loan Rate on 85.71% (by Pool Principal Balance as of the Cut-off Date) of the Adjustable Rate Mortgage Loans will not adjust for one year, two years, three years or five years, respectively, following origination. In addition, the Loan Rates on certain of the Mortgage Loans may respond to different economic and market factors than the Pass-Through Rates and there is not necessarily a correlation between them. Thus, it is possible, for example, that the Loan Rates on certain of the Mortgage Loans may fall during the periods of which One-Month LIBOR is stable or rising or that, even if both the Loan Rates on the Mortgage Loans and One-Month LIBOR fall during the same period, the Loan Rates on certain of the Mortgage Loans may fall more rapidly than One-Month LIBOR. Furthermore, if the Available Funds Cap is used to determine the Pass-Through Rates of one or more Classes of Offered Certificates for a Distribution Date, the value of such Class of Certificates may be temporarily reduced.

     If, with respect to any Distribution Date, the amount of interest that would accrue during the related Accrual Period on a Class of Offered Certificates based on the applicable level of One-Month LIBOR plus the Pass-Through Rate Margin is greater than the weighted average (calculated as described herein) of the Loan Rates on the Mortgage Loans as of the first day of the related Due Period, less the Servicing Fee Rate and the Trustee Fee Rate, then the Pass-Through Rate on such Class of Offered Certificates will be based on the Available Funds Cap, and Basis Risk Shortfall Amount will, except as provided below, occur. However, no assurance can be given that there will be sufficient General Excess Available Amount generated from the Mortgage Loans to pay the Basis Risk Shortfall Amount on any given Distribution Date.

YIELD CONSIDERATIONS WITH RESPECT TO THE ADJUSTABLE RATE MORTGAGE LOANS

     The yield to maturity on the Offered Certificates may be affected by the resetting of the Loan Rates on the Adjustable Rate Mortgage Loans on the related Adjustment Dates. In addition, because the Loan Rate for each Adjustable Rate Mortgage Loan is based on the Index plus the related Gross Margin, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on the Adjustable Rate Mortgage Loans after such adjustment. Finally, because the Loan Rates on the Adjustable Rate Mortgage Loans are based on the Index while the Pass-Through Rate on the Offered Certificates is based in part on One-Month LIBOR, and a substantial number of the Mortgage Loans are Delayed First Adjustment Mortgage Loans, any resulting Basis Risk Shortfall Amount, to the extent not covered by amounts in the Excess Reserve Fund Account, as described herein, will adversely affect the yield to maturity on the Offered Certificates.


                              THE MORTGAGE POOL


GENERAL

     All Mortgage Loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Cut-off Date, unless indicated to the contrary herein. All weighted averages specified herein are weighted based on the Cut-off Date Principal Balances of the Mortgage Loans. References to percentages of the Mortgage Loans mean percentages based on the Pool Principal Balance as of the Cut-off Date, unless otherwise specified.

MORTGAGE LOAN STATISTICS

     The Mortgage Pool will consist of approximately 1,439 conventional, fixed-rate and adjustable rate Mortgage Loans secured by first liens on residential real properties (the "Mortgaged Properties"). The Mortgage Loans have original terms to maturity ranging from 15 years to 30 years. The Mortgage Pool consists of fixed-rate Mortgage Loans (the "Fixed Rate Mortgage Loans"), which will consist of approximately 244 Mortgage Loans having an aggregate principal balance as of March 1, 1998 (the "Cut-off Date") of approximately $19,968,089.03, and adjustable-rate Mortgage Loans (the "Adjustable Rate Mortgage Loans"), which will consist of approximately 1,195 Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $141,432,240.87, in each case after application of payments of principal due on or before the Cut-off Date whether or not received, and in each case subject to a permitted variance of plus or minus 5%. Each Adjustable Rate Mortgage Loan provides for semi-annual adjustment to the mortgage rate thereon based on six-month London interbank offered rates for United States dollar deposits (the "Index") and for corresponding adjustments to the monthly payment amount due thereon, in each case subject to the limitations described under "--Adjustable Rate Mortgage Loans" herein; provided that in the case of 12.17% of the Adjustable Rate Mortgage Loans, the first adjustment for such Mortgage Loan will occur after an initial period of one year, in the case of 71.50% of the Adjustable Rate Mortgage Loans, two years, in the case of 1.23% of the Adjustable Rate Mortgage Loans, three years, and in the case of 0.81% of the Adjustable Rate Mortgage Loans, five years, each by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date (each such Mortgage Loan described in this proviso, a "Delayed First Adjustment Mortgage Loan").

     All of the Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties consisting of detached or semi-detached one- to four-family dwelling units, individual condominium units, townhouses and individual units in planned unit developments. Approximately 27.72% of the Mortgage Loans had a Loan-to-Value Ratio at origination in excess of 80%. No Mortgage Loan will have a Loan-to-Value Ratio at origination exceeding 90.00%. There can be no assurance that the Loan-to-Value Ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio. All of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date"). Each Mortgage Loan will contain a customary "due-on-sale" clause.

     Approximately 72.05% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan provides for payment of a prepayment charge on certain partial prepayments and all prepayments in full made within six months, one year, two years, three years, four years or five years from the date of origination of such Mortgage Loan. The amount of the prepayment charge is as provided in the related Mortgage Note but is generally equal to six months' interest on any amounts prepaid in excess of 20% of the then outstanding principal balance of the related Mortgage Loan in any 12 month period.

     Six Fixed Rate Mortgage Loans and one Adjustable Rate Mortgage Loan comprising approximately 0.54% and 0.06%, respectively, of the Pool Principal Balance as of the Cut-off Date are balloon payment mortgage loans (each, a "Balloon Loan"). Each Balloon Loan generally amortizes over 360 months, but the final payment (the "Balloon Payment") on each Balloon Loan is due and payable on the 180th month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on the Mortgage Loan for the period prior to the Due Date of such Balloon Payment.

     Each Mortgage Loan had a Loan Rate of not less than 7.25% per annum and not more than 16.00% per annum and as of the Cut-off Date the weighted average Loan Rate was approximately 10.24% per annum.

     The weighted average remaining term to maturity of the Mortgage Loans will be approximately 354 months as of the Cut-off Date. None of the Mortgage Loans will have a first Due Date prior to April 1, 1997 or after April 1, 1998, or will have a remaining term to maturity of less than 171 months or greater than 30 years as of the Cut-off Date. The month of the latest maturity date of any Mortgage Loan is March 2028.

     The average principal balance of the Mortgage Loans at origination was approximately $112,360. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $112,161.

     No Mortgage Loan had a principal balance as of the Cut-off Date of greater than approximately $960,000 or less than approximately $1,850. The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):


       PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE


                                                                                    % of Aggregate
                                                        Principal Balance          Principal Balance
                                       Number of        Outstanding as of          Outstanding as of
       Principal Balance ($)             Loans           the Cut-off Date           the Cut-off Date
---------------------------------      ---------       ------------------          -----------------

  1,000.01 -  50,000.00 . . . . .         299               $10,819,228.51                 6.70%
 50,000.01 - 100,000.00 . . . . .         561                41,868,404.47                25.94
100,000.01 - 150,000.00 . . . . .         283                34,421,001.04                21.33
150,000.01 - 200,000.00 . . . . .         143                24,664,521.46                15.28
200,000.01 - 250,000.00 . . . . .          61                13,621,387.05                 8.44
250,000.01 - 300,000.00 . . . . .          36                 9,734,788.16                 6.03
300,000.01 - 350,000.00 . . . . .           8                 2,588,808.05                 1.60
350,000.01 - 400,000.00 . . . . .          11                 4,217,252.05                 2.61
400,000.01 - 450,000.00 . . . . .          12                 5,118,153.39                 3.17
450,000.01 - 500,000.00 . . . . .          14                 6,691,211.87                 4.15
500,000.01 - 550,000.00 . . . . .           1                   507,331.21                 0.31
550,000.01 - 600,000.00 . . . . .           3                 1,699,178.40                 1.05
650,000.01 - 700,000.00 . . . . .           4                 2,753,302.63                 1.71
800,000.01 - 850,000.00 . . . . .           1                   839,364.69                 0.52
850,000.01 - 900,000.00 . . . . .           1                   898,795.60                 0.56
950,000.01 - 1,000,000.00 . . . .           1                   957,601.32                 0.59
                                        -----              ---------------               -------
     Total  . . . . . . . . . . .       1,439              $161,400,329.90               100.00%
                                        =====              ===============               =======



                ORIGINAL TERM TO MATURITY OF THE MORTGAGE LOANS

                                                                                     % of Aggregate
                                                            Principal Balance       Principal Balance
                                            Number          Outstanding as of       Outstanding as of
      Original Term (months)               of Loans         the Cut-off Date        the Cut-off Date

---------------------------------        ----------         -----------------       -----------------

180 . . . . . . . . . . . . . . .             50              $3,255,771.11                2.00%
240 . . . . . . . . . . . . . . .              6                 448,076.81                0.28
360 . . . . . . . . . . . . . . .          1,383             157,726,481.98               97.72
                                           -----            ---------------              -------
     Total  . . . . . . . . . . .          1,439            $161,400,329.90              100.00%
                                           =====            ===============              =======



                     PROPERTY TYPES OF THE MORTGAGE LOANS

                                                                                   % of Aggregate
                                                         Principal Balance        Principal Balance
                                          Number         Outstanding as of        Outstanding as of
           Property Type                 of Loans         the Cut-off Date         the Cut-off Date
---------------------------------       ----------       ------------------       -----------------

Single Family . . . . . . . . . .          1,192            $134,915,346.64              83.59%
2-Family  . . . . . . . . . . . .            101               9,502,346.51               5.89
3-Family  . . . . . . . . . . . .             26               2,754,122.14               1.71
4-Family  . . . . . . . . . . . .             28               3,234,993.80               2.00
Condominium . . . . . . . . . . .             57               5,143,771.08               3.19
Planned Unit Development  . . . .             32               5,689,523.49               3.53
Townhouse . . . . . . . . . . . .              3                 160,226.24               0.10
                                           -----            ---------------             -------
     Total  . . . . . . . . . . .          1,439            $161,400,329.90             100.00%
                                           =====            ===============             =======


                  OCCUPANCY STATUS OF THE MORTGAGE LOANS(1)

                                                                                     % of Aggregate
                                                           Principal Balance        Principal Balance
                                            Number         Outstanding as of        Outstanding as of
          Occupancy Status                 of Loans         the Cut-off Date         the Cut-off Date
-----------------------------------       ---------       ------------------        -----------------

Owner-Occupied  . . . . . . . . . .         1,241           $147,884,992.31                91.63%
Non Owner-Occupied  . . . . . . . .           198             13,515,337.59                 8.37
                                            -----           ---------------               -------
     Total  . . . . . . . . . . . .         1,439           $161,400,329.90               100.00%
                                            =====           ===============               =======


-------------------------

(1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                        PURPOSE OF THE MORTGAGE LOANS

                                                                                     % of Aggregate
                                                         PRINCIPAL BALANCE          Principal Balance
                                      NUMBER OF        OUTSTANDING AS OF THE        Outstanding as of
            Purpose                     LOANS               CUT-OFF DATE            the Cut-off Date
-------------------------------      ----------       ----------------------        -----------------

Cash Out Refinance  . . . . . .           727               $84,318,352.04                52.24%
Purchase  . . . . . . . . . . .           441                46,948,173.15                29.09
Refinance . . . . . . . . . . .           271                30,133,804.71                18.67
                                        -----              ---------------               -------
     Total  . . . . . . . . . .         1,439              $161,400,329.90               100.00%
                                        =====              ===============               =======


                       LOAN RATES OF THE MORTGAGE LOANS

                                                                                     % of Aggregate
                                                           Principal Balance        Principal Balance
                                           Number of       Outstanding as of        Outstanding as of
            Loan Rate (%)                    Loans         the Cut-off Date         the Cut-off Date
-------------------------------------     -----------     ------------------        -----------------

 7.250 -   8.000  . . . . . . . . . .           24           $3,466,312.90                 2.15%
 8.001 -   9.000  . . . . . . . . . .          151           20,469,158.26                12.68
 9.001 -  10.000  . . . . . . . . . .          439           58,702,749.57                36.37
 10.001 - 11.000  . . . . . . . . . .          500           49,622,772.11                30.75
 11.001 - 12.000  . . . . . . . . . .          180           17,752,183.93                11.00
 12.001 - 13.000  . . . . . . . . . .           77            5,762,699.00                 3.57
 13.001 - 14.000  . . . . . . . . . .           30            2,263,359.80                 1.40
 14.001 - 15.000  . . . . . . . . . .           33            2,919,594.22                 1.81
 15.001 - 16.000  . . . . . . . . . .            5              441,500.11                 0.27
                                             -----         ---------------               -------
     Total  . . . . . . . . . . . . .        1,439         $161,400,329.90               100.00%
                                             =====         ===============               =======


     As of the Cut-off Date, the Loan Rates of the Mortgage Loans ranged from 7.25% to 16.00% per annum, with a weighted average of approximately 10.24% per annum.


             ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                                     % of Aggregate
                                                              Principal Balance     Principal Balance
                                                                 Outstanding           Outstanding
                                                Number            as of the             as of the
    Original Loan-to-Value Ratio (%)           of Loans         Cut-off-Date           Cut-off Date
---------------------------------------        --------       -----------------     -----------------

14.01 - 15.00 . . . . . . . . . . . . .              2             $59,800.57               0.04%
15.01 - 20.00 . . . . . . . . . . . . .              3             159,525.00               0.10
20.01 - 25.00 . . . . . . . . . . . . .              2              69,949.06               0.04
25.01 - 30.00 . . . . . . . . . . . . .              3             106,458.02               0.07
30.01 - 35.00 . . . . . . . . . . . . .              6             341,556.61               0.21
35.01 - 40.00 . . . . . . . . . . . . .             11             608,471.73               0.38
40.01 - 45.00 . . . . . . . . . . . . .             12           1,292,998.48               0.80
45.01 - 50.00 . . . . . . . . . . . . .             19           1,801,427.98               1.12
50.01 - 55.00 . . . . . . . . . . . . .             20           1,582,375.35               0.98
55.01 - 60.00 . . . . . . . . . . . . .             32           2,558,015.12               1.58
60.01 - 65.00 . . . . . . . . . . . . .             62           6,483,211.90               4.02
65.01 - 70.00 . . . . . . . . . . . . .            194          19,785,519.50              12.26
70.01 - 75.00 . . . . . . . . . . . . .            315          33,105,802.09              20.51
75.01 - 80.00 . . . . . . . . . . . . .            430          48,701,042.63              30.17
80.01 - 85.00 . . . . . . . . . . . . .            228          30,905,291.50              19.15
85.01 - 90.00 . . . . . . . . . . . . .            100          13,838,884.36               8.57
                                                 -----        ---------------             -------
     Total  . . . . . . . . . . . . . .          1,439        $161,400,329.90             100.00%
                                                 =====        ===============             =======



     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 76.91%. No Mortgage Loan had a Loan-to-Value Ratio at origination greater than 90.00% or less than 14.63%.


             GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                     % of Aggregate
                                                             Principal Balance      Principal Balance
                                               Number        Outstanding as of      Outstanding as of
                Location                      of Loans       the Cut-off Date       the Cut-off Date

---------------------------------------     ----------       -----------------      -----------------
Arizona . . . . . . . . . . . . . . . .           11             $717,031.03               0.44%
Arkansas  . . . . . . . . . . . . . . .            1               58,183.19               0.04
California  . . . . . . . . . . . . . .          287           46,840,275.27              29.02
Colorado  . . . . . . . . . . . . . . .           10            1,158,979.58               0.72
Connecticut . . . . . . . . . . . . . .            7              659,704.14               0.41
District of Columbia  . . . . . . . . .            1               59,097.42               0.04
Florida . . . . . . . . . . . . . . . .           98            9,598,427.40               5.95
Georgia . . . . . . . . . . . . . . . .            3              559,907.66               0.35
Idaho . . . . . . . . . . . . . . . . .           24            2,641,252.16               1.64
Illinois  . . . . . . . . . . . . . . .          221           20,713,349.13              12.83
Indiana . . . . . . . . . . . . . . . .           45            2,375,936.17               1.47
Iowa  . . . . . . . . . . . . . . . . .           15            1,073,821.27               0.67
Kansas  . . . . . . . . . . . . . . . .           14              818,101.74               0.51
Kentucky  . . . . . . . . . . . . . . .           12              542,013.67               0.34
Louisiana . . . . . . . . . . . . . . .            4              145,289.22               0.09
Maine . . . . . . . . . . . . . . . . .            2              238,682.51               0.15
Maryland  . . . . . . . . . . . . . . .            9            1,760,393.54               1.09
Massachusetts . . . . . . . . . . . . .           44            6,450,855.02               4.00
Michigan  . . . . . . . . . . . . . . .           47            4,191,185.09               2.60
Minnesota . . . . . . . . . . . . . . .           26            2,725,139.07               1.69
Mississippi . . . . . . . . . . . . . .            3              216,006.11               0.13
Missouri  . . . . . . . . . . . . . . .           58            3,662,233.89               2.27
Montana . . . . . . . . . . . . . . . .            3              205,921.08               0.13
Nebraska  . . . . . . . . . . . . . . .           24            1,276,867.53               0.79
Nevada  . . . . . . . . . . . . . . . .            6              963,379.48               0.60
New Jersey  . . . . . . . . . . . . . .           27            4,094,829.93               2.54
New Mexico  . . . . . . . . . . . . . .            1              424,881.73               0.26
New York  . . . . . . . . . . . . . . .           30            4,936,693.54               3.06
North Carolina  . . . . . . . . . . . .           26            1,943,507.49               1.20
North Dakota  . . . . . . . . . . . . .            2               98,718.91               0.06
Ohio  . . . . . . . . . . . . . . . . .           72            5,337,846.63               3.31
Oklahoma  . . . . . . . . . . . . . . .            2               92,884.96               0.06
Oregon  . . . . . . . . . . . . . . . .           52            6,599,525.51               4.09
Pennsylvania  . . . . . . . . . . . . .           42            3,182,350.73               1.97
Rhode Island  . . . . . . . . . . . . .           11            1,022,329.72               0.63
South Carolina  . . . . . . . . . . . .            4              359,129.19               0.22
Tennessee . . . . . . . . . . . . . . .           12            1,286,839.27               0.80
Texas . . . . . . . . . . . . . . . . .            7              975,302.25               0.60
Utah  . . . . . . . . . . . . . . . . .           81           10,331,355.33               6.40
Vermont . . . . . . . . . . . . . . . .            3              226,553.92               0.14
Virginia  . . . . . . . . . . . . . . .           14            1,673,120.37               1.04
Washington  . . . . . . . . . . . . . .           58            7,688,994.98               4.76
West Virginia . . . . . . . . . . . . .            2              152,271.24               0.09
Wisconsin . . . . . . . . . . . . . . .           18            1,321,161.83               0.82
                                               -----         ---------------             -------
     Total  . . . . . . . . . . . . .          1,439         $161,400,329.90             100.00%
                                               =====         ===============             =======


     The greatest geographic concentration of Mortgage Loans, by aggregate principal balance as of the Cut-off Date, was approximately $957,622 in California in the 91208 zip code.


                  DOCUMENTATION LEVEL OF THE MORTGAGE LOANS

                                                                                     % of Aggregate
                                                           Principal Balance        Principal Balance
                                            Number         Outstanding as of        Outstanding as of
         Documentation Level               of Loans         the Cut-off Date         the Cut-off Date
-----------------------------------       ---------        -----------------

Full Documentation  . . . . . . . .            899           $90,508,234.84               56.08%
Stated/NIV Documentation  . . . . .            454            61,175,170.21               37.90
Lite Documentation  . . . . . . . .             86             9,716,924.85                6.02
                                             -----          ---------------              -------
     Total  . . . . . . . . . . . .          1,439          $161,400,329.90              100.00%
                                             =====          ===============              =======


                  RISK CATEGORIES OF THE MORTGAGE LOANS(1)

                                                                                     % of Aggregate
                                                           Principal Balance        Principal Balance
                                            Number         Outstanding as of        Outstanding as of
           Risk Categories                 of Loans         the Cut-off Date         the Cut-off Date
-----------------------------------        --------        -----------------

A . . . . . . . . . . . . . . . . .            208           $27,144,223.63               16.82%
A-  . . . . . . . . . . . . . . . .            529            63,231,074.86               39.18
B . . . . . . . . . . . . . . . . .            392            43,329,716.39               26.85
C . . . . . . . . . . . . . . . . .            143            12,658,108.05                7.84
D . . . . . . . . . . . . . . . . .            117            10,128,866.91                6.28
D-  . . . . . . . . . . . . . . . .             50             4,908,340.06                3.04
                                             -----          ---------------              -------
     Total  . . . . . . . . . . . .          1,439          $161,400,329.90              100.00%
                                             =====          ===============              =======


------------------------------
(1) See "Underwriting Standards" herein.


                            PREPAYMENT CHARGES(1)

                                                                                     % of Aggregate
                                                           Principal Balance        Principal Balance
                                            Number         Outstanding as of        Outstanding as of
                Years                      of Loans         the Cut-off Date         the Cut-off Date
-----------------------------------       ---------       ------------------        -----------------

No Prepayment Charge  . . . . . . .            435           $45,119,003.70               27.95%
0.5 . . . . . . . . . . . . . . . .             13               762,874.96                0.47
1 . . . . . . . . . . . . . . . . .            114            17,269,819.28               10.70
2 . . . . . . . . . . . . . . . . .            536            58,817,934.96               36.44
3 . . . . . . . . . . . . . . . . .            195            19,790,734.90               12.26
4 . . . . . . . . . . . . . . . . .              7             1,400,558.36                0.87
5 . . . . . . . . . . . . . . . . .            139            18,239,403.74               11.30
                                             -----          ---------------              -------
     Total  . . . . . . . . . . . .          1,439          $161,400,329.90              100.00%
                                             =====          ===============              =======


-----------------------------
(1) Prepayment charges are assessed on any Mortgage Loans prepaid in full or in part within the specified number of years.


ADJUSTABLE RATE MORTGAGE LOANS

     Each Adjustable Rate Mortgage Loan provides for semi-annual adjustment to the Loan Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first adjustment for such Mortgage Loan will occur after an initial period of one year, in the case of 12.17% of the Adjustable Rate Mortgage Loans, two years in the case of 71.50% of the Adjustable Rate Mortgage Loans, three years in the case of 1.23% of the Adjustable Rate Mortgage Loans, and five years in the case of 0.81% of the Adjustable Rate Mortgage Loans, each by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date. On each Adjustment Date for each Adjustable Rate Mortgage Loan, the Loan Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"); provided, however, that the Loan Rate on each such Mortgage Loan generally will not increase or decrease by more than 1.50% per annum on any related Adjustment Date (the "Periodic Rate Cap"), except that each such Mortgage Loan may increase or decrease by a higher percentage per annum on the initial Adjustment Date. Each Loan Rate on each such Mortgage Loan will not exceed a specified maximum Loan Rate over the life of such Mortgage Loan (the "Maximum Loan Rate") or be less than a specified minimum Loan Rate over the life of such Mortgage Loan (the "Minimum Loan Rate"). The Delayed First Adjustment Mortgage Loans have a weighted average Periodic Rate Cap of approximately 1.00% per annum. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Loan Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Loan Rates, the Loan Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "--The Index" herein. None of the Adjustable Rate Mortgage Loans permits the related mortgagor to convert the adjustable Loan Rate thereon to a fixed Loan Rate.

     The Adjustable Rate Mortgage Loans had Loan Rates as of the Cut-off Date of not less than 7.25% per annum and not more than 16.00% per annum and the weighted average Loan Rate was approximately 10.173% per annum. As of the Cut-off Date, the Adjustable Rate Mortgage Loans had Gross Margins ranging from 3.000% to 8.750%, Minimum Loan Rates ranging from 0.000% per annum to 16.000% per annum and Maximum Loan Rates ranging from 13.750% per annum to 22.500% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 5.525%, the weighted average Minimum Loan Rate was approximately 10.071% per annum and the weighted average Maximum Loan Rate was approximately 16.657% per annum. The latest first Adjustment Date following the Cut-off Date on any Adjustable Rate Mortgage Loan occurs in February 2003 and the weighted average next Adjustment Date for all of the Adjustable Rate Mortgage Loans following the Cut-off Date is September 1, 1999.

     The Adjustable Rate Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):


           MAXIMUM LOAN RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                       % of Aggregate
                                                              Principal Balance       Principal Balance
                                              Number          Outstanding as of       Outstanding as of
         Maximum Loan Rate (%)               of Loans         the Cut-off Date        the Cut-off Date
-------------------------------------        --------         -----------------       -----------------

13.750 - 14.000 . . . . . . . . . . .             5                $554,140.38                0.39%
14.001 - 15.000 . . . . . . . . . . .            63               9,758,874.97                6.90
15.001 - 16.000 . . . . . . . . . . .           261              35,041,353.61               24.78
16.001 - 17.000 . . . . . . . . . . .           434              52,075,653.27               36.82
17.001 - 18.000 . . . . . . . . . . .           281              30,532,347.55               21.59
18.001 - 19.000 . . . . . . . . . . .            72               6,812,129.60                4.82
19.001 - 20.000 . . . . . . . . . . .            35               2,639,249.43                1.87
20.001 - 21.000 . . . . . . . . . . .            35               2,879,293.50                2.04
21.001 - 22.000 . . . . . . . . . . .             8               1,071,214.19                0.76
22.001 - 22.500 . . . . . . . . . . .             1                  67,984.37                0.05
                                              -----            ---------------              -------
     Total  . . . . . . . . . . . . .         1,195            $141,432,240.87              100.00%
                                              =====            ===============              =======


     The weighted average Maximum Loan Rate of the Adjustable Rate Mortgage Loans as of the Cut-off Date was approximately 16.657% per annum.


           MINIMUM LOAN RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                     % of Aggregate
                                                            Principal Balance       Principal Balance
                                              Number        Outstanding as of       Outstanding as of
         Minimum Loan Rate (%)               of Loans       the Cut-off Date        the Cut-off Date
-------------------------------------        --------       -----------------       -----------------

0.000 . . . . . . . . . . . . . . . .            11           $1,061,934.21                0.75%
4.001  -  5.000 . . . . . . . . . . .             2               73,502.94                0.05
5.001  -  6.000 . . . . . . . . . . .             3              340,581.92                0.24
7.001  -  8.000 . . . . . . . . . . .            20            2,876,812.74                2.03
8.001  -  9.000 . . . . . . . . . . .           137           19,000,724.04               13.43
9.001  - 10.000 . . . . . . . . . . .           390           53,471,725.95               37.81
10.001 - 11.000 . . . . . . . . . . .           412           42,792,582.23               30.26
11.001 - 12.000 . . . . . . . . . . .           121           13,198,229.46                9.33
12.001 - 13.000 . . . . . . . . . . .            49            3,908,015.97                2.76
13.001 - 14.000 . . . . . . . . . . .            23            1,981,544.84                1.40
14.001 - 15.000 . . . . . . . . . . .            24            2,517,669.26                1.78
15.001 - 16.000 . . . . . . . . . . .             3              208,917.31                0.15
                                              -----         ---------------              -------
     Total  . . . . . . . . . . . . .         1,195         $141,432,240.87              100.00%
                                              =====         ===============              =======


     The weighted average Minimum Loan Rate of the Mortgage Loans as of the Cut-off Date was approximately 10.071% per annum.


             GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                     % of Aggregate
                                                            Principal Balance       Principal Balance
                                              Number        Outstanding as of       Outstanding as of
            Gross Margin (%)                 of Loans       the Cut-off Date        the Cut-off Date
-------------------------------------        --------       -----------------       -----------------

3.000 - 3.000 . . . . . . . . . . . .             1              $68,500.00                0.05%
3.501 - 3.750 . . . . . . . . . . . .             1              118,348.95                0.08
3.751 - 4.000 . . . . . . . . . . . .             5              371,142.89                0.26
4.001 - 4.250 . . . . . . . . . . . .            15            2,672,106.26                1.89
4.251 - 4.500 . . . . . . . . . . . .            59            6,673,826.72                4.72
4.501 - 4.750 . . . . . . . . . . . .            58            8,844,492.84                6.25
4.751 - 5.000 . . . . . . . . . . . .           165           19,978,514.51               14.13
5.001 - 5.250 . . . . . . . . . . . .           163           19,489,024.98               13.78
5.251 - 5.500 . . . . . . . . . . . .           178           21,893,665.65               15.48
5.501 - 5.750 . . . . . . . . . . . .           177           22,243,511.68               15.73
5.751 - 6.000 . . . . . . . . . . . .           107           12,648,085.59                8.94
6.001 - 6.250 . . . . . . . . . . . .            68            7,755,208.77                5.48
6.251 - 6.500 . . . . . . . . . . . .           115           10,408,028.70                7.36
6.501 - 6.750 . . . . . . . . . . . .            21            2,113,013.56                1.49
6.751 - 7.000 . . . . . . . . . . . .            47            4,676,845.58                3.31
7.001 - 7.250 . . . . . . . . . . . .             1               91,873.73                0.06
7.251 - 7.500 . . . . . . . . . . . .             7              544,451.34                0.38
7.501 - 7.750 . . . . . . . . . . . .             4              626,660.26                0.44
7.751 - 8.000 . . . . . . . . . . . .             2              182,970.51                0.13
8.501 - 8.750 . . . . . . . . . . . .             1               31,968.35                0.02
                                              -----         ---------------              -------
     Total  . . . . . . . . . . . . .         1,195         $141,432,240.87              100.00%
                                              =====         ===============              =======


     The weighted average Gross Margin of the Adjustable Rate Mortgage Loans as of the Cut-off Date was approximately 5.525%.

         NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                     % of Aggregate
                                                            Principal Balance       Principal Balance
                                              Number        Outstanding as of       Outstanding as of
          Next Adjustment Date               of Loans       the Cut-off Date        the Cut-off Date
-------------------------------------        --------       -----------------       -----------------

04/01/1998  . . . . . . . . . . . . .            14           $1,640,656.52                1.16%
05/01/1998  . . . . . . . . . . . . .             9            1,726,392.02                1.22
06/01/1998  . . . . . . . . . . . . .            40            4,246,044.73                3.00
07/01/1998  . . . . . . . . . . . . .            48            5,493,529.52                3.88
08/01/1998  . . . . . . . . . . . . .            39            4,874,237.30                3.45
09/01/1998  . . . . . . . . . . . . .            34            3,995,846.90                2.83
10/01/1998  . . . . . . . . . . . . .            10            1,885,198.52                1.33
11/01/1998  . . . . . . . . . . . . .             2              230,198.36                0.16
12/01/1998  . . . . . . . . . . . . .            30            4,885,265.30                3.45
01/01/1999  . . . . . . . . . . . . .            25            3,991,579.11                2.82
02/01/1999  . . . . . . . . . . . . .            23            3,518,892.02                2.49
03/01/1999  . . . . . . . . . . . . .             5              988,800.00                0.70
07/01/1999  . . . . . . . . . . . . .             3              323,500.96                0.23
08/01/1999  . . . . . . . . . . . . .            12            1,368,702.15                0.97
09/01/1999  . . . . . . . . . . . . .            57            5,853,692.63                4.14
10/01/1999  . . . . . . . . . . . . .            40            3,300,180.16                2.33
11/01/1999  . . . . . . . . . . . . .            23            2,551,827.66                1.80
12/01/1999  . . . . . . . . . . . . .           193           21,031,770.43               14.87
01/01/2000  . . . . . . . . . . . . .           293           32,630,189.86               23.07
02/01/2000  . . . . . . . . . . . . .           190           23,685,259.36               16.75
03/01/2000  . . . . . . . . . . . . .            84           10,330,950.00                7.30
09/01/2000  . . . . . . . . . . . . .             2              307,873.91                0.22
11/01/2000  . . . . . . . . . . . . .             6              758,826.45                0.54
12/01/2000  . . . . . . . . . . . . .             5              598,487.38                0.42
01/01/2001  . . . . . . . . . . . . .             2               72,248.76                0.05
12/01/2002  . . . . . . . . . . . . .             1              103,827.82                0.07
01/01/2003  . . . . . . . . . . . . .             2              187,352.71                0.13
02/01/2003  . . . . . . . . . . . . .             3              850,910.33                0.60
                                              -----         ---------------              -------
     Total  . . . . . . . . . . . . .         1,195         $141,432,240.87              100.00%
                                              =====         ===============              =======



         INITIAL FIXED TERM/SUBSEQUENT ADJUSTABLE RATE TERM OF THE
                      ADJUSTABLE RATE MORTGAGE LOANS

                                                                                     % of Aggregate
                                                            Principal Balance       Principal Balance
      Initial Fixed Term/Subsequent           Number        Outstanding as of       Outstanding as of
          Adjustable Rate Term               of Loans       the Cut-off Date        the Cut-off Date
---------------------------------------      --------       -----------------       -----------------
One Year/Twenty-Nine Years  . . . . . .         106          $17,206,380.94               12.17%
Two Years/Twenty-Eight Years  . . . . .         892          100,995,371.13               71.41
Two Years/Thirteen Years  . . . . . . .           4              133,355.26                0.09
Three Years/Twenty-Seven Years  . . . .          15            1,737,436.50                1.23
Five Years/Twenty-Five Years  . . . . .           6            1,142,090.86                0.81
Six Months/Various  . . . . . . . . . .         172           20,217,606.18               14.29
                                              -------        ----------------        ----------------
     Total  . . . . . . . . . . . . . .       1,195         $141,432,240.87              100.00%
                                              =======        ================        ================



           PERIODIC RATE CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                     % of Aggregate
                                                            Principal Balance       Principal Balance
                                              Number        Outstanding as of       Outstanding as of
          Periodic Rate Cap (%)              of Loans       the Cut-off Date        the Cut-off Date
---------------------------------------      --------       -----------------       -----------------
1.00  . . . . . . . . . . . . . . . . .       1,189         $140,698,091.01               99.48%
1.50  . . . . . . . . . . . . . . . . .           6              734,149.86                0.52
                                             --------       -----------------       -----------------
     Total  . . . . . . . . . . . . . .       1,195         $141,432,240.87              100.00%
                                             ========       =================       =================




       INITIAL PERIODIC RATE CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                     % of Aggregate
                                                            Principal Balance       Principal Balance
                                              Number        Outstanding as of       Outstanding as of
     Initial Periodic Rate Cap (%)           of Loans       the Cut-off Date        the Cut-off Date
---------------------------------------      --------       -----------------       -----------------
1.00  . . . . . . . . . . . . . . . .           278          $37,049,362.95               26.20%
1.50  . . . . . . . . . . . . . . . .             1              138,922.81                0.10
2.00  . . . . . . . . . . . . . . . .           690           74,018,411.72               52.33
3.00  . . . . . . . . . . . . . . . .           226           30,225,543.39               21.37
                                             --------       -----------------       -----------------
     Total  . . . . . . . . . . . . .         1,195         $141,432,240.87              100.00%
                                             ========       =================       =================



THE INDEX

     As of any Adjustment Date, the Index applicable to the determination of the Loan Rate on each Adjustable Rate Mortgage Loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to such Adjustment Date, (ii) as of the first business day of the month preceding the month of such Adjustment Date or (iii) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note.

     In  the  event   that  the  Index   becomes  unavailable  or   otherwise
unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.


                            UNDERWRITING STANDARDS

     The Mortgage Loans will be acquired by the Depositor from the Seller on the Closing Date pursuant to a Mortgage Loan Purchase Agreement by and between Financial Asset Securities Corp. (the "Purchaser") and LMAC, Inc. (the "Seller"), dated as of March 1, 1998. All of the Mortgage Loans were originated or acquired by Ocwen Financial Services, Inc. (the "Originator"), a subsidiary of Ocwen Financial Corporation, in the ordinary course of its business. The Seller, a wholly-owned finance subsidiary of Ocwen Financial Services, Inc., will acquire the Mortgage Loans from Ocwen Financial Services, Inc. in a transaction contemporaneous with the transfer of the Mortgage Loans from the Seller to the Depositor.

     The Originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. All of the Mortgage Loans were also underwritten with a view toward the resale thereof in the secondary mortgage market. While the Originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the Originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio ("Debt Ratio"), as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders at any time (including at origination). The Originator, however, will not itself provide second lien financing on a mortgaged property.

     The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. A majority of the Mortgage Loans provide for the payment by the mortgagor of a prepayment charge in limited circumstances on certain full or partial prepayments made within six months, one year, two years, three years, four years or five years from the date of origination of the related Mortgage Loan as described under "The Mortgage Pool--Mortgage Loan Statistics" above. Such charges may be waived or may be prohibited by State law. The amount of the prepayment charge is as provided in the related Mortgage Note but is generally equal to six months' interest on any amounts prepaid in excess of 20% of the then outstanding principal balance of the related Mortgage Loan in any 12 month period.

     As a result of the Originator's underwriting criteria, changes in the values of Mortgaged Properties may have a greater effect on the Originator's delinquency, foreclosure and loss experience than on those of lenders whose mortgage loans are originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. Approximately 29.02%, 12.83%, 6.40% and 5.95%, respectively, of the Mortgage Loans, each by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are secured by Mortgaged Properties located in the States of California, Illinois, Utah and Florida. If the California, Illinois, Utah or Florida residential real estate markets should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures and losses on the Mortgage Loans may increase over historical levels of comparable type loans, and may increase substantially.

     All originations by the Originator of one- to four-family residential mortgage loans are based on loan application packages submitted through approved correspondents and brokers. Such loan application packages, which generally contain relevant credit, property and underwriting information on the loan request, are compiled by the applicable correspondent or broker and submitted to the Originator for approval and purchase. The correspondents and brokers receive all or a portion of the loan origination fee charged to the borrower at the time the loan is made. As part of their quality control procedures, the Originator maintains a file with respect to each correspondent and broker including a copy of such correspondent's or broker's license and reports of any complaints received with respect to such correspondent or their brokers.

     Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. Properties that are to secure single-family mortgage loans are appraised or reviewed by qualified independent appraisers who are approved by the Originator's internal appraisal department. Such appraisers inspect the interior and/or exterior and appraise the subject property and report the property condition. Following each inspection, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and Freddie Mac. Every independent appraisal is reviewed by either the Originator or by another independent appraiser approved by the Originator before the mortgage loan is made and to the extent that such review appraisal determines a market value more than five percent less than the market value determined by the initial appraisal, such review appraisal is used in place of the initial appraisal.

     The Mortgage Loans were underwritten by the Originator's regular lending divisions pursuant to the Originator's "Full Documentation," "Lite Documentation," and "Stated Income Documentation" residential loan programs. Under each of the programs, the Originator's regular lending divisions review the loan applicant's source of income, calculate the amount of income from sources indicated on the loan application or similar documentation, review the credit history of the applicant, calculate the Debt Ratio to determine the applicant's ability to repay the loan, review the type and use of the property being financed and review the property for compliance with the Originator's standards. In determining the ability of the applicant to repay the loan, the Originator uses the interest rate of the loan being applied for (the "Qualifying Rate"). The Originator's underwriting standards are applied in a standardized procedure which complies with applicable federal and state laws and regulations and requires their underwriters and/or the in-house appraiser to be satisfied that the value of the property being financed, as indicated by an appraisal and a review appraisal, currently supports the outstanding loan balance.

     In general, the maximum loan amount for mortgage loans originated under the regular lending program is $750,000; however, mortgage loans on a case by case basis may be originated for a higher loan amount. None of the Mortgage Loans has a principal balance at origination higher than $960,000. The Originator underwrites one to four-family loans with Loan-to-Value Ratios at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and Debt Ratio, as well as the type and use of the property. Under each class of underwriting criteria, the maximum combined loan-to-value ratio at origination, including any then existing second deeds of trust subordinate to the Originator's first deed of trust, is 100%. The Originator, however, will not itself provide second lien financing on a mortgaged property. Generally, none of the mortgage loans originated or acquired by the Originator will be covered by a primary mortgage insurance policy.

     The Originator verifies the income of each borrower and the source of funds under their various programs as follows: under the Full Documentation program, borrowers are generally required to submit verification of stable income for a two year period. Under the Lite Documentation program, borrowers are generally required to submit verification of stable employment for the past six months. Under the Stated Income program, the borrowers may be qualified based upon the monthly income stated on the mortgage application, without verification. The income stated must be reasonable and customary for the borrower's line of work and a copy of the business license is required or other generally acceptable evidence of business conduct. Under all of the programs, the correspondent, or an Originator if originated by the Originator, generally performs a telephone verification of the borrower's employment. For self-employed borrowers the business location and telephone number must be confirmed through an independent source, such as directory assistance or a published telephone directory.

     The Originator uses the following categories and characteristics as guidelines to grade the mortgage loans:

               "A" RISK. Under the "A" risk category, account ratings cannot be greater than 30-days past due. A maximum of 0x30-day late payment in the last 12 months, and 1x30 day late payment in the last 24 months is acceptable (or 0x30 for mortgage loans originated under the Lite Documentation and Stated Income Documentation programs). No 60-day late payments within the last 24 months is acceptable on an existing mortgage loan. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. All judgments, garnishments and liens of record must be paid in full at funding. No bankruptcies may have occurred during the preceding 24 months and no notice of default may have occurred in the preceding 36 months. All bankruptcies must have been discharged or dismissed. Two years re-established excellent credit since discharge or dismissal is required. A maximum Loan-to-Value Ratio of 90% (or 85% for mortgage loans originated under the Lite Documentation and Stated Income Documentation programs) is permitted for a mortgage loan on a single family owner occupied property. A maximum of 85% Loan-to-Value Ratio is permitted for a mortgage loan on an owner occupied condominium or two-to-four family residential property originated under the Full Documentation program. All nonowner occupied loans have a maximum Loan-to-Value Ratio of 80% (or 75% and 70% for mortgage loans originated under the Lite Documentation or Stated Income Documentation programs, respectively). The required Debt Ratio is 45% or less.

               "A-" RISK.   Under the  "A-" risk  category, account  ratings
          cannot be greater than 30-days past due. A maximum of 2x30-day late payments in the last 12 months is acceptable on a mortgage loan. No 60-day late payments within the last 24 months is acceptable on an existing mortgage loan. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. All judgments, garnishments and liens of record must be paid in full at funding. When the Loan-to-Value Ratio is equal to 80% or less, judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. No bankruptcies may have occurred in the preceding 12 months. All bankruptcies must have been discharged or dismissed. No notice of default may have occurred in the preceding 24 months. One year of reestablished credit since discharge or dismissal is required. A maximum Loan-to-Value Ratio of 90% (or 85% for mortgage loans originated under the Lite Documentation or Stated Income Documentation programs) is permitted for a mortgage loan on a single family owner occupied property. A maximum of 85% Loan-to-Value Ratio is permitted for a mortgage loan on an owner occupied condominium or two-to-four family residential property under the Full Documentation program only. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 80% under the Full Documentation program or 75% under the Lite Documentation program (or 70% for mortgage loans originated under the Stated Income program). The maximum Debt Ratio is 50%.

               "B" RISK. Under the "B" risk category, account ratings cannot be greater than 60-days past due. A maximum of 4x30 or 2x30 and 1x60 day late payments in the last 12 months is acceptable on a mortgage loan. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. All judgments, garnishments and liens of record must be paid in full at funding. When the Loan-to-Value Ratio is equal to 80% or less, judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. No bankruptcies may have occurred in the preceding 12 months. All bankruptcies must have been discharged or dismissed. One year's re-established credit since discharge of dismissal is required. No notice of default may have occurred in the preceding 24 months. A maximum Loan-to-Value Ratio of 85% (or 80% for mortgage loans originated under the Lite Documentation program or 80% under the Stated Income Documentation program) is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 75% under the Full Documentation, 70% under the Lite Documentation and 65% under the Stated Income Documents programs. The maximum Debt Ratio is 55% for Loan-to-Value Ratios equal to or less than 70% and 50% for Loan-to-Value Ratios greater than 70%.

               "C" RISK.  Under the "C" risk category, account ratings
          cannot be greater than 90-days past due. The majority of the credit must not be currently delinquent. A maximum of 6x30 or 3x30 and 1x60 or 2x30 and 1x90 day late payments in the last 12 months is acceptable. For purposes of determination whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. When the Loan-to-Value Ratio is equal to 80% or less, judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. A mortgagor may be in Chapter 11 or Chapter 13 bankruptcy proceedings immediately prior to the mortgage loan by the Originator or have been in bankruptcy proceedings within the preceding one year if the mortgagor has remained current on existing mortgage loan payments for the preceding twelve months, has emerged from such bankruptcy proceedings prior to or contemporaneously with the making of such mortgage loan by the Originator and the Loan-to-Value Ratio of the mortgage loan extended by the Originator does not exceed 70%. No notice of default may have occurred in the preceding 12 months. A maximum Loan-to-Value Ratio of 75% is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 70% under the Full Documentation, 65% under the Lite Documentation and 60% under the Stated Income Documentation programs. The maximum Debt Ratio is 60%.

               "D"  RISK. Under the "D" risk category, account ratings
          cannot be greater than 180-days past due in the last 12 months. A maximum 120 days past due (or over 120 days with a Loan-to-Value ratio of 70% or less) in the last 12 months is acceptable. No notice of sale can be filed on any notice of default. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. Judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. The mortgagor cannot be currently in bankruptcy on a purchase but a recent discharge or dismissal is allowed. On refinances the mortgagor can be currently in a Chapter 11 or 13 bankruptcy. The proceeds can be used to obtain the bankruptcy discharge. A maximum Loan-to-Value Ratio of 75% is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 60% under the Full Documentation, 55% under the Lite Documentation and 50% under the Stated Income Documentation programs. The maximum Debt Ratio is 60%.

                      "D-" RISK. Under the "D-" risk category, account ratings are not taken into consideration. Notice of sale can be filed on any notice of default. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. Judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. The mortgagor can be currently in bankruptcy and proceeds can be used to obtain the bankruptcy discharge. A maximum Loan-to-Value Ratio of 70% is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 60% under the Full Documentation, 55% under the Lite Documentation and 50% under the Stated Income Documentation programs. The maximum Debt Ratio is 60%.

     EXCEPTIONS. As described above the Originator uses the foregoing categories and characteristics as guidelines only. On a case by case basis only, the Originator may determine that the prospective mortgagor warrants a risk upgrade or an exception from certain requirements of a particular risk category. A one level credit upgrade in "B" and "C" risk grade loans only may be allowed if the application reflects certain compensating factors, among others: low Loan-to-Value Ratio, stable employment, ownership of current residence of 5 or more years and condition of the property. An exception may also be granted if the applicant has tendered a minimum down payment of 20% or more, the new loan reduces the applicant's housing expense by more than 25% and if the mortgage credit history is rated 0x30 or 1x30 in the last 12 months.


                             THE MASTER SERVICER

     Pursuant  to the  terms of  the Pooling  and Servicing  Agreement, Ocwen
Financial Services, Inc. will act as master servicer. Ocwen Financial Services, Inc. has recently commenced servicing loans such as the Mortgage Loans. In connection with its duties under the Pooling and Servicing Agreement, Ocwen Financial Services, Inc. will appoint Ocwen Federal Bank FSB as subservicer. See "Ocwen Federal Bank FSB" below.


                            OCWEN FEDERAL BANK FSB

     The information set forth in the following paragraphs has been provided by Ocwen Federal Bank FSB. None of the Depositor, the Trustee, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

     Ocwen Federal Bank FSB ("Ocwen"), a federally-chartered savings bank, with its home office in Fort Lee, New Jersey and its servicing operations and corporate offices in West Palm Beach, Florida, will serve as the Special Servicer and the Subservicer for the Mortgage Loans (in such capacities, the "Special Servicer" and the "Subservicer," respectively). Ocwen is a wholly-owned subsidiary of Ocwen Financial Corporation, a public financial services holding company. At December 31, 1997, Ocwen had approximately $2.592 billion in assets, approximately $2.316 billion in liabilities and approximately $276 million in equity. At December 31, 1997, Ocwen's tangible and leveraged capital ratio was approximately 10.66% and its risk-based capital ratio was approximately 14.83%. For the year ended December 31, 1997, Ocwen's income from continuing operations was approximately $89 million.

     In its capacity as subservicer, Ocwen will perform the day-to-day servicing duties on behalf of the Master Servicer. Compensation to the subservicer will be paid by the Master Servicer from the Servicing Fee.

     Pursuant to the terms of the Pooling and Servicing Agreement, when a Mortgage Loan becomes 60 days or more delinquent, the responsibility for servicing such Mortgage Loan will be transferred to the Special Servicer. The Special Servicer shall maintain responsibility for the servicing of such Mortgage Loan until it is either brought current or is liquidated. As compensation for its services under the Pooling and Servicing Agreement, the Special Servicer will be entitled to receive the Servicing Fee in connection with the Mortgage Loans serviced by it (each, a "Specially Serviced Mortgage Loan"). In addition, the Special Servicer is entitled to a fee in connection with the liquidation of Specially Serviced Mortgage Loans (the "Special Servicer Incentive Fee") and to additional compensation (the "Special Servicer Fee") with respect to each Specially Serviced Mortgage Loan.

     The Special Servicer Fee will equal the sum of (a) $332 per Specially Serviced Mortgage Loan payable immediately upon such Mortgage Loan becoming a Specially Serviced Mortgage Loan, and (b) $166 per month per Specially Serviced Mortgage Loan that has not been cured prior to the date on which such Mortgage Loan becomes 90 or more days delinquent; provided that the aggregate amounts paid to the Special Servicer with respect to any Specially Serviced Mortgage Loan pursuant to (a) and (b) shall not exceed $2,000 and provided further that in the event such Mortgage Loan becomes a Liquidated Mortgage Loan the Special Servicer shall be entitled to the amount by which $2,000 exceeds the sum of the amounts described in clauses (a) and (b) previously paid to the Special Servicer with respect to such Specially Serviced Mortgage Loan. The payment of the Special Servicer Fee will reduce Available Funds prior to distributions to Certificateholders on any Distribution Date on which an Overcollateralization Stepdown Trigger Event has not occurred; provided, however, the payment of the Special Servicer Fee will not reduce Available Funds prior to distributions to Certificateholders by an amount in excess of the amount of interest due on the Mortgage Loans during the related Due Period over the amount of interest due on the Offered Certificates in connection with such Distribution Date. With respect to any Distribution Date on which an Overcollateralization Stepdown Trigger Event is occurring or, to the extent the Special Servicer Fee for such Distribution Date exceeds the amount calculated in the proviso in the previous sentence, the Special Servicer Fee will be paid to the extent of Available Funds, if any, remaining after distribution to Certificateholders of all amounts required to be distributed on the Offered Certificates on a Distribution Date and the payment of other amounts due.

     The Special Servicer Incentive Fee will be paid with respect to each Liquidated Mortgage Loan liquidated by the Special Servicer and will equal 50% of the excess, if any, of (x) the principal portion of liquidation proceeds with respect to such Mortgage Loan over (y) the percentage specified in the Pooling and Servicing Agreement of the Principal Balance of such Mortgage Loan immediately prior to the receipt of such liquidation proceeds. The payment of the Special Servicer Incentive Fee will reduce the amount of Net Liquidation Proceeds available to the Trust Fund.

     The major business of the Special Servicer has been the resolution of nonperforming single-family, multi-family and commercial mortgage loan portfolios acquired from the Resolution Trust Corporation, from private investors, and most recently, from the United States Department of Housing and Urban Development ("HUD") through HUD's auction of defaulted FHA Loans.

     The following table sets forth, for the non-conforming credit mortgage loan ("BCD Mortgage Loan") servicing portfolio serviced by the Special Servicer as of December 31, 1996, and as of December 31, 1997, certain information relating to the delinquency experience (including loans in foreclosure included in the Special Servicer's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. The information contained in the monthly remittance reports which will be sent to investors will be compiled using the same methodology as that used to compile the information contained in the table below.

     The following tables set forth, for the BCD Mortgage Loan servicing portfolio derived from the Special Servicer as of December 31, 1996, and as of December 31, 1997, certain information relating to the foreclosure, REO and loan loss experience of BCD Mortgage Loans included in the Special Servicer's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others) at the end of the indicated periods.

                                                   Delinquencies and Foreclosures
                                                         (Dollars in Thousands)
                                     ----------------------------------------------------------              Percent
                                                               As of
                                                         December 31, 1996
                                     ----------------------------------------------------------
                                                                                       Percent
                                                        By             Percent            By
                                      By No.          Dollar           By No.           Dollar
                                     of Loans         Amount          of Loans          Amount
                                     --------        -------          ---------        --------
Total Portfolio . . . . . . .         2,834         $305,085            100.00%         100.00%
Period of Delinquency:
    30-59 Days  . . . . . . .           107           10,554              3.78%           3.46%
    60-89 Days  . . . . . . .            38            4,321              1.34%           1.42%
    90 Days or more . . . . .           138           17,969              4.87%           5.89%
Total Delinquent
  Loans . . . . . . . . . . .           283           32,844              9.99%          10.77%
Loans in
  Foreclosure(1)  . . . . . .           136           17,805              4.80%           5.84%

(table continued)


                                                                    As of
                                                              December 31, 1997
                                     ---------------------------------------------------------------
                                                                                             Percent
                                                            By             Percent             By
                                         By No.           Dollar           By No.            Dollar
                                        of Loans          Amount          of Loans           Amount
                                        --------      ----------          ---------          --------
Total Portfolio . . . . . . . .         21,827       $2,318,261             100.00%           100.00%
Period of Delinquency:
    30-59 Days  . . . . . . . .            437           41,429               2.00%             1.79%
    60-89 Days  . . . . . . . .            171           17,803               0.78%             0.77%
    90 Days or more . . . . . .            302           36,878               1.38%             1.59%
Total Delinquent
  Loans . . . . . . . . . . . .            910           96,110               4.17%             4.15%
Loans in
  Foreclosure(1)  . . . . . . .            281           34,663               1.29%             1.50%


-----------------------------
(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."


                                           Real Estate Owned
                                        (Dollars in Thousands)
                                        -----------------------------------------------------------
                                                   As of                            As of
                                             December 31, 1996                December 31, 1997
                                           -----------------------       --------------------------
                                           By No.           By           By No.              By
                                             of           Dollar           of              Dollar
                                           Loans          Amount          Loans            Amount
                                           --------       --------       -------          ---------
Total Portfolio . . . . . . . . . .           2,834        $305,085        21,827           $2,318,261
Foreclosed Loans(1) . . . . . . . .              34           3,329            66                7,387
Foreclosed Ratio(2) . . . . . . . .           1.20%           1.09%         0.30%                0.32%


-----------------
(1)  For the purposes of these tables, Foreclosed Loans means the principal
     balance   of  mortgage loans secured by mortgaged properties the title to which has been acquired by the Special Servicer.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, or mortgage loans in the total portfolio at the end of the indicated period.



                         LOAN GAIN/(LOSS) EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                                    AS OF                  AS OF
                                                              DECEMBER 31, 1996      DECEMBER 31, 1997
                                                              -----------------      -----------------
Total Portfolio (1) . . . . . . . . . . . . . . . . . . .         $305,085              $2,318,261
Net Gains/(Losses) (2)  . . . . . . . . . . . . . . . . .               24                  (1,209)
Net Gains/(Losses) as a Percentage of Total Portfolio . .            0.01%                  (0.05)%


-----------------
(1) "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for each respective period. Gains or losses on liquidated properties are calculated as net sales proceeds less book value (exclusive of loan purchase premium or discount). Shortfall payoffs are calculated as the difference between principal payoff amount and unpaid principal at the time of payoff.


     It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the Special Servicer's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Special Servicer's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. The Special Servicer commenced receiving applications for mortgage loans under its BCD Mortgage Loan program in December 1994. Accordingly, the Special Servicer (whether as an originator or acquirer of mortgage loans or as a servicer of such mortgage loans) does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Special Servicer. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.


CERTAIN RIGHTS RELATED TO FORECLOSURE AND THE SPECIAL SERVICER

     Certain rights in connection with foreclosure of defaulted Mortgage Loans will be granted to the holder of the Class OC Certificates (the "Directing Holder"), which is initially expected to be an affiliate of the Special Servicer. Such rights will include the right to recommend foreclosure or alternatives to foreclosure, and, if such recommendation is not accepted by the Special Servicer, to purchase such Mortgage Loans from the Trust Fund. Any such purchase may affect the yields to maturity of the Offered Certificates.

     The Directing Holder will also have the right to terminate the rights and obligations of the Special Servicer under a special servicing agreement at any time, without cause, and to appoint a successor special servicer, provided that (i) such successor is reasonably acceptable to the Master Servicer and (ii) a letter is provided to the Trustee from each Rating Agency to the effect that such termination and appointment will not result in the qualification, reduction or withdrawal of the ratings then applicable to the Certificates.

     The rights of the Directing Holder may be transferred to any future holder of the Class OC Certificates if, prior to such transfer, (i) the Special Servicer consents thereto and (ii) a letter is provided to the Trustee from each Rating Agency to the effect that the transfer of such rights to the proposed transferee will not result in the qualification, reduction or withdrawal of the ratings then applicable to the Certificates.



                     THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement. The Trust Fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Seller. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the applicable Cut-off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling and Servicing Agreement. Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date, its Loan Rate as well as other information.

     The Pooling and Servicing Agreement will require that, within the time period specified therein, the Seller will deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee's agent for such purpose) the Mortgage Loans endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original mortgages, if such original is not available, the Seller may deliver or cause to be delivered true and correct copies thereof, together with a lost note affidavit executed by the Seller.

     Within 90 days of the Closing Date, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Seller by the Trustee, the Seller will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Trust Fund as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate (net of the Servicing Fee Rate) through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Master Servicer or the Special Servicer. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate, with respect to a Fixed Rate Mortgage Loan, not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan or, with respect to an Adjustable Rate Mortgage Loan, have a Maximum Loan Rate and Minimum Loan Rate not less than the respective rate for the Defective Mortgage Loan and have a Gross Margin equal to or greater than the Defective Mortgage Loan; (iii) have the same Due Date as the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan and Related Documents, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Seller will be obligated to (i) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase such Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Certificateholders.

     Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will service and administer the Mortgage Loans as more fully set forth herein.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The Master Servicer shall establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined herein). Upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies. The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date unless such Eligible Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Eligible Investments may mature on the related Distribution Date.

     An "Eligible Account" is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's and A-1 by Standard & Poor's (or comparable ratings if Moody's and Standard & Poor's are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Investments are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

ADVANCES

     Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee Rate, that were due during the related Due Period on the Mortgage Loans, other than Balloon Payments, and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure, and, with respect to Balloon Loans, with respect to which the Balloon Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an "Advance").

     Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

     All Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Collection Account prior to the distributions on the Certificates. In the event the Master Servicer fails in its obligation to make any such advance, the Trustee, in its capacity as successor Master Servicer, will be obligated to make any such advance, to the extent required in the Pooling and Servicing Agreement.

     In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance."

     The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Master Servicer, in which event reimbursement will be made to the Master Servicer from general funds in the Collection Account.

THE TRUSTEE

     Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States, will be named Trustee pursuant to the Pooling and Servicing Agreement. The Trustee will initially serve as custodian of the Mortgage Loans.

     The principal compensation (the "Trustee Fee") to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be equal to accrued interest at the "Trustee Fee Rate" of 0.01375% per annum on the Principal Balance of each Mortgage Loan. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of Trustee under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling and Servicing Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling and Servicing Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation (the "Servicing Fee") to be paid to the Master Servicer in respect of its servicing activities for the Certificates will be equal to accrued interest at the "Servicing Fee Rate" of 0.50% per annum on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the Master Servicer is entitled to retain all service-related fees (other than prepayment penalties), including assumption fees, modification fees, extension fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts. The Master Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date (payments made by the Master Servicer in satisfaction of such obligation, "Compensating Interest") by an amount not in excess of one-half of its Servicing Fee for such Distribution Date described in the preceding two sentences. The Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement therefor as provided in the Pooling and Servicing Agreement.

     With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full or in part was applied during the related Due Period, the "Prepayment Interest Shortfall" is an amount equal to the interest at the applicable Loan Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the related Due Period.


VOTING RIGHTS

     With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Offered Certificates shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Principal Balance of the Mortgage Loans then outstanding. The Voting Rights allocated to each Class of Offered Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Seller, the Depositor, the Master Servicer and the Trustee, without the consent of the holders of the Certificates, for any of the purposes set forth under "The Agreements--Amendment" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Seller, the Depositor, the Master Servicer, the Special Servicer and the Trustee and the holders of a majority in interest of any Class of Offered Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Offered Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Offered Certificate without the consent of the holder of such Certificate; (ii) adversely affect in any material respect the interests of the holders of any Class of the Offered Certificates in a manner other than as described in clause (i) above, without the consent of the holders of Offered Certificates of such Class evidencing percentage interests aggregating at least 66%; or
(iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates.

TERMINATION

     The Majority Residual Interestholder (or if such holder does not exercise such option, the Master Servicer) will have the right to repurchase all remaining Mortgage Loans and REO Properties and thereby effect the early retirement of the Certificates, on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the Maximum Collateral Amount. In the event that the option is exercised, the repurchase will be made at a price generally equal to par plus accrued interest for each Mortgage Loan at the related Loan Rate to but not including the first day of the month in which such repurchase price is distributed plus the amount of any unreimbursed Advances and Servicing Advances made by the Master Servicer or Special Servicer. Proceeds from such repurchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. Any such repurchase of the Mortgage Loans and REO Properties will result in the early retirement of the Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer or the Special Servicer may, at its option, purchase such Mortgage Loan from the Trust Fund at the Purchase Price for such Mortgage Loan.

EVENTS OF DEFAULT

     Events of Default will consist, among other things, of: (i) (a) any failure by the Master Servicer to make an Advance and (b) any other failure by the Master Servicer to deposit in the Collection Account or Distribution Account the required amounts or remit to the Trustee any payment which continues unremedied for one Business Day following written notice to the Master Servicer; (ii) any failure of the Master Servicer to make any Advance or to cover any Prepayment Interest Shortfalls, as described herein, which failure continues unremedied for one Business Day; (iii) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the first date on which (x) the Master Servicer has knowledge of such failure or (y) written notice of such failure is given to the Master Servicer; or (iv) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee at the direction of the holders of Offered Certificates evidencing not less than 51% of the Voting Rights may terminate all of the rights and obligations of the Master Servicer in its capacity as servicer with respect to the Mortgage Loans, as provided in the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of such Mortgage Loans.

     No holder of an Offered Certificate, solely by virtue of such holder's status as a holder of an Offered Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless the holders of Offered Certificates having not less than 51% of the Voting Rights evidenced by the Offered Certificates so agree and have offered reasonable indemnity to the Trustee.


                       DESCRIPTION OF THE CERTIFICATES



GENERAL

     The Offered Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, the Seller, the Master Servicer and the Trustee. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     Ocwen Mortgage Loan Trust 1998-OFS1 will issue the Class A Certificates (the "Senior Certificates"), (ii) the Class M-1 Certificates and the Class M-2 Certificates (the "Mezzanine Certificates"), (iii) the Class B Certificates (the "Subordinate Certificates"), (iv) The Class OC Certificates and (v) the Class R Certificates (the "Residual Certificates"). The Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates (collectively, the "Offered Certificates"), the Class OC Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Offered Certificates are offered hereby.

     The Class A, Class M-1, Class M-2 and Class B Certificates will have the respective Original Certificate Principal Balances specified on the cover hereof. The aggregate of the Original Certificate Principal Balances of the Offered Certificates is $161,400,329.

     The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $100,000 and integral multiples of $1,000 in excess thereof (except that one certificate of each Class may be issued in a denomination which is not an integral multiple thereof). The assumed final maturity dates for the Classes of Offered Certificates are the applicable Distribution Dates set forth in the table below:

CLASS                                  ASSUMED FINAL MATURITY DATES
----------------------------------     ----------------------------
Class A  . . . . . . . . . . . . .             April 25, 2029
Class M-1  . . . . . . . . . . . .             April 25, 2029
Class M-2  . . . . . . . . . . . .             April 25, 2029
Class B  . . . . . . . . . . . . .             April 25, 2029


     Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing on April 27, 1998 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the Business Day immediately preceding the related Distribution Date (each, a "Record Date").

BOOK-ENTRY CERTIFICATES

     The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold their Offered Certificates through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry
Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $50,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Material Federal Income Tax Considerations--Tax Treatment of Foreign Investors" and "--Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

     Cedel Bank, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

     Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML", the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Cedel holds securities for its customers ("Cedel Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedel provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel also deals with domestic securities markets in several countries through established depository and custodial relationships. Cedel has established an electronic bridge with Morgan Guaranty Trust as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Cedel currently accepts over 70,000 securities issues on its books.

     Cedel's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedel's United States customers are limited to securities brokers and dealers and banks. Currently, Cedel has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Cedel is available to other institutions which clear through or maintain a custodial relationship with an account holder of Cedel.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve
System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Remittance Date by the Trustee to DTC. DTC will be responsible for crediting
the  amount  of  such  payments  to  the   accounts  of  the  applicable  DTC
participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Considerations--Tax Treatment of Foreign Investors" and "--Miscellaneous Tax Aspects--Backup Withholding" in the Prospectus. Because DTC can only act on behalf of Finan-cial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Company advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Company or the Trustee is unable to locate a qualified successor, (b) the Company, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Company, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described herein, distributions on the Certificates will be made on each Distribution Date from Available Funds and will be made to the Classes of Certificates (subject to the prior payment of certain fees as described herein) in the following order of priority: (i) to interest on each Class of Offered Certificates in the priority and subject to the limitations described under "--Allocation of Available Funds" herein; (ii) to current principal of the Classes of Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under "--Allocation of Available Funds"; (iii) to principal of the Classes of Certificates then entitled to receive distributions of principal in order to maintain the Overcollateralization Target Amount; (iv) to unpaid interest and the Loss Reimbursement Entitlement in the order and subject to the priorities described herein under "--Allocation of Available Funds", (v) to the Class OC Certificates for deposit into the Excess Reserve Fund Account first to cover any Basis Risk Shortfall Amount and then to cover any Required Reserve Amount, and then to be released to the Class OC Certificates, in each case subject to certain limitations set forth herein under "--Allocation of Available Funds" and (vi) any remaining amounts to the holders of the Class R Certificates.

ALLOCATION OF AVAILABLE FUNDS

     Distributions to holders of each Class of Offered Certificates will be made on each Distribution Date from Available Funds. "Available Funds" for any Distribution Date is equal to the sum, net of amounts reimbursable therefrom to the Master Servicer and the Special Servicer, of (i) the aggregate amount of monthly payments on the related Mortgage Loans due on the related Due Date and received by the Trustee on or prior to the related Determination Date, after deduction of the Servicing Fee, the Special Servicer Fee (provided that an Overcollateralization Stepdown Trigger Event is not occurring and subject to certain other limitations specified above under "Ocwen Federal Bank FSB") and the Trustee Fee, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, Net Liquidation Proceeds and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, including prepayment penalties and (iii) all Advances with respect to the related Mortgage Loans received by the Trustee for such Distribution Date.

     The "Prepayment Period" with respect to any Distribution Date is the period commencing on the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the day following the Cut-off Date) and ending on the Determination Date relating to such Distribution Date.

     On  each   Distribution  Date,  the  Trustee  will   withdraw  from  the
Distribution Account all Available Funds then on deposit therein and will distribute the same in the following order of priority:

     (i) to the holders of each Class of Offered Certificates in the following order or priority:

          (a) concurrently, to the Senior Certificates, the Interest Distributable Amount for such Class for such Distribution Date; and

          (b) sequentially, to the Class M-1, Class M-2 and Class B Certificates, in that order, the related Monthly Interest Distributable Amount for such Distribution Date;

     (ii) from the Principal Distribution Amount (giving effect first to the component of the Principal Distribution Amount equal to the Basic Principal Distribution Amount and then to the component of the Principal Distribution Amount equal to the Extra Principal Distribution Amount pursuant to clause
(iii)(a) below):

          (a) on each Distribution Date (1) before the Stepdown Date or (2) with respect to which a Trigger Event is in effect, sequentially to the holders of the Class A, Class M-1, Class M-2 and Class B Certificates, in that order, the respective Class Principal Distribution Amount;

          (b) on each Distribution Date (1) on or after the Stepdown Date and (2) as long as a Trigger Event is not in effect, to the holders of the Class or Classes of Offered Certificates then entitled to distribution of principal, in an amount equal to in the aggregate the Principal Distribution Amount in the following amounts and order of priority:

                    (1) the lesser  of (x) the Principal  Distribution Amount
               and (y) the Class A Principal Distribution Amount to the Class A Certificateholders, until the Certificate Principal Balance thereof is reduced to zero;

                    (2) the  lesser of  (x) the excess  of (i)  the Principal
               Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(b)(1) above and (y) the Class M-1 Principal Distribution Amount, to the Class M-1 Certificateholders, until the Certificate Principal Balance thereof is reduced to zero;

                    (3) the  lesser of  (x) the excess  of (i)  the Principal
               Distribution  Amount  over   (ii)  the  sum  of   the  amounts
               distributed  to  the  Class  A  Certificateholders  in  clause
               (ii)(b)(1) above and to the Class M-1 Certificateholders in clause (ii)(B)(2) above and (y) the Class M-2 Principal Distribution Amount, to the Class M-2 Certificateholders, until the Certificate Principal Balance thereof is reduced to zero;

                    (4) the  lesser of  (x) the excess  of (i)  the Principal
               Distribution  Amount  over   (ii)  the  sum  of   the  amounts
               distributed  to  the  Class  A  Certificateholders  in  clause
               (ii)(b)(1), the amount distributed to the Class M-1 Certificateholders in clause (ii)(b)(2) and the amount distributed to the Class M-2 Certificateholders in clause
               (ii)(b)(3) above and (y) the Class B Principal Distribution Amount, to the Class B Certificateholders, until the Certificate Principal Balance thereof is reduced to zero;

     (iii) any amounts remaining after the distributions in clauses (i) through (ii) above shall be distributed in the following order of priority:

               (a) to fund the Extra Principal Distribution Amount for such Distribution Date to be paid as a component of the Principal Distribution Amount in the same order of priority described in clause (ii) above;

               (b) to the Class M-1 Certificateholders, the related Unpaid Interest Shortfall Amount for such Distribution Date and then the related Loss Reimbursement Entitlement, if any, for such Distribution Date;

               (c) to the Class M-2 Certificateholders, the related Unpaid Interest Shortfall Amount for such Distribution Date and then the related Loss Reimbursement Entitlement, if any, for such Distribution Date;

               (d) to the Class B Certificateholders, the related Unpaid Interest Shortfall Amount for such Distribution Date and then the related Loss Reimbursement Entitlement, if any, for such Distribution Date;

               (e) to the Special Servicer, such amounts, if any, owed thereto as described in the Pooling and Servicing Agreement;

               (f) to the holders of the Class OC Certificates for deposit into the Excess Reserve Fund Account first to cover any Basis Risk Shortfall Amount and then to cover any Required Reserve Amount, and then to be released to the holders of the Class OC Certificates, such amounts, if any, as described in the Pooling and Servicing Agreement;

               (g) to the Master Servicer, the Extra Master Servicing Fee, as defined in the Pooling and Servicing Agreement; and

     (iv) to the holders of the Class R Certificates, the remaining amount.

     As more fully described in the Pooling and Servicing Agreement, any remaining Available Funds for such Distribution Date then on deposit in the Distribution Account will be distributed to the Master Servicer, in payment of unpaid servicing fees and reimbursement of certain outstanding Advances, and then to holders of the Residual Certificates.

DEFINITIONS

     The "Accrual Period" for the Offered Certificates for a given Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date and ending on the day immediately preceding such Distribution Date; provided, however, that the initial Accrual Period for the Offered Certificates will be the actual number of days included in the period commencing on the Closing Date and ending on and including April 26, 1998.

     The "Allocable Loss Amount" with respect to each Distribution Date means the excess, if any, of (a) the aggregate of the Certificate Principal Balances of all Classes of Offered Certificates (after giving effect to all distributions on such Distribution Date) over (b) the Pool Principal Balance as of the end of the preceding Due Period.

     The "Basic Principal Distribution Amount" means with respect to any Distribution Date the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

     The "Call Option Date" is the first Distribution Date on which the Pool Principal Balance is less than or equal to 10% of the Maximum Collateral Amount.

     The "Certificate Principal Balance" of any Class of Offered Certificates, as of any Distribution Date, will be equal to the Certificate Principal Balance thereof on the Closing Date (the "Original Certificate
Principal Balance") reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) with respect to any Mezzanine Certificates and the Class B Certificates, all related Allocable Loss Amounts applied in reduction of principal of such Certificates on all prior Distribution Dates.

     "Class A Principal Distribution Amount" means as of any Distribution Date (a) prior to the Stepdown Date or with respect to which a Trigger Event is in effect, the lesser of (i) 100% of the Principal Distribution Amount and
(ii) the aggregate Certificate Principal Balance of the Class A Certificates and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 51.70% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the greater of $807,002 and two times the current Principal Balance of the largest Mortgage Loan then outstanding.

     "Class M-1 Principal Distribution Amount" means as of any Distribution Date (a) with respect to which a Trigger Event is in effect, the lesser of
(i) 100% of the Principal Distribution Amount and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 68.70% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the greater of $807,002 and two times the current Principal Balance of the largest Mortgage Loan then outstanding.

     "Class M-2 Principal Distribution Amount" means as of any Distribution Date (a) with respect to which a Trigger Event is in effect, the lesser of
(i) 100% of the Principal Distribution Amount and (ii) the aggregate Certificate Principal Balance of the Class M-2 Certificates and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.20% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the greater of $807,002 and two times the current Principal Balance of the largest Mortgage Loan then outstanding.

     "Class B Principal Distribution Amount" means as of any Distribution Date (a) with respect to which a Trigger Event is in effect, the lesser of
(i) 100% of the Principal Distribution Amount and (ii) the aggregate Certificate Principal Balance of the Class B Certificates and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (iv) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.20% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the greater of $807,002 and two times the current Principal Balance of the largest Mortgage Loan then outstanding.

     The "Delinquency Percentage," with respect to any Distribution Date and the related Due Period, is the fraction, expressed as a percentage, the numerator of which is the aggregate of the Principal Balances of all Mortgage Loans that are 60 or more days Delinquent, in foreclosure or relating to REO Properties as of the close of business on the last day of the related Due Period and the denominator of which is the Pool Principal Balance as of the close of business on the last day of such Due Period.

     A Mortgage Loan is "Delinquent" if any monthly payment due thereon is not made by the close of business on the day such monthly payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent", etc.

     A "Due Period" with respect to the any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     The "Extra Principal Distribution Amount" for any Distribution Date, is the lesser of (x) the General Excess Available Amount for such Distribution Date and (y) Overcollateralization Deficiency Amount for such Distribution Date.

     The "General Excess Available Amount" means with respect to each Distribution Date is the amount, if any, by which the Available Funds for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to clauses (i) and (ii) under "--Allocation of Available Funds" above.

     The "Interest Distributable Amount" for any Distribution Date and each Class of Offered Certificates equals the sum of (i) the Monthly Interest Distributable Amount for such Class for such Distribution Date and (ii) the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

     "Loss Reimbursement Entitlement" means, with respect to any Distribution Date and the Class M-1 Certificates, Class M-2 Certificates or Class B Certificates, the amount of Allocable Loss Amounts applied to the reduction of the Certificate Principal Balance of such Class and not reimbursed pursuant to "--Allocation of Available Funds" above as of such Distribution Date.

     The "Maximum Collateral Amount" means the Pool Principal Balance as of the Cut-off Date.

     The "Monthly Interest Distributable Amount" for any Distribution Date and each Class of Offered Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     An "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the related Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount but without giving effect to any Allocable Loss Amounts on such Distribution Date.

     "Overcollateralization Release Amount" means, with respect to any Distribution Date after the Stepdown Date on which an Overcollateralization Stepdown Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of
(i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied to as a principal payment on the Offered Certificates on such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

     The "Overcollateralization Target Amount" means with respect to (a) any Distribution Date occurring prior to the Stepdown Date, an amount equal to 1.90% of the Maximum Collateral Amount; and (b) with respect to any Distribution Date on or after such Stepdown Date, an amount equal to the greater of (x) the lesser of (i) 1.90% of the Maximum Collateral Amount and
(ii) 3.80% of the Pool Principal Balance as of the end of the related Due Period and (y) the greater of $807,002 and two times the current Principal Balance of the largest Mortgage Loan then outstanding.

     The "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (i) the Pool Principal Balance on the last day of the immediately preceding Due Period exceeds (ii) the aggregate Certificate Principal Balance of the Offered Certificates as of such Distribution Date after giving effect to distributions to be made on such Certificates on such Distribution Date.

     The "Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount for such Distribution Date.

     A "Principal Prepayment" with respect to any Distribution Date is any mortgagor payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     The "Principal Remittance Amount" means with respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected on the Mortgage Loans by the Master Servicer in the related Due Period, (ii) the principal portion of all partial and full principal prepayments of such Mortgage Loans applied by the Master Servicer during such Due Period,
(iii) the principal portion of all Net Liquidation Proceeds and Insurance Proceeds received during such Due Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, required to be deposited to the Collection Account during such Due Period, (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account during such Due Period, and (vi) on the Distribution Date on which the Trust Fund is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price, in respect of principal.

     A "Realized Loss" with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Mortgage Loan") is (i) the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to the Master Servicer or Special Servicer for related Advances, Servicing Advances, Servicing Fees and the Special Servicer Incentive Fee (such amount, the "Net Liquidation Proceeds") in respect of such Mortgage Loan and (ii) with respect to certain Mortgage Loans the principal balances or the scheduled payments of principal and interest of which have been reduced in connection with bankruptcy proceedings, (a) in the case of a reduction of the principal balance of a Mortgage Loan, the amount of such principal reduction, and (b) in the case of a reduction in the scheduled payments of principal and interest of a Mortgage Loan, the net present value (using as the discount rate the higher of the Loan Rate on such Mortgage Loan or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured.

     The   "Rolling  Delinquency  Percentage"  means,  with  respect  to  any
Distribution Date, the average of the Delinquency Percentages with respect to the last day of each of the three immediately preceding Due Periods.

     The   "Senior  Credit  Enhancement  Percentage,"  with  respect  to  any
Distribution Date,  is the  percentage obtained  by dividing  (i) the  sum of
(a) the aggregate of the Certificate Principal Balances of the Mezzanine Certificates and the Class B Certificates and (b) the Overcollateralized Amount, in each case after giving effect to the distributions of principal on such Distribution Date, by (ii) the Pool Principal Balance as of the end of the related Due Period.

     The  "Senior   Specified  Enhancement   Percentage"  on   any  date   of
determination thereof means 48.30%.

     The "Stepdown Date" means the earlier of (A) the Distribution Date on which the Certificate Principal Balance of the Senior Certificates equals zero and (B) the later to occur of (x) the Distribution Date in March 2001 and (y) the first Distribution Date on which the Senior Credit Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

     A "Trigger Event" has occurred on any  Distribution Date, if the Rolling
Delinquency  Percentage  exceeds   42%  of  the  Senior   Credit  Enhancement
Percentage for such Distribution Date.

     An "Overcollateralization  Stepdown Trigger Event"  means the occurrence
on any Distribution  Date of both of the following:   (i) the Cumulative Loss
Trigger has occurred and (ii) the Trigger Event has occurred.

     The "Cumulative Loss Trigger" has occurred on a Distribution Date if cumulative Realized Losses as of such Distribution Date exceed the percentages of the Maximum Collateral Amount set forth below with respect to such Distribution Date.



							     PERCENTAGE OF
                                                             THE MAXIMUM
DISTRIBUTION DATE					     COLLATERAL AMOUNT
-----------------					     -----------------

April 1998 to March 2001  . . . . . . . . . . . . . . . . . . .         1.20%
April 2001 to March 2002  . . . . . . . . . . . . . . . . . . .         2.10%
April 2002 to March 2003  . . . . . . . . . . . . . . . . . . .         2.60%
April 2003 to March 2004  . . . . . . . . . . . . . . . . . . .         2.90%
April 2004 to March 2005  . . . . . . . . . . . . . . . . . . .         3.20%
April 2005 and thereafter . . . . . . . . . . . . . . . . . . .         3.30%

     The "Unpaid Interest Shortfall Amount" means (i) for each Class of Offered Certificates and the first Distribution Date, zero, and (ii) with respect to each Class and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

PASS-THROUGH RATES

     The Pass-Through Rate for each Class of Offered Certificates for a particular Distribution Date is a per annum rate equal to the lesser of (a) the sum of (i) One-Month LIBOR on the related LIBOR Determination Date (as defined herein) and (ii) the related Pass-Through Margin and (b) the Available Funds Cap. The Pass-Through Margins for the Class A, Class M-1, Class M-2 and Class B Certificates will be equal to 0.195% (19.5 basis points), 0.45% (45 basis points), 0.65% (65 basis points), and 1.25% (125 basis points), respectively, until the first Distribution Date following the Call Option Date, and 0.39% (39 basis points), 0.90% (90 basis points), 1.30% (130 basis points) and 2.50% (250 basis points), respectively, on and after such Distribution Date. As to any Distribution Date, the "Available Funds Cap" is a rate per annum equal to the weighted average of the Loan Rates on the Mortgage Loans outstanding as of the first day of the related Due Period, net of the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate. The sum of the Servicing Fee Rate and the Trustee Fee Rate will be approximately 0.51375%. The "Call Option Date" is the first Distribution Date on which the Pool Principal Balance (as defined herein) is less than or equal to 10% of the Maximum Collateral Amount (as defined herein). The Pass-Through Rates for the Class A, Class M-1, Class M-2 and Class B Certificates for the Distribution Date in April 1998 will be 5.8825%, 6.1375%, 6.3375% and 6.9375%, respectively, per annum. See "Calculation of One-Month LIBOR" herein.

     If on any Distribution Date, the Pass-Through Rate for any Class of Offered Certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to the Available Funds Cap, up to the Maximum Cap, over (ii) the amount of interest such Class of Offered Certificates received on such Distribution Date based on the Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Class of Offered Certificates, without giving effect to the Available Funds Cap) is the "Basis Risk Shortfall Amount" for such Class of Offered Certificates. Any Basis Risk Shortfall Amount on any Class of Offered Certificates will be paid on future Distribution Dates from and to the extent of funds available therefor in the Excess Reserve Fund Account (as described herein). The ratings on the Offered Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Amount.

     The "Maximum Cap" for any Distribution Date is a per annum rate equal to the weighted average of the Loan Rate on the Fixed Rate Mortgage Loans and the Maximum Loan Rate on the Adjustable Rate Mortgage Loans, in each case outstanding as of the first day of the related Due Period, net of the sum of
(i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period following the initial Accrual Period (each such date, a "LIBOR Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Accrual Period for the Offered Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market
(i) with an established place of business in London, (ii) whose quotations appear on the Telerate Page 3750 on the LIBOR Determination Date in question,
(iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by or under common control with, the Depositor, the Master Servicer or any successor Master Servicer. The One-Month LIBOR value for the initial Accrual Period will be 5.6875% per annum.

     On  each LIBOR  Determination  Date,  One-Month  LIBOR for  the  related
Accrual Period for the Offered Certificates will be established by the Trustee as follows:

          (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

          (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New
     York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

     The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

APPLICATION OF ALLOCABLE LOSS AMOUNTS

     Following any reduction of the Overcollateralization Amount to zero, any Allocable Loss Amounts will be applied, sequentially, in reduction of the Certificate Principal Balances of the Class B Certificates, the Class M-2
Certificates and the Class M-1 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero. The Certificate Principal Balance of the Senior Certificates will not be reduced by any application of Allocable Loss Amounts. The reduction of the Certificate Principal Balance of any applicable Class of Offered Certificates by the application of Allocable Loss Amounts entitles such Class to reimbursement in an amount equal to the Loss Reimbursement Entitlement. Each such Class of Offered Certificates will be entitled to receive its Loss Reimbursement Entitlement, or any portion thereof, in accordance with the payment priorities specified herein. Payment in respect of Loss Reimbursement Entitlements will not reduce the Certificate Principal Balance of the related Class or Classes.

EXCESS RESERVE FUND ACCOUNT

     The Pooling and Servicing Agreement establishes an account (the "Excess Reserve Fund Account"), which is held in trust, as part of the Trust Fund, by the Trustee on behalf of the Offered Certificateholders. The Excess Reserve Fund Account will not be an asset of any REMIC. Certificateholders of each Class of Offered Certificates in the order of their priority of payment will be entitled to receive payments from the Excess Reserve Fund Account to the extent of amounts on deposit therein pursuant to the Pooling and Servicing Agreement in an amount equal to any Basis Risk Shortfall Amount for such Class of Certificates. On the Closing Date, $1,000 will be deposited into the Excess Reserve Fund Account. Thereafter, if the Available Funds Cap exceeds One-Month LIBOR by less than 0.25%, the amount to be held in the
Excess Reserve Fund Account (the "Required Reserve Amount") on any Distribution Date thereafter shall equal the greater of (i) 0.50% of the outstanding Class Certificate Balance of the Offered Certificates as of such Distribution Date and (ii) $5,000 and shall be funded from amounts otherwise to be paid to the Class OC Certificates. Any distribution by the Trustee from amounts in the Excess Reserve Fund Account shall be made on the applicable Distribution Date.

     Amounts on deposit in the Excess Reserve Fund Account in excess of $5,000 will be released therefrom and distributed to the holders of the Class OC Certificates on any Distribution Date on which the Available Funds Cap exceeds One-Month LIBOR by 0.25% or more.

REPORTS TO CERTIFICATEHOLDERS OF THE CERTIFICATES

     On each Distribution Date, the Trustee will forward to each holder of a Certificate and the Rating Agency a statement generally setting forth:

          (i) the amount of the distributions, separately identified, with respect to each Class of the Offered Certificates;

          (ii) the amount of such distributions set forth in clause (i) allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included therein;

          (iii) the amount of such distributions set forth in clause (i) allocable to interest and the calculation thereof;

          (iv) the amount of any Unpaid Interest Shortfall Amount with respect to each Class of Offered Certificates, separately identified;

          (v)       the    Overcollateralization     Target    Amount     and
     Overcollateralized Amount as of such Distribution Date;

          (vi)      the  Certificate  Principal  Balance  of  each  Class  of
     Offered   Certificates  after  giving  effect  to  the  distribution  of principal on such Distribution Date;

          (vii)     the Pool Principal Balance at  the end of the related Due
     Period;

          (viii) the amount of the Servicing Fee paid to or retained by the Master Servicer and the amount of compensation paid to the Special Servicer;

          (ix)      the amount of the Trustee Fee paid to the Trustee;

          (x)  the amount of Advances for the related Due Period;

          (xi) the number and aggregate Principal Balance of Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (xii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number, the Principal Balance of such Mortgage Loan as of the close of business on the last day of the related Due Period and the date of acquisition thereof;

          (xiii) the total number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

          (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month;

          (xv) the cumulative amount of Realized Losses;

          (xvi) any Overcollateralization Deficiency Amount after giving effect to the distribution of principal on such Distribution Date;

          (xvii) the Allocable Loss Amounts, if any, allocated to each Class of the Mezzanine and Subordinate Certificates and the Loss Reimbursement Entitlement owing to each Class of Mezzanine and Subordinate Certificates outstanding after giving effect to distributions thereof on such Distribution Date;

          (xviii)   whether a Trigger Event or Overcollateralization Stepdown
     Trigger Event has occurred and is continuing;

          (xix)     the amount of the Extra Principal Distribution Amount;

          (xx) the Pass-Through Rate for each Class of Offered Certificates for such Distribution Date; and

          (xxi) the amount on deposit in the Excess Reserve Fund Account on such Distribution Date and the Basis Risk Shortfall Amount owing to each Class of Offered Certificates after giving effect to distributions thereof on such Distribution Date.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

     The yield to maturity of the Offered Certificates, and particularly the Subordinate Certificates, will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Certificateholders of the Offered Certificates may not receive reimbursement for Realized Losses in the month following the occurrence of such losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to FNMA and FHLMC with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with FNMA and FHLMC standards.

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Seller or Master Servicer). Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" herein.

     Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Loan Rates on the Fixed Rate Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. As is the case with fixed rate Mortgage Loans, the Adjustable Rate Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors with Adjustable Rate Mortgage Loans may be inclined to refinance their Adjustable Rate Mortgage Loans with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Adjustable Rate Mortgage Loans may differ from that on the fixed rate Mortgage Loans because the amount of the monthly payments on the Adjustable Rate Mortgage Loans are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the Adjustable Rate Mortgage Loans will not have their initial Adjustment Date for one to five years after the origination thereof. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Adjustable Rate Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Loan Rates on the Delayed First Adjustment Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the Pooling and Servicing Agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of such Certificates. Unless and until the Overcollateralized Amount equals the Overcollateralization Target Amount, the General Excess Available Spread will be applied as distributions of principal of the Class or Classes of Certificates then entitled to distributions of principal, thereby reducing the weighted average lives thereof. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of the General Excess Available Spread. There can be no assurance as to when or whether the Overcollateralized Amount will equal the Overcollateralization Target Amount.

     The General Excess Available Spread generally is a function of the excess of interest collected or advanced on the Mortgage Loans over the interest required to pay interest on the Offered Certificates, the Trustee Fee, the Servicing Fee and, under certain conditions described herein, the Special Servicer Fee. Mortgage Loans with higher Loan Rates will contribute more interest to the General Excess Available Spread. Mortgage Loans with higher Loan Rates may prepay faster than Mortgage Loans with relatively lower Loan Rates in response to a given change in market interest rates. Any such disproportionate prepayments of Mortgage Loans with higher Loan Rates may adversely affect the amount of the General Excess Available Spread available to make accelerated payments of principal of the Offered Certificates.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from Class to Class.

ADDITIONAL INFORMATION

     The Depositor has filed certain yield tables and other computational materials with respect to certain Classes of the Offered Certificates with the Commission in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES

     The  timing of  changes  in the  rate  of Principal  Prepayments  on the
Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of Principal Prepayments is consistent with such investor's expectation. In general, the earlier a Principal Prepayment on the Mortgage Loans occurs, the greater the effect of such Principal Prepayment on an investor's yield to maturity. The effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of Principal Prepayments.

     The projected weighted average life of any Class of Offered Certificates is the average amount of time that will elapse from March 18, 1998 (the "Closing Date") until each dollar of principal is scheduled to be repaid to the investors in such Class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Loans- -Mortgage Loan Statistics."

     The "Assumed Final Maturity Date" for each Class of Offered Certificates is as set forth herein under "Description of the Certificates--General". The Assumed Final Maturity Date for each Class of Offered Certificates is the 13th Distribution Date following the Due Period in which the Principal Balances of all the Mortgage Loans have been reduced to zero, assuming that the Mortgage Loans pay in accordance with their terms. The weighted average life of each Class of Offered Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the related Assumed Final Maturity Date because (i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the Offered Certificates as described herein, (iii) the Overcollateralization Target Amount is as defined herein and (iv) the Majority Residual Interestholder or the Master Servicer may cause a termination of the Trust Fund as provided herein.

     The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. With respect to the Mortgage Loans, a 100% Prepayment Assumption assumes conditional prepayment rates of 4% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the related Mortgage Loans and an additional 1.647059% per annum (or more precisely 28/17%) in each month thereafter until the eighteenth month. Beginning in the eighteenth month and in each month thereafter during the life of the Mortgage Loans, a 100% Prepayment Assumption assumes a constant prepayment rate of 32% per annum each month. As used in the table, below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption i.e., no prepayments. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth.

     Each of the Prepayment Scenarios in the table on page S-55 assumes the respective percentages of Prepayment Assumption described thereunder.

     The tables on pages S-57 through S-60 were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables on pages S-57 through S-60. In addition, since the actual Mortgage Loans in the Trust Fund will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

     The percentages and weighted average lives in the tables on pages S-57 through S-60 were determined assuming that (the "Structuring Assumptions"):
(i) the Mortgage Loans consist of sixteen sub-pools of loans with the characteristics set forth in the table below, (ii) the Closing Date for the Offered Certificates occurs on March 18, 1998 and the Offered Certificates
were   sold  to   investors  by   the  Underwriter   on  the   Closing  Date,
(iii) distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in April 1998, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates-- Allocation of Available Funds"; (iv) the Accrual Period for each Distribution Date will consist of the actual number of days from and including the preceding Distribution Date (or the Closing Date in the case of the April 1998 Distribution Date) to and including the day immediately preceding such Distribution Date, (v) the prepayment rates are the percentages of the Prepayment Assumption set forth in the "Prepayment Scenarios" table below,
(vi) prepayments include thirty days' interest thereon, (vii) the Seller is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling and Servicing Agreement and no optional termination is exercised, except with respect to the entries identified by the row heading "Weighted Average Life (years) to Optional Termination" in the tables below, (viii) the Overcollateralization Target Amount is set initially as specified in the Pooling and Servicing Agreement and thereafter decreases in accordance with the provisions of the Pooling and Servicing Agreement, (ix) scheduled payments for all Mortgage Loans are received on the first day of each month (or in the case of the month of the Closing Date, the day following the Cut-off Date), the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans, (x) all Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (xi) such prepayments are received on the last day of each month commencing in the month of the Closing Date, (xii) One-Month LIBOR is at all times 5.6875%, (xiii) the Pass-Through Rates for the Class A, Class M-1, Class M-2 and Class B Certificates are 5.8825%, 6.1375% , 6.3375% and 6.9375%, respectively, until the Distribution Date following the Call Option Date, at which time such Pass-Through Rates are assumed to be 6.0775%, 6.5875%, 6.9875% and 8.1875%, respectively, (xiv) the Loan Rate for each Adjustable Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Loan Rates and Maximum Loan Rates), (xv) with respect to the Adjustable Mortgage Loans, the Index is equal to 5.71875%. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.


                             PREPAYMENT SCENARIOS

       Prepayment Scenario:       Scenario I  Scenario II   Scenario III   Scenario IV   Scenario V    Scenario VI
-----------------------------     ----------  -----------   ------------   -----------   ----------    -----------
 Prepayment Assumption                0%         50%            75%           100%          150%          200%



                    ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                              Months to
                                                Next                               Initial                 Original     Remaining
               Principal     Current  Loan   Adjustment    Gross      Lifetime     Periodic     Periodic   Months to    Months to
 Description   Balance ($)      Rate (%)        Date     Margin (%)   Cap (%)    Rate Cap (%)   Cap (%)    Maturity     Maturity
------------   -----------   -------------   ----------- ----------   --------   ------------   --------   ---------    ---------
6mo ARM           227,806.35     9.7522            2       6.2789     16.0368     1.0000         1.0000     180           176
6mo ARM         1,542,506.86     9.6342            1       5.1574     16.1239     1.0000         1.0000     360           355
6mo ARM         1,726,392.02     9.9201            2       6.1474     15.9839     1.3610         1.0402     360           355
6mo ARM         4,116,388.04     9.7873            3       5.2307     16.2096     1.0000         1.0000     360           357
6mo ARM         5,493,529.52     9.8833            4       5.4479     16.3739     1.0000         1.0000     360           358
6mo ARM         4,615,514.74     9.5666            5       5.4035     16.0110     1.0268         1.0000     360           358
6mo ARM         2,495,468.65    10.0938            6       5.6601     16.3983     1.0000         1.0000     360           355
Adjustable     17,206,380.94     9.8060            9       5.1792     16.3018     1.0183         1.0000     360           357
Adjustable    100,995,371.13    10.2931           22       5.5896     16.7870     2.2773         1.0000     360           358
Adjustable      1,737,436.50    10.5353           32       5.7778     17.2066     2.3426         1.1713     360           356
Adjustable      1,142,090.86    11.0945           59       5.6408     17.5945     2.7572         1.0000     360           359
Adjustable        133,355.26    10.5703           19       5.7563     17.0703     2.0000         1.0000     180           175
Fixed 15yr      1,992,442.46    10.8142           N/A       N/A         N/A         N/A           N/A       180           177
Fixed 20yr        448,076.81    10.7873           N/A       N/A         N/A         N/A           N/A       240           238
Fixed 30yr     16,655,402.72    10.6754           N/A       N/A         N/A         N/A           N/A       360           357
Fixed Balloon     872,167.04    11.0650           N/A       N/A         N/A         N/A           N/A       180           177


     Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Offered Certificates, and set forth the percentages of the Original Certificate Principal Balance of each such Class that would be outstanding after each of the dates shown, at various Prepayment Scenarios.


          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                                                 CLASS A
                                                           PREPAYMENT SCENARIO
Distribution Date                Scenario I   Scenario II   Scenario III     Scenario IV   Scenario V    Scenario VI
-----------------                ----------   -----------   ------------     -----------   ----------    -----------
Initial Percentage  . . . . .       100%          100%          100%               100%        100%         100%
                                 ----------   -----------   ------------     -----------   ----------    -----------
March, 1999 . . . . . . . . .        97            86            80                 75          64           52
March, 2000 . . . . . . . . .        96            67            54                 41          19            0
March, 2001 . . . . . . . . .        95            51            33                 18           0            0
March, 2002 . . . . . . . . .        94            37            25                 17           0            0
March, 2003 . . . . . . . . .        93            29            19                 12           0            0
March, 2004 . . . . . . . . .        92            25            14                  8           0            0
March, 2005 . . . . . . . . .        91            20            11                  5           0            0
March, 2006 . . . . . . . . .        90            17             8                  4           0            0
March, 2007 . . . . . . . . .        88            14             6                  2           0            0
March, 2008 . . . . . . . . .        87            12             5                  2           0            0
March, 2009 . . . . . . . . .        85            10             3                  1           0            0
March, 2010 . . . . . . . . .        83             8             3                  1           0            0
March, 2011 . . . . . . . . .        80             7             2                  0           0            0
March, 2012 . . . . . . . . .        78             5             1                  0           0            0
March, 2013 . . . . . . . . .        74             4             1                  0           0            0
March, 2014 . . . . . . . . .        71             4             1                  0           0            0
March, 2015 . . . . . . . . .        68             3             0                  0           0            0
March, 2016 . . . . . . . . .        64             2             0                  0           0            0
March, 2017 . . . . . . . . .        60             2             0                  0           0            0
March, 2018 . . . . . . . . .        55             1             0                  0           0            0
March, 2019 . . . . . . . . .        50             1             0                  0           0            0
March, 2020 . . . . . . . . .        45             1             0                  0           0            0
March, 2021 . . . . . . . . .        38             1             0                  0           0            0
March, 2022 . . . . . . . . .        32             0             0                  0           0            0
March, 2023 . . . . . . . . .        28             0             0                  0           0            0
March, 2024 . . . . . . . . .        23             0             0                  0           0            0
March, 2025 . . . . . . . . .        18             0             0                  0           0            0
March, 2026 . . . . . . . . .        12             0             0                  0           0            0
March, 2027 . . . . . . . . .         6             0             0                  0           0            0
March, 2028 . . . . . . . . .         0             0             0                  0           0            0
Weighted Average Life (years)
  to Maturity(1) . . . . . .        19.51         4.62          3.22               2.41         1.36        1.08
Weighted Average Life (years)
  to Optional Termination(1)        19.48         4.33          3.00               2.25         1.36        1.08


--------------------------------------------------
*  Rounded to the nearest whole percentage.

(1)  The weighted average life of any Class of Certificates  is determined by
     (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.


          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                                                CLASS M-1
                                                           PREPAYMENT SCENARIO
                                 -----------------------------------------------------------------------------------
Distribution Date                Scenario I   Scenario II   Scenario III     Scenario IV   Scenario V    Scenario VI
-----------------                ----------   -----------   ------------     -----------   ----------    -----------
Initial Percentage  . . . . .       100%          100%         	 100%            100%        100%            100%
March, 1999 . . . . . . . . .       100           100            100             100         100             100
March, 2000 . . . . . . . . .       100           100            100             100         100             100
March, 2001 . . . . . . . . .       100           100            100             100         100              69
March, 2002 . . . . . . . . .       100           100             75              51          84              25
March, 2003 . . . . . . . . .       100            89             57              35          43               7
March, 2004 . . . . . . . . .       100            74             43              23          22               0
March, 2005 . . . . . . . . .       100            61             32              16          11               0
March, 2006 . . . . . . . . .       100            51             24              11           3               0
March, 2007 . . . . . . . . .       100            42             18               7           0               0
March, 2008 . . . . . . . . .       100            35             14               5           0               0
March, 2009 . . . . . . . . .       100            29             10               3           0               0
March, 2010 . . . . . . . . .       100            24              8               0           0               0
March, 2011 . . . . . . . . .       100            20              6               0           0               0
March, 2012 . . . . . . . . .       100            16              4               0           0               0
March, 2013 . . . . . . . . .       100            13              3               0           0               0
March, 2014 . . . . . . . . .       100            11              1               0           0               0
March, 2015 . . . . . . . . .       100             9              0               0           0               0
March, 2016 . . . . . . . . .       100             7              0               0           0               0
March, 2017 . . . . . . . . .       100             6              0               0           0               0
March, 2018 . . . . . . . . .       100             4              0               0           0               0
March, 2019 . . . . . . . . .       100             4              0               0           0               0
March, 2020 . . . . . . . . .       100             2              0               0           0               0
March, 2021 . . . . . . . . .       100             0              0               0           0               0
March, 2022 . . . . . . . . .        96             0              0               0           0               0
March, 2023 . . . . . . . . .        84             0              0               0           0               0
March, 2024 . . . . . . . . .        70             0              0               0           0               0
March, 2025 . . . . . . . . .        54             0              0               0           0               0
March, 2026 . . . . . . . . .        37             0              0               0           0               0
March, 2027 . . . . . . . . .        17             0              0               0           0               0
March, 2028 . . . . . . . . .         0             0              0               0           0               0
Weighted Average Life (years)
  to Maturity(1) . . . . . .        27.15          9.52           6.47            5.12        5.20            3.61
Weighted Average Life (years)
  to Optional Termination(1)        27.06          8.69           5.87            4.68        4.07            2.91

--------------------------------------------
*  Rounded to the nearest whole percentage.

(1)  The weighted average life of any Class of Certificates  is determined by
     (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.


          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*


                                                                CLASS M-2
                                                           PREPAYMENT SCENARIO
                                 -----------------------------------------------------------------------------------
Distribution Date                Scenario I   Scenario II   Scenario III     Scenario IV   Scenario V    Scenario VI
-----------------                ----------   -----------   ------------     -----------   ----------    -----------
Initial Percentage  . . . . .       100%          100%          100%            100%           100%         100%
March, 1999 . . . . . . . . .       100           100           100             100            100          100
March, 2000 . . . . . . . . .       100           100           100             100            100          100
March, 2001 . . . . . . . . .       100           100           100             100            100           17
March, 2002 . . . . . . . . .       100           100            75              51             21            6
March, 2003 . . . . . . . . .       100            89            57              35             11            0
March, 2004 . . . . . . . . .       100            74            43              23              5            0
March, 2005 . . . . . . . . .       100            61            32              16              0            0
March, 2006 . . . . . . . . .       100            51            24              11              0            0
March, 2007 . . . . . . . . .       100            42            18               7              0            0
March, 2008 . . . . . . . . .       100            35            14               3              0            0
March, 2009 . . . . . . . . .       100            29            10               0              0            0
March, 2010 . . . . . . . . .       100            24             8               0              0            0
March, 2011 . . . . . . . . .       100            20             5               0              0            0
March, 2012 . . . . . . . . .       100            16             2               0              0            0
March, 2013 . . . . . . . . .       100            13             0               0              0            0
March, 2014 . . . . . . . . .       100            11             0               0              0            0
March, 2015 . . . . . . . . .       100             9             0               0              0            0
March, 2016 . . . . . . . . .       100             7             0               0              0            0
March, 2017 . . . . . . . . .       100             5             0               0              0            0
March, 2018 . . . . . . . . .       100             3             0               0              0            0
March, 2019 . . . . . . . . .       100             1             0               0              0            0
March, 2020 . . . . . . . . .       100             0             0               0              0            0
March, 2021 . . . . . . . . .       100             0             0               0              0            0
March, 2022 . . . . . . . . .        96             0             0               0              0            0
March, 2023 . . . . . . . . .        84             0             0               0              0            0
March, 2024 . . . . . . . . .        70             0             0               0              0            0
March, 2025 . . . . . . . . .        54             0             0               0              0            0
March, 2026 . . . . . . . . .        37             0             0               0              0            0
March, 2027 . . . . . . . . .        17             0             0               0              0            0
March, 2028 . . . . . . . . .         0             0             0               0              0            0
Weighted Average Life (years)
  to Maturity(1) . . . . .          27.15          9.45          6.41            4.96           3.84         2.74
Weighted Average Life (years)
  to Optional Termination(1)        27.06          8.69          5.87            4.56           3.60         2.59

---------------------------------------------
*  Rounded to the nearest whole percentage.

(1)  The weighted average life of any Class of Certificates  is determined by
     (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*


                                                                 CLASS B
                                                           PREPAYMENT SCENARIO
                                 -----------------------------------------------------------------------------------
Distribution Date                Scenario I   Scenario II   Scenario III     Scenario IV   Scenario V    Scenario VI
-----------------                ----------   -----------   ------------     -----------   ----------    -----------
Initial Percentage  . . . . .       100%          100%          100%            100%           100%          100%
March, 1999 . . . . . . . . .       100           100           100             100            100           100
March, 2000 . . . . . . . . .       100           100           100             100            100           100
March, 2001 . . . . . . . . .       100           100           100             100             54            14
March, 2002 . . . . . . . . .       100           100            75              51             19             0
March, 2003 . . . . . . . . .       100            89            57              35              6             0
March, 2004 . . . . . . . . .       100            74            43              22              0             0
March, 2005 . . . . . . . . .       100            61            32              13              0             0
March, 2006 . . . . . . . . .       100            51            24               6              0             0
March, 2007 . . . . . . . . .       100            42            16               1              0             0
March, 2008 . . . . . . . . .       100            35            10               0              0             0
March, 2009 . . . . . . . . .       100            29             5               0              0             0
March, 2010 . . . . . . . . .       100            23             2               0              0             0
March, 2011 . . . . . . . . .       100            18             0               0              0             0
March, 2012 . . . . . . . . .       100            13             0               0              0             0
March, 2013 . . . . . . . . .       100             9             0               0              0             0
March, 2014 . . . . . . . . .       100             6             0               0              0             0
March, 2015 . . . . . . . . .       100             4             0               0              0             0
March, 2016 . . . . . . . . .       100             1             0               0              0             0
March, 2017 . . . . . . . . .       100             0             0               0              0             0
March, 2018 . . . . . . . . .       100             0             0               0              0             0
March, 2019 . . . . . . . . .       100             0             0               0              0             0
March, 2020 . . . . . . . . .       100             0             0               0              0             0
March, 2021 . . . . . . . . .       100             0             0               0              0             0
March, 2022 . . . . . . . . .        96             0             0               0              0             0
March, 2023 . . . . . . . . .        84             0             0               0              0             0
March, 2024 . . . . . . . . .        70             0             0               0              0             0
March, 2025 . . . . . . . . .        54             0             0               0              0             0
March, 2026 . . . . . . . . .        37             0             0               0              0             0
March, 2027 . . . . . . . . .        15             0             0               0              0             0
March, 2028 . . . . . . . . .         0             0             0               0              0             0
Weighted Average Life (years)
  to Maturity(1)  . . . . . .       27.11          9.12          6.17            4.72           3.45          2.48
Weighted Average Life (years)
  to Optional Termination(1)        27.05          8.68          5.86            4.50           3.31          2.40


--------------------------------------------
*  Rounded to the nearest whole percentage.

(1)  The weighted average life of any Class of Certificates  is determined by
     (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.


                               USE OF PROCEEDS

     The  Depositor will apply  the net proceeds  of the sale  of the Offered
Certificates against the purchase price of the Mortgage Loans transferred to the Trust Fund.


               CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The  Pooling and  Servicing  Agreement  provides  that the  Trust  Fund, exclusive  of  the assets  held  in  the Excess  Reserve  Fund Account,  will comprise several Subsidiary  REMICs and a Master REMIC organized  in a tiered
REMIC structure.   Each Subsidiary  REMIC will  issue uncertificated  regular interests and those interests will be held entirely by  the REMIC immediately above it  in the tiered  structure.  Each  of the  Subsidiary REMICs and  the
Master  REMIC will  designate a  single class  of  interests as  the residual interest in that REMIC.  The Class R Certificates will represent ownership of the residual  interests in  each of the  REMICs.  Elections  will be  made to treat each  Subsidiary REMIC  and the  Master REMIC  as a  REMIC for  federal income tax purposes.

     Each Class  of Offered Certificates  and the Class OC  Certificates will represent  beneficial ownership  of  regular interests  issued by  the Master
REMIC.    In addition,  each  of the  Offered Certificates  will  represent a beneficial interest in the right to receive payments from  the Excess Reserve
Fund Account.

     Upon the issuance of  the Offered Certificates, Brown  & Wood LLP  ("Tax
Counsel"), will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Subsidiary REMIC and the Master REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the
"Code"). In addition, Tax Counsel will deliver an opinion concluding that the Excess Reserve Fund Account is an "outside reserve fund" that is beneficially owned by the Certificateholders of the Class OC Certificates.
Moreover, Tax Counsel will deliver an opinion concluding that the rights of the Certificateholders of the Offered Certificates to receive payments from the Excess Reserve Fund Account represent, for federal income tax purposes, interests in an interest rate cap contract.

TAXATION OF REGULAR INTERESTS

     A Certificateholder of  a Class of Offered Certificates  will be treated for federal income tax purposes as owning an interest in regular interests in the Master  REMIC.  The  Offered Certificates will also  represent beneficial ownership of an  interest in a  limited recourse  interest rate cap  contract
(the "Cap  Contract").   A Certificateholder of  an Offered  Certificate must
allocate  its purchase  price for  the  Offered Certificate  between its  two components  -- the  REMIC regular  interest  component and  the Cap  Contract component (the value of  which should be nominal).  For information reporting purposes,  the  Trustee  will  assume  that,  with  respect  to  any  Offered
Certificate, the Cap Contract component will have only nominal value relative
to  the value  of the regular  interest component.   The IRS  could, however,
argue that the  Cap Contract component has  a greater than de  minimis value, and if  that argument  were to be  sustained, the regular  interest component could be  viewed as having been  issued with original issue  discount ("OID")
(which  could  cause the  total amount  of discount  to exceed  a statutorily
defined  de  minimis amount).    See  "Certain  Material Federal  Income  Tax
Considerations" in the Prospectus.

     Upon the sale, exchange, or other disposition of an Offered Certificate, the  Certificateholder must  allocate  the amount  realized  between the  two components  of the  Offered Certificate  based  on the  relative fair  market
values of those components at  the time of sale.   Assuming that an   Offered
Certificate is held as a "capital  asset" within the meaning of section  1221 of the  Code, gain  or loss  on the  disposition of  an interest  in the  Cap
Contract component should  be capital gain or loss, and, gain  or loss on the disposition  of  the  regular  interest  component  should,  subject  to  the
limitation described  below, be capital  gain or loss.   Gain attributable to
the regular interest  component of an Offered Certificate  will be treated as
ordinary income,  however,  to the  extent such  gain does  not  exceed   the
excess, if  any, of  (i) the amount  that would  have been includible  in the
Certificateholder's  gross  income  with  respect  to  the  regular  interest component had  income  thereon  accrued  at  a rate  equal  to  110%  of  the applicable federal rate as defined in section 1274(d) of the  Code determined as of the  date of purchase of  the Offered Certificate over  (ii) the amount actually included in such Certificateholder's income.

     The maximum tax rate on noncorporate taxpayer's on capital gain realized upon the disposition of Offered Certificates is 20 percent if the Offered
Certificates are held for at  least 18 months, and 28 percent if  the Offered
Certificates are held for more than one year but not more than 18 months.

     Interest  on  a  regular  interest  must  be  included  in  income by  a
Certificateholder under the  accrual method of accounting,  regardless of the
Certificateholder's regular method  of accounting.   In  addition, a  Regular
interest  could be  considered to have  been issued  with OID.   See "Certain
Material   Federal  Income  Tax  Considerations"  in  the  Prospectus.    The
prepayment assumption that will be used to  in determining the accrual of any
OID, market discount, or  bond premium, if any, will be a  rate equal to 100%
of the  Prepayment Assumption.  No  representation is made  that the Mortgage
Loans will prepay at such a rate or at any other rate.   OID must be included
in income as it accrues on a constant yield method, regardless of whether the
Certificateholder receives currently the cash attributable to such OID.

STATUS OF THE OFFERED CERTIFICATES

     The regular interest component of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent a regular interest represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section
856(c)(3) of the Code. The Cap Contract component of an Offered Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

THE EXCESS RESERVE FUND ACCOUNT

     As  indicated  above,  a  portion  of  the  purchase  price  paid  by  a
Certificateholder to acquire an  Offered Certificate will be  attributable to the Cap Contract  component of the Offered  Certificate.  The portion  of the overall purchase  price attributable to  the Cap Component must  be amortized over the life of the  Offered Certificate, taking into account the  declining
balance  of the  related regular  interest component.   Treasury  regulations
concerning  notional  principal  contracts  provide  alternative methods  for
amortizing the purchase  price of an interest  rate cap contract.   Under one
method -- the level yield constant interest  method -- the price paid for  an interest rate cap is amortized over the life of the cap as though it were the
principal  amount  of   a  loan  bearing  interest  at   a  reasonable  rate.
Certificateholders  are urged  to consult  their tax advisors  concerning the methods that can  be employed to amortize  the portion of the  purchase price paid for the Cap Contract component of an Offered Certificate.

     Any payments  made to a  Certificateholder from the Excess  Reserve Fund
Account  will be  treated  as  periodic  payments on  an  interest  rate  cap
contract.   To the  extent the  sum of  such periodic payments  for any  year exceed that year's  amortized cost of the Cap Contract component, such excess is ordinary income.  If for any year the amount of that year's amortized cost exceeds  the sum  of the periodic  payments, such  excess is allowable  as an ordinary deduction.

NON-U.S. PERSONS

     Interest paid  to or accrued  by a  Certificateholder who is  a non-U.S.
Person  will be considered  "portfolio interest", and will  not be subject to
U.S.  federal  income  tax  and  withholding  tax,  if  the  interest is  not effectively  connected with  the conduct  of a trade  or business  within the
United States  by the  non-U.S. Person  and the  non-U.S. Person  (i) is  not
actually or constructively a "10 percent shareholder" of the Trust Fund  or a
"controlled foreign corporation"  with respect to which  the Trust Fund is  a
"related person" within the meaning of  the Code and (ii) provides the  Trust
Fund or  other person  who is otherwise  required to  withhold U.S.  tax with respect to  the Offered Certificates  with an appropriate statement  (on Form
W-8 or a similar  form), signed under penalties  of perjury, certifying  that the beneficial  owner of  the Offered  Certificate is  a non-U.S.  Person and
providing the non-U.S. Person's name and address.   If an Offered Certificate
is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement  to  the withholding  agent;  in  that  case, however,  the  signed statement must be  accompanied by a Form  W-8 or substitute form  provided by the non-U.S. Person that owns the Certificate.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an Offered Certificate by a non-U.S. Person will be exempt from United States federal income and withholding tax, provided that
(i) such gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

     For  purposes of the  foregoing discussion,  the term  "non-U.S. Person"
means  any person other than (i) a citizen  or resident of the United States;
(ii) a  corporation (or  entity treated  as a corporation  for tax  purposes)
created or organized  in the United  States or under the  laws of the  United
States or of any state thereof, including,  for this purpose, the District of
Columbia;  (iii) a partnership  (or entity treated  as a  partnership for tax purposes) organized  in the  United States or  under the  laws of  the United
States or of any state thereof, including,  for this purpose, the District of
Columbia (unless provided otherwise by  future Treasury regulations); (iv) an estate whose  income is includible in  gross income for United  States income tax purposes regardless of its source; or (v) a trust,  if a court within the
United States is able to exercise primary supervision over the administration of the  trust and  one or  more U.S. Persons  have authority  to control  all
substantial decisions of the trust.   Notwithstanding the last clause  of the
preceding  sentence, to the extent provided  in Treasury regulations, certain trusts in existence  on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax").
The Trust Fund will not accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.

BACKUP WITHHOLDING

     Certain Certificate Owners  may be subject to backup  withholding at the rate of 31% with  respect to interest paid on the Offered Certificates if the
Certificate Owners, upon issuance, fail to supply the Trustee or their broker with  their taxpayer  identification number,  furnish  an incorrect  taxpayer
identification  number,  fail   to  report  interest,  dividends,   or  other
"reportable payments"  (as defined in  the Code) properly, or,  under certain circumstances,  fail to provide the Trustee  or their broker with a certified statement, under  penalty of  perjury, that they  are not  subject to  backup withholding.

     The Trustee will be required to  report annually to the Internal Revenue
Service (the "IRS"), and to  each Certificateholder of record, the amount  of interest paid (and OID accrued, if any)  on the Offered Certificates (and the amount  of interest  withheld  for federal  income  taxes, if  any)  for each calendar  year, except  as to  exempt  holders (generally,  holders that  are corporations,  certain  tax-exempt organizations  or  nonresident aliens  who provide certification as  to their status as  nonresidents).  As long  as the only holder of record of a Class  of Offered Certificates is Cede, as nominee of DTC, the  IRS and Certificate  Owners of such  Class will receive tax  and other information, including the amount of interest paid on such Certificates owned, from  Participants and Financial  Intermediaries rather than  from the
Trustee.   (The  Trustee, however,  will  respond to  requests for  necessary information  to  enable Participants,  Financial  Intermediaries and  certain other persons to complete their  reports.)  Each non-exempt Certificate Owner will be required to  provide, under penalty of perjury, a  certificate on IRS form  W-9 containing  his  or  her name,  address,  correct federal  taxpayer identification number and a statement that he or she is not subject to backup
withholding.   Should  a  nonexempt  Certificate Owner  fail  to provide  the required  certification, the Participants or Financial Intermediaries (or the
Paying  Agent)  will  be  required  to  withhold  31%  of  the  interest (and principal) otherwise  payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Such  amounts will  be deemed  distributed  to the  affected Certificate
Owner for all purposes of the related Certificates and the Pooling and Servicing Agreement.


                                 STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered
Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.


                             ERISA CONSIDERATIONS

     Section 406 of the Employee  Retirement Income Security Act of 1974,  as
amended  ("ERISA"),  prohibits  "parties  in  interest"  with respect  to  an employee benefit  plan subject to  ERISA and/or a  plan or other  arrangement subject to the excise tax provisions set forth under Section 4975 of the Code
(each  of the  foregoing, a  "Plan")  from engaging  in certain  transactions involving  such  Plan  and  its  assets unless  a  statutory,  regulatory  or administrative exemption applies to the transaction. Section 4975 of the Code imposes  certain  excise  taxes on  prohibited  transactions  involving plans described under  that  Section;  ERISA authorizes  the  imposition  of  civil penalties  for  prohibited  transactions involving  plans  not  covered under
Section 4975 of the  Code. Any Plan fiduciary which proposes  to cause a Plan to  acquire any of  the Offered Certificates should  consult with its counsel with respect to  the potential consequences under  ERISA and the Code  of the
Plan's  acquisition   and  ownership   of  such   Certificates.  See   "ERISA
Considerations" in the Prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The  U.S. Department  of  Labor  (the "DOL")  has  granted to  Greenwich
Capital  Markets,  Inc. an  administrative exemption  (Prohibited Transaction
Exemption 90-59; Exemption Application No. D-8374) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The
Exemption applies to mortgage  loans such as the Mortgage Loans  in the Trust
Fund.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

          (1)   the acquisition  of the certificates  by a  Plan is  on terms
     (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3)  the certificates acquired by  the Plan have received a  rating at the time of such acquisition that is one of the three highest generic rating categories from Standard &  Poor's, a division of The McGraw-Hill
     Companies, Inc.  ("S&P"), Moody's  Investors Service,  Inc. ("Moody's"),
     Duff  & Phelps Credit  Rating Co. ("DCR")  or Fitch IBCA,  Inc. ("Fitch"
     and,  together  with  S&P,  Moody's  and  DCR,  the   "Exemption  Rating
     Agencies");

          (4) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The trust fund must also meet the following requirements:

               (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

               (ii) certificates in such other investment pools must have been rated in one of the three highest generic rating categories by an Exception Rating Agency for at least one year prior to the Plan's acquisition of certificates; and

               (iii)    certificates  evidencing  interests  in   such  other
          investment pools must have  been purchased by investors other  than
          Plans for  at least  one year  prior to  any Plan's acquisition  of certificates.

     Moreover, the Exemption provides relief from certain self-dealing/ conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent
(5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates and that all conditions of the Exemption other than those within the control of the investors will be met.

     BECAUSE THE  CHARACTERISTICS OF  THE CLASS M-1,  CLASS M-2  AND CLASS  B
CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF PTCE 83-1, THE EXEMPTION OR ANY
OTHER ISSUED EXEMPTION UNDER  ERISA, THE PURCHASE AND  HOLDING OF CLASS  M-1,
CLASS M-2 AND  CLASS B  CERTIFICATES BY  A PLAN OR  BY INDIVIDUAL  RETIREMENT
ACCOUNTS  OR OTHER PLANS  SUBJECT TO SECTION  4975 OF THE CODE  MAY RESULT IN
PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES.
CONSEQUENTLY, INITIAL ACQUISITIONS AND TRANSFERS  OF THE CLASS M-1, CLASS M-2
AND CLASS  B CERTIFICATES WILL  NOT BE REGISTERED  BY THE TRUSTEE  UNLESS THE
TRUSTEE RECEIVES:   (I) A REPRESENTATION  FROM THE ACQUIROR OR  TRANSFEREE OF
SUCH  CERTIFICATE,  TO THE  EFFECT THAT  SUCH TRANSFEREE  IS NOT  AN EMPLOYEE
BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT
TO SECTION 4975 OF  THE CODE, NOR A PERSON ACTING ON BEHALF  OF ANY SUCH PLAN
OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT
SUCH  TRANSFER  OR  (II)   IF  THE  PURCHASER  IS  AN  INSURANCE  COMPANY,  A
REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING
SUCH  CERTIFICATES  WITH FUNDS  CONTAINED  IN AN  "INSURANCE  COMPANY GENERAL
ACCOUNT" (AS  SUCH TERM IS DEFINED IN  SECTION V(E) OF PROHIBITED TRANSACTION
CLASS  EXEMPTION 95-60 ("PTCE 95-60"))  AND THAT THE  PURCHASE AND HOLDING OF
SUCH  CERTIFICATES ARE  COVERED UNDER  PTCE  95-60.   SUCH REPRESENTATION  AS
DESCRIBED ABOVE  SHALL BE  DEEMED TO  HAVE BEEN  MADE TO  THE TRUSTEE  BY THE
ACQUIROR OR  TRANSFEREE'S ACCEPTANCE  OF A CLASS  M-1, CLASS  M-2 OR  CLASS B
CERTIFICATE.    IN THE  EVENT  THAT  SUCH  REPRESENTATION IS  VIOLATED,  SUCH
ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered
Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                       LEGAL INVESTMENT CONSIDERATIONS

     The Class A Certificates and  the Class M-1 Certificates will constitute
"mortgage  related securities" for purposes of  the Secondary Mortgage Market
Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest  rating categories by at  least one nationally recognized statistical rating organization and, as such,  are legal investments for certain entities
to the  extent provided  for in SMMEA.   The  Class M-2 Certificates  and the
Class B Certificates will not constitute "mortgage related securities"  under
SMMEA.   Accordingly,  many institutions  with legal  authority to  invest in
"mortgage related securities" may not be legally authorized to invest in  the
Class M-2 Certificates or the Class B Certificates.

     There may be restrictions on the ability of certain investors, including depository  institutions, either to purchase  the Certificates or to purchase
Certificates representing more than a  specified percentage of the investor's
assets.   Investors should  consult their own  legal advisors  in determining whether and to what extent  the Certificates constitute legal investments for such investors.

                            METHOD OF DISTRIBUTION

     Subject  to the  terms  and  conditions set  forth  in the  Underwriting
Agreement  between the  Depositor and  the Underwriter  (an affiliate  of the
Depositor), the  Depositor has  agreed to  sell to  the Underwriter,  and the
Underwriter  has  agreed   to  purchase  from  the  Depositor,   the  Offered
Certificates.   In connection with the sale  of the Offered Certificates, the
Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Depositor has  been advised by  the Underwriter  that it intends  to make a  market in the  Offered Certificates but  has no obligation to  do so.
There  can  be  no  assurance  that  a  secondary  market  for  the   Offered
Certificates will develop or, if it does develop, that it will continue.

     The Underwriter proposes to offer the Offered Certificates in part directly to purchasers at the initial public offering prices set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such prices less concessions not to exceed 0.10%, 0.21%, 0.27% and 0.60% of the respective Certificate Principal Balances of the Class A, Class
M-1, Class M-2 and Class B Certificates. The Underwriter may allow, and such dealers may reallow, concessions not to exceed 0.06%, 0.126%, 0.162%, and 0.36% of the respective Certificate Principal Balances of the Class A, Class
M-1,  Class M-2  and Class  B  Certificates to  certain brokers  and dealers.
After the Offered Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriter.

     Until the distribution of the Offered Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Offered Certificates.
Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor  nor the Underwriter  makes any representation  or prediction  as  to  the  direction  or  magnitude  of  any  effect  that  the
transactions  described  above  may  have   on  the  prices  of  the  Offered
Certificates.  In  addition, neither the Depositor nor  the Underwriter makes any representation that  the Underwriter will engage in  such transactions or that such  transactions,  once commenced,  will not  be discontinued  without notice.

     After the initial public offering of the Offered Certificates, the public offering price and such concessions may be changed.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                LEGAL MATTERS

     Certain legal  matters in  connection with the  issuance of  the Offered
Certificates will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, New York, New York, and for the Seller by Morrison &
Foerster LLP, New York, New York.


                                   RATINGS

     It is a condition to the issuance of the Offered Certificates that (i) the Class A Certificates be rated "Aaa" by Moody's Investors Service
("Moody's") and "AAA" by Duff & Phelps Credit Rating Company ("DCR" and, together with Moody's the "Rating Agencies"), (ii) the M-1 Certificates be rated "Aa2" by Moody's and "AA" by DCR, (iii) the M-2 Certificates be rated
"A2"  by Moody's and  "A" by DCR and  (iv) the Class  B Certificates be rated
"Baa2" by Moody's and "BBB" by DCR.

     The  ratings assigned by  Moody's to mortgage  pass-through certificates address  the likelihood of the  receipt of all  distributions on the mortgage loans by  the  related certificateholders  under the  agreements pursuant  to
which such certificates are issued.   Moody's ratings take into consideration
the credit quality of the related mortgage pool, including any credit support providers,  structural and legal  aspects associated with  such certificates, and the extent to which  the payment stream on the mortgage pool  is adequate to make the  payments required by such certificates.  Moody's ratings on such certificates do not,  however, constitute a statement regarding  frequency of prepayments of the mortgage loans.

     Similarly,   the  ratings  assigned  by  DCR  to  mortgage  pass-through certificates address  the likelihood of  the receipt of all  distributions on the  mortgage loans  by the  related certificateholders under  the agreements
pursuant  to which  such  certificates are  issued.   DCR  ratings take  into
consideration the credit quality of  the related mortgage pool, including any credit  support providers, structural and legal  aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required  by such certificates.  DCR ratings on  such  certificates do  not,  however,  constitute a  statement  regarding frequency of prepayments of the mortgage loans.

     The ratings  on the Offered  Certificates address the likelihood  of the receipt by  the holders of the  Offered Certificates of all  distributions on the Mortgage  Loans to which they are  entitled.  The ratings  on the Offered
Certificates also address the structural, legal and issuer-related aspects of
the  Offered Certificates, including  the nature of  the Mortgage Loans.   In
general, the  ratings on the Offered Certificates address credit risk and not prepayment risk.  The  ratings on the Offered  Certificates do not  represent any assessment of  the likelihood that principal prepayments  of the Mortgage
Loans  will be made  by borrowers  or the  degree to which  the rate  of such prepayments might  differ from that  originally anticipated.  The  ratings on the Offered Certificates  do not address the likelihood of the payment of any
Basis Risk Shortfall  Amount.  As a  result, the initial ratings  assigned to the Offered Certificates  do not address the possibility that  holders of the
Offered Certificates might suffer a lower than anticipated yield in the event of  principal  payments  on  the Offered  Certificates  resulting  from rapid prepayments of the Mortgage  Loans or the  application of the General  Excess
Available Amount as  described herein, or in the event that the Trust Fund is terminated prior to the Assumed Final Maturity Date of the Classes of Offered
Certificates.

     The Depositor has  not engaged any  rating agency other than  the Rating
Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered
Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered
Certificates by the Rating Agencies.

     A  security  rating  is not  a  recommendation  to  buy,  sell  or  hold securities and may  be subject to revision  or withdrawal at any time  by the
assigning  rating organization.   Each  security rating  should  be evaluated
independently of any  other security rating.   In the event that  the ratings
initially  assigned to any of the Offered Certificates by the Rating Agencies
are subsequently lowered for any reason, no  person or entity is obligated to provide any  additional support  or credit enhancement  with respect  to such
Offered Certificates.

                            INDEX OF DEFINED TERMS


Accrual Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
Adjustable Rate Mortgage Loans  . . . . . . . . . . . . . . . . . . S-2, S-15
Adjustment Date . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-22
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
Allocable Loss Amount . . . . . . . . . . . . . . . . . . . . . . . S-7, S-45
Assumed Final Maturity Date . . . . . . . . . . . . . . . . . . . . . .  S-54
Available Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
Available Funds Cap . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-49
Balloon Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Balloon Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Basic Principal Distribution Amount . . . . . . . . . . . . . . . . . .  S-45
Basis Risk Shortfall Amount . . . . . . . . . . . . . . . . . . . . S-6, S-49
BCD Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Call Option Date  . . . . . . . . . . . . . . . . . . . . . . S-5, S-45, S-49
Cap Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Cedel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Cedel Participant . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
Certificate Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Certificate Principal Balance . . . . . . . . . . . . . . . . . . . S-2, S-45
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-39
Chase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Citibank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Class A Principal Distribution Amount . . . . . . . . . . . . . . . . .  S-45
Class B Principal Distribution Amount . . . . . . . . . . . . . . . . .  S-46
Class M-1 Principal Distribution Amount . . . . . . . . . . . . . . . .  S-45
Class M-2 Principal Distribution Amount . . . . . . . . . . . . . . . .  S-46
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-54
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . .  inside cover
Compensating Interest . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Contributions Tax . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Cumulative Loss Trigger . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-2, S-15
Cut-off Date Principal Balance  . . . . . . . . . . . . . . . . . . . . . S-1
DCR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-64, S-66
Debt Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
Defective Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . .  S-35
Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
Definitive Certificate  . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Delayed First Adjustment Mortgage Loan  . . . . . . . . . . . . . . S-3, S-15
Delinquency Percentage  . . . . . . . . . . . . . . . . . . . . . . . .  S-46
Delinquent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-2
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . .  inside cover
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Directing Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . S-4, S-39
DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Due Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Due Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
Eligible Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
Eligible Substitute Mortgage Loan . . . . . . . . . . . . . . . . . . .  S-35
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-63
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Euroclear Participant . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
European Depositaries . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Excess Reserve Fund Account . . . . . . . . . . . . . . . . . . . . S-6, S-50
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
Exemption Rating Agencies . . . . . . . . . . . . . . . . . . . . . . .  S-64
Extra Principal Distribution Amount . . . . . . . . . . . . . . . . . .  S-46
Financial Intermediary  . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Fitch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
Fixed Rate Mortgage Loans . . . . . . . . . . . . . . . . . . . . . S-2, S-15
Foreclosure Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
General Excess Available Amount . . . . . . . . . . . . . . . . . . . .  S-47
Gross Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-22
HUD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Initial Subsidiary REMIC  . . . . . . . . . . . . . . . . . . . . . . . . S-8
Interest Distributable Amount . . . . . . . . . . . . . . . . . . . . .  S-47
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
LIBOR Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
LIBOR Determination Date  . . . . . . . . . . . . . . . . . . . . . . .  S-49
Liquidated Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . .  S-48
Loan Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Loss Reimbursement Entitlement  . . . . . . . . . . . . . . . . . . . .  S-47
Majority Residual Interestholder  . . . . . . . . . . . . . . . . . . . . S-8
Master REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-2
Maximum Cap . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-49
Maximum Collateral Amount . . . . . . . . . . . . . . . . . . . . . . .  S-47
Maximum Loan Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Mezzanine Certificates  . . . . . . . . . . . . . . . . . . . . . . S-1, S-39
Minimum Loan Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Monthly Interest Distributable Amount . . . . . . . . . . . . . . . . .  S-47
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-64, S-66
Mortgage Loan Schedule  . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . cover
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . S-1, S-15
Net Gains/(Losses)  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Net income from foreclosure property  . . . . . . . . . . . . . . . . .  S-62
Net Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . .  S-48
Non-U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Ocwen . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Offered Certificates  . . . . . . . . . . . . . . . . . . . . . . . S-1, S-39
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
One-Month LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Original Certificate Principal Balance  . . . . . . . . . . . . . . S-1, S-45
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
Overcollateralization Deficiency Amount . . . . . . . . . . . . . . . .  S-47
Overcollateralization Release Amount  . . . . . . . . . . . . . . . . .  S-47
Overcollateralization Stepdown Trigger Event  . . . . . . . . . . . . .  S-48
Overcollateralization Target Amount . . . . . . . . . . . . . . . . . .  S-47
Overcollateralized Amount . . . . . . . . . . . . . . . . . . . . . . .  S-47
Pass-Through Margin . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-49
Pass-Through Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Periodic Rate Cap . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-63
Pool Principal Balance  . . . . . . . . . . . . . . . . . . . . . .  S-1, S-6
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . S-1, S-39
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
Prepayment Interest Shortfall . . . . . . . . . . . . . . . . . . . . .  S-37
Prepayment Period . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Principal Distribution Amount . . . . . . . . . . . . . . . . . . . . .  S-47
Principal Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Principal Remittance Amount . . . . . . . . . . . . . . . . . . . . . .  S-47
Prohibited Transactions Tax . . . . . . . . . . . . . . . . . . . . . .  S-62
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . .  inside cover
PTCE 95-60  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . .  inside cover
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
Qualifying Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-66
Realized Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4, S-39
Reference Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Regular Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . cover
Required Reserve Amount . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Reserve Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Residual Certificates . . . . . . . . . . . . . . . . . . . . . . . S-1, S-39
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
Rolling Delinquency Percentage  . . . . . . . . . . . . . . . . . . . .  S-48
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-2, S-27
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-39
Senior Credit Enhancement Percentage  . . . . . . . . . . . . . . . . .  S-48
Senior Specified Enhancement Percentage . . . . . . . . . . . . . . . .  S-48
Servicing Advance . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-65
Special Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-31
Special Servicer Fee  . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Special Servicer Incentive Fee  . . . . . . . . . . . . . . . . . . . .  S-31
Specially Serviced Mortgage Loan  . . . . . . . . . . . . . . . . . . .  S-31
Stepdown Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Structuring Assumptions . . . . . . . . . . . . . . . . . . . . . . . .  S-54
Subordinate Certificates  . . . . . . . . . . . . . . . . . . . . . S-1, S-39
Subservicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Subsidiary REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Substitution Adjustment . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Telerate Page 3750  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Total Portfolio . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Trigger Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3, S-1
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-2
Trustee Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . cover
Unpaid Interest Shortfall Amount  . . . . . . . . . . . . . . . . . . .  S-48


                                   ANNEX I
        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except  in certain  limited circumstances,  the  globally offered  Ocwen
Mortgage  Loan Asset  Backed  Certificates,  Series  1998-OFS1  (the  "Global
Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The
Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S.
domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary  cross-market trading  between  Cedel  or  Euroclear  and  DTC
Participants    holding    Certificates    will     be    effected    on    a
delivery-against-payment basis  through the respective  Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders  (as  described below)  of  Global Securities  will  be
subject  to   U.S.  withholding  taxes  unless  such   holders  meet  certain
requirements  and deliver  appropriate U.S.  tax documents to  the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants.   Secondary market trading between DTC
Participants  will  be  settled  using  the  procedures applicable  to  prior mortgage loan asset backed certificates issues in same-day funds.

     Trading between Cedel  and/or Euroclear Participants.   Secondary market
trading between Cedel Participants or Euroclear  Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading  between DTC  seller and  Cedel  or Euroclear  purchaser.   When
Global Securities are to be transferred from the account of a DTC Participant to  the account  of  a  Cedel Participant  or  a  Euroclear Participant,  the
purchaser  will send  instructions  to  Cedel or  Euroclear  through a  Cedel
Participant  or Euroclear  Participant at  least  one business  day prior  to settlement. Cedel  or Euroclear will  instruct the respective  Depositary, as the case  may be, to receive  the Global Securities  against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment  date  to and excluding the settlement date, on the basis of the  actual number of days  in such accrual  period and a year  assumed to consist  of 360  days. For transactions  settling on  the 31st of  the month, payment will  include interest accrued to and excluding  the first day of the following month. Payment  will then be made  by the respective  Depositary of the  DTC Participant's  account against  delivery of  the Global  Securities.
After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Cedel
Participant's  or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest  on the Global Securities  will accrue from, the  value date
(which would be the preceding day  when settlement occurred in New York).  If settlement is  not  completed on  the intended  value date  (i.e., the  trade fails), the Cedel  or Euroclear cash  debt will be  valued instead as of  the actual settlement date.

     Cedel   Participants  and  Euroclear  Participants  will  need  to  make available to the  respective clearing systems the funds  necessary to process same-day  funds  settlement.  The  most  direct  means  of  doing  so  is  to preposition funds for settlement, either from cash on hand or existing  lines of  credit, as  they  would  for any  settlement  occurring within  Cedel  or
Euroclear. Under this approach, they may take on credit exposure to  Cedel or
Euroclear until the Global Securities are  credited to their accounts one day later.

     As an alternative, if  Cedel or Euroclear has extended a  line of credit to  them, Cedel  Participants  or  Euroclear Participants  can  elect not  to preposition  funds and allow  that credit line  to be drawn  upon the finance
settlement.   Under   this  procedure,   Cedel   Participants  or   Euroclear
Participants purchasing Global  Securities would incur overdraft  charges for one day, assuming they cleared the overdraft when the Global Securities  were credited to their accounts. However,  interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the  Global Securities earned  during that  one-day period  may substantially reduce or offset the amount  of such overdraft charges, although this  result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

     Trading between Cedel  or Euroclear Seller  and DTC Purchaser.   Due  to
time zone  differences  in  their  favor, Cedel  Participants  and  Euroclear
Participants  may employ their customary procedures for transactions in which
Global Securities  are to be  transferred by the respective  clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel  or Euroclear through a Cedel  Participant or Euroclear
Participant  at least one  business day prior  to settlement. In  these cases
Cedel or Euroclear will  instruct the respective Depositary, as  appropriate, to deliver  the Global  Securities to the  DTC Participant's  account against payment. Payment will include interest  accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of  the actual number  of days  in such accrual  period and a  year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued  to and excluding the first  day of the following month. The payment will then be reflected in the  account of the Cedel Participant or Euroclear Participant the following day, and receipt of the  cash proceeds in  the Cedel Participant's or  Euroclear Participant's
account would be back-valued to the value date (which would be  the preceding day, when settlement occurred in  New York). Should the Cedel  Participant or
Euroclear  Participant have  a line  of credit  with its  respective clearing system  and  elect to  be  in debt  in anticipation  of  receipt of  the sale proceeds in  its account,  the back-valuation  will extinguish any  overdraft incurred  over that  one-day period. If  settlement is  not completed  on the intended value date (i.e., the trade fails), receipt of the cash  proceeds in the  Cedel Participant's or Euroclear  Participant's account would instead be valued as of the actual settlement date.

     Finally,  day traders  that use  Cedel  or Euroclear  and that  purchase
Global Securities from DTC Participants for delivery to Cedel Participants or
Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b)  borrowing  the  Global  Securities  in  the U.S.  from  a  DTC
     Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel
     Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.)
will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form  W-8).  Beneficial owners of Global
Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).
If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S.  Persons with effectively connected  income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form
1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption  for  U.S. Persons  (Form W-9).    U.S. Persons  can  obtain a
complete  exemption from  the withholding  tax  by filing  Form W-9  (Payer's
Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure.  The Certificate Owner of a
Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S.  Person" means (i)  a citizen or  resident of the  United
States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or
(iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United
States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.
Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


============================================================================


PROSPECTUS
                           ASSET BACKED SECURITIES
                             (ISSUABLE IN SERIES)
                       FINANCIAL ASSET SECURITIES CORP.
                                  DEPOSITOR

    This  Prospectus  relates to  the issuance  of Asset  Backed Certificates
(the "Certificates")  and the Asset  Backed Notes (the "Notes"  and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a  "Series") by Financial Asset Securities Corp.
(the "Depositor") on  terms determined at the  time of sale and  described in this Prospectus and the related Prospectus  Supplement.  The Securities of  a
Series will evidence  beneficial ownership of a trust fund  (a "Trust Fund").
As  specified  in the  related Prospectus  Supplement, the  Trust Fund  for a
Series of  Securities will include  certain assets (the "Trust  Fund Assets")
which will primarily  consist of (i) closed-end and/or  revolving home equity loans  (the "Home  Equity Loans")  secured by  liens  on one-  to four-family residential properties, which may be subordinated to one or more senior liens on such  properties, (ii)  home improvement  installment sales contracts  and installment  loan  agreements  (the "Home  Improvement  Contracts")  that are either unsecured  or secured primarily by subordinate  liens on one- to four-
family residential properties, or by purchase money security interests in the home improvements  financed thereby  (the "Home  Improvements") and/or  (iii)
Private Asset Backed  Securities (as defined herein).  The  Home Equity Loans and the Home Improvement Contracts are collectively referred to herein as the
"Loans".   The Trust Fund  Assets will be  acquired by the  Depositor, either directly or  indirectly, from  one or more  institutions (each,  a "Seller"), which may be  affiliates of the Depositor,  and conveyed by the  Depositor to the related Trust  Fund.  A Trust  Fund also may include  insurance policies, reserve accounts,  reinvestment income, guaranties,  obligations, agreements, letters of credit  or other  assets to  the extent described  in the  related
Prospectus Supplement.

    Each  Series of Securities will be  issued in one or  more classes.  Each class  of Securities  of a  Series will  evidence beneficial  ownership of  a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage  (which may be 0%) or portion  of future principal payments on  the Trust Fund Assets  in the related  Trust Fund.  A  Series of
Securities  may include  one or  more  classes that  are senior  in  right of
payment to one or  more other classes of  Securities of such Series.   One or
more  classes  of  Securities  of  a   Series  may  be  entitled  to  receive
distributions of principal, interest or  any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified  events,  in each  case  as  specified  in the  related  Prospectus
Supplement.

    Distributions to Securityholders will  be made monthly, quarterly,  semi-
annually or at such other intervals and on the dates specified in the related
Prospectus Supplement.   Distributions on the Securities of  a Series will be
made from  the assets  of the  related Trust  Fund or Funds  or other  assets pledged for the benefit  of the Securityholders as  specified in the  related
Prospectus Supplement.

    The  related   Prospectus  Supplement  will  describe  any  insurance  or
guarantee  provided  with   respect  to  the  related  Series  of  Securities
including, without  limitation, any  insurance or  guarantee provided  by the
Department of Housing and Urban  Development, the United States Department of
Veterans' Affairs or any private insurer or  guarantor.  The only obligations of  the Depositor with  respect to a  Series of Securities will  be to obtain certain representations and warranties from each Seller and to assign to  the
Trustee  for the  related Series  of Securities  the Depositor's  rights with respect to such representations and warranties.  The principal obligations of the Master Servicer  named in the related Prospectus  Supplement with respect to the related Series of  Securities will be limited to obligations  pursuant to certain  representations and warranties  and to its  contractual servicing obligations, including  any  obligation it  may  have to  advance  delinquent payments on the Trust Fund Assets in the related Trust Fund.

    The yield  on each class of Securities  of a Series will  be affected by, among other things, the rate of payments of principal (including prepayments)
on the Trust Fund Assets in the related  Trust Fund and the timing of receipt
of  such  payments  as  described   herein  and  in  the  related  Prospectus
Supplement.   A Trust  Fund may  be subject  to early  termination under  the circumstances described herein and in the related Prospectus Supplement.

    If  specified in a  Prospectus Supplement,  one or more  elections may be made to treat the related Trust Fund or specified portions thereof as a "real
estate   mortgage  investment  conduit"  ("REMIC")  for  federal  income  tax purposes.  See "Certain Material Federal Income Tax Considerations."

    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN  INVESTMENT  IN  THE
SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 11.

   THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN, AND
    THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, THE RELATED TRUST
       FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE
         DEPOSITOR, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE
                              EXTENT DESCRIBED

 IN THE RELATED PROSPECTUS SUPPLEMENT.   NEITHER THE SECURITIES NOR THE LOANS
  ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY, EXCEPT TO THE EXTENT
   DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THESE SECURITIES HAVE NOT
     BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
          OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS OR THE RELATED PROSPECTUS
                       SUPPLEMENT.  ANY REPRESENTATION TO
                       THE CONTRARY IS ACRIMINAL OFFENSE.


    Prior to issuance there  will have been no  market for the Securities  of any Series  and there  can be no  assurance that a  secondary market  for any
Securities will develop, or if it does develop, that it will  continue.  This
Prospectus may not  be used to consummate  sales of Securities of  any Series unless accompanied by a Prospectus Supplement.  Offers of  the Securities may
be made through one  or more different  methods, including offerings  through underwriters, as more fully  described under "Method of Distribution"  herein and in the related Prospectus Supplement.  All Securities will be distributed by, or sold by underwriters managed by:


                       GREENWICH CAPITAL MARKETS, INC.



March 17, 1998

    Until 90 days after the  date of each Prospectus Supplement,  all dealers
effecting  transactions  in   the  securities  covered  by   such  Prospectus
Supplement, whether or not participating in the distribution thereof, may  be required to deliver such Prospectus Supplement and this  Prospectus.  This is in  addition to  the  obligation  of  dealers to  deliver  a  Prospectus  and
Prospectus Supplement when  acting as underwriters and with  respect to their unsold allotments or subscriptions.

             PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

    The Prospectus Supplement  or Current Report on Form  8-K relating to the
Securities of each Series to  be offered hereunder will, among  other things, set  forth with respect to such Securities, as appropriate: (i) a description of the class or classes  of Securities and the Pass-Through Rate or method of determining the rate or the amount of interest, if any,  to be passed through to  each such  class; (ii)  the aggregate  principal amount  and Distribution
Dates  relating to  such  Series and,  if applicable,  the initial  and final scheduled  Distribution Dates  for each  class; (iii)  information as  to the assets comprising  the Trust Fund,  including the general  characteristics of the  Trust Fund  Assets included  therein and,  if applicable,  the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account; (iv) the circumstances, if any, under which the Trust
Fund may be  subject to early termination;  (v) the method used  to calculate the amount  of principal  to be  distributed with  respect to  each class  of
Securities; (vi)  the order of  application of  distributions to each  of the classes within such Series, whether sequential, pro rata, or otherwise; (vii)
the  Distribution  Dates  with  respect to  such  Series;  (viii)  additional information with  respect to the  method of distribution of  such Securities;
(ix) whether one or more REMIC elections  will be made and designation of the
regular   interests  and  residual  interests;  (x)  the  aggregate  original percentage ownership interest in the Trust Fund to be evidenced by each class of  Securities; (xi) information  as to the Trustee;  (xii) information as to the  nature  and  extent  of  subordination  with  respect  to  any class  of
Securities that is  subordinate in right of  payment to any other  class; and
(xiii) information as to the Master Servicer.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There  are incorporated  herein by  reference  all documents  and reports filed  or caused to  be filed by the  Depositor with respect  to a Trust Fund pursuant to  Section 13(a), 14 or 15(d) of the Securities and Exchange Act of
1934,  as amended  (the  "Exchange  Act") prior  to  the  termination of  the
offering of  Securities evidencing  interests therein.   Upon request  by any
person to  whom this Prospectus is delivered  in connection with the offering of one or more classes of Securities, the Depositor  will provide or cause to be  provided without  charge a  copy  of any  such  documents and/or  reports incorporated herein by  reference, in each case to the  extent such documents or reports  relate to such classes of Securities,  other than the exhibits to such  documents  (unless  such  exhibits  are  specifically  incorporated  by reference in such  documents).  Requests to the  Depositor should be directed in  writing  to:  Paul  D. Stevelman,  Assistant  Secretary,  Financial Asset
Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, telephone
number  (203) 625-2756.   The  Depositor has  determined  that its  financial
statements are not material to the offering of any Securities.

                            AVAILABLE INFORMATION

    The Depositor has filed with the  Securities and Exchange Commission (the
"Commission") a Registration  Statement under the Securities Act  of 1933, as amended, with respect to the Securities.  This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each
Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant  to the Rules and Regulations of
the  Commission.    For  further  information,  reference  is  made  to  such
Registration Statement and the exhibits thereto.  Such Registration Statement and exhibits can  be inspected and copied  at prescribed rates at  the public reference facilities  maintained by  the Commission  at its  Public Reference
Section, 450 Fifth Street, N.W., Washington, D.C.  20549, and at its Regional
Offices located as follows: Midwest Regional Office, 500 West Madison Street,
Suite 1400,  Chicago, Illinois 60661-2511;  and Northeast Regional  Office, 7
World Trade Center, Suite  1300, New York, New York 10048.   In addition, the
Securities and Exchange Commission (the "Commission") maintains a Web site at
http://www.sec.gov containing reports, proxy  and information statements  and other information regarding  registrants, including the Depositor,  that file electronically with the Commission.

    No person  has been authorized  to give  any information  or to make  any representation  other  than  those  contained  in  this  Prospectus  and  any
Prospectus  Supplement  with respect  hereto  and,  if  given or  made,  such information or representations must not be relied  upon.  This Prospectus and any  Prospectus Supplement with respect hereto  do not constitute an offer to sell or  a solicitation  of an offer  to buy  any securities  other than  the
Securities offered  hereby and thereby nor an offer  of the Securities to any person  in  any state  or other  jurisdiction  in which  such offer  would be
unlawful.   The delivery of  this Prospectus at any time  does not imply that information herein is correct as of any time subsequent to its date.

                          REPORTS TO SECURITYHOLDERS

    Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under an Agreement to be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities--
Reports to Securityholders".

                               SUMMARY OF TERMS

    This summary is  qualified in its  entirety by reference to  the detailed information  appearing  elsewhere  in  this  Prospectus  and  in  the related
Prospectus Supplement with respect to the  Series offered thereby and to  the related Agreement  (as such term is defined below)  which will be prepared in
connection  with  each Series  of  Securities.   Unless  otherwise specified,
capitalized  terms used  and not defined  in this  Summary of Terms  have the meanings  given to  them in  this  Prospectus and  in the  related Prospectus
Supplement.

Title of Securities      Asset Backed  Certificates (the  "Certificates") and
                         Asset Backed  Notes (the "Notes" and,  together with
                         the  Certificates,  the   "Securities"),  which  are
                         issuable in Series.

Depositor                Financial   Asset  Securities   Corp.,  a   Delaware
                         corporation,  an  indirect limited  purpose  finance
                         subsidiary of  National Westminster Bank  Plc and an
                         affiliate of  Greenwich Capital  Markets, Inc.   See
                         "The Depositor" herein.

Trustee                  The trustee (the "Trustee")   for  each  Series   of
                         Securities   will   be   specified  in  the  related
                         Prospectus Supplement.  See  "The Agreements" herein
                         for  a  description   of  the Trustee's  rights  and
			 obligations.

Master Servicer      	 The entity or entities named as Master Servicer (the
                         "Master  Servicer") will be specified in the related
                     	 Prospectus Supplement.  See "The Agreements--Certain
                     	 Matters Regarding  the  Master   Servicer  and   the
                     	 Depositor".

Trust Fund Assets        Assets of the Trust Fund for  a Series of Securities
                         will  include   certain  assets  (the   "Trust  Fund
                         Assets") which will  primarily consist of (a)  Loans
                         or  (b)  Private Asset  Backed  Securities, together
                         with payments in  respect of such Trust  Fund Assets
                         and   certain   other   accounts,   obligations   or
                         agreements, in each case as specified in the related
                         Prospectus Supplement.  The  Loans will be collected
                         in a pool (each,  a "Pool") as  of the first day  of
                         the month of the  issuance of the related  Series of
                         Securities  or such  other  date  specified  in  the
                         Prospectus Supplement  (the "Cut-off Date").   Trust
                         Fund  assets  also may  include  insurance policies,
                         cash  accounts,  reinvestment   income,  guaranties,
                         letters  of credit  or other  assets  to the  extent
                         described in the related Prospectus Supplement.  See
                         "Credit Enhancement".   In addition,  if the related
                         Prospectus Supplement so provides, the related Trust
                         Funds' assets will  include the funds on  deposit in
                         an account (a  "Pre-Funding Account") which will  be
                         used to  purchase additional Loans during the period
                         specified in the related Prospectus Supplement.  See
                         "The Agreements--Pre-Funding Accounts".

A.  Loans                The  Loans will consist of (i) closed-end loans (the
                         "Closed-End  Loans")  and/or revolving  home  equity
                         loans  or certain  balances therein  (the "Revolving
                         Credit  Line  Loans", together  with  the Closed-End
                         Loans,  the  "Home  Equity  Loans"),  and (ii)  home
                         improvement   installment   sales    contracts   and
                         installment loan  agreements (the  "Home Improvement
                         Contracts").   The Home  Equity Loans  and the  Home
                         Improvement Contracts  are collectively  referred to
                         herein as  the "Loans".   All  Loans will have  been
                         purchased  by  the  Depositor,  either  directly  or
                         through an affiliate, from one or more Sellers.

                     	 As  specified in the related  Prospectus Supplement,
                     	 the Home Equity Loans will, and the Home Improvement
                     	 Contracts  may,  be secured by mortgages or deeds of
                     	 trust or other similar security instruments creating
                     	 a  lien  on  a  mortgaged  property  (the "Mortgaged
                     	 Property"), which may be subordinated to one or more
                         senior liens on the Mortgaged Property, as described
                         in the related Prospectus Supplement.   As specified
                         in   the   related   Prospectus   Supplement,   Home
                         Improvement Contracts may be unsecured or secured by
                         purchase  money  security   interestsin   the   Home
                      	 Improvements   financed   thereby.    The  Mortgaged
			 Properties   and   the    Home     Improvements  are
                     	 collectively referred to herein as the "Properties".

B. Private Asset-
  Backed Securities      Private Asset  Backed  Securities  may  include  (a)
                         pass-through  certificates  representing  beneficial
                         interests in certain loans and/or (b) collateralized
                         obligations secured  by such  loans.  Private  Asset
                         Backed  Securities may  include stripped  securities
                         representing  an undivided interest in all or a part
                         of either  the principal distributions  (but not the
                         interest    distributions)    or     the    interest
                         distributions (but not  the principal distributions)
                         or  in some specified  portion of the  principal and
                         interest   distributions  (but   not  all   of  such
                         distributions)   on   certain   loans.      Although
                         individual loans  underlying a Private  Asset Backed
                         Security  may be insured or guaranteed by the United
                         States or an agency or instrumentality thereof, they
                         need not be, and the Private Asset Backed Securities
                         themselves  will  not be  so insured  or guaranteed.
                         Payments on the Private Asset Backed Securities will
                         be distributed directly to the Trustee as registered
                         owner  of such Private Asset Backed Securities.  See
                         "The Trust Fund--Private Asset Backed Securities".

Description of
  the Securities         Each Security will represent  a beneficial ownership
                         interest in, or will be  secured by the assets of, a
                         Trust Fund created  by the Depositor pursuant  to an
                         Agreement among the  Depositor, the Master  Servicer
                         and  the  Trustee  for  the  related  Series.    The
                         Securities of  any Series  may be issued  in one  or
                         more classes as specified  in the related Prospectus
                         Supplement.   A Series of Securities may include one
                         or more classes  of senior Securities (collectively,
                         the  "Senior Securities") and one or more classes of
                         subordinate     Securities    (collectively,     the
                         "Subordinated  Securities").     Certain  Series  or
                         classes  of Securities may  be covered  by insurance
                         policies or  other forms  of credit  enhancement, in
                         each case  as described  herein and  in the  related
                         Prospectus Supplement.

                     	 One or more classes of Securities of each Series (i)
                     	 may  be entitled to  receive distributions allocable
                     	 only to principal,  only  to   interest  or  to  any
                     	 combination thereof; (ii) may be entitled to receive
                     	 distributions   only   of  prepayments  of principal
                     	 throughout  the  lives  of the  Securities or during
                     	 specified periods; (iii) may be  subordinated in the
                     	 right to receive distributions of scheduled payments
                     	 of principal, prepayments  of principal, interest or
                     	 any combination thereof to one or more other classes
                     	 of Securities of such Series throughout the lives of
                         the  Securities  or  during specified  periods; (iv)
                     	 may be entitled to receive such  distributions  only
                     	 after  the  occurrence  of  events  specified in the
		         related Prospectus Supplement; (v) may  be  entitled
                     	 to  receive   distributions  in  accordance  with  a
                     	 schedule  or formula  or on the basis of collections
                     	 from   designated  portions  of  the  assets  in the
                     	 related Trust Fund; (vi) as to Securities   entitled
                     	 to  distributions  allocable  to  interest,  may  be
                     	 entitled to receive  interest at  a fixed  rate or a
                     	 rate that is subject to  change from  time to  time;
                     	 and (vii) as to Securities entitled to distributions
                     	 allocable    to   interest,  may   be  entitled   to
                     	 distributions  allocable  to interest only after the
                     	 occurrence   of  events  specified  in  the  related
                         Prospectus  Supplement and may accrue interest until
                     	 such  events occur, in each case as specified in the
                     	 related   Prospectus   Supplement.   The  timing and
                     	 amounts   of   such  distributions  may  vary  among
                     	 classes, over time, or otherwise as specified in the
                     	 related Prospectus Supplement.

Distributions on
  the Securities         Distributions  on  the Securities  entitled  thereto
                         will  be made monthly or at such other intervals and
                         on the  dates specified  in  the related  Prospectus
                         Supplement (each, a "Distribution Date")  out of the
                         payments  received in respect  of the assets  of the
                         related  Trust Fund or Funds or other assets pledged
                         for  the benefit of  the Securities as  specified in
                         the  related  Prospectus  Supplement.    The  amount
                         allocable to  payments of principal and  interest on
                         any  Distribution   Date  will   be  determined   as
                         specified  in  the  related  Prospectus  Supplement.
                         Allocations of  distributions among  Securityholders
                         of a single class shall  be set forth in the related
                         Prospectus Supplement.

                         Unless otherwise specified in the related Prospectus
                     	 Supplement, the aggregate original principal balance
                         of the  Securities  will  not exceed  the  aggregate
                         distributions allocable to   principal   that   such
                         Securities will be entitled to receive. If specified
                         in the related Prospectus Supplement, the Securities
                         will  have  an  aggregate original principal balance
                         equal  to  the aggregate unpaid principal balance of
                         the Trust Fund  Assets  as  of the first  day of the
                         month of creation  of  the Trust Fund  and will bear
                         interest in the aggregate at  a rate  equal  to  the
                         interest  rate  borne by  the underlying  Loans (the
                         "Loan Rate") and/or Private Asset Backed Securities,
                         net  of the aggregate  servicing fees and  any other
                         amounts   specified   in   the   related  Prospectus
                         Supplement (the "Pass-Through  Rate").  If specified
                         in  the  related  Prospectus  Supplement,   the  ag-
                         gregate original principal balance of the Securities
                         and interest rates on the classes of Securities will
                         be determined  based on  the cash  flow on the Trust
                         Fund Assets.

                         The rate at which interest will be passed through to
                         holders of each class of Securities entitled thereto
                         may be a  fixed  rate  or  a rate that is subject to
                         change from time  to time from the time and for  the
                         periods, in each case as specified  in  the  related
                         Prospectus   Supplement.    Any   such  rate  may be
                         calculated  on   a loan-by-loan,  weighted  average,
                         notional  amount  or other  basis,  in each  case as
                         described  in   the  related  Prospectus Supplement.

Compensating
  Interest               If so specified in the related Prospectus Supplement,
                         the Master Servicer will be required to remit to the
                         Trustee, with respect to each Loan in the related Trust
                         Fund as to which a principal prepayment in full or a
                         principal payment which is in excess of the scheduled
                         monthly payment and is   not  intended  to   cure a
                         delinquency was received during any Due Period, an
                         amount, from and to the extent of amounts otherwise
                         payable to the Master Servicer as servicing
                         compensation, equal to (i) the excess, if any, of (a)
                         30 days' interest on  the principal balance of  the
                         related Loan at the Loan Rate net of the per annum
                         rate at which the Master  Servicer's servicing fee
                         accrues, over (b) the amount of interest  actually
                         received on  such Loan during such  Due Period,
                         net of  the Master  Servicer's servicing fee or
                         (ii) such other amount as  described in the related
                         Prospectus Supplement.  See "Description of the
                         Securities--Compensating Interest".

Credit Enhancement       The assets in a Trust  Fund or the Securities of one
                         or more classes  in the related Series may  have the
                         benefit of one  or more types of  credit enhancement
                         as described  in the related  Prospectus Supplement.
                         The protection against losses  afforded by any  such
                         credit  support   may   be  limited.     The   type,
                         characteristics  and  amount of  credit  enhancement
                         will be  determined based on  the characteristics of
                         the  Loans  and/or Private  Asset  Backed Securities
                         underlying or comprising  the Trust Fund  Assets and
                         other factors and  will be established on  the basis
                         of  requirements of  each Rating  Agency  rating the
                         Securities   of   such   Series.      See    "Credit
                         Enhancement."

A. Subordination         The  rights  of  the  holders  of  the  Subordinated
                         Securities of a Series to receive distributions with
                         respect to the assets in the related Trust Fund will
                         be subordinated to such rights of the holders of the
                         Senior Securities of  the same Series to  the extent
                         described  in  the  related  Prospectus  Supplement.
                         This  subordination  is  intended  to  enhance   the
                         likelihood  of regular receipt  by holders of Senior
                         Securities of the full amount of monthly payments of
                         principal  and interest  due  them.   The protection
                         afforded  to the holders  of Senior Securities  of a
                         Series by means of the subordination feature will be
                         accomplished by (i)  the preferential right of  such
                         holders to  receive, prior to any distribution being
                         made  in   respect  of   the  related   Subordinated
                         Securities, the amounts of interest and/or principal
                         due  them on each Distribution Date out of the funds
                         available  for  distribution  on such  date  in  the
                         related  Security   Account  and,   to  the   extent
                         described in  the related Prospectus  Supplement, by
                         the  right  of  such   holders  to  receive   future
                         distributions on  the  assets in  the related  Trust
                         Fund that would  otherwise have been payable  to the
                         holders  of Subordinated  Securities; (ii)  reducing
                         the ownership  interest of the  related Subordinated
                         Securities; (iii) a  combination of clauses  (i) and
                         (ii)  above; or (iv)  as otherwise described  in the
                         related Prospectus Supplement.   If so specified  in
                         the related Prospectus Supplement, subordination may
                         apply only  in the event of certain  types of losses
                         not covered by  other forms of credit  support, such
                         as  hazard losses  not  covered  by standard  hazard
                         insurance  policies, losses due to the bankruptcy or
                         fraud  of  the  borrower.   The  related  Prospectus
                         Supplement  will set  forth information  concerning,
                         among other things, the amount of subordination of a
                         class  or classes  of Subordinated  Securities in  a
                         Series,    the   circumstances    in   which    such
                         subordination will be applicable, and the manner, if
                         any, in  which  the  amount  of  subordination  will
                         decrease over time.

B. Reserve Account       One  or  more  reserve  accounts  (each, a  "Reserve
                         Account") may be established and maintained for each
                         Series.    The  related  Prospectus Supplement  will
                         specify whether or not such Reserve Accounts will be
                         included  in the corpus  of the Trust  Fund for such
                         Series and will  also specify the manner  of funding
                         the related  Reserve  Accounts  and  the  conditions
                         under which the amounts in any such Reserve Accounts
                         will be  used to  make distributions  to holders  of
                         Securities of  a particular class  or released  from
                         the related Reserve Account.


C. Special Hazard Insurance
    Policy               Certain  classes  of Securities may have the benefit
                         of  a  Special  Hazard  Insurance  Policy.   Certain
                         physical  risks  that  are  not   otherwise  insured
                         against  by  standard hazard  insurance policies may
                         be covered by a Special Hazard  Insurance Policy  or
                         Policies.  Each Special Hazard Insurance Policy will
                         be limited in scope  and will cover  losses pursuant
                         to  the  provisions  of  each  such  Special  Hazard
			 Insurance   Policy   as  described  in  the  related
                         Prospectus Supplement.

D. Bankruptcy Bond       One  or more  bankruptcy bonds  (each a  "Bankruptcy
                         Bond")  may  be  obtained  covering  certain  losses
                         resulting  from action  which  may  be  taken  by  a
                         bankruptcy court  in connection  with a  Loan.   The
                         level  of coverage and  the limitations in  scope of
                         each  Bankruptcy  Bond  will  be  specified  in  the
                         related Prospectus Supplement.


E. Loan Pool
   Insurance Policy      A  mortgage pool insurance policy or policies may be
                         obtained and  maintained for Loans  relating to  any
                         Series, which  shall be  limited in  scope, covering
                         defaults on the  related Loans in an  initial amount
                         equal  to  a specified  percentage of  the aggregate
                         principal  balance of all Loans included in the Pool
                         as of the Cut-off Date.

F. FHA Insurance         If specified  in the related  Prospectus Supplement,
                         (i) all or a  portion of the Loans in a  Pool may be
                         insured by  the Federal Housing  Administration (the
                         "FHA") and/or (ii) all or a portion of the Loans may
                         be  partially  guaranteed   by  the  Department   of
                         Veterans'  Affairs (the "VA").   See  "Certain Legal
                         Considerations--Title I Program".

G. Cross-Support         If specified  in the related  Prospectus Supplement,
                         the  beneficial  ownership  of  separate  groups  of
                         assets included in  a Trust Fund may be evidenced by
                         separate  classes   of   the   related   Series   of
                         Securities.   In such  case, credit  support may  be
                         provided by a  cross-support feature which  requires
                         that   distributions  be   made   with  respect   to
                         Securities evidencing beneficial ownership of one or
                         more  asset   groups  prior   to  distributions   to
                         Subordinated  Securities  evidencing   a  beneficial
                         ownership interest  in, or  secured by, other  asset
                         groups within the same Trust Fund.

                         If  specified in the related  Prospectus Supplement,
                         the coverage provided by one or more forms of credit
                         support  may  apply  concurrently  to  two  or  more
                         separate  Trust  Funds.  If  applicable, the related
                         Prospectus Supplement will  identify the Trust Funds
                         to  which  such  credit  support   relates  and  the
                         manner of determining the  amount  of  the  coverage
                         provided thereby and  of  the  application  of  such
                         coverage to the identified Trust Funds.

H.  Other Arrangements   Other  arrangements  as  described  in  the  related
                         Prospectus Supplement including, but not limited to,
                         one or more  letters of credit, surety  bonds, other
                         insurance  or third-party guarantees  may be used to
                         provide coverage  for certain  risks of  defaults or
                         various types of losses.

Advances                 The  Master  Servicer   and,  if  applicable,   each
                         mortgage servicing institution that services a  Loan
                         in  a  Pool  on  behalf of  the  Master  Servicer (a
                         "Sub-Servicer") may be obligated  to advance amounts
                         (each,  an  "Advance") corresponding  to  delinquent
                         interest  and/or  principal  payments on  such  Loan
                         until  the   date,  as  specified  in   the  related
                         Prospectus Supplement,  following the date  on which
                         the related Property  is sold at a  foreclosure sale
                         or  the related Loan  is otherwise liquidated.   Any
                         obligation  to  make  Advances  may  be  subject  to
                         limitations as  specified in the  related Prospectus
                         Supplement.     If  so  specified   in  the  related
                         Prospectus Supplement, Advances may  be drawn from a
                         cash account available for such purpose as described
                         in such Prospectus Supplement.

                         Any   such  obligation  of  the Master Servicer or a
                         Sub-Servicer  to  make  Advances may be supported by
                         the delivery to the Trustee of a support letter from
			 an affiliate of the Master  Servicer  or  such  Sub-
                         Servicer or an  unaffiliated third party (a "Support
                         Servicer") guaranteeing the payment of such Advances
                         by the Master Servicer  or Sub-Servicer, as the case
                         may   be,  as specified in  the  related  Prospectus
                         Supplement.

                         In  the  event the Master Servicer, Support Servicer
                         or Sub-Servicer  fails  to  make a required Advance,
                         the  Trustee  may  be   obligated  to  advance  such
                         amounts otherwise   required  to  be advanced by the
                         Master Servicer,  Support  Servicer or Sub-Servicer.
                         See "Description of the Securities--Advances."

Optional Termination     The  Master Servicer or  the party specified  in the
                         related Prospectus Supplement,  including the holder
                         of the  residual interest in  a REMIC, may  have the
                         option to  effect early  retirement of  a Series  of
                         Securities through  the purchase  of the  Trust Fund
                         Assets  and other assets  in the related  Trust Fund
                         under the circumstances and in  the manner described
                         in     "The    Agreements--Termination;     Optional
                         Termination"  herein and  in the  related Prospectus
                         Supplement.

Legal Investment         The  Prospectus   Supplement  for  each   series  of
                         Securities  will  specify  which,  if  any,  of  the
                         classes  of  Securities offered  thereby  constitute
                         "mortgage  related securities"  for purposes  of the
                         Secondary Mortgage  Market Enhancement  Act of  1984
                         ("SMMEA").   Classes of  Securities that  qualify as
                         "mortgage   related   securities"  will   be   legal
                         investments  for  certain   types  of  institutional
                         investors  to the extent provided in SMMEA, subject,
                         in  any case,  to any  other  regulations which  may
                         govern investments by  such institutional investors.
                         Institutions whose investment activities are subject
                         to  review by  federal or  state authorities  should
                         consult  with  their   counsel  or  the   applicable
                         authorities to determine whether  an investment in a
                         particular  class of Securities (whether or not such
                         class  constitutes  a "mortgage  related  security")
                         complies   with   applicable    guidelines,   policy
                         statements or restrictions.  See "Legal Investment."

Certain Material
  Federal Income Tax
  Considerations         The  material  federal  income  tax consequences  to
                         Securityholders will  vary depending on  whether one
                         or more elections are made  to treat the Trust  Fund
                         or  specified  portions  thereof  as  a real  estate
                         mortgage  investment conduit    ("REMIC") under  the
                         provisions  of the Internal Revenue Code of 1986, as
                         amended (the "Code").  The Prospectus Supplement for
                         each  Series of Securities will specify whether such
                         an election  will be  made.   See "Certain  Material
                         Federal Income Tax Considerations".

ERISA Considerations     A  fiduciary of any  employee benefit plan  or other
                         retirement  plan  or  arrangement   subject  to  the
                         Employee Retirement Income Security  Act of 1974, as
                         amended  ("ERISA"),  or  the Code  should  carefully
                         review with its legal advisors  whether the purchase
                         or  holding of  Securities  could  give  rise  to  a
                         transaction prohibited or  not otherwise permissible
                         under   ERISA    or   the   Code.       See   "ERISA
                         Considerations".  Certain classes of Securities  may
                         not  be  transferred  unless  the  Trustee  and  the
                         Depositor   are   furnished   with   a   letter   of
                         representation  or  an  opinion  of  counsel  to the
                         effect  that  such  transfer will  not  result  in a
                         violation of  the prohibited  transaction provisions
                         of  ERISA and  the  Code and  will  not subject  the
                         Trustee,  the Depositor  or the  Master  Servicer to
                         additional  obligations.   See  "Description  of the
                         Securities-General" and "ERISA Considerations".


                                 RISK FACTORS

    Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY

    There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

LIMITED ASSETS

    The Depositor does not have,  nor is it expected to have, any significant assets.  Unless otherwise specified in the related Prospectus Supplement, the
Securities  of a Series will be  payable solely from the  Trust Fund for such
Securities and will  not have any claim  against or security interest  in the
Trust Fund for any other Series.  There will be  no recourse to the Depositor or  any  other  person  for  any  failure  to receive  distributions  on  the
Securities.    Further, at  the  times set  forth  in the  related Prospectus
Supplement, certain  Trust Fund  Assets and/or any  balance remaining  in the
Security Account immediately after making  all payments due on the Securities of  such Series,  after  making  adequate provision  for  future payments  on certain classes of  Securities and after making any  other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor,  the Servicer,  any credit enhancement  provider or  any other person entitled thereto and will  no longer be available for  making payments to Securityholders.  Consequently, holders  of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series  of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such
Series, for  the payment of  principal of and  interest on the  Securities of such Series.

    The  Securities will  not represent an  interest in or  obligation of the
Depositor, the  Master Servicer or  any of their respective  affiliates.  The only obligations, if  any, of the  Depositor with respect  to the Trust  Fund
Assets  or  the  Securities  of  any  Series  will  be  pursuant  to  certain
representations and  warranties.   The Depositor  does not  have, and is  not
expected in the future to have, any significant assets with which to meet any obligation  to repurchase Trust  Fund Assets with respect  to which there has
been  a breach  of any  representation  or warranty.   If,  for  example, the
Depositor were required  to repurchase a Loan,  its only sources of  funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding  obligation, if any, on the part  of the Seller or originator of such Loan,  or (ii) from a  Reserve Account or similar  credit enhancement
established to  provide funds  for such repurchases.   The  Master Servicer's
servicing obligations  under the  related Agreement  may include  its limited obligation to  make certain  advances in  the event of  delinquencies on  the
Loans, but only to the extent deemed recoverable.  To the extent described in the related Prospectus  Supplement, the Depositor or Master  Servicer will be obligated  under  certain limited  circumstances  to  purchase  or act  as  a remarketing agent  with respect to  a convertible Loan  upon conversion to  a fixed rate.

CREDIT ENHANCEMENT

    Although credit enhancement is intended to  reduce the risk of delinquent payments or  losses to holders of Securities entitled to the benefit thereof, the amount of such credit  enhancement will be limited,  as set forth in  the related Prospectus  Supplement, and may  decline and could be  depleted under certain circumstances  prior to the payment in full  of the related Series of
Securities, and  as a  result Securityholders may  suffer losses.   Moreover,
such credit  enhancement may not  cover all potential  losses or risks.   For
example,  credit enhancement may  or may not  cover fraud or  negligence by a loan originator or other parties.  See "Credit Enhancement".

PREPAYMENT AND YIELD CONSIDERATIONS

    The timing of principal  payments of the Securities  of a Series will  be affected by  a number of factors, including the  following: (i) the extent of prepayments of the Loans and, in the case of Private Asset Backed Securities, the  underlying  loans related  thereto,  comprising  the Trust  Fund,  which prepayments  may be influenced  by a variety  of factors, (ii)  the manner of allocating principal  and/or payments  among the classes  of Securities  of a
Series as specified in the  related Prospectus Supplement, (iii) the exercise by the  party entitled thereto of any right  of optional termination and (iv)
the rate and timing  of payment defaults and losses incurred  with respect to
the  Trust Fund  Assets.   Prepayments  of  principal  may also  result  from
repurchases of Trust Fund Assets due to material breaches of the  Depositor's or the Master Servicer's representations  and warranties, as applicable.  The yield to maturity  experienced by a holder  of Securities may be  affected by the rate  of prepayment of the Loans comprising  or underlying the Trust Fund
Assets.  See "Yield and Prepayment Considerations".

    Interest payable on  the Securities of  a Series  on a Distribution  Date
will include all  interest accrued during the period specified in the related
Prospectus Supplement.   In the event  interest accrues over a  period ending
two or  more  days prior  to  a Distribution  Date,  the effective  yield  to
Securityholders  will be  reduced  from  the yield  that  would otherwise  be obtainable if interest payable on the Security were to accrue through the day immediately  preceding each Distribution  Date, and  the effective  yield (at
par) to Securityholders  will be less  than the indicated  coupon rate.   See
"Description of the Securities - Distributions of Interest".

BALLOON PAYMENTS

    Certain  of the Loans as of the Cut-off  Date may not be fully amortizing over their  terms to maturity  and, thus, will require  substantial principal
payments  (i.e., balloon  payments) at  their  stated maturity.   Loans  with
balloon payments involve  a greater degree of  risk because the ability  of a borrower  to make a  balloon payment typically  will depend upon  its ability either to timely refinance the loan  or to timely sell the related  Property.
The ability  of  a borrower  to  accomplish either  of  these goals  will  be affected by  a number of factors,  including the level of  available mortgage rates at  the  time of  sale or  refinancing, the  borrower's  equity in  the related Property, the financial condition of the borrower and tax laws.

NATURE OF MORTGAGES

    There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Equity Loans, such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general.

    Even  assuming that  the  Properties provide  adequate  security for  the
Loans, substantial  delays  could  be  encountered  in  connection  with  the liquidation of  defaulted Loans  and corresponding delays  in the  receipt of related proceeds by Securityholders could occur.  An action to foreclose on a
Property securing  a Loan  is regulated by  state statutes  and rules  and is subject to many  of the delays and expenses of other  lawsuits if defenses or counterclaims  are interposed, sometimes requiring several years to complete.
Furthermore, in some states an action to obtain a deficiency judgment  is not permitted following  a nonjudicial sale  of a  Property.  In  the event  of a default by a borrower, these restrictions, among other things, may impede the ability  of the Master  Servicer to foreclose  on or sell  the Property or to obtain  liquidation proceeds  sufficient  to  repay all  amounts  due on  the
related Loan.   In addition, the Master  Servicer will be entitled  to deduct from  related  liquidation  proceeds  all  expenses  reasonably  incurred  in attempting  to recover  amounts due  on defaulted Loans  and not  yet repaid, including  payments to  senior lienholders,  legal  fees and  costs of  legal action, real estate taxes and maintenance and preservation expenses.

    Liquidation  expenses  with  respect  to  defaulted  loans  do  not  vary directly with the  outstanding principal balance of  the loan at the  time of
default.    Therefore,  assuming  that a  servicer  took  the  same steps  in realizing upon a defaulted loan having a small remaining principal balance as it would in the  case of a defaulted loan having  a large remaining principal balance, the amount  realized after expenses of liquidation  would be smaller as a percentage of the outstanding  principal balance of the small loan  than would be the case with the defaulted loan having a large  remaining principal balance.  Since  the mortgages and  deeds of trust  securing the Home  Equity
Loans  will be  primarily  junior  liens subordinate  to  the  rights of  the mortgagee  under the  related senior  mortgage(s)  or deed(s)  of trust,  the proceeds from  any liquidation,  insurance or  condemnation proceeds will  be available to satisfy  the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs.  In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage,  in which case it must either pay  the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake  the obligation to make payments on  any such senior  mortgage in  the event the  mortgagor is in  default thereunder.
The Trust  Fund  will not  have any  source of  funds to  satisfy any  senior mortgages or make payments due to any senior mortgagees.

    Applicable  state  laws  generally  regulate  interest  rates  and  other charges,  require certain  disclosures,  and  require  licensing  of  certain
originators and  servicers of  Loans.   In addition,  most states have  other
laws,  public  policy  and  general  principles of  equity  relating  to  the protection  of consumers, unfair and deceptive  practices and practices which may  apply  to  the  origination,  servicing and  collection  of  the  Loans.
Depending on the provisions of the applicable  law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit  the ability  of the  Master  Servicer to  collect all  or part  of the principal  of or interest on the Loans,  may entitle the borrower to a refund of  amounts  previously paid  and,  in  addition,  could subject  the  Master
Servicer to damages and administrative sanctions.  See "Certain Legal Aspects of the Loans".

ENVIRONMENTAL RISKS

    Federal,  state and  local laws and  regulations impose  a wide  range of requirements on  activities  that  may affect  the  environment,  health  and
safety.    In  certain  circumstances,  these  laws  and  regulations  impose obligations on  owners or operators  of residential properties such  as those
subject to the Loans.   The failure to comply with  such laws and regulations
may result in fines and penalties.

    Under various federal, state and  local laws and regulations, an owner or operator of real estate may be  liable for the costs of addressing  hazardous substances on, in or beneath such property and related costs.  Such liability could exceed the value of the property and the aggregate assets  of the owner
or  operator.   In addition,  persons who transport  or dispose  of hazardous substances, or  arrange  for the  transportation,  disposal or  treatment  of hazardous substances, at off-site locations may  also be held liable if there are releases or threatened releases  of hazardous substances at such off-site locations.

    Under  the  laws of  some  states  and under  the  federal  Comprehensive
Environmental   Response,   Compensation   and  Liability   Act   ("CERCLA"),
contamination  of property may give rise to  a lien on the property to assure
the payment of the  costs of clean-up.   In several states,  such a lien  has
priority over the lien of an existing mortgage against such property.

    Under the  laws of some  states, and under  CERCLA and the  federal Solid
Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances. See "Certain Legal
Aspects of the Loans--Environmental Risks."

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE LOANS

    The Loans may also be subject to federal laws, including:

        (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

        (ii)     the  Equal   Credit   Opportunity  Act   and  Regulation   B
    promulgated  thereunder, which  prohibit discrimination  on the  basis of age,  race,  color,  sex,  religion,  marital  status,  national  origin, receipt of  public  assistance or  the exercise  of any  right under  the
    Consumer Credit Protection Act, in the extension of credit;

        (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;
    and

        (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

    The  Riegle  Act.   Certain  mortgage loans  are  subject  to the  Riegle
Community  Development and Regulatory  Improvement Act  of 1994  (the "Riegle
Act")  which incorporates  the Home  Ownership and  Equity Protection  Act of
1994.  These provisions  impose additional disclosure and other  requirements on  creditors with  respect to  non-purchase money  mortgage loans  with high interest rates or  high up-front  fees and  charges.  The  provisions of  the
Riegle Act apply on a mandatory basis to all mortgage loans  originated on or
after  October 1,  1995.    These provisions  can  impose specific  statutory
liabilities upon creditors who fail  to comply with their provisions and  may affect the enforceability of the related loans.  In addition, any assignee of the creditor  would generally be subject to all  claims and defenses that the consumer  could assert against  the creditor, including,  without limitation, the right to rescind the mortgage loan.

    The Home  Improvement Contracts are also  subject to the  Preservation of
Consumers' Claims  and Defenses regulations  of the Federal  Trade Commission and other similar  federal and state statutes  and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective
craftsmanship or  incomplete work  by a  contractor.   These laws  permit the
obligor to  withhold  payment if  the  work does  not  meet the  quality  and
durability  standards agreed  to by the  homeowner and  the contractor.   The
Holder in Due  Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses  which the obligor in the credit sale transaction could assert against the seller of the goods.

    Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of the Loans".

RATING OF THE SECURITIES

    It  will be a  condition to  the issuance of  a class  of Securities that they be rated  in one of  the four  highest rating categories  by the  Rating
Agency  identified in  the related  Prospectus Supplement.   Any  such rating
would be based on among other things, the  adequacy of the value of the Trust
Fund Assets and  any credit enhancement with  respect to such class  and will respect such Rating Agency's assessment solely of the likelihood that holders of a class of  Securities will receive payments to which such Securityholders are entitled under the related Agreement.  Such rating will not constitute an assessment of the likelihood that  principal prepayments on the related Loans will  be made, the degree to which  the rate of such prepayments might differ from  that  originally  anticipated  or  the  likelihood  of  early  optional termination of the Series  of Securities.  Such rating shall not  be deemed a recommendation to purchase, hold or sell  Securities, inasmuch as it does not
address market price or  suitability for a particular investor.   Such rating
will not  address the possibility  that prepayment at  higher or  lower rates than anticipated by an investor may cause such investor to experience a lower than  anticipated yield  or  that  an investor  purchasing  a Security  at  a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

    There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

    The amount,  type and nature of  credit enhancement, if  any, established with respect  to a class  of Securities  will be determined  on the basis  of criteria established  by each  Rating Agency rating  classes of  such Series.
Such criteria are  sometimes based upon an actuarial analysis of the behavior
of similar loans  in a larger group.   Such analysis is often  the basis upon
which each Rating Agency determines the amount of credit enhancement required
with respect  to  each such  class.   There  can  be  no assurance  that  the
historical  data supporting  any  such  actuarial  analysis  will  accurately reflect future  experience nor  any assurance  that the data  derived from  a large pool of similar loans accurately predicts the  delinquency, foreclosure or loss experience  of any particular  pool of  Loans.  No  assurance can  be given that the values of any Properties have remained or will remain at their levels on the  respective dates of origination of the related  Loans.  If the residential real  estate  markets should  experience  an overall  decline  in property values such  that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or  greater than the  value of the  Properties, the rates  of delinquencies,  foreclosures  and  losses  could  be  higher  than  those now generally experienced in the mortgage lending industry.  In addition, adverse economic conditions  (which may or may  not affect real  property values) may affect the  timely payment by  mortgagors of scheduled payments  of principal and  interest on  the Loans  and,  accordingly, the  rates of  delinquencies,
foreclosures and losses with  respect to any Trust Fund.   To the extent that
such losses are not covered by credit enhancement, such losses will be borne, at least  in part, by the holders of one or more classes of the Securities of the related Series.  See "Rating".

BOOK-ENTRY REGISTRATION

    If issued in book-entry form, such  registration may reduce the liquidity of the  Securities in  the secondary  trading market since  investors may  be unwilling  to  purchase Securities  for  which  they  cannot obtain  physical certificates.  Since transactions in  Securities can be effected only through
the   Depository   Trust   Company   ("DTC"),   participating   organizations
("Participants"),  Financial Intermediaries and certain banks, the ability of a Securityholder to  pledge a  Security to  persons or entities  that do  not participate in  the DTC system,  or otherwise to  take actions in  respect of such  Securities, may  be  limited  due to  lack  of  a physical  certificate representing the Securities.

    In addition, Securityholders may  experience some delay in  their receipt
of   distributions  of  interest  and   principal  on  the  Securities  since
distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Participants which  thereafter  will  be  required  to  credit  them to  the  accounts  of
Securityholders   either    directly   or   indirectly    through   Financial
Intermediaries.  See "Description of  the Securities--Book-Entry Registration
of Securities".

PRE-FUNDING ACCOUNTS

    If  so provided in the related Prospectus Supplement, on the Closing Date the Depositor will  deposit an amount (the "Pre-Funded  Amount") specified in
such  Prospectus Supplement into the Pre-Funding Account.   In no event shall
the Pre-Funded Amount exceed 25% of the initial aggregate principal amount of
the Certificates and/or Notes of the related Series of Securities.   The Pre-
Funded Amount will be used to purchase Loans ("Subsequent Loans") in a period from the Closing Date to a date not more than  three months after the Closing
Date (such period,  the "Funding Period") from the Depositor (which, in turn, will acquire  such Subsequent Loans from  the Seller or Sellers  specified in the related Prospectus Supplement).  To the extent that the entire Pre-Funded
Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any  amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders and/or
Noteholders on  the Distribution  Date immediately following  the end  of the
Funding Period, in  the amounts and pursuant  to the priorities set  forth in the related Prospectus Supplement.

LOWER CREDIT QUALITY TRUST FUND ASSETS

    Certain  of the Trust Fund Assets underlying or securing, as the case may be,  a  Series of  Securities  may have  been  made to  lower  credit quality borrowers  who have  marginal  credit and  fall into  one of  two categories:
customers   with   moderate   income,  limited   assets   and   other  income
characteristics  which  cause difficulty  in borrowing  from banks  and other traditional sources of lenders, and customers with a derogatory credit report including a  history of  irregular employment,  previous bankruptcy  filings,
repossession of  property, charged-off loans  and garnishment of wages.   The
average interest rate charged on such  Trust Fund Assets made to these  types of  borrowers is generally higher than that charged by lenders that typically impose more stringent  credit requirements.  The payment  experience on loans made to  these types of  borrowers is likely  to be different  (i.e., greater likelihood  of later payments  or defaults,  less likelihood  of prepayments)
from that  on loans  made to  borrowers with  higher credit  quality, and  is likely to  be more sensitive to changes in the  economic climate in the areas
in which  such borrowers  reside.   See "The  Mortgage Pool"  in the  related
Prospectus Supplement.

DELINQUENT TRUST FUND ASSETS

    No more than 20% (by principal balance) of the Trust Fund Assets for any particular Series of Securities will be delinquent by their terms as of the related Cut-off Date.

OTHER CONSIDERATIONS

    There is no assurance  that the market value of the Trust  Fund Assets or any other assets of a Series will at any time be equal to or greater than the principal  amount of  the Securities  of such  Series then  outstanding, plus
accrued interest  thereon.   Moreover,  upon an  event of  default under  the
Agreement  for a Series and a sale of the  assets in the Trust Fund or upon a sale of the assets  of a Trust Fund for a Series  of Securities, the Trustee,
the Master  Servicer, the  credit enhancer,  if any,  and  any other  service provider specified  in the  related Prospectus  Supplement generally  will be entitled to receive  the proceeds of  any such sale to  the extent of  unpaid fees and  other amounts owing  to such  persons under  the related  Agreement prior to distributions to Securityholders.  Upon any such sale, the  proceeds thereof may be insufficient to pay in  full the principal of and interest  on the Securities of such Series.

--------------------
    /F1/     Whenever the  terms "Pool", "Certificates"  and "Notes"  are used in this Prospectus,  such terms will be  deemed to apply, unless  the context indicates otherwise, to  one specific Pool and the  Certificates representing certain undivided interests in,  or Notes secured by the assets  of, a single trust fund (the "Trust Fund") consisting primarily of the Loans in such Pool.
Similarly, the term  "Pass-Through Rate" will refer to  the Pass-Through Rate borne by the Certificates or Notes of one specific Series and the term "Trust
Fund" will refer to one specific Trust Fund.

                                THE TRUST FUND

    The Certificates  of each Series will  represent interests in  the assets of the related Trust Fund,  and the Notes of each  Series will be secured  by the pledge of the assets of the related Trust Fund.  The  Trust Fund for each
Series  will  be  held  by  the  Trustee  for  the  benefit  of  the  related
Securityholders.  Each Trust Fund will consist of certain  assets (the "Trust
Fund Assets") consisting  of a pool  (each, a "Pool")  comprised of Loans  or
Private  Asset Backed  Securities, in each  case as specified  in the related
Prospectus Supplement, together  with payments in respect of  such Trust Fund
Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement./F1/  The Pool will be created on the  first day  of the  month of  the issuance  of the  related Series  of
Securities or  such other  date specified in  the Prospectus  Supplement (the
"Cut-off Date").   The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the  Securityholders as  specified in the  related Prospectus  Supplement and will not be entitled to payments in respect of the assets of any other  trust fund established by the Depositor.

    The Trust Fund Assets will  be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "Sellers"), and  conveyed by the Depositor to the  related
Trust Fund.   Loans acquired  by the Depositor  will have been  originated in accordance  with  the  underwriting  criteria  specified  below  under  "Loan
Program-Underwriting  Standards" or  as  otherwise  described  in  a  related
Prospectus Supplement.  See "Loan Program--Underwriting Standards".

    The  Depositor will  cause the  Trust Fund Assets  to be  assigned to the
Trustee  named in the  related Prospectus Supplement  for the benefit  of the
holders of  the Securities of the related Series.   The Master Servicer named
in  the related  Prospectus Supplement  will service  the Trust  Fund Assets, either directly  or through  other servicing  institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master
Servicer and  the Trustee  with respect  to a  Series of  Certificates, or  a servicing agreement (each,  a "Servicing Agreement") between  the Trustee and the Servicer with respect  to a Series of  Notes, and will receive a  fee for such services.  See "Loan Program" and "The Pooling and Servicing Agreement".
With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master  Servicer will remain  liable for its servicing  obligations under the  related Agreement as  if the Master  Servicer alone were  servicing such
Loans.

    As  used  herein,  "Agreement"  means,  with   respect  to  a  Series  of
Certificates, the  Pooling and  Servicing Agreement  or Trust  Agreement, and
with respect to a Series of Notes, the Indenture and the Servicing Agreement,
as the context requires.

    If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund.

    With  respect to each  Trust Fund, prior  to the initial  offering of the related  Series  of  Securities,  the  Trust  Fund  will have  no  assets  or
liabilities.   No Trust Fund  is expected to  engage in any  activities other than acquiring,  managing and holding  of the related  Trust Fund Assets  and other assets contemplated herein and in the related Prospectus Supplement and
the   proceeds  thereof,   issuing  Securities   and   making  payments   and
distributions  thereon and  certain related  activities.   No  Trust Fund  is
expected to have  any source of capital other than its assets and any related credit enhancement.

    Unless otherwise  specified  in the  related  Prospectus Supplement,  the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations  and warranties from the Sellers and  to assign to the  Trustee for such  Series of Securities the  Depositor's rights
with respect to  such representations and warranties.   See "The Agreements--
Assignment of  Trust Fund  Assets".  The  obligations of the  Master Servicer with  respect  to the  Loans  will  consist  principally of  its  contractual servicing obligations under  the related Agreement (including  its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both,  as more fully  described  herein  under  "Loan  Program--Representations by  Sellers;
Repurchases" and  "The Agreements--Sub-Servicing of Loans",  "--Assignment of
Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans  in the amounts described herein under "Description of the Securities--Advances".
The  obligations of the  Master Servicer to  make advances may  be subject to limitations,  to the  extent provided  herein and  in the  related Prospectus
Supplement.

    The  following  is a  brief  description  of the  assets  expected to  be
included in  the Trust Funds.   If specific information  respecting the Trust
Fund Assets  is  not known  at  the time  the  related Series  of  Securities initially is offered, more general  information of the nature described below
will  be  provided  in  the  related  Prospectus  Supplement,   and  specific
information will be  set forth in a report  on Form 8-K to be  filed with the
Securities  and Exchange  Commission within  fifteen days  after  the initial
issuance  of such  Securities (the "Detailed  Description").   A copy  of the
Agreement with  respect to each Series of Securities  will be attached to the
Form 8-K and will  be available for inspection at the  corporate trust office of the Trustee specified in the related Prospectus Supplement.  A schedule of the Trust  Fund  Assets relating  to  such Series  will  be attached  to  the
Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

    General.   For purposes hereof, "Home  Equity Loans" includes "Closed-End
Loans"  and "Revolving Credit  Line Loans".  The  real property which secures
repayment  of the  Loans is referred  to as  "Properties".   Unless otherwise
specified  in the related Prospectus Supplement, the Loans will be secured by mortgages or deeds  of trust or other similar security instruments creating a lien on a Property, which may be subordinated to one or more  senior liens on
the  related   Properties,  each  as  described  in  the  related  Prospectus
Supplement.   As more fully  described in the related  Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a  governmental agency such as the FHA or VA.  The proceeds of the Closed-
End Loans may have been applied to the purchase of the related Property.

    The Properties relating to Loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ("Single Family Properties") or Small Mixed-
Used Properties (as defined herein) which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. Such
Properties may include vacation and second homes, investment properties and leasehold interests. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

    The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof) or other features, all as described above or in the related Prospectus Supplement:

        (a)  Interest may be  payable at a fixed  rate, a rate adjustable from time  to time  in relation to  an index  (which will be  specified in the related Prospectus  Supplement), a  rate that is  fixed for  a period  of time or  under certain  circumstances and  is followed  by an  adjustable rate, a rate  that otherwise varies from time to  time, or a rate that is
    convertible  from an  adjustable rate  to a  fixed rate.   Changes  to an
    adjustable rate may  be subject to  periodic limitations, maximum  rates, minimum rates  or a  combination of such  limitations.  Accrued  interest may be deferred  and added to  the principal of  a loan for  such periods and  under  such  circumstances  as  may  be  specified  in  the  related
    Prospectus Supplement.  Loans may provide for the  payment of interest at a rate lower  than the  specified interest  rate borne  by such  Mortgage
    (the "Loan  Rate") for a period of time or  for the life of the Loan, and the amount  of any difference may  be contributed from  funds supplied by the Seller of the Property or another source.

        (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

        (c)  Monthly payments of principal  and interest may be fixed for  the life of the  loan, may increase over  a specified period  of time or  may
    change from  period to  period.   Loans  may include  limits on  periodic
    increases or  decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

        (d)  Prepayments of  principal  may be  subject to  a prepayment  fee, which may be  fixed for the life  of the loan  or may decline  over time, and  may be prohibited  for the life  of the loan or  for certain periods
    ("lockout  periods").     Certain  loans  may  permit  prepayments  after
    expiration of the  applicable lockout period and may require  the payment of a  prepayment fee in connection  with any such  subsequent prepayment.
    Other  loans may permit  prepayments without payment of  a fee unless the prepayment occurs during  specified time periods.  The loans  may include
    "due on sale"  clauses which permit  the mortgagee  to demand payment  of the entire loan  in connection with the sale or  certain transfers of the
    related Property.   Other loans may  be assumable by persons  meeting the
    then applicable underwriting standards of the Seller.

    As more fully  described in the  related Prospectus Supplement,  interest on each Revolving Credit Line Loan, excluding introduction rates offered from time  to time during promotional periods, is  computed and payable monthly on
the  average daily  outstanding principal  balance of  such Loan.   Principal
amounts on a  Revolving Credit Line Loan may  be drawn down (up  to a maximum amount as set  forth in the  related Prospectus Supplement)  or repaid  under each Revolving Credit  Line Loan from time  to time, but may be  subject to a
minimum periodic  payment.   Except to  the extent  provided  in the  related
Prospectus Supplement, the  Trust Fund will not include  any amounts borrowed
under a Revolving Credit Line  Loan after the Cut-off Date.   The full amount
of a Closed-End  Loan is advanced at the inception of  the loan and generally is repayable in  equal (or substantially equal) installments  of an amount to
fully  amortize  such loan  at its  stated  maturity.   Except to  the extent
provided in the  related Prospectus Supplement, the original  terms to stated
maturity  of Closed-End  Loan  will not  exceed 360  months.   Under  certain
circumstances,  under either  a Revolving  Credit Line  Loan or  a Closed-End
Loan, a borrower  may choose an interest only payment option and is obligated to  pay only the  amount of  interest which  accrues on  the loan  during the
billing  cycle.   An  interest only  payment  option may  be available  for a specified period before  the borrower must begin paying at  least the minimum monthly payment of a specified  percentage of the average outstanding balance of the loan.

    The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement.
Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying
Property is the borrower's mailing address.

    The Loans may  include fixed-rate, closed-end mortgage loans having terms to maturity of up to 30 years and secured by first-lien  mortgages originated on Properties containing one to four residential units and no more than three
income  producing non-residential units  ("Small Mixed-Use Properties").   At
least 50%  of the units contained in a  Small Mixed-Use Property will consist of residential units.  Income from such non-residential units will not exceed
40% of the adjusted gross income of  the related borrower.  The maximum Loan-
to-Value Ratio  on Small  Mixed-Use Properties  will not  exceed 65%.   Small
Mixed-Use Properties  may be  owner occupied or  investor properties  and the loan purpose may be a refinancing or a purchase.

    Home  Improvement Contracts.   The  Trust Fund  Assets  for a  Series may
consist, in  whole or part,  of home improvement installment  sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor, a thrift or a commercial mortgage banker in
the  ordinary course  of business.   As specified  in the  related Prospectus
Supplement,  the  Home Improvement  Contracts  will  either  be unsecured  or secured  by the  Mortgages primarily  on Single  Family Properties  which are generally subordinate to other mortgages on  the same Property, or secured by purchase money security interest in  the Home Improvements financed  thereby.
Except as otherwise specified in  the related Prospectus Supplement, the Home
Improvement Contracts  will be fully  amortizing and may have  fixed interest rates  or  adjustable  interest  rates  and may  provide  for  other  payment characteristics as described below and in the related Prospectus Supplement.

    Except as otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement
Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

    The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

    Additional  Information.     Each  Prospectus  Supplement   will  contain
information, as of the  date of such Prospectus Supplement and  to the extent then specifically known to the Depositor, with respect to the Loans contained in  the  related  Pool,  including (i)  the  aggregate  outstanding principal balance and the average outstanding principal balance  of the Loans as of the applicable Cut-off Date, (ii) the type  of property securing the Loan  (e.g., one-  to  four-family  houses,  individual  units  in  condominium  apartment buildings,  vacation and  second homes  or  other real  property), (iii)  the original  terms to maturity of the  Loans, (iv) the largest principal balance and the  smallest principal  balance of any  of the  Loans, (v)  the earliest origination date  and latest  maturity date  of any  of the  Loans, (vi)  the
Loan-to-Value Ratios or Combined Loan-to-Value  Ratios, as applicable, of the
Loans, (vii) the  Loan Rates or annual  percentage rates ("APR") or  range of
Loan Rates or APR's borne by the  Loans, and (viii) the geographical location
of the  Loans on a state-by-state basis.   If specific information respecting
the Loans is not known  to the Depositor at  the time the related  Securities are initially offered, more general information of the nature described above
will  be  provided  in  the  related  Prospectus  Supplement,   and  specific
information will be set forth in the Detailed Description.

    Except as otherwise  specified in the related Prospectus  Supplement, the
"Combined Loan-to-Value  Ratio" of  a Loan at  any given  time is  the ratio, expressed as  a percentage,  of (i)  the sum  of (a)  the original  principal balance of the Loan  (or, in the  case of a Revolving  Credit Line Loan,  the maximum amount thereof  available) and (b) the  outstanding principal balance at the date of origination of the  Loan of any senior mortgage loan(s) or, in the case of any  open-ended senior mortgage loan, the  maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at  the date  of origination  of the Loan,  to (ii)  the
Collateral  Value  of the related Property.  Except as otherwise specified in the  related Prospectus Supplement,  the "Collateral Value"  of the Property,
other  than with respect to certain Loans the  proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of  (a)  the  appraised value  determined  in  an appraisal  obtained  by the originator at  origination of  such Loan  and (b)  the sales  price for  such
Property.   In  the case of  Refinance Loans,  the "Collateral Value"  of the related Property  is the appraised  value thereof determined in  an appraisal obtained at the time of refinancing.

PRIVATE ASSET BACKED SECURITIES

    General.   Private  Asset  Backed Securities  may  consist of  (a)  pass-
through  certificates or  participation certificates evidencing  an undivided interest  in  a  pool  of home  equity  or  home  improvement  loans, or  (b)
collateralized   mortgage  obligations  secured   by  home  equity   or  home
improvement  loans.   Private Asset  Backed  Securities may  include stripped
asset backed securities representing an  undivided interest in all or a  part of either the principal distributions (but not the interest distributions) or the interest distributions  (but not the principal distributions)  or in some specified portion of the principal and interest distributions (but not all of such  distributions)  on  certain  home equity  or  home  improvement  loans.
Private Asset Backed Securities  will have been issued pursuant to  a pooling
and  servicing  agreement,  an  indenture  or  similar  agreement  (a   "PABS
Agreement").  The  seller/servicer of the underlying Loans  will have entered into the PABS Agreement with the trustee under such PABS Agreement (the "PABS
Trustee").  The PABS Trustee or  its agent, or a custodian, will  possess the
loans  underlying such  Private Asset  Backed Security.   Loans  underlying a
Private Asset  Backed  Security will  be serviced  by a  servicer (the  "PABS
Servicer") directly or by one or more subservicers who may be  subject to the
supervision of  the PABS  Servicer.   Except  as otherwise  specified in  the
related  Prospectus Supplement,  the PABS  Servicer will  be a FNMA  or FHLMC approved  servicer  and, if  FHA  Loans  underlie  the Private  Asset  Backed
Securities, approved by HUD as an FHA mortgagee.

    The issuer  of the  Private Asset Backed  Securities (the "PABS  Issuer")
will be  a financial  institution or  other entity engaged  generally in  the business of mortgage lending,  a public agency or instrumentality of a state, local or federal  government, or a limited purpose  corporation organized for the purpose  of, among  other things, establishing  trusts and  acquiring and selling housing loans to such trusts and selling beneficial interests in such
trusts.   The PABS Issuer shall  not be an  affiliate of the Depositor.   The
obligations  of  the  PABS  Issuer  will  generally  be  limited  to  certain representations and warranties  with respect to the assets conveyed  by it to
the related trust.   Except as otherwise specified in the  related Prospectus
Supplement,  the PABS  Issuer  will not  have  guaranteed any  of the  assets conveyed to  the related trust or any of  the Private Asset Backed Securities issued under the PABS Agreement.  Additionally, although the loans underlying the  Private  Asset  Backed Securities  may  be  guaranteed by  an  agency or instrumentality  of the United  States, the  Private Asset  Backed Securities
themselves will not be so guaranteed.

    Distributions  of principal  and interest  will  be made  on the  Private
Asset  Backed Securities  on the  dates specified  in the  related Prospectus
Supplement.  The  Private Asset Backed Securities may be  entitled to receive
nominal   or  no   principal  distributions   or   nominal  or   no  interest
distributions.   Principal  and interest  distributions will  be made  on the
Private  Asset Backed Securities  by the PABS  Trustee or the  PABS Servicer.
The PABS Issuer or the PABS Servicer may have the right to repurchase  assets underlying the Private Asset  Backed Securities after a certain date or under other circumstances as specified in the related Prospectus Supplement.

    Underlying Loans.   The home equity or home improvement  loans underlying
the Private Asset Backed Securities may consist of fixed rate, level payment, fully  amortizing loans or graduated payment loans, buydown loans, adjustable rate loans, or loans having balloon or  other special payment features.  Such loans  may  be  secured  by single  family  property,  multifamily  property, manufactured homes or by an assignment of the proprietary  lease or occupancy agreement  relating to  a  specific  dwelling within  a  cooperative and  the related shares  issued by such cooperative.  Except as otherwise specified in the  related  Prospectus  Supplement,  the underlying  loans  will  have  the following characterizations: (i) no loan  will have had a Loan-to-Value Ratio at  origination in excess of  95%, (ii) each single  family loan secured by a mortgaged  property  that had  a  Loan-to-Value ratio  in  excess  of 80%  at origination will  be covered  by a primary  mortgage insurance  policy, (iii)
each loan  will have had an original term to stated maturity of not less than
5  years and not more than 40 years, (iv)  no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under  the related PABS Agreement, (v) each  loan
(other  than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which  may be a blanket policy), and  (vi) each loan
(other than a  cooperative loan or a contract secured by a manufactured home)
will be covered by a title insurance policy.

    Credit Support  Relating  to Private  Asset  Backed Securities.    Credit
support  in  the  form  of  reserve funds,  subordination  of  other  private certificates  issued under  the  PABS Agreement,  letters  of credit,  surety bonds, insurance policies  or other types of  credit support may be  provided with  respect to  the loans  underlying the  Private Asset  Backed Securities themselves.

    Rating of Private Asset Backed Securities. The PABS upon their issuance will have been assigned a rating in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

    Additional  Information.   The  Prospectus Supplement  for  a Series  for
which the  Trust Fund includes  Private Asset Backed Securities  will specify
(i) the aggregate approximate principal amount  and type of the Private Asset
Backed  Securities   to  be  included   in  the  Trust  Fund,   (ii)  certain
characteristics of  the loans  which comprise the  underlying assets  for the
Private Asset  Backed Securities including  (A) the payment features  of such loans,  (B)  the  approximate  aggregate  principal  balance,  if  known,  of underlying  loans insured  or guaranteed  by a  governmental entity,  (C) the servicing  fee or range of servicing fees  with respect to the loans, and (D)
the  minimum  and  maximum  stated  maturities of  the  underlying  loans  at origination,  (iii) the  maximum  original  term-to-stated  maturity  of  the
Private Asset  Backed Securities,  (iv) the  weighted average  term-to-stated
maturity  of the  Private Asset  Backed Securities,  (v) the  pass-through or certificate rate  of the Private  Asset Backed Securities, (vi)  the weighted average  pass-through  or  certificate  rate  of  the  Private  Asset  Backed
Securities, (vii) the  PABS Issuer, the PABS Servicer (if other than the PABS
Issuer) and the PABS Trustee for such Private Asset Backed Securities, (viii)
certain characteristics  of credit  support, if any,  such as  reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying  the Private Asset Backed Securities or  to such Private
Asset Backed  Securities themselves,  (ix) the term  on which  the underlying loans for such  Private Asset Backed Securities  may, or are required  to, be purchased  prior to  their  stated maturity  or  the stated  maturity  of the
Private  Asset  Backed  Securities,  (x)  the terms  on  which  loans  may be
substituted   for  those  originally  underlying  the  Private  Asset  Backed
Securities  and (xi)  to the  extent  provided in  a periodic  report  to the
Trustee in its capacity as holder of the PABS,  certain information regarding the status of the credit support, if any, relating to the PABS.

                               USE OF PROCEEDS

    The net proceeds to be received  from the sale of the Securities  will be applied by the Depositor to the purchase of Trust Fund Assets or will be used
by  the Depositor for general  corporate purposes.   The Depositor expects to
sell Securities  in Series from time  to time, but  the timing and  amount of offerings of  Securities will depend  on a  number of factors,  including the volume of  Trust Fund Assets  acquired by the Depositor,  prevailing interest rates, availability of funds and general market conditions.

                                THE DEPOSITOR

    Financial  Asset   Securities  Corp.,  the   Depositor,  is   a  Delaware
corporation organized on August 2, 1995 for the limited purpose of acquiring, owning and  transferring Trust Fund  Assets and selling interests  therein or bonds  secured thereby.  It is an indirect limited purpose finance subsidiary of  National Westminster  Bank  Plc  and an  affiliate  of Greenwich  Capital
Markets,   Inc.,  a  registered  securities  broker-dealer.    The  Depositor
maintains its principal office at 600 Steamboat Road, Greenwich,  Connecticut
06830.  Its telephone number is (203) 625-2700.

    Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                 LOAN PROGRAM

    The Loans will have  been purchased by the Depositor,  either directly or
through affiliates, from Sellers.   Unless otherwise specified in the related
Prospectus Supplement, the Loans so acquired  by the Depositor will have been originated in accordance with the underwriting criteria specified below under
"Underwriting Standards".

UNDERWRITING STANDARDS

    Each Seller will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

    Underwriting  standards  are applied  by  or  on behalf  of  a  lender to evaluate the borrower's credit standing  and repayment ability, and the value
and  adequacy  of the  Property as  collateral.   In  general,  a prospective
borrower applying for a  Loan is required to fill out  a detailed application designed to provide to the underwriting officer pertinent credit information, including  the principal  balance and  payment  history with  respect to  any senior mortgage,  if any,  which, unless otherwise  specified in  the related
Prospectus Supplement, the borrower's income  will be verified by the Seller.
As  part  of the  description  of  the  borrower's financial  condition,  the borrower  generally  is required  to  provide a  current list  of  assets and
liabilities  and  a  statement  of  income  and  expenses,  as   well  as  an
authorization to  apply for a  credit report which summarizes  the borrower's credit history with local merchants and lenders and any record of bankruptcy.
In most  cases, an  employment verification is  obtained from  an independent source (typically  the borrower's  employer) which  verification reports  the length of employment with that  organization, the current salary, and whether it is expected that the borrower will continue such employment in the future.
If a prospective borrower  is self-employed, the borrower may  be required to submit  copies of signed tax  returns.  The borrower may  also be required to authorize  verification of  deposits  at  financial  institutions  where  the borrower has demand or savings accounts.

    In determining the adequacy of  the property to be used as collateral, an appraisal will generally  be made of each property  considered for financing.
The  appraiser is generally required to inspect  the property, issue a report on its  condition and, if applicable,  verify that construction, if  new, has been  completed.  The  appraisal is based  on the market  value of comparable
homes,  the  estimated  rental  income  (if   considered  applicable  by  the
appraiser)  and the cost  of replacing the  home.  The  value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is  anticipated to support in the future,  the outstanding loan balance.

    Once all  applicable  employment,  credit  and  property  information  is received, a  determination generally  is made as  to whether  the prospective borrower has sufficient  monthly income available (i) to  meet the borrower's monthly obligations on  the proposed mortgage  loan (generally determined  on the basis  of the monthly payments due in  the year of origination) and other expenses  related  to  the  property  (such  as  property  taxes  and  hazard insurance)  and (ii)  to meet  monthly housing  expenses and  other financial
obligations and monthly living expenses.   The underwriting standards applied
by Sellers, particularly with respect to  the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors  such as low  Combined Loan-to-Value Ratios or  other favorable credit exist.

QUALIFICATIONS OF SELLERS

    Unless  otherwise specified  in the  related Prospectus  Supplement, each
Seller will be required to satisfy the qualifications set forth herein.  Each
Seller must be an institution  experienced in originating and servicing loans of  the  type contained  in  the  related Pool  in  accordance with  accepted practices and prudent  guidelines, and must maintain  satisfactory facilities
to originate and  service those  loans.   Unless otherwise  specified in  the
related Prospectus Supplement, each Seller will be a seller/servicer approved by either FNMA or FHLMC.

REPRESENTATIONS BY SELLERS; REPURCHASES OR SUBSTITUTIONS

    Each Seller will  have made representations and warranties in  respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of
Securities.    Except  as  otherwise  specified  in  the  related  Prospectus
Supplement,  such representations and warranties include, among other things:
(i) that title insurance (or in the case of Properties located in areas where such  policies are  generally  not available,  an  attorney's certificate  of title)  and any required hazard insurance  policy (or certificate of title as applicable) remained in effect on  the date of purchase of the Loan  from the
Seller by or on behalf of the Depositor; (ii) that the Seller had good  title to  each  such  Loan and  such  Loan  was subject  to  no  offsets, defenses, counterclaims or rights  of rescission except to the extent  that any buydown agreement described  herein may forgive  certain indebtedness of  a borrower;
(iii) that  each Loan constituted a valid lien  on the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;  (iv) that there  were no  delinquent  tax  or assessment  liens  against the  Property;
(v) that no required payment on a Loan was more than thirty days' delinquent;
and (vi)  that each  Loan was  made in  compliance with,  and is  enforceable under, all  applicable local, state and  federal laws and  regulations in all material respects.

    If   so   specified   in   the   related   Prospectus   Supplement,   the
representations and warranties of  a Seller in respect of a Loan will be made not  as of the Cut-off Date but as of  the date on which such Seller sold the
Loan  to the Depositor or one of its affiliates.  Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the  Series of Securities evidencing an interest  in such
Loan.  Since  the representations and warranties  of a Seller do  not address events  that  may occur  following the  sale of  a Loan  by such  Seller, its repurchase obligation  described below will  not arise if the  relevant event that would otherwise have given  rise to such an obligation with respect to a
Loan  occurs after  the date  of  sale of  such Loan  by such  Seller  to the
Depositor  or its affiliates.   However, the  Depositor will  not include any
Loan in the Trust  Fund for any Series of Securities if  anything has come to
the  Depositor's  attention   that  would  cause  it  to   believe  that  the
representationes and warranties of a Seller will not be accurate and complete in all material respects  in respect of such Loan  as of the date of  initial issuance of the related Series of Securities.  If the Master Servicer is also a  Seller of Loans with respect  to a particular Series, such representations will be in addition to the representations  and warranties made by the Master
Servicer in its capacity as a Master Servicer.

    The  Master Servicer  or  the  Trustee, if  the  Master Servicer  is  the
Seller, will  promptly  notify the  relevant  Seller  of any  breach  of  any representation or  warranty made by it in respect  of a Loan which materially and  adversely affects  the interests  of the  Securityholders in  such Loan.
Unless  otherwise specified  in the  related Prospectus  Supplement, if  such
Seller  cannot cure  such breach  within 90  days following  notice from  the
Master Servicer or the Trustee, as the case may be,  then such Seller will be obligated either (i) to repurchase such  Loan from the Trust Fund at  a price
(the "Purchase Price") equal to 100% of the unpaid principal balance  thereof as of the date  of the repurchase plus accrued interest  thereon to the first day of the month following the month of repurchase at the Loan Rate (less any
Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or  (ii) to substitute for such Loan  a replacement loan that satisfies certain requirements set forth  in the Agreement.  If a  REMIC election is  to  be made  with  respect to  a  Trust Fund,  unless  otherwise specified  in the  related Prospectus  Supplement, the  Master Servicer  or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction  tax which may arise  in connection with any  such repurchase or substitution and the  Trustee must have received a satisfactory opinion of counsel that  such repurchase or  substitution will not cause  the
Trust Fund to lose its status as a REMIC or otherwise subject  the Trust Fund
to a prohibited  transaction tax.   The  Master Servicer may  be entitled  to
reimbursement for any  such payment from the assets of the related Trust Fund or from any holder of the related residual certificate.  See  "Description of the Securities--General".  Except in those cases in which the Master Servicer is  the Seller,  the Master  Servicer will be  required under  the applicable
Agreement to  enforce this obligation for the benefit  of the Trustee and the holders of  the Securities, following  the practices  it would employ  in its good faith business judgment were it the owner of such Loan.  This repurchase or  substitution obligation  will  constitute the  sole  remedy available  to holders of Securities  or the  Trustee for  a breach of  representation by  a
Seller.

    Neither  the  Depositor  nor  the  Master  Servicer  (unless  the  Master
Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation  to do so, and no assurance can  be given that  Sellers  will carry  out  their respective  repurchase  or substitution obligations with respect to Loans.  However, to the extent that a breach of a representation  and warranty of  a Seller may  also constitute a  breach of a representation made by  the Master Servicer, the  Master Servicer may have  a
repurchase  or  substitution   obligation  as  described  below   under  "The
Agreements--Assignment of Trust Fund Assets".

                        DESCRIPTION OF THE SECURITIES

    Each   Series  of  Certificates  will  be  issued  pursuant  to  separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement")
among the Depositor,  the Servicer, if the  Series relates to Loans,  and the
Trustee.  A form  of Pooling and Servicing Agreement and  Trust Agreement has
been  filed  as an  exhibit  to  the  Registration  Statement of  which  this
Prospectus forms a part.  Each Series  of Notes will be issued pursuant to an indenture (the  "Indenture") between  the related Trust  Fund and  the entity named in  the related Prospectus  Supplement as trustee (the  "Trustee") with respect to such Series.  A form of  Indenture has been filed as an exhibit to
the Registration Statement of  which this Prospectus forms a part.   A Series
may consist of both Notes and Certificates.  Each Agreement,  dated as of the related  Cut-off Date, will  be among the Depositor,  the Master Servicer and the Trustee for the benefit of the  holders of the Securities of such Series.
The provisions of each Agreement will  vary depending upon the nature of  the
Securities to be issued thereunder and the nature of the related  Trust Fund.
The following summaries describe certain  provisions which may appear in each
Agreement.    The Prospectus  Supplement  for  a  Series of  Securities  will describe  any provision of the Agreement  relating to such Series that mainly
differs  from the  description thereof  contained  in this  Prospectus.   The
summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for
each  Series of  Securities and  the applicable  Prospectus Supplement.   The
Depositor will provide a copy of the Agreement (without exhibits) relating to any Series  without charge upon  written request of  a holder of record  of a
Security of  such Series addressed  to Financial Asset Securities  Corp., 600
Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance
Group.

GENERAL

    Unless otherwise  specified  in the  related  Prospectus Supplement,  the
Certificates of each Series will be  issued in book-entry or fully registered form, in  the authorized  denominations specified  in the related  Prospectus
Supplement, will  evidence specified  beneficial ownership  interests in  the related Trust  Fund  created  pursuant to  each  Agreement and  will  not  be entitled to payments  in respect of  the assets included  in any other  Trust
Fund established by the Depositor.  Unless otherwise specified in the related
Prospectus Supplement, the Notes of each Series  will be issued in book-entry or fully  registered form, in  the authorized denominations specified  in the related Prospectus Supplement, will be secured by the pledge of the assets of the related Trust Fund and will not be entitled to payments in respect of the
assets included in  any other Trust Fund  established by the Depositor.   The
Securities will not  represent obligations of the Depositor  or any affiliate of the Depositor.  Certain of the  Loans may be guaranteed or insured as  set forth in the related Prospectus Supplement.  Each Trust Fund will consist of, to the extent provided in the  Agreement, (i) the Trust Fund Assets, as  from time to  time are subject to the related  Agreement (exclusive of any amounts specified  in  the  related  Prospectus  Supplement  ("Retained  Interest")), including all payments of interest and principal received with respect to the
Loans after  the Cut-off  Date (to the  extent not  applied in  computing the
Cut-off Date Principal  Balance); (ii) such assets  as from time to  time are required to  be deposited in the related Security Account, as described below under  "The Agreements--Payments  on Loans;  Deposits  to Security  Account";
(iii) property which secured  a Loan and which  is acquired on behalf of  the
Securityholders  by foreclosure or  deed in lieu of  foreclosure and (iv) any insurance  policies or  other  forms  of credit  enhancement  required to  be maintained pursuant to the related Agreement.  If so specified in the related
Prospectus Supplement,  a Trust  Fund may  also include  one or  more of  the
following:   reinvestment  income  on  payments received  on  the Trust  Fund
Assets, a Reserve Account, a mortgage pool insurance policy, a Special Hazard
Insurance Policy, a  Bankruptcy Bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

    Each Series  of Securities will be issued  in one or more  classes.  Each class  of Securities  of a  Series will  evidence beneficial  ownership of  a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may  be 0%) or portion of future  principal payments on the  Trust Fund Assets in  the related Trust  Fund.  A Series  of
Securities  may  include one  or more  classes  that are  senior in  right to
payment to  one or more other classes  of Securities of such Series.   One or
more  classes  of  Securities  of  a  Series   may  be  entitled  to  receive
distributions   of   principal,   interest   or   any   combination  thereof.
Distributions on one or  more classes of a  Series of Securities may  be made prior to one or more other classes, after the occurrence of specified events, in accordance with  a schedule or formula,  on the basis of  collections from designated portions of the Trust Fund Assets in the related  Trust Fund or on a different  basis,  in each  case  as specified  in the  related  Prospectus
Supplement.   The  timing and amounts  of such  distributions may  vary among classes or over time as specified in the related Prospectus Supplement.

    Unless  otherwise  specified   in  the  related   Prospectus  Supplement,
distributions of principal  and interest (or, where  applicable, of principal only or interest only) on the related  Securities will be made by the Trustee on each Distribution  Date (i.e., monthly or  at such other intervals  and on the dates as are specified in the Prospectus Supplement) in proportion to the
percentages  specified in the  related Prospectus Supplement.   Distributions
will be made  to the persons in whose names the  Securities are registered at the close  of  business on  the  dates specified  in the  related  Prospectus
Supplement (each, a "Record Date").  Distributions will be made in the manner specified in the Prospectus Supplement to the persons entitled thereto at the address appearing in  the register maintained for holders  of Securities (the
"Security  Register");  provided,  however, that  the  final  distribution in retirement  of  the  Securities  will  be made  only  upon  presentation  and surrender of the Securities at the  office or agency of the Trustee  or other person specified in the notice to Securityholders of such final distribution.

    The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus
Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

    Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related
Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA Considerations". Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

    As to  each Series, an  election may be  made to treat  the related Trust
Fund or  designated portions  thereof as a  "real estate  mortgage investment
conduit"  or  "REMIC"  as  defined  in  the  Code.   The  related  Prospectus
Supplement  will   specify  whether   a  REMIC  election   is  to   be  made.
Alternatively, the Agreement for a  Series may provide that a  REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied.  As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Securityholders not otherwise described herein, will be set forth in the related Prospectus Supplement.  If such an election is made with respect to a Series, one of the classes will be designated  as evidencing  the  sole  class of  "residual  interests" in  the
related REMIC,  as defined in the Code.   All other classes  of Securities in
such a  Series will constitute  "regular interests" in the  related REMIC, as
defined  in the  Code.   As to  each  Series with  respect to  which a  REMIC
election is  to be  made, the  Master  Servicer or  a holder  of the  related residual certificate will be  obligated to take all actions required in order to comply with applicable laws and  regulations and will be obligated to  pay
any  prohibited transaction taxes.   The Master  Servicer, to  the extent set
forth in the related Prospectus Supplement, will be entitled to reimbursement for any  such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

    General.    In   general,  the  method  of  determining  the   amount  of
distributions on a particular Series of Securities will depend on the type of
credit  support,  if any,  that is  used with  respect to  such Series.   See
"Credit Enhancement".   Set forth  below are descriptions of  various methods
that may be used to determine  the amount of distributions on the  Securities
of  a  particular Series.    The Prospectus  Supplement  for  each Series  of
Securities will describe the  method to be used in determining  the amount of distributions on the Securities of such Series.

    Distributions  allocable to principal and interest on the Securities will be made  by the  Trustee out  of, and  only to the  extent of,  funds in  the related Security  Account, including any  funds transferred from  any Reserve
Account (a  "Reserve Account").   As between Securities of  different classes
and as  between  distributions  of  principal (and,  if  applicable,  between distributions  of  Principal  Prepayments, as  defined  below,  and scheduled payments  of principal) and interest,  distributions made on any Distribution
Date  will be  applied as  specified  in the  related Prospectus  Supplement.
Unless   otherwise  specified  in  the  related  Prospectus  Supplement,  the distributions  to  any class  of  Securities will  be  made pro  rata  to all
Securityholders of that class.

    Available  Funds.  All distributions on  the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with  the terms described in the  related Prospectus Supplement
and specified in  the Agreement.   Unless otherwise  provided in the  related
Prospectus  Supplement, "Available  Funds" for  each  Distribution Date  will equal the sum of the following amounts:

        (i)  the  aggregate  of  all   previously  undistributed  payments  on
    account of  principal  (including  Principal  Prepayments,  if  any,  and
    prepayment  penalties,   if  so  provided   in  the   related  Prospectus
    Supplement)  and  interest  on  the  Loans  in  the  related  Trust  Fund
    (including Liquidation  Proceeds and Insurance Proceeds and amounts drawn under  letters  of  credit or  other  credit  enhancement instruments  as permitted thereunder and as specified in the related Agreement)  received by the Master Servicer after the  Cut-off Date and on or prior to the day of the  month of the related  Distribution Date specified in  the related
    Prospectus Supplement (the "Determination Date") except

             (a) all payments which were due on or before the Cut-off Date;

             (b) all  Liquidation Proceeds  and all  Insurance  Proceeds, all
        Principal Prepayments and all other proceeds of any Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after the interest accrual period;

             (c) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period relating to such Distribution Date;

             (d) amounts received on particular Loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related
        Sub-Servicers, Support Servicers or the Trustee);

             (e) amounts representing reimbursement,  to the extent permitted by  the  Agreement  and  as described  under  "Advances"  below,  for
        advances  made  by   the  Master  Servicer,   Sub-Servicers,  Support
        Servicers  or the  Trustee  that  were  deposited into  the  Security
        Account, and  amounts representing  reimbursement  for certain  other losses and expenses incurred by the Master Servicer  or the Depositor and described below;

             (f) that  portion of each collection of interest on a particular
        Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Loans purchased pursuant to the Agreement;

        (ii)     the amount of  any advance made by  the Master Servicer, Sub
    Servicer, Support Servicer or Trustee as described under "Advances" below and deposited by it in the Security Account;

        (iii)    if applicable, amounts withdrawn from a Reserve Account;

        (iv) if applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party guaranties; and



        (v)  if applicable, the amount of prepayment interest shortfall.

    Distributions of  Interest.   Unless otherwise  specified in the  related
Prospectus  Supplement,  interest  will  accrue  on  the  aggregate  Security
Principal  Balance (or,  in  the case  of  Securities  (i) entitled  only  to distributions allocable to interest, the aggregate notional principal balance or (ii) which, under certain circumstances, allow for the accrual of interest otherwise  scheduled for  payment to  remain unpaid  until the  occurrence of certain events specified in the  related Prospectus Supplement) of each class of  Securities entitled to  interest from the date,  at the Pass-Through Rate
(which may be a fixed rate or rate adjustable as specified in such Prospectus
Supplement)  and for the periods specified in such Prospectus Supplement.  To the extent  funds are available  therefor, interest accrued during  each such specified period on each class of Securities entitled to interest (other than a class  of Securities that  provides for interest  that accrues, but  is not currently payable,  referred to  hereafter as  "Accrual Securities")  will be distributable on the Distribution  Dates specified in the  related Prospectus
Supplement  until the aggregate Security Principal  Balance of the Securities of such  class has  been distributed in  full or,  in the case  of Securities entitled only  to distributions  allocable to  interest, until the  aggregate notional principal balance of such Securities  is reduced to zero or for  the period of time designated in the related Prospectus Supplement.  The original
Security  Principal  Balance  of  each  Security  will  equal  the  aggregate distributions allocable  to principal  to which  such  Security is  entitled.
Unless   otherwise   specified   in  the   related   Prospectus   Supplement,
distributions allocable to interest on each Security  that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance  of such  Security.  The  notional principal  balance of  a
Security will  not evidence  an interest in  or entitlement  to distributions allocable to principal but  will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

    Interest  payable on the  Securities of  a Series on  a Distribution Date
will  include all interest accrued during the period specified in the related
Prospectus Supplement.   In the event interest  accrues over a  period ending
two  or more  days  prior to  a  Distribution Date,  the  effective yield  to
Securityholders  will be  reduced  from  the yield  that  would otherwise  be obtainable if interest payable on the Security were to accrue through the day immediately preceding  each Distribution  Date, and  the effective  yield (at par) to Securityholders will be less than the indicated coupon rate.

    With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security
Principal  Balance of  such class  of Securities  on that  Distribution Date.
Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related Prospectus
Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Securities in the Trust Fund, as reflected in the aggregate
Security Principal Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution
Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

    Distributions  of  Principal.   The  related  Prospectus Supplement  will
specify the method by which the amount of principal to be distributed  on the
Securities on each  Distribution Date will  be calculated  and the manner  in which such amount will be allocated among the classes  of Securities entitled to distributions of  principal.  The aggregate Security  Principal Balance of any class of Securities entitled to distributions of principal generally will be  the  aggregate original  Security  Principal  Balance  of such  class  of
Securities   specified  in  such   Prospectus  Supplement,  reduced   by  all
distributions  reported to  the holders  of such  Securities as  allocable to principal  and,  (i) in  the  case of  Accrual  Securities, increased  by all interest accrued  but not then  distributable on such Accrual  Securities and
(ii) in the  case of  adjustable rate  Securities, subject to  the effect  of negative amortization, if applicable.

    If so provided in the related Prospectus Supplement,  one or more classes of  Securities  will  be  entitled  to  receive  all  or  a  disproportionate percentage of the payments of principal which are received from borrowers  in advance  of their  scheduled due  dates and  are  not accompanied  by amounts representing  scheduled  interest  due  after  the  month  of  such  payments
("Principal  Prepayments") in the percentages and  under the circumstances or for the periods specified in such Prospectus Supplement.  Any such allocation of Principal  Prepayments to  such class or  classes of  Securityholders will have the  effect of  accelerating the amortization  of such  Securities while increasing the  interests evidenced  by other Securities  in the  Trust Fund.
Increasing the interests of the other  Securities relative to that of certain
Securities allocated by the principal prepayments is intended to preserve the
availability of  the subordination  provided by such  other Securities.   See
"Credit Enhancement-Subordination".

    Unscheduled Distributions.  The Securities will  be subject to receipt of
distributions  before  the   next  scheduled  Distribution  Date   under  the
circumstances  and in  the  manner  described below  and  in such  Prospectus
Supplement.    If applicable,  the  Trustee will  be  required  to make  such unscheduled distributions  on the  day and  in  the amount  specified in  the related Prospectus  Supplement if, due  to substantial payments  of principal
(including Principal  Prepayments) on the  Trust Fund Assets, the  Trustee or
the Master Servicer determines that the funds  available or anticipated to be available from the Security Account  and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on  such
Distribution  Date.   Unless otherwise  specified in  the  related Prospectus
Supplement, the amount of any such unscheduled distribution that is allocable to  principal will  not  exceed the  amount that  would  otherwise have  been required to  be  distributed as  principal  on  the Securities  on  the  next
Distribution Date.   Unless  otherwise specified  in  the related  Prospectus
Supplement,  the unscheduled  distributions  will  include  interest  at  the applicable  Pass-Through Rate  (if  any)  on the  amount  of the  unscheduled distribution allocable to principal for the  period and to the date specified in such Prospectus Supplement.

    Unless otherwise  specified  in the  related  Prospectus Supplement,  the distributions allocable to principal in any unscheduled  distribution will be made in the  same priority and  manner as distributions  of principal on  the
Securities  would have  been made  on the  next Distribution  Date, and  with respect  to  Securities  of  the same  class,  unscheduled  distributions  of principal will be  made on the  same basis as  such distributions would  have
been made on the next Distribution  Date on a pro rata basis.   Notice of any
unscheduled distribution will  be given by the  Trustee prior to the  date of such distribution.

ADVANCES

    To the extent  provided in the related Prospectus Supplement,  the Master
Servicer will  be required  to advance  on or  before each Distribution  Date
(from its own funds, funds advanced  by Sub-Servicers or Support Servicers or funds held in the Security Account for future distributions to the holders of such Securities), an  amount equal to  the aggregate of payments  of interest and/or principal that  were delinquent on the related  Determination Date and were  not advanced  by any  Sub-Servicer,  subject to  the Master  Servicer's determination that such advances will be  recoverable out of late payments by
borrowers,  Liquidation  Proceeds,  Insurance  Proceeds  or  otherwise.    In
addition, to the extent provided in the related Prospectus Supplement, a cash account may be established to provide for Advances to be made in the event of certain Trust Fund Assets payment defaults or collection shortfalls.

    In  making Advances,  the Master  Servicer  will endeavor  to maintain  a regular flow of scheduled interest  and principal payments to holders of  the
Securities, rather  than to guarantee or insure  against losses.  If Advances are made by the Master Servicer from cash being held for  future distribution to Securityholders, the  Master Servicer will replace such funds on or before any  future Distribution  Date to  the extent  that funds  in the  applicable
Security Account on  such Distribution  Date would  be less  than the  amount required to be  available for distributions to Securityholders  on such date.
Any  Master  Servicer funds  advanced  will  be  reimbursable to  the  Master
Servicer out  of recoveries on the specific Loans  with respect to which such
Advances were made  (e.g., late  payments made by  the related borrower,  any related  Insurance Proceeds,  Liquidation  Proceeds or  proceeds of  any Loan purchased by  a Sub-Servicer  or a Seller  under the  circumstances described
hereinabove).    Advances by  the  Master Servicer  (and  any  advances by  a
Sub-Servicer or a Support  Servicer) also will be reimbursable  to the Master
Servicer  (or  Sub-Servicer  or  a  Support  Servicer)  from  cash  otherwise distributable to Securityholders (including the holders of Senior Securities)
to the extent  that the  Master Servicer  determines that  any such  Advances
previously made  are not ultimately  recoverable as described above.   To the
extent provided in  the related  Prospectus Supplement,  the Master  Servicer also will  be obligated to  make Advances, to  the extent recoverable  out of
Insurance  Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums  not paid by borrowers on a timely basis.  Funds so advanced are reimbursable to  the Master Servicer to the extent  permitted
by the Agreement.   The obligations of  the Master Servicer to  make advances
may be  supported by  a cash  advance reserve  fund, a  surety bond  or other arrangement, in each case as described in such Prospectus Supplement.

    The  Master Servicer  or  Sub-Servicer may  enter  into an  agreement  (a
"Support Agreement")  with a Support  Servicer pursuant to which  the Support
Servicer  agrees to provide  funds on behalf  of the Master  Servicer or Sub-
Servicer  in connection  with the obligation  of the Master  Servicer or Sub-
Servicer, as the case may be, to make Advances. The Support Agreement will be delivered to the Trustee and the Trustee will be authorized to accept a substitute Support Agreement in exchange for an original Support Agreement, provided that such substitution of the Support Agreement will not adversely affect the rating or ratings then in effect on the Securities.

    Unless otherwise  specified in the related  Prospectus Supplement, in the event the Master Servicer, a Sub-Servicer or a Support Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its
capacity as  successor servicer.   If the Trustee  makes such an  Advance, it
will be  entitled to be  reimbursed for such  Advance to the  same extent and degree  as  the Master  Servicer, a  Sub-Servicer  or a  Support  Servicer is
entitled to be reimbursed for Advances.  See "Description of the Securities--
Distributions on Securities" herein.

COMPENSATING INTEREST

    If  so  specified  in  the  related  Prospectus  Supplement,  the  Master
Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master
Servicer as servicing compensation, equal to the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee.

REPORTS TO SECURITYHOLDERS

    Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

        (i)  the  amount   of  such   distribution  allocable  to   principal,
    separately identifying  the aggregate amount of any Principal Prepayments and any applicable prepayment penalties included therein;

        (ii)     the amount of such distribution allocable to interest;

        (iii)    the amount of any Advance;

        (iv)     the  aggregate   amount  (a)  otherwise   allocable  to  the
    Subordinated  Securityholders  on   such  Distribution   Date,  and   (b)
    withdrawn from the Reserve Fund, if any, that is  included in the amounts distributed to the Senior Securityholders;

        (v) the outstanding principal balance or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

        (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which such class will be entitled to receive on the following Distribution Date;

        (vii) the percentage of Principal Prepayments on the Loans, if any, which such class will be entitled to receive on the following
    Distribution Date;

        (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master
    Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

        (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (B) in foreclosure and delinquent
    (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

        (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

        (xi) if a class is entitled only to a specified portion of payments of interest on the Loans in the related Pool, the Pass-Through
    Rate, if adjusted from the date of the last statement, of the Loans expected to be applicable to the next distribution to such class;

        (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

        (xiii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date;
    and

        (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

    Where applicable,  any  amount set  forth  above may  be  expressed as  a dollar amount per single Security of the relevant class having the Percentage
Interest  specified in  the related  Prospectus  Supplement.   The report  to
Securityholders for any Series of  Securities may include additional or other information of a similar nature to that specified above.

    In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION OF SECURITIES

    As  described  in the  Prospectus  Supplement,  if not  issued  in  fully registered form,  each class of  Securities will be registered  as book-entry
certificates  (the "Book-Entry  Securities").   Persons  acquiring beneficial
ownership interests  in the  Securities ("Security  Owners") will hold  their
Securities through the Depository Trust Company ("DTC") in the United States,
or   Cedel  Bank,  societe   anonyme  ("CEDEL")   or  the   Euroclear  System
("Euroclear") (in  Europe) if they are participants  ("Participants") of such systems, or indirectly through  organizations which are Participants in  such
systems.    The  Book-Entry  Securities  will  be  issued  in   one  or  more
certificates which equal  the aggregate principal  balance of the  Securities and will initially be registered  in the name of Cede  & Co., the nominee  of
DTC.   CEDEL and  Euroclear will hold  omnibus positions  on behalf  of their
Participants   through   customers'  securities   accounts  in   CEDEL's  and
Euroclear's names on the books of their respective depositaries which in turn
will   hold  such  positions   in  customers'  securities   accounts  in  the
depositaries'  names  on  the books  of  DTC.   Citibank,  N.A.  will  act as
depositary for  CEDEL and  the Brussels, Belgium  branch of  Morgan Guarantee
Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such  capacities, individually the "Relevant Depositary" and collectively the
"European Depositaries").  Except as  described below, no Security Owner will be entitled to  receive a physical certificate representing  such Security (a
"Definitive  Security").  Unless and  until Definitive Securities are issued, it  is anticipated that the only "Securityholders"  of the Securities will be
Cede  & Co.,  as nominee  of  DTC.   Security  Owners are  only permitted  to
exercise their rights indirectly through Participants and DTC.

    The Security Owner's ownership of a  Book-Entry Security will be recorded on the  records of  the brokerage  firm, bank,  thrift  institution or  other financial  intermediary (each, a "Financial Intermediary") that maintains the
Security  Owner's  account  for  such   purpose.    In  turn,  the  Financial
Intermediary's ownership of such Book-Entry  Security will be recorded on the records  of  DTC (or  of a  participating  firm that  acts  as agent  for the
Financial  Intermediary, whose  interest  will  in turn  be  recorded on  the records  of DTC,  if the  Security Owner's  Financial Intermediary  is  not a
Participant and on the records of CEDEL or Euroclear, as appropriate).

    Security  Owners  will receive  all  distributions of  principal  of, and interest on,  the Securities from  the Trustee through DTC  and Participants.
While   the  Securities  are  outstanding  (except  under  the  circumstances described below), under  the rules, regulations  and procedures creating  and affecting  DTC  and its  operations (the  "Rules"), DTC  is required  to make book-entry transfers among Participants on  whose behalf it acts with respect to the Securities and  is required to  receive and transmit distributions  of
principal of,  and interest  on, the Securities.   Participants  and indirect
participants  with  whom  Security  Owners  have  accounts  with  respect  to
Securities are similarly  required to make  book-entry transfers and  receive and transmit  such  distributions  on  behalf of  their  respective  Security
Owners.  Accordingly, although Security Owners will not possess certificates, the  Rules  provide  a  mechanism  by  which  Security  Owners  will  receive distributions and will be able to transfer their interest.

    Security Owners will  not receive or be entitled to  receive certificates representing their respective interests  in the Securities, except under  the
limited  circumstances  described   below.    Unless  and   until  Definitive
Securities are issued, Security Owners  who are not Participants may transfer ownership of Securities  only through Participants and  indirect participants by  instructing such  Participants  and  indirect  participants  to  transfer
Securities,  by book-entry  transfer,  through  DTC for  the  account of  the purchasers  of  such  Securities,  which account  is  maintained  with  their respective Participants.  Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts  of the respective Participants  at DTC will be  debited and
credited.   Similarly, the  Participants and indirect  participants will make debits or  credits, as  the case may  be, on their  records on behalf  of the selling and purchasing Security Owners.

    Because  of  time zone  differences,  credits of  securities  received in
CEDEL  or Euroclear as a  result of a transaction with  a Participant will be made  during  subsequent  securities  settlement  processing  and  dated  the
business  day following  the  DTC  settlement  date.   Such  credits  or  any
transactions  in  such securities  settled  during  such processing  will  be reported to  the relevant  Euroclear or CEDEL  Participants on  such business day.  Cash received in CEDEL or Euroclear as a result of  sales of securities
by  or  through  a  CEDEL   Participant  (as  defined  herein)  or  Euroclear
Participant (as  defined herein) to  a DTC Participant will  be received with value on  the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in
DTC.

    Transfers between Participants  will occur in accordance with  DTC rules.
Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market  transfers between  persons holding  directly or  indirectly through  DTC,  on the  one  hand, and  directly or  indirectly  through CEDEL
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system  by  the  Relevant Depositary;  however,  such  cross  market transactions will require  delivery of instructions to  the relevant European
international  clearing  system  by  the  counterparty  in   such  system  in
accordance with its rules and procedures and within its established deadlines
(European time).  The  relevant European international clearing system  will, if the transaction meets its settlement requirements, deliver instructions to the  Relevant Depositary  to take  action to  effect final settlement  on its behalf by delivering or receiving securities  in DTC, and making or receiving payment in  accordance with normal  procedures for same day  funds settlement
applicable to  DTC.   CEDEL Participants and  Euroclear Participants  may not
deliver instructions directly to the European Depositaries.

    CEDEL is  incorporated under  the laws  of Luxembourg  as a  professional
depository.    CEDEL  holds securities  for  its  participating organizations
("CEDEL  Participants") and  facilitates  the  clearance  and  settlement  of
securities  transactions  between   CEDEL  Participants  through   electronic
book-entry changes in accounts of CEDEL Participants, thereby eliminating the
need for physical movement of certificates.   Transactions may be settled  in
CEDEL  in any  of  28 currencies,  including United  States  dollars.   CEDEL
provides  to  its  CEDEL  Participants,  among  other  things,  services  for safekeeping,  administration,  clearance  and settlement  of  internationally
traded  securities and  securities lending and  borrowing.   CEDEL interfaces
with domestic  markets in several  countries.  As a  professional depository,
CEDEL  is subject to regulation by the  Luxembourg Monetary Institute.  CEDEL
participants  are   recognized  financial  institutions  around   the  world,
including  underwriters,  securities   brokers  and  dealers,   banks,  trust
companies, clearing corporations  and certain other organizations.   Indirect
access to CEDEL is also available to  others, such as banks, brokers, dealers and trust companies  that clear through or maintain  a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was  created in  1968 to hold  securities for its  participants
("Euroclear  Participants")  and  to clear  and  settle  transactions between
Euroclear Participants  through simultaneous  electronic book-entry  delivery against payment,  thereby  eliminating  the  need for  physical  movement  of certificates and any  risk from lack of simultaneous  transfers of securities
and cash.   Transactions may be  settled in any  of 32 currencies,  including
United States dollars.  Euroclear  includes various other services, including securities  lending and  borrowing and  interfaces  with domestic  markets in several  countries generally  similar to  the  arrangements for  cross-market transfers with DTC  described above.  Euroclear is operated  by the Brussels,
Belgium  office of Morgan,  under contract  with Euroclear  Clearance Systems
S.C., a Belgian cooperative corporation (the "Cooperative").  All  operations are conducted by Morgan, and  all Euroclear securities clearance accounts and
Euroclear cash  accounts are  accounts with the  Euroclear Operator,  not the
Cooperative.  The  Cooperative establishes policy for Euroclear  on behalf of
Euroclear  Participants.   Euroclear  Participants  include banks  (including
central  banks),  securities  brokers  and  dealers  and  other  professional financial intermediaries.  Indirect access  to Euroclear is also available to other  firms that clear through  or maintain a  custodial relationship with a
Euroclear Participant, either directly or indirectly.

    Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New
York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and  cash accounts with Morgan are governed by the  Terms  and Conditions  Governing  Use of  Euroclear and  the  related
Operating Procedures  of  the Euroclear  System  and applicable  Belgian  law
(collectively, the "Terms and Conditions").   The Terms and Conditions govern
transfers of  securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts  of payments with respect to securities
in Euroclear.   All  securities in  Euroclear are  held on  a fungible  basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and  has no record of or  relationship with persons holding through Euroclear Participants.

    Under  a   book-entry  format,  beneficial   owners  of   the  Book-Entry
Securities may experience some delay in their receipt of payments, since such
payments  will be  forwarded  by the  Trustee  to Cede.    Distributions with
respect to Securities held through CEDEL or Euroclear will be credited to the cash  accounts of CEDEL Participants or  Euroclear Participants in accordance with the relevant  system's rules and procedures,  to the extent received  by the Relevant Depositary.  Such distributions will be subject to tax reporting
in accordance  with relevant  United States tax  laws and  regulations.   See
"Certain Material Federal Income Tax Considerations--Tax Treatment of Foreign
Investors" and "--Tax  Consequences to Holders of  Notes--Backup Withholding"
herein.  Because  DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner  to pledge Book-Entry Securities to persons  or entities that do not participate in the Depository system, or  otherwise take actions in respect of such Book-Entry  Securities, may be limited due to  the
lack of physical  certificates for such Book-Entry Securities.   In addition,
issuance  of the  Book-Entry Securities  in  book-entry form  may reduce  the liquidity of such Securities in  the secondary market since certain potential investors  may be  unwilling to  purchase  Securities for  which they  cannot obtain physical certificates.

    Monthly and annual reports on the Trust will be provided to CEDE, as nominee of DTC, and may be made available by CEDE to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

    DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry
Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC.
DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

    Upon the occurrence  of any of  the events described  in the  immediately preceding paragraph,  the Trustee will  be required to notify  all beneficial owners of the  occurrence of such event  and the availability through  DTC of
Definitive Securities.   Upon surrender by  DTC of the global  certificate or
certificates  representing  the Book-Entry  Securities  and instructions  for re-registration, the Trustee will issue Definitive Securities, and thereafter the  Trustee will  recognize the  holders  of such  Definitive Securities  as
Securityholders under the applicable Agreement.

    Although  DTC,  CEDEL  and   Euroclear  have  agreed  to  the   foregoing
procedures in order to facilitate transfers of Securities  among participants of DTC,  CEDEL and  Euroclear, they  are under  no obligation  to perform  or continue to perform  such procedures and such procedures  may be discontinued
at any time.

    None of the Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                              CREDIT ENHANCEMENT

GENERAL

    Credit enhancement may  be provided with  respect to one or  more classes of a Series  of Securities or with  respect to the  Trust Fund Assets in  the
related Trust  Fund.   Credit enhancement  may be in  the form  of a  limited
financial guaranty policy issued by an entity named in the related Prospectus
Supplement, the subordination  of one or  more classes  of the Securities  of such Series, the  establishment of one or more Reserve Accounts, the use of a
cross-support  feature,  use  of  a   mortgage  pool  insurance  policy,  FHA
Insurance,  VA Guarantee, bankruptcy  bond, special hazard  insurance policy, surety bond,  letter of  credit,  guaranteed investment  contract or  another method of  credit enhancement described in the related Prospectus Supplement,
or any  combination  of the  foregoing.   Unless otherwise  specified in  the
related Prospectus Supplement, credit enhancement will not provide protection against  all risks  of loss and  will not  guarantee repayment of  the entire principal balance of  the Securities and interest  thereon.  If  losses occur which  exceed the  amount  covered be  credit enhancement  or  which are  not covered by the credit enhancement,  Securityholders will bear their allocable share of deficiencies.

SUBORDINATION

    Protection afforded to holders of one or more classes  of Securities of a
Series by  means  of the  subordination feature  may be  accomplished by  the preferential  right of holders  of one or  more other classes  of such Series
(the "Senior Securities") to distributions in respect of scheduled principal,
Principal Prepayments,  interest or  any combination  thereof that  otherwise would  have been  payable to  holders  of Subordinated  Securities under  the
circumstances  and  to  the  extent  specified  in  the  related   Prospectus
Supplement.   Protection  may  also be  afforded  to  the holders  of  Senior
Securities of a Series by: (i) reducing the ownership interest of the related
Subordinated  Securities; (ii)  a combination  of  the immediately  preceding sentence and clause (i) above; or (iii) as otherwise described in the related
Prospectus Supplement.  Delays in receipt  of scheduled payments on the Loans and losses on defaulted  Loans may be borne  first by the various  classes of
Subordinated  Securities and  thereafter  by the  various  classes of  Senior
Securities,  in  each  case  under  the  circumstances  and  subject  to  the limitations  specified in such related  Prospectus Supplement.  The aggregate distributions in respect  of delinquent payments on the Loans  over the lives of  the  Securities  or at  any  time,  the aggregate  losses  in  respect of defaulted Loans which must be borne by the Subordinated  Securities by virtue of subordination  and the amount of the distributions otherwise distributable to  the Subordinated  Securityholders that  will be  distributable to  Senior
Securityholders  on any Distribution Date may be  limited as specified in the
related  Prospectus Supplement.    If aggregate  distributions in  respect of
delinquent payments on the Loans or aggregate losses in respect of such Loans were  to exceed  an amount  specified in  the related  Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

    In addition  to or  in lieu  of  the foregoing,  if so  specified in  the related Prospectus  Supplement, all or any portion of distributions otherwise payable to  holders of Subordinated  Securities on any Distribution  Date may
instead be deposited  into one or more Reserve  Accounts established with the
Trustee or distributed to holders of Senior Securities.  Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve  Account has reached  a specified amount and,  following payments from  the Reserve  Account  to  holders of  Senior  Securities or  otherwise, thereafter  to the  extent necessary to  restore the  balance in  the Reserve
Account  to  required  levels, in  each  case  as  specified in  the  related
Prospectus  Supplement.   Amounts on  deposit in  the Reserve Account  may be
released  to the holders  of certain classes  of Securities at  the times and under the circumstances specified in such Prospectus Supplement.

    Various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross support mechanism or otherwise.

    As  between  classes of  Senior  Securities  and as  between  classes  of
Subordinated  Securities, distributions may  be allocated among  such classes
(i)  in  the order  of  their  scheduled final  distribution  dates, (ii)  in accordance with a schedule or formula, (iii) in relation to the occurrence of events,  or  (iv)  otherwise,  in  each  case as  specified  in  the  related
Prospectus  Supplement.   As  between  classes  of  Subordinated  Securities,
payments  to holders  of Senior  Securities  on account  of delinquencies  or losses and payments to any Reserve Account will be allocated as  specified in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

    A separate Special Hazard  Insurance Policy may be obtained  for the Pool and issued by the insurer (the "Special Hazard Insurer") named in the related
Prospectus Supplement.  Each Special Hazard Insurance Policy will, subject to limitations described below,  protect holders of the  related Securities from
(i) loss  by  reason  of  damage to  Properties  caused  by  certain  hazards
(including  earthquakes and,  to a  limited extent,  tidal waves  and related water damage or as otherwise  specified in the related Prospectus Supplement)
not insured against under  the standard form of  hazard insurance policy  for the respective states  in which the Properties  are located or under  a flood insurance policy if the Property  is located in a federally designated  flood area, and (ii)  loss caused by reason  of the application of  the coinsurance
clause contained in  hazard insurance policies.   See "The  Agreements-Hazard
Insurance".   Each  Special Hazard  Insurance  Policy will  not cover  losses occasioned by  fraud or conversion  by the  Trustee or Master  Servicer, war, insurrection,  civil  war,  certain governmental  action,  errors  in design, faulty workmanship or materials (except under certain circumstances), nuclear or  chemical reactions,  flood (if  the  Property is  located in  a federally designated flood area), nuclear  or chemical contamination and  certain other risks.  The amount of coverage under any Special Hazard Insurance Policy will
be  specified in  the related  Prospectus  Supplement.   Each Special  Hazard
Insurance Policy will provide that no claim may be paid unless hazard and, if applicable,  flood insurance on the Property securing the Loan have been kept in force and other protection and preservation expenses have been paid.

    Subject  to the foregoing limitations,  and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy  will provide that where there  has been damage  to Property securing a  foreclosed
Loan (title to which has been acquired by the insured) and to the extent such damage  is not  covered by  the hazard  insurance policy  or  flood insurance policy,  if any,  maintained  by the  borrower or  the  Master Servicer,  the
Special Hazard  Insurer will  pay the  lesser of  (i) the  cost of  repair or replacement of such  property or (ii)  upon transfer of  the Property to  the
Special Hazard Insurer, the unpaid principal balance of such Loan at the time
of  acquisition  of   such  Property  by  foreclosure  or  deed  in  lieu  of
foreclosure,  plus accrued  interest  to  the date  of  claim settlement  and certain  expenses  incurred by  the  Master  Servicer  with respect  to  such
Property.  If  the unpaid principal balance  of a Loan plus  accrued interest and certain expenses  is paid by  the Special Hazard  Insurer, the amount  of further coverage  under the related  Special Hazard Insurance Policy  will be reduced by  such amount less any net proceeds from  the sale of the Property.
Any amount  paid as the cost  of repair of  the Property will  further reduce coverage by such amount.

    The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy.
The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Securities in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any such Rating Agency.

BANKRUPTCY BONDS

    A bankruptcy bond  ("Bankruptcy Bond") for proceedings under  the federal
Bankruptcy  Code  may  be  issued  by an  insurer  named  in  such Prospectus
Supplement.  Each Bankruptcy Bond will  cover certain losses resulting from a reduction  by a  bankruptcy  court  of scheduled  payments  of principal  and interest on a Loan or a reduction by such court of the  principal amount of a
Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.  The required amount  of  coverage under  each Bankruptcy  Bond  will be  set forth  in the
related  Prospectus Supplement.   The  Master Servicer  may deposit  cash, an
irrevocable  letter of  credit or  any  other instrument  acceptable to  each
Rating Agency rating the Securities of the  related Series in a special trust account to provide protection in lieu of or in addition to that provided by a
Bankruptcy  Bond.   Coverage under  a  Bankruptcy Bond  may  be cancelled  or
reduced by  the Master Servicer if  such cancellation or reduction  would not
adversely  affect  the  then  current   rating  or  ratings  of  the  related
Securities.     See  "Certain  Legal  Aspects  of  the  Loans-Anti-Deficiency
Legislation and Other Limitations on Lenders".

RESERVE ACCOUNTS

    Credit support with respect to  a Series of Securities may be provided by the  establishment  and maintenance  with  the  Trustee  for such  Series  of
Securities, in trust, of one  or more Reserve Accounts for such Series.   The
related Prospectus  Supplement will specify  whether or not any  such Reserve
Accounts will be included in the Trust Fund for such Series.

    The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

    Any  amounts on deposit  in the Reserve  Account and the  proceeds of any other instrument upon  maturity will be held  in cash or will  be invested in
Permitted Investments which may include  obligations of the United States and certain  agencies thereof, certificates of deposit, certain commercial paper, time deposits and  bankers acceptances sold by eligible  commercial banks and certain repurchase  agreements of  United States  government securities  with
eligible commercial  banks.   If a  letter of  credit is  deposited with  the
Trustee, such letter of credit will be irrevocable.  Any instrument deposited therein will name  the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity  acceptable to each Rating  Agency that rates  the Securities.  Additional  information with respect to such  instruments deposited in  the Reserve  Accounts will be  set forth in the related Prospectus Supplement.

    Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

    A  separate  pool  insurance policy  ("Pool  Insurance  Policy")  may  be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in
the related Prospectus Supplement.   Each Pool Insurance Policy will, subject
to the  limitations  described below,  cover  loss by  reason  of default  in payment on  Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement  of the aggregate principal balance  of such Loans on the  Cut-off Date  which are not  covered as  to their  entire outstanding
principal balances  by Primary  Mortgage Insurance Policies.   As  more fully
described below,  the Master Servicer  will present claims thereunder  to the
Pool  Insurer  on  behalf of  itself,  the  Trustee and  the  holders  of the
Securities.  The  Pool Insurance Policies, however, are  not blanket policies against loss, since claims thereunder  may only be made respecting particular defaulted  Loans and only  upon satisfaction of  certain conditions precedent
described below.    Unless  otherwise specified  in  the  related  Prospectus
Supplement, the  Pool  Insurance Policies  will  not cover  losses  due to  a failure  to pay  or denial  of  a claim  under a  Primary  Mortgage Insurance
Policy.

    Unless otherwise  specified  in the  related  Prospectus Supplement,  the
Pool Insurance Policy  will provide that  no claims may be  validly presented unless  (i) any required Primary  Mortgage Insurance Policy  is in effect for the defaulted  Loan and  a claim thereunder  has been submitted  and settled;
(ii) hazard insurance on the related Property has been kept in force and real estate taxes and  other protection and preservation expenses  have been paid;
(iii) if there has been physical loss or damage to the Property,  it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance  of the policy; and  (iv) the insured has acquired  good and merchantable title to  the Property  free and clear  of liens except  certain
permitted  encumbrances.   Upon  satisfaction of  these conditions,  the Pool
Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid  interest at the  Loan Rate  to the date  of purchase  and certain expenses  incurred  by the  Master  Servicer  on behalf  of  the Trustee  and
Securityholders, or  (b) to pay the amount by which  the sum of the principal balance of the  defaulted Loan plus accrued  and unpaid interest at  the Loan
Rate  to the  date of payment  of the  claim and the  aforementioned expenses exceeds  the proceeds  received from  an  approved sale  of the  Property, in either case net  of certain amounts paid  or assumed to have  been paid under the related Primary Mortgage  Insurance Policy.  If  any Property securing  a defaulted  Loan is  damaged and  proceeds, if  any, from  the related  hazard insurance policy  or  the  applicable Special  Hazard  Insurance  Policy  are insufficient to  restore the  damaged Property to  a condition  sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it
determines  that  (i)   such  restoration  will  increase   the  proceeds  to
securityholders on liquidation of the  Loan after reimbursement of the Master
Servicer for its  expenses and (ii) such  expenses will be recoverable  by it through proceeds of the sale of the Property or proceeds of the  related Pool
Insurance Policy or any related Primary Mortgage Insurance Policy.

    Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance
Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to purchase the defaulted Loan if the breach cannot be cured by such Seller. No
Pool  Insurance  Policy will  cover  (and  many  Primary  Mortgage  Insurance
Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

    Unless otherwise  specified  in the  related  Prospectus Supplement,  the original amount of coverage under each Pool  Insurance Policy will be reduced over the  life of the  related Securities by  the aggregate dollar  amount of claims  paid less  the aggregate  of  the net  amounts realized  by  the Pool
Insurer upon  disposition of all foreclosed properties.  The amount of claims paid may include  certain expenses incurred by the Master Servicer as well as accrued  interest on delinquent  Loans to the  date of payment  of the claim.
Accordingly, if  aggregate net  claims paid under  any Pool  Insurance Policy reach the  original policy limit,  coverage under that Pool  Insurance Policy
will   be  exhausted   and  any   further  losses  will   be  borne   by  the
Securityholders.

FHA INSURANCE; VA GUARANTEES

    Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing
Act of 1934, as amended.  In addition to the Title I Program  of the FHA, see
"Certain Legal Considerations -- Title I Program", certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA
245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured.

    The  insurance premiums  for Loans  insured by  the FHA  are collected by lenders approved by  the Department of Housing and  Urban Development ("HUD")
or  by the Master Servicer or any Sub-Servicer  and are paid to the FHA.  The regulations governing  FHA single-family mortgage insurance  programs provide that  insurance  benefits  are  payable either  upon  foreclosure  (or  other acquisition of  possession) and conveyance  of the mortgaged premises  to the
United  States of  America or upon  assignment of  the defaulted Loan  to the
United States of America.  With respect to a defaulted FHA-insured  Loan, the
Master Servicer  or any Sub-Servicer  is limited in  its ability to  initiate
foreclosure  proceedings.   When  it  is  determined,  either by  the  Master
Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the  mortgagor's control, the  Master Servicer or any  Sub-Servicer is expected to  make an effort  to avoid foreclosure  by entering,  if feasible, into one  of  a number  of  available forms  of  forbearance plans  with  the
mortgagor.   Such  plans may involve  the reduction or  suspension of regular mortgage payments for  a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up  to or, other than  Loans originated under the  Title I
Program of the FHA,  beyond the maturity date.   In addition, when a  default
caused by  such circumstances is  accompanied by certain other  criteria, HUD may provide relief  by making  payments to  the Master Servicer  or any  Sub-
Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment
of the  loan from  the Master  Servicer or  any Sub-Servicer.   With  certain
exceptions, at least  three full monthly installments must  be due and unpaid under the Loan, and  HUD must have rejected  any request for relief from  the mortgagor  before  the  Master  Servicer  or any  Sub-Servicer  may  initiate foreclosure proceedings.

    HUD has  the option, in most cases, to pay insurance claims in cash or in debentures  issued by  HUD.  Currently,  claims are  being paid in  cash, and claims have not been paid in debentures since 1965.  HUD debentures issued in satisfaction  of FHA  insurance claims  bear interest  at the  applicable HUD
debentures interest rate.   The Master Servicer  or any Sub-Servicer of  each
FHA-insured  Single  Family Loan  will  be  obligated  to purchase  any  such debenture issued  in satisfaction  of such Loan  upon default  for an  amount equal to the principal amount of any such debenture.

    Other than in relation to  the Title I Program of the FHA, the  amount of insurance benefits generally  paid by the FHA  is equal to the  entire unpaid principal  amount of  the defaulted  Loan  adjusted to  reimburse the  Master
Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received  or retained  by the Master  Servicer or  Sub-Servicer after default.  When entitlement to insurance benefits results from foreclosure (or other acquisition of  possession) and conveyance to HUD,  the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to  such date but  in general only to the  extent it was allowed  pursuant to a forbearance
plan approved by HUD.   When entitlement to  insurance benefits results  from
assignment  of  the  Loan  to   HUD,  the  insurance  payment  includes  full
compensation  for interest accrued  and unpaid to  the assignment  date.  The insurance payment  itself, upon  foreclosure of  an  FHA-insured Loan,  bears interest from a date  30 days after the borrower's  first uncorrected failure to perform any  obligation to make  any payment due  under the mortgage  and, upon assignment, from  the date of assignment  to the date of  payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

    Loans  designated in the  related Prospectus Supplement  as guaranteed by the VA  will  be  partially  guaranteed  by the  VA  under  the  Serviceman's
Readjustment  Act  of  1944,  as  amended (a  "VA  Guaranty  Policy").    The
Serviceman's Readjustment Act of 1944,  as amended, permits a veteran (or  in certain  instances the  spouse  of  a  veteran) to  obtain  a  mortgage  loan guarantee by the VA covering mortgage financing of the purchase of a  one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no  down payment from the purchaser and permits  the  guarantee  of mortgage  loans  of  up  to  30 years'  duration.
However, no Loan guaranteed by the VA will have an original  principal amount greater than five times the partial VA guarantee for such Loan.

    The maximum guarantee that may be issued by the  VA under a VA guaranteed mortgage  loan depends  upon the  original principal  amount of  the mortgage loan, as  further  described in  38 United  States Code  Section 1803(a),  as amended.  As of January 1, 1990, the  maximum guarantee that may be issued by the  VA under  a VA  guaranteed mortgage  loan of more  than $144,000  is the lesser of  25% of  the original  principal amount  of the  mortgage loan  and
$46,000.   The liability  on the guarantee  is reduced or  increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount  payable on the guarantee  exceed the amount of  the original
guarantee.   The VA may,  at its option and without  regard to the guarantee, make  full payment  to a  mortgage holder  of  unsatisfied indebtedness  on a mortgage upon its assignment to the VA.

    With respect to a defaulted VA guaranteed Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months.
Generally, a claim for the guarantee is submitted after liquidation of the Property.

    The amount payable under the guarantee will be the  percentage of the VA-
insured Loan  originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations.  Payments under the guarantee will be equal to the unpaid principal amount of the Loan, interest accrued on the unpaid balance of the Loan to the appropriate date of computation and  limited expenses of the mortgagee, but  in each case only to the extent  that such amounts have not  been recovered through liquidation of
the Property.   The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

CROSS-SUPPORT

    The beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

    The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related
Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified
Trust Funds.

OTHER INSURANCE,  SURETY BONDS,  GUARANTIES, LETTERS  OF  CREDIT AND  SIMILAR
INSTRUMENTS OR AGREEMENTS

    A Trust  Fund  may  also  include insurance,  guaranties,  surety  bonds, letters of credit or similar arrangements for the purpose of (i)  maintaining timely  payments or  providing additional  protection against  losses  on the assets included  in such Trust  Fund, (ii) paying administrative  expenses or
(iii)  establishing a  minimum  reinvestment  rate on  the  payments made  in
respect  of  such assets  or principal  payment  rate on  such assets.   Such
arrangements  may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.


                     YIELD AND PREPAYMENT CONSIDERATIONS

    The yields to maturity and weighted average lives of the  Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund.
With respect to a  Trust Fund which includes Private Asset Backed Securities, the possible effects of the amount  and timing of principal payments received with respect  to  the underlying  mortgage  loans will  be described  in  the related Prospectus  Supplement.  The original terms  to maturity of the Loans in a  given Pool will vary depending upon the type of Loans included therein.
Each Prospectus Supplement will contain  information with respect to the type and maturities of the Loans in the related Pool.  Unless  otherwise specified in the related Prospectus Supplement, Loans may be prepaid without penalty in
full or in part  at any time.   The prepayment experience  on the Loans in  a
Pool will affect the life of the related Series of Securities.

    The rate  of prepayment on  the Loans cannot  be predicted.   Home equity
loans  and home  improvement contracts  have  been originated  in significant volume only during the  past few years and the Depositor is  not aware of any publicly available studies  or statistics on  the rate of prepayment  of such loans.  Generally, home  equity loans and home improvement  contracts are not
viewed  by borrowers  as permanent  financing.   Accordingly,  the Loans  may
experience a higher rate of prepayment than traditional first mortgage loans.
On  the other hand,  because home equity  loans such as  the Revolving Credit
Line  Loans generally  are not  fully  amortizing, the  absence of  voluntary borrower prepayments could  cause rates of principal payments  lower than, or
similar  to, those  of  traditional fully-amortizing  first  mortgages.   The
prepayment experience of  the related Trust  Fund may be  affected by a  wide
variety  of  factors,  including   general  economic  conditions,  prevailing
interest rate levels, the availability of alternative financing and homeowner mobility and the  frequency and amount of  any future draws on  any Revolving
Credit Line  Loans.   Other  factors that  might be  expected  to affect  the
prepayment rate  of a pool of home equity  mortgage loans or home improvement contracts  include the  amounts of,  and  interest rates  on, the  underlying senior  mortgage  loans, and  the use  of first  mortgage loans  as long-term financing for  home purchase and  subordinate mortgage loans  as shorter-term financing for a  variety of purposes,  including home improvement,  education
expenses   and  purchases   of  consumer   durables   such  as   automobiles.
Accordingly,  the Loans  may  experience  a higher  rate  of prepayment  than
traditional  fixed-rate mortgage loans.   In addition, any future limitations
on the right  of borrowers to deduct  interest payments on home  equity loans for federal income tax purposes may further increase the rate  of prepayments of the  Loans.  The  enforcement of a  "due-on-sale" provision (as  described below)  will have the same effect  as a prepayment of  the related Loan.  See
"Certain Legal Aspects  of the Loans--Due-on-Sale Clauses".  The  yield to an investor who purchases  Securities in the secondary  market at a price  other than par will vary  from the anticipated yield if  the rate of prepayment  on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

    Collections on Revolving Credit Line Loans  may vary because, among other things,  borrowers  may (i)  make payments  during  any month  as low  as the minimum monthly  payment for such  month or, during the  interest-only period for certain Revolving  Credit Line Loans and, in  more limited circumstances,
Closed-End Loans, with  respect to which an interest-only  payment option has been selected, the interest  and the fees and charges for  such month or (ii)
make  payments as  high  as  the entire  outstanding  principal balance  plus
accrued interest  and the  fees and  charges thereon.   It  is possible  that
borrowers may  fail to  make the required  periodic payments.   In  addition,
collections on the Loans may vary due to seasonal purchasing and  the payment habits of borrowers.

    Unless otherwise  specified  in the  related  Prospectus Supplement,  the
Loans  will  contain  due-on-sale  provisions  permitting  the  mortgagee  to accelerate the  maturity of the  loan upon sale  or certain transfers  by the
borrower.   Loans  insured by  the  FHA, and  Single  Family Loans  partially guaranteed  by the VA, are assumable with the  consent of the FHA and the VA,
respectively.   Thus, the rate of prepayments on such Loans may be lower than
that  of  conventional  Loans  bearing  comparable  interest rates.    Unless
otherwise specified in the related Prospectus Supplement, the Master Servicer generally will enforce any  due-on-sale or due-on-encumbrance clause, to  the extent  it has  knowledge of  the conveyance  or further  encumbrance  or the proposed  conveyance  or proposed  further  encumbrance of  the  Property and reasonably believes  that  it is  entitled  to do  so under  applicable  law;
provided, however,  that the  Master Servicer will  not take  any enforcement action that would impair or threaten to impair any recovery under any related insurance  policy.  See  "The Agreements-Collection Procedures"  and "Certain
Legal Aspects  of the Loans" for a description  of certain provisions of each
Agreement  and  certain legal  developments  that may  affect  the prepayment experience on the Loans.

    The rate of  prepayments with respect to conventional mortgage  loans has
fluctuated  significantly  in  recent  years.    If  prevailing   rates  fall
significantly below  the Loan  Rates borne by  the Loans,  such Loans  may be subject to higher  prepayment rates than if prevailing  interest rates remain
at or above such Loan Rates.   Conversely, if prevailing interest rates  rise
appreciably above  the  Loan  Rates  borne  by  the  Loans,  such  Loans  may experience  a lower  prepayment rate  than if  prevailing rates remain  at or below such Loan Rates.  However, there can be no  assurance that such will be the case.

    When  a full  prepayment  is made  on  a Loan,  the  borrower is  charged interest  on the principal amount of the  Loan so prepaid only for the number of  days in the  month actually  elapsed up  to the  date of  the prepayment,
rather  than for  a full month.   Unless  the Master Servicer  remits amounts
otherwise payable  to it as  servicing compensation, see "Description  of the
Securities-Compensating Interest", the  effect of prepayments in full will be to reduce  the amount of  interest passed through  in the following  month to holders of Securities because interest on the principal amount of any Loan so prepaid will be paid only to the date of prepayment.  Partial prepayments  in a given  month may be  applied to the  outstanding principal balances  of the
Loans  so prepaid  on the  first day  of the  month of  receipt or  the month
following receipt.   In the latter case, partial  prepayments will not reduce
the amount  of interest  passed  through in  such  month.   Unless  otherwise
specified  in the  related Prospectus  Supplement,  neither full  nor partial prepayments will be passed through until the month following receipt.

    Even assuming  that  the Properties  provide  adequate security  for  the
Loans,  substantial  delays  could  be  encountered  in  connection  with the liquidation of  defaulted Loans  and corresponding delays  in the  receipt of related proceeds by Securityholders could occur.  An action to foreclose on a
Property securing a  Loan is  regulated by  state statutes and  rules and  is subject to many  of the delays and expenses of other  lawsuits if defenses or counterclaims  are interposed, sometimes requiring several years to complete.
Furthermore, in some states an action to  obtain a deficiency judgment is not permitted following  a nonjudicial sale  of a  property.  In  the event  of a default by a borrower, these restrictions  among other things, may impede the ability  of the Master  Servicer to foreclose  on or sell  the Property or to obtain  liquidation proceeds  sufficient  to  repay all  amounts  due on  the
related Loan.   In addition, the Master  Servicer will be entitled  to deduct from  related  liquidation  proceeds  all  expenses  reasonably  incurred  in attempting to  recover amounts  due on  defaulted Loans  and not  yet repaid, including  payments to  senior lienholders,  legal  fees and  costs of  legal action, real estate taxes and maintenance and preservation expenses.

    Liquidation expenses  with  respect to  defaulted mortgage  loans do  not vary directly with the outstanding principal balance  of the loan at the time
of default.   Therefore,  assuming that  a servicer  took the  same steps  in realizing upon a  defaulted mortgage loan having a  small remaining principal balance as it would  in the case of a defaulted mortgage  loan having a large
remaining   principal  balance,  the   amount  realized  after   expenses  of
liquidation  would be  smaller as  a  percentage of  the remaining  principal balance  of the small  mortgage loan  than would be  the case with  the other defaulted mortgage loan having a large remaining principal balance.

    Applicable  state  laws  generally  regulate  interest  rates  and  other charges,  require certain  disclosures,  and  require  licensing  of  certain
originators  and servicers  of Loans.   In  addition, most  have  other laws,
public policy and general principles of  equity relating to the protection of consumers, unfair  and deceptive practices  and practices which may  apply to
the origination, servicing  and collection of  the Loans.   Depending on  the
provisions of  the applicable  law and the  specific facts  and circumstances involved, violations  of these  laws, policies and  principles may  limit the ability of the Master Servicer to collect  all or part of the principal of or interest  on  the Loans,  may entitle  the  borrower to  a refund  of amounts previously  paid and,  in  addition,  could subject  the  Master Servicer  to damages and administrative sanctions.

    If  the rate  at  which interest  is  passed through  to  the holders  of
Securities   of   a  Series   is   calculated   on   a  Loan-by-Loan   basis,
disproportionate  principal prepayments among Loans with different Loan Rates will affect the yield on such Securities.  In most cases, the effective yield to Securityholders  will be lower  than the yield  otherwise produced by  the applicable Pass-Through Rate  and purchase price, because while interest will accrue  on each  Loan  from the  first  day of  the  month (unless  otherwise specified  in the related  Prospectus Supplement),  the distribution  of such interest will  not be  made earlier  than the  month following  the month  of accrual.

    Under  certain  circumstances, the  Master Servicer,  the holders  of the residual  interests  in a  REMIC  or  any  person  specified in  the  related
Prospectus Supplement  may have the option to purchase  the assets of a Trust
Fund   thereby  effecting  earlier  retirement   of  the  related  Series  of
Securities.  See "The Agreements--Termination; Optional Termination".

    Factors other than those identified herein  and in the related Prospectus
Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

    The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                THE AGREEMENTS

    Set forth  below is a  summary of  certain provisions  of each  Agreement which are not described  elsewhere in this Prospectus.  The  summary does not purport to  be complete and is  subject to, and qualified in  its entirety by reference to, the provisions of  each Agreement.  Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.  Except as otherwise specified, the Agreement
described  herein  contemplates  a  Trust  Fund  comprised  of  Loans.    The
provisions  of an Agreement with respect to a Trust Fund which consists of or includes Private  Asset Backed Securities  may contain provisions  similar to those  described  herein but  will  be more  fully described  in  the related
Prospectus Supplement.

ASSIGNMENT OF THE TRUST FUND ASSETS

    Assignment of the Loans.  At the time of issuance of the Securities of  a
Series, the Depositor will cause the Loans comprising  the related Trust Fund to be  assigned to  the  Trustee, together  with all  principal and  interest received  by or on behalf of  the Depositor on or  with respect to such Loans after the Cut-off  Date, other than principal  and interest due on  or before the  Cut-off Date  and  other than  any Retained  Interest  specified in  the
related  Prospectus Supplement.   The  Trustee will,  concurrently with  such
assignment,  deliver the  Securities to  the  Depositor in  exchange for  the
Loans.  Each Loan will be identified in a schedule appearing as an exhibit to
the related  Agreement.   Such schedule  will include information  as to  the
outstanding principal balance of each  Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the current scheduled monthly payment of  principal and interest, the maturity of  the Loan, the  Combined Loan-to-Value Ratios at  origination and certain other information.

    Unless otherwise  specified  in the  related  Prospectus Supplement,  the
Depositor will as to  each Home Improvement Contract, deliver or  cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents  and instruments  related to  each Home  Improvement Contract  and, other than  in the case of unsecured Home Improvement Contracts, the security interest  in the Property securing such Home  Improvement Contract.  In order to  give notice of  the right, title  and interest of  Securityholders to the
Home Improvement  Contracts,  the  Depositor will  cause  a  UCC-1  financing statement to  be executed  by  the Depositor  or the  Seller identifying  the
Trustee as the  secured party and identifying all  Home Improvement Contracts
as  collateral.    Unless  otherwise  specified  in  the  related  Prospectus
Supplement, the Home  Improvement Contracts will not be  stamped or otherwise marked to reflect  their assignment to the  Trustee.  Therefore, if,  through negligence,  fraud or  otherwise, a  subsequent purchaser  were able  to take physical possession of the Home  Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts
could  be  defeated.   See  "Certain  Legal  Aspects of  the  Loans--The Home
Improvement Contracts."

    Unless otherwise  specified  in the  related  Prospectus Supplement,  the
Agreement will  require that, within  the time period specified  therein, the
Depositor will also deliver  or cause to be  delivered to the Trustee  (or to the custodian  hereinafter referred to)  as to  each Home Equity  Loan, among other things, (i) the mortgage note or  contract endorsed without recourse in blank or  to the order of  the Trustee, (ii)  the mortgage, deed of  trust or similar  instrument (a  "Mortgage")  with  evidence  of  recording  indicated
thereon  (except for  any Mortgage  not  returned from  the public  recording office, in  which case the Depositor will deliver or  cause to be delivered a copy of such Mortgage  together with a certificate that the  original of such
Mortgage was delivered to such recording office), (iii)  an assignment of the
Mortgage to  the Trustee, which assignment will be  in recordable form in the case  of a  Mortgage  assignment,  and (iv)  such  other security  documents, including those relating to any senior  interests in the Property, as may  be
specified in the  related Prospectus Supplement.   Unless otherwise specified
in the related  Prospectus Supplement, the Depositor will  promptly cause the assignments of  the related Loans  to be recorded  in the  appropriate public office for  real property records, except in states  in which, in the opinion of  counsel acceptable  to the  Trustee, such  recording  is not  required to protect  the  Trustee's  interest in  such  Loans  against the  claim  of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

    The Trustee (or  the custodian hereinafter referred to) will  review such
Loan documents  within the  time period specified  in the  related Prospectus
Supplement after receipt thereof, and the Trustee will hold such documents in
trust for the benefit of the Securityholders.   Unless otherwise specified in
the related  Prospectus Supplement,   if  any such  document is  found to  be
missing or defective in any material respect, the Trustee (or such custodian)
will notify  the Master Servicer and  the Depositor, and  the Master Servicer
will  notify the related Seller.   If the Seller  cannot cure the omission or
defect  within a specified number of   days after receipt  of such notice (or
such other period as may be specified in  the related Prospectus Supplement), the Seller will be obligated either (i) to purchase the related Loan from the
Trust at the Purchase Price or (ii)  to remove such Loan from the Trust  Fund
and  substitute in  its place  one or  more  other Loans.   There  can be  no
assurance   that  a  Seller  will   fulfill  this  purchase  or  substitution
obligation.  Although  the Master Servicer may  be obligated to enforce  such obligation  to the extent described above under "Loan Program-Representations by Sellers; Repurchases", neither the  Master Servicer nor the Depositor will be obligated to purchase or replace  such Loan if the Seller defaults on  its
obligation,   unless  such   breach  also   constitutes  a   breach  of   the
representations or warranties of the Master Servicer or the Depositor, as the
case  may  be.    Unless   otherwise  specified  in  the  related  Prospectus
Supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission  of, or a material defect in, a constituent document.

    The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

    The Master  Servicer  will make  certain  representations and  warranties regarding  its authority  to  enter  into, and  its  ability  to perform  its
obligations under, the Agreement.   Upon a breach of any such  representation
of the Master  Servicer which materially and adversely  affects the interests of the  Securityholders in  a Loan,  the  Master Servicer  will be  obligated either to cure the breach  in all material respects or to purchase or replace
the Loan at  the Purchase Price.   Unless otherwise specified in  the related
Prospectus  Supplement, this  obligation  to  cure,  purchase  or  substitute constitutes the sole  remedy available to the Securityholders  or the Trustee for such a breach of representation by the Master Servicer.

    Assignment of Private Asset Backed Securities.   The Depositor will cause
Private Asset Backed  Securities to be registered in the name of the Trustee.
The  Trustee (or  the custodian)  will  have possession  of any  certificated
Private Asset Backed  Securities.  Unless otherwise specified  in the related
Prospectus Supplement,  the  Trustee  will not  be  in possession  of  or  be assignee  of record  of any  underlying  assets for  a  Private Asset  Backed
Security.  See "The Trust Fund-Private Asset Backed Securities" herein.  Each
Private Asset Backed Security  will be identified in a schedule  appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding  principal balance as  of the Cut-off Date,  annual pass-
through rate or interest rate  and maturity date and certain  other pertinent information for each Private Asset Backed Security conveyed to the Trustee.

    Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

    Each Sub-Servicer  servicing a Loan pursuant to a Sub-Servicing Agreement
(as  defined  below under  "-Sub-Servicing  of  Loans")  will  establish  and maintain an account  (the "Sub-Servicing Account") which  meets the following
requirements and  is otherwise  acceptable to  the Master  Servicer.   A Sub-
Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured  by either the  Bank Insurance  Fund (the "BIF")  of the FDIC  or the
Savings Association Insurance  Fund (as successor to the  Federal Savings and
Loan Insurance Corporation ("SAIF")) of the FDIC.  If a Sub-Servicing Account
is maintained at an institution that is  a Federal Home Loan Bank or an FDIC-
insured institution and,  in either case, the  amount on deposit in  the Sub-
Servicing  Account exceeds  the  FDIC insurance  coverage  amount, then  such excess amount must be remitted to the Master Servicer within one business day of  receipt.  In addition, the Sub-Servicer  must maintain a separate account for escrow  and impound funds  relating to the  Loans.  Each  Sub-Servicer is required to  deposit  into its  Sub-Servicing Account  on a  daily basis  all amounts described below under "-Sub-Servicing  of Loans" that are received by it in respect of the Loans, less its servicing or  other compensation.  On or before  the date specified  in the Sub-Servicing  Agreement, the Sub-Servicer will remit or cause  to be remitted to the Master Servicer or the Trustee all funds  held  in the  Sub-Servicing  Account with  respect to  Loans  that are required to be so remitted.  The Sub-Servicer may also be required to advance on the scheduled date  of remittance an  amount corresponding to any  monthly installment  of interest  and/or  principal,  less  its  servicing  or  other compensation,  on  any  Loan for  which  payment  was not  received  from the mortgagor.  Unless otherwise specified in  the related Prospectus Supplement, any such obligation  of the Sub-Servicer to  advance will continue up  to and including the  first of  the month following  the date  on which  the related
Property is  sold at  a foreclosure  sale or  is  acquired on  behalf of  the
Securityholders by deed  in lieu of foreclosure, or until the related Loan is liquidated.

    The  Master  Servicer  will  establish  and   maintain  or  cause  to  be
established and maintained with respect to the related Trust Fund a  separate account or accounts for the collection of  payments on the related Trust Fund
Assets in  the  Trust  Fund  (the  "Security Account")  must  be  either  (i)
maintained with a depository institution the debt obligations of which (or in the case of  a depository institution that  is the principal subsidiary  of a holding company,  the  obligations of  which) are  rated in  one  of the  two highest  rating categories by the Rating Agency or Rating Agencies that rated one or  more classes of the related Series  of Securities, (ii) an account or accounts the deposits in which are fully  insured by either the BIF or  SAIF,
(iii) an account or accounts the deposits in which are insured by the BIF  or
SAIF (to the limits  established by the FDIC), and the  uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have  a claim with respect  to the funds in  the Security
Account  or  a  perfected  first  priority   security  interest  against  any
collateral securing such  funds that is superior  to the claims of  any other depositors or general creditors of  the depository institution with which the
Security  Account is  maintained, or  (iv) an  account or  accounts otherwise acceptable  to each Rating Agency.  The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other high-quality investments ("Permitted Investments").  A Security Account may be maintained  as an interest bearing  account or the funds  held therein may  be  invested pending  each  succeeding  Distribution Date  in  Permitted
Investments.     Unless  otherwise   specified  in  the   related  Prospectus
Supplement, the Master Servicer or  its designee will be entitled  to receive any such interest or other income earned on funds in the Security  Account as additional  compensation and  will be  obligated to  deposit in  the Security
Account the amount of any loss immediately as realized.  The Security Account may be  maintained with the Master Servicer  or with a depository institution that is an affiliate of the Master  Servicer, provided it meets the standards set forth above.

    The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund on a daily basis, to the extent applicable and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

        (i)    all payments  on  account  of  principal, including  Principal
    Prepayments and any applicable prepayment penalties, on the Loans;

        (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

        (iii)  all proceeds (net of unreimbursed payments  of property taxes, insurance premiums and similar  items ("Insured Expenses") incurred,  and unreimbursed advances made,  by the related Sub-Servicer, if any)  of the hazard insurance  policies and any  Primary Mortgage  Insurance Policies, to  the extent such  proceeds are not  applied to the  restoration of the property  or released  to the  Mortgagor  in accordance  with the  Master
    Servicer's   normal   servicing  procedures   (collectively,   "Insurance
    Proceeds") and  all  other cash  amounts  (net of  unreimbursed  expenses incurred  in connection  with  liquidation  or foreclosure  ("Liquidation
    Expenses") and unreimbursed advances  made, by the related  Sub-Servicer, if  any) received  and retained  in  connection with  the liquidation  of defaulted Loans,  by foreclosure  or otherwise  ("Liquidation Proceeds"), together with any net proceeds  received on a monthly basis  with respect
    to  any  properties   acquired  on  behalf  of  the   Securityholders  by
    foreclosure or deed in lieu of foreclosure;

        (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Seller as described under "Loan Program-Representations by Sellers;
    Repurchases" or "-Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "-Termination;
    Optional Termination" below;

        (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

        (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account; and

        (vii)  all  other amounts  required to be  deposited in the  Security
    Account pursuant to the Agreement.

PRE-FUNDING ACCOUNT

    If so provided in the related  Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related
Trustee on  behalf of the  related Securityholders, into which  the Depositor
will  deposit the Pre-Funded  Amount on the  related Closing Date.   The Pre-
Funded Amount will  not exceed 25% of the initial  aggregate principal amount of the Certificates and Notes of  the related Series.  The Pre-Funded  Amount will  be used by  the related Trustee  to purchase Subsequent  Loans from the
Depositor from time to  time during the Funding Period.   The Funding Period,
if any,  for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date.  Any amounts remaining in the Pre-Funding Account at the end of the Funding Period
will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus  Supplement, as a prepayment of principal of the related Securities.

SUB-SERVICING OF LOANS

    Each Seller of  a Loan or any other servicing  entity may act as the Sub-
Servicer  for such  Loan pursuant  to  an agreement  (each, a  "Sub-Servicing
Agreement"), which will  not contain any terms inconsistent  with the related
Agreement.   While  each Sub-Servicing  Agreement will  be a  contract solely between the Master  Servicer and the Sub-Servicer, the  Agreement pursuant to which  a Series of Securities is issued  will provide that, if for any reason the  Master Servicer for  such Series of  Securities is no  longer the Master
Servicer of the related Loans, the  Trustee or any successor Master  Servicer must  recognize the  Sub-Servicer's  rights and  obligations under  such Sub-
Servicing Agreement.

    With the  approval of  the Master Servicer,  a Sub-Servicer may  delegate its servicing  obligations to  third-party servicers,  but such  Sub-Servicer
will remain obligated  under the related Sub-Servicing Agreement.   Each Sub-
Servicer will be required to perform the customary functions of a servicer of
mortgage loans.   Such functions  generally include collecting  payments from mortgagors or obligors and remitting such collections to the Master Servicer;
maintaining hazard insurance policies as  described herein and in any related
Prospectus  Supplement, and filing and settling claims thereunder, subject in certain cases to the right of  the Master Servicer to approve in  advance any such settlement; maintaining escrow or  impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to  be paid by  the  mortgagor  or  obligor  pursuant to  the  related  Loan;  processing assumptions  or substitutions,  although, the  Master  Servicer is  generally required  to exercise  due-on-sale clauses  to  the extent  such exercise  is
permitted  by  law  and  would  not   adversely  affect  insurance  coverage;
attempting  to cure  delinquencies; supervising foreclosures;  inspecting and managing  Properties  under  certain  circumstances;  maintaining  accounting records relating to  the Loans; and, to  the extent specified in  the related
Prospectus  Supplement, maintaining additional  insurance policies  or credit
support  instruments and  filing  and  settling claims  thereunder.   A  Sub-
Servicer will also  be obligated to  make advances  in respect of  delinquent installments of interest  and/or principal on Loans, as  described more fully above  under "-Payments  on  Loans;  Deposits to  Security  Account", and  in
respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

    As  compensation  for its  servicing  duties, each  Sub-Servicer  will be entitled to a monthly servicing fee  (to the extent the scheduled payment  on the related Loan  has been collected) in the amount set  forth in the related
Prospectus Supplement.   Each  Sub-Servicer is also  entitled to  collect and
retain, as part of its servicing compensation, any prepayment or late charges provided in the Mortgage Note or related instruments.  Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same  extent the Master  Servicer would be reimbursed  under
the Agreement.   The Master Servicer may  purchase the servicing of  Loans if the Sub-Servicer elects to release the servicing  of such Loans to the Master
Servicer.  See "-Servicing and Other Compensation and Payment of Expenses".

    Each  Sub-Servicer may  be  required to  agree  to indemnify  the  Master
Servicer  for any liability or obligation sustained by the Master Servicer in connection  with  any  act or  failure  to  act by  the  Sub-Servicer  in its
servicing  capacity.   Each  Sub-Servicer  will  be  required to  maintain  a
fidelity  bond  and  an errors  and  omissions  policy  with  respect to  its officers, employees and  other persons acting on  its behalf or on  behalf of the Master Servicer.

    Each Sub-Servicer will be required to service each Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer in the manner specified in such Sub-Servicing Agreement.

    The  Master  Servicer may  agree  with  a Sub-Servicer  to  amend a  Sub-
Servicing Agreement or, upon termination of the Sub-Servicing  Agreement, the
Master  Servicer may act as  servicer of the related  Loans or enter into new
Sub-Servicing Agreements with  other Sub-Servicers.   If the Master  Servicer
acts as servicer, it  will not assume liability  for the representations  and warranties of the Sub-Servicer which it  replaces.  Each Sub-Servicer must be a Seller  or meet the standards for becoming a  Seller or have such servicing experience as to  be otherwise satisfactory  to the Master  Servicer and  the
Depositor.  The Master Servicer will make reasonable efforts to have  the new
Sub-Servicer assume liability for  the representations and warranties  of the terminated  Sub-Servicer,  but  no  assurance  can  be  given  that  such  an
assumption  will occur.   In  the  event of  such an  assumption,  the Master
Servicer may in the exercise of its business judgment  release the terminated
Sub-Servicer   from  liability  in   respect  of  such   representations  and
warranties.  Any amendments to a Sub-Servicing Agreement or new Sub-Servicing
Agreements may contain provisions different from those which are in effect in the  original Sub-Servicing Agreement.  However, each Agreement  will provide that any  such amendment  or new agreement  may not  be inconsistent  with or violate such Agreement.

COLLECTION PROCEDURES

    The Master Servicer, directly or through  one or more Sub-Servicers, will make reasonable efforts to  collect all payments  called for under the  Loans and  will, consistent  with each  Agreement  and any  Pool Insurance  Policy,
Primary  Mortgage Insurance  Policy, FHA  Insurance, VA  Guaranty Policy  and
Bankruptcy  Bond   or  alternative   arrangements,  follow   such  collection
procedures as are  customary with respect to loans that are comparable to the
Loans.    Consistent  with  the  above,  the  Master  Servicer  may,  in  its discretion, (i)  waive any assumption  fee, late payment  or other charge  in connection with  a Loan  and (ii)  to the  extent not  inconsistent with  the coverage of such Loan by a  Pool Insurance Policy, Primary Mortgage Insurance
Policy,  FHA  Insurance,  VA  Guaranty  or  Bankruptcy  Bond  or  alternative arrangements,  if applicable,  arrange with  a  borrower a  schedule for  the liquidation of  delinquencies running  for no more  than 125  days after  the applicable due date for  each payment.  Both the Sub-Servicer  and the Master
Servicer may  be obligated  to make  Advances during  any period  of such  an arrangement.

    Except  as otherwise specified  in the related  Prospectus Supplement, in any case  in which  property securing  a Loan has  been, or  is about  to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate  the maturity of such Loan under any due-on-sale  clause applicable  thereto, but  only  if the  exercise of  such rights is permitted by applicable law.  If these conditions are not met or if the Master Servicer reasonably  believes it is unable under applicable law to enforce such  due-on-sale clause, or the  Master Servicer will enter  into or cause  to be entered  into an assumption and  modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor  remains liable thereon.  Any  fee collected  by  or on  behalf  of the  Master  Servicer for  entering  into an assumption agreement will  be retained by or on behalf of the Master Servicer
as  additional servicing  compensation.   See "Certain  Legal Aspects  of the
Loans-Due-on-Sale  Clauses".   In  connection with  any such  assumption, the
terms of the related Loan may not be changed.

HAZARD INSURANCE

    Except  as otherwise specified in  the related Prospectus Supplement, the
Master Servicer  will  require  the mortgagor  or  obligor on  each  Loan  to maintain a hazard insurance policy providing for no less than the coverage of the standard form  of fire insurance policy with  extended coverage customary for the type of Property in the state in which such Property is located.  All amounts collected by the Master Servicer under any hazard  policy (except for amounts to  be  applied to  the  restoration or  repair  of the  Property  or released to the mortgagor or obligor in accordance with the Master Servicer's normal  servicing  procedures) will  be  deposited  in the  related  Security
Account. In  the event that  the Master  Servicer maintains a  blanket policy insuring against hazard  losses on all the  Loans comprising part of  a Trust
Fund,  it  will conclusively  be  deemed  to  have satisfied  its  obligation
relating to  the maintenance of  hazard insurance.   Such blanket policy  may
contain  a deductible  clause, in  which  case the  Master  Servicer will  be required to deposit  from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

    In  general, the  standard  form of  fire  and extended  coverage  policy covers physical  damage to or destruction of the improvements securing a Loan by fire,  lightning, explosion, smoke,  windstorm and hail, riot,  strike and civil commotion, subject to  the conditions and exclusions particularized  in
each policy.   Although  the policies  relating to  the Loans  may have  been underwritten by different insurers  under different state laws  in accordance with different applicable forms and therefore may not contain identical terms and  conditions, the  basic terms  thereof are  dictated by  respective state laws,  and most  such policies  typically do  not cover  any physical  damage
resulting from the following:   war, revolution, governmental actions, floods
and  other  water-related  causes,  earth  movement  (including  earthquakes, landslides  and  mud flows),  nuclear  reactions,  wet  or dry  rot,  vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.
The  foregoing list is merely indicative of  certain kinds of uninsured risks and is not intended to be all inclusive.  If the Property  securing a Loan is located  in  a  federally  designated  special  flood  area at  the  time  of origination, the  Master Servicer  will require the  mortgagor or  obligor to obtain and maintain flood insurance.

    The hazard  insurance  policies covering  properties  securing the  Loans typically contain a clause  which in effect requires the insured  at all time to carry insurance of a specified percentage of the full replacement value of the insured property in order to recover the full amount of any partial loss.
If the  insured's coverage  falls below this  specified percentage,  then the insurer's liability in the event of  partial loss will not exceed the  larger of (i) the  actual cash value (generally  defined as replacement cost  at the time  and place  of loss,  less  physical depreciation)  of the  improvements damaged or  destroyed or (ii)  such proportion of  the loss as  the amount of insurance carried bears  to the specified percentage of  the full replacement
cost of such improvements.   Since the amount of hazard  insurance the Master
Servicer may  cause to be maintained  on the improvements securing  the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally  has appreciated in  value over time  in the past,  the effect of this  requirement in the event of  partial loss may be  that hazard insurance  proceeds  will  be  insufficient  to  restore  fully  the  damaged
property.   If  specified in  the  related Prospectus  Supplement, a  special hazard insurance  policy will be  obtained to  insure against certain  of the
uninsured  risks described  above.   See  "Credit Enhancement-Special  Hazard
Insurance Policies".

    If the  Property securing a  defaulted Loan is  damaged and  proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds
to  restore  the  damaged  Property   unless  it  determines  (i)  that  such
restoration will increase the  proceeds to Securityholders on  liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii)
that such expenses will  be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    If  recovery on a  defaulted Loan  under any related  Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan  is not  covered by an  Insurance Policy, the  Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems  necessary or advisable to realize upon  the defaulted
Loan.   If  the proceeds  of any  liquidation of  the  Property securing  the defaulted Loan are less than the principal balance of such Loan plus interest accrued  thereon that  is payable  to  Securityholders, the  Trust Fund  will realize  a loss  in  the amount  of  such difference  plus  the aggregate  of expenses incurred by the Master  Servicer in connection with such proceedings and which are reimbursable  under the Agreement.  In the  unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus  interest accrued thereon that is  payable to Securityholders, the Master Servicer  will be entitled to withdraw or retain from the Security
Account amounts representing  its normal servicing compensation  with respect to  such Loan  and,  unless  otherwise specified  in  the related  Prospectus
Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

    Unless otherwise specified  in the related Prospectus Supplement,  if the
Master Servicer or its designee recovers Insurance Proceeds which, when added to any related  Liquidation Proceeds and after deduction  of certain expenses reimbursable to  the Master  Servicer, exceed the  principal balance  of such
Loan plus  interest accrued thereon  that is payable to  Securityholders, the
Master Servicer will  be entitled  to withdraw  or retain  from the  Security
Account amounts representing  its normal servicing compensation  with respect
to  such Loan.   In the event that  the Master Servicer  has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard  insurance policy, it will  be entitled to  withdraw from the  Security Account out  of related Liquidation Proceeds  or Insurance
Proceeds in  an amount equal to such expenses  incurred by it, in which event
the  Trust  Fund may  realize a  loss up  to  the amount  so charged.   Since
Insurance  Proceeds  cannot  exceed deficiency  claims  and  certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery  to the  Trust  Fund  which exceeds  the  principal  balance of  the
defaulted  Loan  together  with  accrued  interest  thereon.    See   "Credit
Enhancement".

REALIZATION UPON DEFAULTED LOANS

    Primary Mortgage Insurance Policies.   The Master Servicer  will maintain
or cause each Sub-Servicer to maintain, as the case may be, in full force and effect,  to the  extent specified  in  the related  Prospectus Supplement,  a
Primary Mortgage  Insurance Policy with  regard to each  Loan for which  such coverage is required.  The Master Servicer will not cancel or refuse to renew any such  Primary Mortgage  Insurance Policy  in effect  at the  time of  the initial issuance of a  Series of Securities  that is required  to be kept  in force under the applicable Agreement unless the replacement Primary  Mortgage
Insurance Policy for  such cancelled or nonrenewed policy  is maintained with an insurer whose claims-paying ability  is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

    Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Loan will consist of the insured percentage of the unpaid principal amount of the covered Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the Loan, (iii) amounts expended but not approved by the issuer of the related Primary
Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

    Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance
Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including
(i) fraud or negligence in origination or servicing of the Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Loans; (ii) failure to construct the Property subject to the Loan in accordance with specified plans; (iii) physical damage to the Property; and (iv) the related Master Servicer or Sub-servicer not being approved as a servicer by the Primary Insurer.

    Recoveries  Under a  Primary Mortgage  Insurance Policy.   As  conditions
precedent to the  filing of or  payment of a  claim under a  Primary Mortgage
Insurance Policy covering a Loan, the insured will be required to (i) advance or discharge (a)  all hazard insurance policy  premiums and (b) as  necessary and approved  in advance by  the Primary  Insurer, (1)  real estate  property taxes, (2) all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of such Primary Mortgage
Insurance  Policy,  ordinary  wear  and  tear  excepted,  (3)  Property sales expenses,  (4) any  outstanding liens  (as defined  in such  Primary Mortgage
Insurance Policy) on the Property  and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in  the event of any physical loss or damage  to the Property, to have the Property  restored and repaired to at least as good a  condition as existed at  the effective date of such  Primary
Mortgage Insurance Policy, ordinary wear  and tear excepted; and (iii) tender to the Primary Insurer good and  merchantable title to and possession of  the
Property.

    In those cases  in which a Loan is  serviced by a Sub-Servicer,  the Sub-
Servicer, on behalf of itself,  the Trustee and Securityholders, will present claims  to  the  Primary  Insurer,  and all  collection  thereunder  will  be
deposited in  the  Sub-Servicing Account.   In  all other  cases, the  Master
Servicer,  on behalf  of itself,  the Trustee  and the  Securityholders, will present claims to  the insurer under each Primary  Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery  thereunder with respect  to defaulted  Loans.  As  set forth above, all  collections by  or on  behalf of  the Master  Servicer under  any
Primary  Mortgage  Insurance Policy  and,  when  the  Property has  not  been restored, the hazard insurance  policy, are to  be deposited in the  Security
Account, subject to withdrawal as heretofore described.

    If the  Property securing a  defaulted Loan is  damaged and proceeds,  if any, from the related hazard insurance policy are insufficient to restore the damaged  Property to  a condition  sufficient  to permit  recovery under  the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not
required to expend  its own funds to  restore the damaged Property  unless it
determines  (i)  that   such  restoration  will  increase   the  proceeds  to
Securityholders on liquidation of the  Loan after reimbursement of the Master
Servicer for its expenses and (ii) that  such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    If  recovery on  a  defaulted Loan  under  any related  Primary  Mortgage
Insurance Policy is  not available for the reasons set forth in the preceding paragraph, or  if the  defaulted Loan is  not covered  by a  Primary Mortgage
Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed  such normal practices  and procedures as  it deems necessary  or
advisable to  realize  upon the  defaulted  Loan.   If  the proceeds  of  any
liquidation of  the Property securing  the defaulted  Loan are less  than the principal balance of such Loan plus interest  accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in  the amount of such difference plus the aggregate of expenses incurred by the Master Servicer  in connection  with  such  proceedings  and  which  are  reimbursable under  the
Agreement.  In the unlikely event that any such proceedings result in a total recovery  which  is,  after  reimbursement  to the  Master  Servicer  of  its expenses, in  excess  of the  principal balance  of such  Loan plus  interest accrued thereon that is payable  to Securityholders, the Master Servicer will be  entitled  to  withdraw  or  retain  from  the  Security  Account  amounts representing its normal servicing compensation with respect to such Loan and,
except  as  otherwise   specified  in  the  Prospectus   Supplement,  amounts
representing the balance of such excess, exclusive  of any amount required by law  to  be  forwarded  to  the related  borrower,  as  additional  servicing compensation.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    Unless otherwise  specified  in the  related  Prospectus Supplement,  the
Master Servicer's primary servicing compensation  with respect to a Series of
Securities  will come from  the monthly payment  to it, out  of each interest payment on a Loan,  of an amount equal to the percentage  per annum specified in the  related Prospectus Supplement  of the  outstanding principal  balance thereof.  Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Loan, such amounts will decrease as the Loans amortize.  In addition to primary compensation, the Master Servicer or the  Sub-Servicers may be entitled to retain  all assumption fees and late payment charges, to the  extent collected from borrowers, and, if so provided in  the  related  Prospectus Supplement,  any  prepayment  penalties  and any interest or  other income which may  be earned on funds held  in the Security
Account  or any  Sub-Servicing Account.   Unless  otherwise specified  in the
related Prospectus Supplement, any Sub-Servicer will receive a portion of the
Master Servicer's primary compensation as its sub-servicing compensation.

    In addition to  amounts payable to any Sub-Servicer, the  Master Servicer will,  unless otherwise specified  in the related  Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection  with its servicing  of the  Loans, including, without  limitation, payment  of any premium for any insurance  policy, guaranty, surety or  other form of  credit enhancement as specified in the related Prospectus Supplement, payment of the fees and disbursements of the Trustee and independent accountants, payment of
expenses  incurred   in  connection   with  distributions   and  reports   to
Securityholders, and payment  of any other expenses described  in the related
Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

    Each Agreement will provide  that on or before  a specified date in  each year, a  firm of independent public  accountants will furnish  a statement to the Trustee to the effect that, on the basis of the examination  by such firm conducted substantially in  compliance with the Uniform Single  Audit Program for Mortgage Bankers or the  Audit Program for Mortgages serviced for  FHLMC, the servicing  by or on  behalf of the  Master Servicer of  mortgage loans or private  asset backed securities,  or under pooling  and servicing agreements substantially similar  to each  other (including  the related Agreement)  was conducted  in compliance  with  such agreements  except  for any  significant exceptions or errors in records  that, in the opinion of the firm,  the Audit
Program for Mortgages serviced for FHLMC, or the Uniform Single Audit Program for Mortgage Bankers, it is required  to report.  In rendering its  statement such  firm may rely, as to matters  relating to the direct servicing of Loans
or   Private  Asset  Backed  Securities  by  Sub-Servicers,  upon  comparable statements  for examinations conducted  substantially in compliance  with the
Uniform  Single Audit Program  for Mortgage Bankers or  the Audit Program for
Mortgages serviced for FHLMC (rendered within one year of such  statement) of firms  of independent  public accountants  with respect  to the  related Sub-
Servicer.

    Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

    Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

    The Master Servicer  under each  Agreement will be  named in the  related
Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

    Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law.
The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

    Each Agreement  will further  provide that  neither the Master  Servicer, the  Depositor nor  any director, officer,  employee, or agent  of the Master
Servicer or the  Depositor will be under  any liability to the  related Trust
Fund  or Securityholders  for any  action taken  or for  refraining from  the taking of any action in  good faith pursuant to the Agreement, or  for errors in  judgment;  provided,  however,  that  neither the  Master  Servicer,  the
Depositor nor any such  person will be protected against  any liability which would  otherwise  be  imposed  by  reason  of  wilful  misfeasance  or  gross negligence in the performance of duties  thereunder or by reasons of reckless
disregard of obligations  and duties thereunder.   To the extent provided  in
the related Agreement,  the Master Servicer, the Depositor  and any director, officer, employee or  agent of the  Master Servicer or  the Depositor may  be entitled  to indemnification  by  the  related Trust  Fund  and may  be  held harmless against any  loss, liability or expense incurred  in connection with any legal action relating to the Agreement  or the Securities, other than any loss, liability or  expense related to any specific Loan or Loans (except any such  loss,  liability or  expense  otherwise  reimbursable  pursuant to  the
Agreement) and any loss,  liability or expense incurred by  reason of willful misfeasance or gross negligence in the performance of duties thereunder or by
reason  of reckless  disregard  of  obligations and  duties  thereunder.   In
addition, each  Agreement will provide  that neither the Master  Servicer nor the Depositor will  be under any obligation to appear in, prosecute or defend any legal action  which is not incidental to  its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or
liability.    The  Master Servicer  or  the  Depositor may,  however,  in its discretion undertake any such action which it may deem necessary or desirable with  respect  to the  Agreement and  the  rights and  duties of  the parties thereto and the interests of the Securityholders thereunder.  In  such event, the legal  expenses and  costs of  such  action and  any liability  resulting therefrom will be expenses,  costs and liabilities of the Trust  Fund and the
Master Servicer or the Depositor, as the case may be,  will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

    Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master
Servicer is a party,  or any person succeeding to the business  of the Master
Servicer, will be the successor of the Master Servicer under each Agreement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    Pooling  and   Servicing  Agreement;  Servicing  Agreement.    Except  as
otherwise specified in the  related Prospectus Supplement, Events of  Default under each  Agreement will consist of (i) any  failure by the Master Servicer to distribute or cause to be distributed  to Securityholders of any class any required payment (other than an  Advance) which continues unremedied for five business days  after the  giving of  written notice  of such  failure to  the
Master Servicer by the  Trustee or the Depositor, or to  the Master Servicer,
the  Depositor and  the Trustee by  the holders  of Securities of  such class evidencing not less than 25%  of the aggregate Percentage Interests evidenced by such class; (ii) any failure by  the Master Servicer to make an Advance as required under  the Agreement, unless  cured as specified therein;  (iii) any failure  by the Master  Servicer duly to  observe or perform  in any material respect  any  of its  other covenants  or agreements  in the  Agreement which continues unremedied  for thirty days  after the giving of  written notice of such  failure to the Master  Servicer by the Trustee  or the Depositor, or to
the  Master  Servicer,  the  Depositor and  the  Trustee  by  the holders  of
Securities  of  any  class evidencing  not  less  than 25%  of  the aggregate
Percentage Interests  constituting  such class;  and (iv)  certain events  of insolvency, readjustment of  debt, marshalling of  assets and liabilities  or similar proceeding and certain actions by or on behalf of the Master Servicer
indicating  its   insolvency,  reorganization   or  inability   to  pay   its
obligations.

    If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

    So  long as an  Event of  Default under an  Agreement remains unremedied, the  Depositor  or  the Trustee  may,  and  at the  direction  of  holders of
Securities  of  any class  evidencing  not  less than  51%  of the  aggregate
Percentage  Interests   constituting  such   class  and   under  such   other
circumstances  as may  be specified  in  such Agreement,  the Trustee  shall, terminate all of its rights and obligations of the Master Servicer  under the
Agreement relating  to such Trust Fund and  in and to the  Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities  of  the  Master  Servicer under  the  Agreement,  including,  if specified  in  the  related Prospectus  Supplement,  the  obligation to  make advances, and will be entitled to similar compensation  arrangements.  In the event that the Trustee is  unwilling or unable so to act, it  may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth  of a least $10,000,000 to act as
successor  to  the  Master  Servicer  under  the  Agreement.    Pending  such
appointment, the Trustee is  obligated to act in such capacity.   The Trustee
and any such  successor may agree upon the servicing compensation to be paid, which  in no event may be greater than the compensation payable to the Master
Servicer under the Agreement.

    No Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

    Indenture.   Except  as  otherwise specified  in  the related  Prospectus
Supplement,  Events of Default  under the Indenture for  each Series of Notes
include:   (i)  a default for  five (5)  days or more  in the  payment of any principal of or  interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the  Trust Fund in the Indenture which continues for a  period of thirty (30) days after notice  thereof is given in
accordance   with  the  procedures   described  in  the   related  Prospectus
Supplement; (iii) any representation or warranty made by the Depositor or the
Trust Fund in the Indenture or in  any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such
Series having  been incorrect in a material respect as  of the time made, and such breach is  not cured  within thirty  (30) days after  notice thereof  is given in accordance  with the procedures described in  the related Prospectus
Supplement;  (iv) certain events  of bankruptcy, insolvency,  receivership or liquidation of  the Depositor or  the Trust Fund; or  (v) any other  Event of
Default provided with respect to Notes of that Series.

    If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have a Pass-Through Rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus
Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

    If, following an Event  of Default with respect  to any Series of  Notes, the  Notes of  such Series  have been  declared to  be  due and  payable, the
Trustee may, in  its discretion, notwithstanding such  acceleration, elect to maintain possession of the collateral  securing the Notes of such  Series and to continue to apply distributions on such collateral as if there had been no
declaration  of  acceleration   if  such  collateral  continues   to  provide
sufficient funds for the payment of principal of and interest on the Notes of such  Series as  they would  have become  due if  there had  not been  such a
declaration.   In addition, the  Trustee may not  sell or otherwise liquidate the collateral securing the Notes of a Series following an Event  of Default, unless (a) the holders of  100% of the Percentage  Interests of the Notes  of
such  Series  consent  to such  sale,  (b)  the  proceeds  of  such  sale  or liquidation  are sufficient  to  pay in  full  the principal  of and  accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale  or (c) the Trustee determines that such collateral would not be sufficient on an  ongoing basis to  make all payments on  such Notes as  such payments would have become  due if such Notes had  not been declared due  and payable, and the Trustee obtains  the consent of the holders of 662/3% of the
Percentage Interests of each Class of Notes of such Series.

    Except as  otherwise specified in  the related Prospectus  Supplement, in the event the principal of the Notes of a Series is declared due and payable, as  described above, the holders of any  such Notes issued at a discount from par may  be entitled to receive  no more than  an amount equal to  the unpaid
principal  amount  thereof  less  the   amount  of  such  discount  which  is
unamortized.

    Subject  to the provisions of the Indenture relating to the duties of the
Trustee, in  case an  Event of  Default shall  occur and  be continuing  with respect to  a Series of  Notes, the Trustee  shall be under  no obligation to exercise any of the  rights or powers under the  Indenture at the request  or direction of any of the  holders of Notes of such Series, unless such holders offered to the  Trustee security or indemnity satisfactory to  it against the costs, expenses and  liabilities which might be  incurred by it in  complying
with  such   request  or   direction.    Subject   to  such   provisions  for
indemnification  and  certain  limitations contained  in  the  Indenture, the holders of  a majority of the then aggregate  outstanding amount of the Notes of such Series shall have the  right to direct the time, method and  place of conducting  any  proceeding  for  any  remedy available  to  the  Trustee  or exercising any trust  or power conferred on  the Trustee with respect  to the
Notes of such  Series, and the  holders of a  majority of the then  aggregate outstanding amount of the Notes of  such Series may, in certain cases,  waive any  default  with  respect  thereto,  except a  default  in  the  payment of principal or interest  or a default in respect of a  covenant or provision of the Indenture that  cannot be modified without  the waiver or consent  of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

    Except as otherwise specified  in the related Prospectus Supplement, each
Agreement may  be  amended by  the  Depositor, the  Master Servicer  and  the
Trustee, without  the consent of any of the  Securityholders, (i) to cure any ambiguity; (ii) to correct  or supplement any provision therein  which may be defective or inconsistent  with any other provision therein; or (iii) to make any other  revisions with respect to  matters or questions arising  under the
Agreement which are  not inconsistent with  the provisions thereof,  provided that  such action  will  not adversely  affect  in any  material respect  the interests of any Securityholder.  In addition, to the extent provided  in the related Agreement, an Agreement may be amended  without the consent of any of the Securityholders, to change  the manner in which  the Security Account  is maintained, provided that any such change  does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated.  In addition, if a REMIC election is made with respect to a Trust
Fund, the related Agreement may be amended to modify, eliminate or add to any of  its  provisions  to such  extent  as  may be  necessary  to  maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has  received  an  opinion of  counsel  to  the effect  that  such  action is
necessary or  helpful to  maintain such qualification.   Except  as otherwise
specified in  the related Prospectus  Supplement, each Agreement may  also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities  of such  Series evidencing  not less than  66% of  the aggregate Percentage Interests of each class affected thereby for the purpose of adding  any provisions to or  changing in an manner or  eliminating any of the provisions of the  Agreement or of modifying in any  manner the rights of the  holders of  the  related  Securities; provided,  however,  that no  such amendment may (i) reduce in any manner the amount of or delay the timing  of, payments  received on  Loans  which are  required to  be  distributed on  any
Security without the consent of the  holder of such Security, or (ii)  reduce the aforesaid  percentage of Securities  of any  class of  holders which  are required to consent to any such amendment  without the consent of the holders of all Securities of such  class covered by such Agreement  then outstanding.
If  a REMIC election is made  with respect to a  Trust Fund, the Trustee will not be entitled to  consent to an amendment to the  related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATIONS; OPTIONAL TERMINATION

    Pooling  and  Servicing Agreement;  Trust  Agreement.   Unless  otherwise
specified in the  related Agreement, the obligations created  by each Pooling and Servicing  Agreement and  Trust Agreement for  each Series  of Securities will terminate upon the payment to the related Securityholders of all amounts held in the  Security Account or  by the Master  Servicer and required to  be paid to them  pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last  of the Trust Fund Assets subject thereto or  the disposition of all property  acquired upon foreclosure of any such Trust Fund  Assets remaining in the Trust Fund and  (ii) the purchase by the Master Servicer or, if REMIC treatment  has been elected and if specified in the related Prospectus Supplement, by  the holder of the residual interest in  the  REMIC  (see  "Certain Material  Federal  Income  Tax Considerations"
below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

    Unless otherwise  specified  by the  related  Prospectus Supplement,  any such purchase of  Trust Fund Assets and property acquired in respect of Trust
Fund Assets evidenced by a Series of Securities will be made at the option of the  Master Servicer  or, if applicable,  such holder  of the  REMIC residual interest, at a price, and in accordance with the procedures, specified in the
related Prospectus Supplement.   The exercise of such right will effect early
retirement of the  Securities of  that Series,  but the right  of the  Master
Servicer or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate  principal balance of the  Trust Fund Assets at  the Cut-off
Date for the  Series.  The  foregoing is subject to  the provision that  if a
REMIC election is made with respect to  a Trust Fund, any repurchase pursuant to clause  (ii)  above will  be made  only in  connection  with a  "qualified liquidation" of the  REMIC within the  meaning of Section  860F(g)(4) of  the
Code.

    Indenture.   The Indenture will be discharged with respect to a Series of
Notes  (except with  respect to  certain continuing  rights specified  in the
Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

    In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

    The  Trustee  under  each  Agreement will  be  named  in  the  applicable
Prospectus  Supplement.   The commercial  bank  or trust  company serving  as
Trustee may have normal banking  relationships with the Depositor, the Master
Servicer and any of their respective affiliates.


                      CERTAIN LEGAL ASPECTS OF THE LOANS

    The  following  discussion  contains  summaries,  which  are  general  in nature, of  certain legal matters relating to the  Loans.  Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do  not purport to be  complete nor to  reflect the laws  of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated.  The summaries are qualified in
their  entirety  by  reference  to   the  applicable  federal  laws  and  the
appropriate laws of the states in which Loans may be originated.

GENERAL

    The  Loans for  a Series  may be  secured by  deeds of  trust, mortgages, security  deeds  or deeds  to  secure  debt,  depending upon  the  prevailing practice in the state in which  the property subject to the loan  is located.
A mortgage creates  a lien upon the real property encumbered by the mortgage, which lien  is generally  not prior  to the  lien for  real estate  taxes and assessments.  Priority between mortgages depends on their terms and generally on  the order  of recording with  a state  or county  office.  There  are two parties to a mortgage,  the mortgagor, who is  the borrower and owner  of the mortgaged property, and the mortgagee, who is the lender.  Under the mortgage instrument, the mortgagor  delivers to the mortgagee  a note or bond  and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust formally has three  parties, the borrower-property  owner called the  trustor
(similar to  a mortgagor),  a  lender (similar  to  a mortgagee)  called  the
beneficiary, and  a third-party grantee called the trustee.   Under a deed of
trust, the borrower grants the property,  irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of
the obligation.   A security deed and a deed to secure debt are special types of deeds  which indicate  on their face  that they are  granted to  secure an
underlying debt.   By executing a security  deed or deed to  secure debt, the grantor conveys  title to,  as opposed to  merely creating  a lien  upon, the subject property to  the grantee until  such time as  the underlying debt  is
repaid.   The  trustee's  authority under  a deed  of trust,  the mortgagee's authority under a mortgage and the grantee's authority under a security  deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

    Foreclosure  of a  deed  of trust  is  generally accomplished  by a  non-
judicial  sale  under a  specific  provision  in  the  deed  of  trust  which authorizes  the trustee  to  sell the  property at  public  auction upon  any
default by  the borrower under the  terms of the note  or deed of trust.   In
addition to any  notice requirements contained  in a deed  of trust, in  some states, the trustee must record  a notice of default and  send a copy to  the borrower-trustor, to any person who has recorded a request for a copy of  any notice of default  and notice of sale,  to any successor  in interest to  the borrower-trustor,  to the  beneficiary of  any junior  deed of  trust and  to certain other persons.  In general, the borrower, or any other  person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement  period, cure a monetary default by paying the entire amount in arrears plus  other designated costs  and expenses incurred in  enforcing the obligation.  Generally, state law controls the amount of foreclosure expenses and costs, including  attorney's fees, which  may be  recovered by a  lender.
After the  reinstatement period has  expired without the default  having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the  loan in full to prevent the scheduled  foreclosure
sale.   If the  deed of trust  is not  reinstated, a notice  of sale  must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers.  In addition, some state laws require that a copy  of the  notice of  sale be  posted on  the property  and sent  to all parties having an interest in the real property.

    Foreclosure  of a mortgage is  generally accomplished by judicial action.
The action is  initiated by the service  of legal pleadings upon  all parties
having  an interest  in  the real  property.   Delays  in  completion of  the
foreclosure may occasionally  result from difficulties in  locating necessary
parties.   Judicial foreclosure proceedings are often not contested by any of
the parties.   When the  mortgagee's right to  foreclosure is contested,  the legal  proceedings necessary  to resolve  the  issue can  be time  consuming.
After  the  completion  of  a  judicial  foreclosure  proceeding,  the  court generally issues a  judgment of foreclosure  and appoints a referee  or other court officer to conduct the sale of the property.  In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

    Although foreclosure  sales  are typically  public  sales, frequently  no third  party purchaser  bids in excess  of the  lender's lien because  of the difficulty of  determining the  exact status  of title to  the property,  the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's
check.   Thus the  foreclosing lender often  purchases the  property from the trustee or referee  for an amount  equal to the principal  amount outstanding under the loan, accrued  and unpaid interest and the  expenses of foreclosure in which event  the mortgagor's debt will  be extinguished or the  lender may purchase  for  a lesser  amount  in order  to  preserve its  right  against a borrower  to  seek a  deficiency judgment  in states  where such  judgment is
available.   Thereafter, subject to the right of  the borrower in some states to remain in possession during the redemption period, the lender will  assume the burden of ownership, including obtaining hazard insurance and making such repairs at  its own expense as are necessary  to render the property suitable for  sale.  The  lender will commonly  obtain the  services of a  real estate broker and  pay the broker's  commission in connection  with the sale  of the
property.   Depending upon  market conditions, the  ultimate proceeds  of the sale of the property  may not equal the lender's investment  in the property.
Any loss  may be reduced  by the receipt  of any mortgage  guaranty insurance proceeds.

    Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involvesufficient stateactiontoafford constitutionalprotectionto theborrower.

    When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees".

ENVIRONMENTAL RISKS

    Federal,  state and  local laws and  regulations impose  a wide  range of requirements  on  activities that  may  affect  the  environment, health  and
safety.    These   include  laws  and  regulations  governing  air  pollutant emissions, hazardous  and toxic substances,  impacts to wetlands,  leaks from underground storage tanks, and the  management, removal and disposal of lead-
and asbestos-containing materials.  In certain circumstances, these laws  and regulations impose  obligations on  the owners  or  operators of  residential
properties such as those  subject to the Loans.   The failure to  comply with
such laws and regulations may result in fines and penalties.

    Moreover,  under various federal,  state and local  laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs.  Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets  of the owner or operator.
In addition,  persons who  transport or dispose  of hazardous  substances, or
arrange   for  the  transportation,   disposal  or  treatment   of  hazardous
substances,  at  off-site locations  may also  be  held liable  if  there are releases  or threatened  releases of  hazardous  substances at  such off-site locations.

    In  addition,  under the  laws  of  some  states  and under  the  federal
Comprehensive  Environmental   Response,  Compensation   and  Liability   Act
("CERCLA"), contamination of property may give rise to a lien on the property
to assure the payment of  the costs of clean-up.   In several states, such  a
lien has  priority  over  the  lien of  an  existing  mortgage  against  such
property.    Under  CERCLA,  such  a lien  is  subordinate  to  pre-existing, perfected security interests.

    Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act ("SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

    A regulation  promulgated  by the  U.S.  Environmental Protection  Agency
("EPA") in  April 1992 attempted to  clarify the activities in  which lenders could  engage  both prior  to  and subsequent  to foreclosure  of  a security interest without forfeiting the secured creditor exemption under CERCLA.  The rule was struck  down in 1994 by the  United States Court of  Appeals for the
District  of  Columbia  Circuit  in  Kelley  ex  rel  State  of  Michigan  v.
Environmental Protection Agency, 15 F.3d  1100 (D.C Cir. 1994), reh'g denied,
25 F.3d 1088,  cert. denied sub nom.  Am. Bankers Ass'n v.  Kelley, 115 S.Ct.
900  (1995).   Another  EPA  regulation  promulgated  in 1995  clarifies  the activities  in which  lenders  may  engage  without  forfeiting  the  secured creditor exemption under the underground storage tank provisions of the SWDA.
That regulation has not been struck down.

    On September 30, 1996, Congress amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the 1996 amendments specify the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

    Generally,  the amendments  state  that a  lender  who holds  indicia  of ownership  primarily to  protect a  security interest in  a facility  will be considered to participate  in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender
(i) exercises decision-making  control over environmental compliance  related to  the facility  such  that  the lender  has  undertaken responsibility  for hazardous substance handling or disposal practices related to the facility or
(ii) exercises control  at a level  comparable to  that of a  manager of  the facility such  that the lender  has assumed or manifested  responsibility for
(x) overall  management of  the facility  encompassing daily-decision  making with respect to environmental compliance  or (y) overall or substantially all
of   the  operational   functions  (as   distinguished   from  financial   or
administrative  functions)  of  the  facility  other  than  the  function  of
environmental compliance.   The  amendments also  specify certain  activities
that  are  not  considered  to be  "participation  in  management", including monitoring or enforcing  the terms  of the  extension of  credit or  security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

    The 1996 amendments also specify that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator", even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

    The CERCLA and SWDA lender liability amendments specifically address the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Home Equity Loans and the Home Improvement Contracts.
The amendments do not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract, such as the Trust Fund does in connection with the Installment
Contracts.

    If a  lender (including  a lender under  an Installment  Contract) is  or becomes liable under CERCLA, it may be authorized to bring a statutory action for  contribution  against  any  other  "responsible  parties",  including  a
previous owner  or  operator.   However,  such  persons or  entities  may  be
bankrupt  or  otherwise  judgment  proof,  and  the   costs  associated  with
environmental cleanup and related actions may be substantial.  Moreover, some state laws  imposing liability  for addressing  hazardous  substances do  not
contain  exemptions  from  liability  for  lenders.   Whether  the  costs  of
addressing  a  release  or  threatened  release  at  a  property  pledged  as collateral for one  of the Loans (or at a property  subject to an Installment
Contract),  would be imposed on  the Trust Fund, and  thus occasion a loss to the  Securityholders, therefore  depends on  the specific  factual  and legal circumstances at issue.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of  trust or foreclosure of a mortgage, the  borrower and foreclosed junior lienors are given a statutory
period in which  to redeem the property  from the foreclosure sale.   In some
states,  redemption may  occur  only  upon payment  of  the entire  principal balance of the loan, accrued interest and  expenses of foreclosure.  In other states,  redemption may  be authorized  if  the former  borrower pays  only a portion of the sums due.  The effect of a statutory right of redemption would defeat  the title of any purchaser from  the lender subsequent to foreclosure
or sale  under a deed  of trust.   Consequently, the practical effect  of the
redemption right  is to force the  lender to retain the property  and pay the
expenses of ownership until  the redemption period has run.   In some states,
there is no right to redeem property  after a trustee's sale under a deed  of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states  have adopted statutory prohibitions restricting the right of  the beneficiary  or mortgagee  to  obtain a  deficiency judgment  against borrowers financing the purchase of their residence or following sale under a
deed  of  trust or  certain  other  foreclosure  proceedings.   A  deficiency
judgment is a personal judgment against  the borrower equal in most cases  to the difference between the amount due to the lender and the fair market value of the real  property sold at the  foreclosure sale.  Other  statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or  mortgage by  foreclosure in  an attempt  to satisfy  the full  debt
before bringing a  personal action against  the borrower.   In certain  other
states, the lender has the option  of bringing a personal action against  the borrower on the debt without first exhausting such security; however, in some of these  states, the lender, following judgment on such personal action, may be deemed  to have  elected a  remedy and  may be  precluded from  exercising remedies with respect to the security.  Consequently, the practical effect of the  election  requirement, when  applicable,  is that  lenders  will usually proceed first  against the  security rather than  bringing a  personal action
against  the  borrower.    Finally,  other  statutory  provisions  limit  any
deficiency judgment against  the former borrower following a foreclosure sale to the  excess of the  outstanding debt  over the  fair market  value of  the property at the time of  the public sale.  The  purpose of these statutes  is generally to  prevent a beneficiary  or a  mortgagee from  obtaining a  large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In addition  to anti-deficiency and  related legislation,  numerous other federal  and state  statutory provisions,  including  the federal  bankruptcy laws,  the  federal Soldiers'  and  Sailors' Civil  Relief  Act of  1940 (the
"Relief  Act") and state laws affording relief to debtors, may interfere with or affect  the ability  of the secured  mortgage lender  to realize  upon its security.  For example, in a proceeding  under the federal Bankruptcy Code, a lender  may  not foreclose  on  the Property  without the  permission  of the
bankruptcy  court.   The  rehabilitation  plan  proposed  by the  debtor  may
provide, if  the Property  is not the  debtor's principal  residence and  the court determines that  the value of the  Property is less than  the principal balance  of the mortgage loan, for the  reduction of the secured indebtedness to the  value of  the Property  as of  the date  of the  commencement of  the bankruptcy,  rendering  the  lender  a general  unsecured  creditor  for  the difference, and also may reduce the monthly payments due under  such mortgage loan, change  the rate  of interest  and  alter the  mortgage loan  repayment schedule.  The  effect of any such  proceedings under the  federal Bankruptcy
Code, including but not limited to any automatic stay, could result in delays in receiving payments  on the  Loans underlying  a Series  of Securities  and possible reductions in the aggregate amount of such payments.

    The federal tax laws provide priority to certain tax  liens over the lien
of a  mortgage  or  secured  party.   Numerous  federal  and  state  consumer
protection  laws impose  substantive requirements  upon  mortgage lenders  in connection with  the origination, servicing and enforcement  of loans secured by Single Family Properties.  These laws include the federal Truth-in-Lending
Act, Real  Estate Settlement  Procedures Act,  Equal Credit  Opportunity Act,
Fair Credit Billing Act, Fair Credit  Reporting Act and related statutes  and
regulations.    These  federal  and  state  laws  impose  specific  statutory liabilities upon  lenders who fail to comply with  the provisions of the law.
In some cases, this liability may affect assignees of the loans or contracts.

DUE-ON-SALE CLAUSES

    Unless  otherwise specified  in the  related Prospectus  Supplement, each conventional Loan will  contain a due-on-sale clause which  will provide that if the mortgagor  or obligor sells,  transfers or conveys  the Property,  the loan or  contract may be accelerated by the mortgagee  or secured party.  The
Garn-St. Germain Depository  Institutions Act of 1982 (the  "Garn-St. Germain
Act"),  subject  to   certain  exceptions,  preempts   state  constitutional,
statutory and  case law prohibiting  the enforcement of  due-on-sale clauses.
As a result, due-on-sale clauses  have become generally enforceable except in those  states whose  legislatures exercised their  authority to  regulate the enforceability of such  clauses  with respect to mortgage loans that were (i)
originated or assumed  during the "window period" under  the Garn-St. Germain
Act which  ended in  all cases  not  later than  October 15,  1982, and  (ii)
originated by lenders other than national banks, federal savings institutions
and  federal credit unions.   FHLMC has  taken the position  in its published
mortgage  servicing standards that, out  of a total  of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes  extending, on  various terms and  for varying  periods, the prohibition  on enforcement  of due-on-sale clauses  with respect  to certain
categories  of window  period  loans.   Also, the  Garn-St. Germain  Act does
"encourage"  lenders to permit  assumption of loans  at the original  rate of interest or at some other rate less than the average of the original rate and the market rate.

    As to loans secured by an  owner-occupied residence, the Garn-St. Germain
Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

    In addition,  under federal bankruptcy  law, due-on-sale clauses  may not
be   enforceable   in   bankruptcy  proceedings   and   may,   under  certain
circumstances, be  eliminated in  any modified  mortgage resulting from  such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms  of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower  to pay a late charge if  payments are not timely  made, and  in some circumstances  may provide for  prepayment fees or penalties if the  obligation is paid prior  to maturity.  In  certain states, there are or may be specific limitations upon the late charges which a lender
may  collect from a  borrower for delinquent  payments.   Certain states also
limit  the amounts that a lender may collect from a borrower as an additional
charge  if  the  loan is  prepaid.    Late charges  and  prepayment  fees are
typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

    In  connection with  lenders' attempts  to  realize upon  their security, courts  have invoked general equitable  principles.  The equitable principles are generally designed to relieve the  borrower from the legal effect of  his defaults under the  loan documents.  Examples of judicial  remedies that have been  fashioned include  judicial  requirements  that  the  lender  undertake affirmative and expensive  actions to determine the causes  of the borrower's default and the  likelihood that the borrower  will be able to  reinstate the loan.  In some cases, courts have substituted their judgment for the lender's judgment and  have required  that lenders reinstate  loans or  recast payment schedules in order to accommodate  borrowers who are suffering from temporary
financial disability.   In other cases,  courts have limited  the right of  a
lender  to  realize  upon his  security  if the  default  under  the security agreement  is not  monetary, such  as  the borrower's  failure to  adequately maintain the  property or  the  borrower's execution  of secondary  financing
affecting the property.   Finally, some courts have been faced with the issue
of whether or  not federal or state constitutional  provisions reflecting due process concerns for  adequate notice require  that borrowers under  security
agreements  receive   notices  in  addition   to  the  statutorily-prescribed
minimums.   For the most part, these cases  have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a  deed of trust or  by a mortgagee  under a mortgage having  a power of  sale, there is  insufficient state action to  afford constitutional protections to the borrower.

    Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board
(the "FHLBB") prohibit the imposition of a prepayment penalty or equivalent fee in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Loans.

APPLICABILITY OF USURY LAWS

    Title V  of the Depository Institutions Deregulation and Monetary Control
Act of 1980,  enacted in  March 1980  ("Title V") provides  that state  usury limitations shall  not apply to  certain types of residential  first mortgage
loans originated  by certain  lenders after March  31, 1980.   The  Office of
Thrift  Supervision, as  successor to  the Federal  Home Loan Bank  Board, is authorized  to issue  rules and  regulations and  to publish  interpretations governing implementation of  Title V.  The  statute authorized the states  to reimpose interest rate  limits by adopting,  before April 1,  1983, a law  or constitutional  provision which  expressly  rejects  an  application  of  the
federal law.   Fifteen states adopted such a  law prior to the  April 1, 1993 deadline.  In addition, even where  Title V is not so rejected, any  state is authorized by the  law to adopt a provision limiting discount points or other
charges on  mortgage loans  covered by Title  V.   Certain states  have taken
action to reimpose  interest rate limits  and/or to limit discount  points or other charges.

THE HOME IMPROVEMENT CONTRACTS

    General.    The  Home  Improvement  Contracts,   other  than  those  Home
Improvement  Contracts that  are unsecured  or secured  by mortgages  on real estate (such Home  Improvement Contracts are hereinafter referred  to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the
"UCC").   Pursuant to  the UCC, the  sale of  chattel paper  is treated in  a
manner similar to perfection of a security interest in chattel paper.   Under
the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a  designated custodian or may retain  possession of the contracts  as custodian for the  Trustee.  In addition,  the Depositor will  make  an appropriate  filing  of  a UCC-1  financing  statement  in the appropriate  states  to  give  notice  of  the  Trustee's  ownership  of  the
contracts.   Unless otherwise specified in the related Prospectus Supplement, the contracts  will not  be  stamped or  otherwise  marked to  reflect  their
assignment  from  the  Depositor  to  the Trustee.    Therefore,  if  through
negligence,  fraud or  otherwise, a  subsequent purchaser  were able  to take physical possession of  the contracts without notice of  such assignment, the
Trustee's interest in the contracts could be defeated.

    Security Interests in Home Improvements.   The contracts that are secured
by the  Home Improvements financed  thereby grant  to the originator  of such contracts a  purchase money  security interest in  such Home  Improvements to secure  all  or part  of the  purchase  price of  such Home  Improvements and
related services.   A  financing statement generally  is not  required to  be
filed to perfect a purchase money security interest in consumer goods.   Such
purchase money  security interests  are assignable.   In general,  a purchase
money security  interest grants to  the holder  a security interest  that has priority over a conflicting security interest in the  same collateral and the proceeds  of such  collateral.  However,  to the  extent that  the collateral subject to a purchase money security interest becomes a fixture, in order for the  related  purchase  money  security  interest to  take  priority  over  a conflicting  interest in  the fixture,  the  holder's interest  in such  Home
Improvement  must  generally be  perfected by  a timely  fixture filing.   In
general,  a security  interest  does not  exist  under  the UCC  in  ordinary building material incorporated into an improvement on land.  Home Improvement
Contracts  that finance  lumber,  bricks, other  types  of ordinary  building material or other goods  that are deemed to  lose such characterization  upon incorporation  of such  materials  into  the related  property,  will not  be secured by a purchase money  security interest in the Home Improvement  being financed.

    Enforcement of Security  Interest in Home Improvements.   So long  as the
Home Improvement has  not become subject to  the real estate law,  a creditor can repossess a Home Improvement  securing a contract by voluntary surrender, by "self-help" repossession  that is "peaceful" (i.e., without  breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the  peace, by judicial process.  The  holder of a contract must give the debtor  a number of  days' notice, which varies  from 10 to  30
days depending on the state, prior to commencement of any repossession.   The
UCC  and  consumer protection  laws  in  most  states place  restrictions  on repossession  sales,  including requiring  prior  notice  to the  debtor  and
commercial reasonableness  in effecting such a sale.   The law in most states
also requires that the debtor be given  notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

    Certain  other   statutory  provisions,   including  federal  and   state
bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

    Consumer Protection Laws.   The so-called "Holder-in-Due Course"  rule of
the  Federal  Trade  Commission is  intended  to defeat  the  ability  of the transferor of a consumer credit contract  which is the seller of goods  which gave  rise to the transaction (and certain  related lenders and assignees) to transfer such  contract free of  notice of  claims by the  debtor thereunder.
The effect  of this rule is to subject the assignee of such a contract to all claims and  defenses which  the  debtor could  assert against  the seller  of
goods.    Liability  under this  rule  is  limited to  amounts  paid  under a contract; however, the obligor also may be able to assert the rule to set off remaining  amounts due as  a defense against  a claim brought  by the Trustee
against such obligor.   Numerous other federal and  state consumer protection
laws  impose requirements applicable to the  origination and lending pursuant to  the contracts,  including the  Truth  in Lending  Act, the  Federal Trade
Commission Act, the Fair Credit  Billing Act, the Fair Credit  Reporting Act,
the Equal Credit Opportunity  Act, the Fair Debt Collection Practices Act and
the Uniform  Consumer Credit Code.   In the case  of some of  these laws, the
failure to comply with their provisions may affect  the enforceability of the related contract.

    Applicability of  Usury Laws.   Title  V of  the Depository  Institutions
Deregulation  and Monetary  Control  Act  of 1980,  as  amended ("Title  V"), provides that, subject  to the following conditions, state  usury limitations shall not apply to any contract which  is secured by a first lien on  certain kinds  of consumer  goods.  The  contracts would  be covered if  they satisfy
certain  conditions,  among  other  things,   governing  the  terms  of   any
prepayments, late  charges and  deferral fees and  requiring a  30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V  authorized any state to  reimpose limitations on  interest rates and finance charges by adopting before April 1, 1983 a law  or constitutional
provision which  expressly rejects application  of the federal law.   Fifteen
states adopted such a law prior to the  April 1, 1983 deadline.  In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans  covered by Title V.

INSTALLMENT CONTRACTS

    The  Loans  may  also  consist  of   installment  contracts.    Under  an
installment  contract  ("Installment   Contract")  the  seller   (hereinafter
referred to  in this  section as  the "lender")  retains legal  title to  the property and enters into an agreement with the purchaser hereinafter referred to in this section  as the "borrower") for the payment of the purchase price, plus interest, over the term of  such contract.  Only after full  performance by  the borrower of the  contract is the lender obligated  to convey title to the property to the purchaser.  As  with mortgage or deed of trust financing, during  the effective  period of  the Installment  Contract, the  borrower is generally responsible for maintaining the  property in good condition and for
paying  real  estate   taxes,  assessments  and  hazard   insurance  premiums
associated with the property.

    The method of  enforcing the rights  of the  lender under an  Installment
Contract varies on  a state-by-state basis depending upon the extent to which state courts are willing, or able  pursuant to state statute, to enforce  the contract strictly according to the terms.  The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is  accelerated,
and the buyer's equitable interest in the property is forfeited.   The lender
in such  a situation does not have  to foreclose in order to  obtain title to the property, although in some cases a  quiet title action is in order if the borrower  has filed the  Installment Contract  in local  land records  and an ejectment action may  be necessary to recover  possession.  In a  few states, particularly  in cases  of  borrower default  during  the early  years  of an
Installment Contract,  the courts  will permit ejectment  of the buyer  and a
forfeiture of  his or  her interest  in the  property.   However, most  state
legislatures have  enacted provisions by  analogy to mortgage  law protecting
borrowers   under  Installment  Contracts  from  the  harsh  consequences  of forfeiture.  Under  such statutes, a judicial or  nonjudicial foreclosure may be required,  the lender may  be required to give  notice of default  and the borrower  may be  granted  some  grace period  during  which the  Installment
Contract may be  reinstated upon full payment  of the default amount  and the
borrower may  have a post-foreclosure  statutory redemption right.   In other
states, courts in equity may permit a borrower with significant investment in the property under  an Installment Contract  for the sale  of real estate  to share in  the proceeds  of sale  of the  property after  the indebtedness  is
repaid  or   may  otherwise   refuse  to   enforce  the   forfeiture  clause.
Nevertheless, generally  speaking,  the  lender's  procedures  for  obtaining possession and clear title under an Installment Contract in a given state are simpler  and less  time-consuming  and  costly than  are  the procedures  for foreclosing and obtaining  clear title to a  property subject to one  or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    Generally, under  the terms  of the Soldiers'  and Sailors' Civil  Relief
Act of 1940,  as amended (the "Relief  Act"), a borrower who  enters military service after the  origination of such borrower's Loan  (including a borrower who is a member of the National Guard or is in reserve status  at the time of the  origination of the Loan and  is later called to  active duty) may not be charged  interest above  an  annual rate  of  6% during  the  period of  such
borrower's  active  duty  status,  unless  a  court   orders  otherwise  upon
application of the lender.  It is possible that such interest rate limitation could have an effect, for an indeterminate period of time,  on the ability of the  Master Servicer to  collect full amounts  of interest on  certain of the
Loans.  Any shortfall in  interest collections resulting from the application
of the Relief Act could result in losses to the Securityholders.   The Relief
Act also  imposes limitations  which would impair  the ability of  the Master
Servicer to  foreclose on an  affected Loan  during the borrower's  period of
active  duty status.   Moreover, the  Relief Act  permits the extension  of a
Loan's  maturity and  the re-adjustment  of its  payment schedule  beyond the completion of military  service.  Thus,  in the event  that such a Loan  goes into default, there may be delays  and losses occasioned by the inability  to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

    To the extent that the Loans  comprising the Trust Fund for a  Series are secured  by mortgages  which are  junior  to other  mortgages  held by  other lenders  or  institutional investors,  the  rights  of  the Trust  Fund  (and therefore the Securityholders), as mortgagee under any such junior  mortgage,
are subordinate  to those of  any mortgagee under  any senior mortgage.   The
senior mortgagee has  the right to receive hazard  insurance and condemnation proceeds and to cause the property securing  the Loan to be sold upon default of the  mortgagor, thereby extinguishing  the junior mortgagee's  lien unless the  junior mortgagee  asserts its  subordinate interest  in the  property in
foreclosure  litigation   and,  possibly,  satisfies  the   defaulted  senior
mortgage.   A junior mortgagee  may satisfy a  defaulted senior loan  in full and, in some states, may cure such default and bring the senior loan current, in either event adding the  amounts expended to the balance due on the junior loan.  In most states, absent a  provision in the mortgage or deed of  trust, no notice of default is required to be given to a junior mortgagee.

    The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

    Another provision sometimes found in the form of the  mortgage or deed of trust used  by institutional  lenders obligates the  mortgagor to  pay before delinquency  all taxes  and assessments on  the property  and, when  due, all encumbrances, charges  and liens on  the property which  appear prior to  the mortgage  or deed  of trust, to  provide and  maintain fire insurance  on the property, to maintain and repair the property and not to commit or permit any waste  thereof,  and  to  appear  in  and defend  any  action  or  proceeding purporting to affect  the property or the  rights of the mortgagee  under the
mortgage.    Upon  a  failure  of  the  mortgagor  to  perform  any  of these obligations,  the mortgagee  is given  the right  under certain  mortgages to perform the obligation  itself, at its election, with  the mortgagor agreeing to reimburse  the mortgagee for any sums expended  by the mortgagee on behalf
of the mortgagor.   All sums so expended by the mortgagee  become part of the
indebtedness secured by the mortgage.

    The form of  credit line trust  deed or mortgage  generally used by  most institutional  lenders which  make  Revolving  Credit  Line  Loans  typically contains  a  "future  advance"  clause,  which  provides,  in  essence,  that additional  amounts  advanced  to  or  on  behalf  of  the  borrower  by  the beneficiary or lender  are to be  secured by the deed  of trust or  mortgage.
Any amounts  so advanced after the Cut-off Date  with respect to any mortgage
will not be included  in the Trust Fund.   The priority of the  lien securing
any  advance made under the clause  may depend in most  states on whether the deed  of trust or  mortgage is called and  recorded as a  credit line deed of trust or mortgage.  If the beneficiary or lender advances additional amounts, the advance  is entitled to  receive the same  priority as amounts  initially advanced  under the  trust deed  or mortgage,  notwithstanding the  fact that there may be junior trust deeds or  mortgages and other liens which intervene between the date of recording  of the trust deed or mortgage and  the date of the future  advance, and notwithstanding  that the beneficiary or  lender had actual  knowledge of  such intervening  junior trust  deeds or  mortgages and other liens  at the time of the  advance.  In most states,  the trust deed or mortgage lien securing mortgage  loans of the type which includes home equity credit lines applies  retroactively to the date of the  original recording of the trust deed  or mortgage, provided that the total amount of advances under the home  equity credit line does not  exceed the maximum specified principal amount of the  recorded trust deed  or mortgage, except  as to advances  made after receipt  by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

    General.   Certain of the Loans  contained in a  Trust Fund may  be loans insured under the FHA  Title I Credit Insurance  program created pursuant  to
Sections  1  and 2(a)  of  the National  Housing Act  of  1934 (the  "Title I
Program").  Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against  losses on eligible loans.  The
Title I Program operates as a coinsurance program in which the FHA insures up to 90% of  certain losses incurred on  an individual insured  loan, including the unpaid  principal balance of  the loan,  but only  to the  extent of  the insurance coverage available in the  lender's FHA insurance coverage  reserve account.  The owner of the loan bears the uninsured loss on each loan.

    The types of loans which  are eligible for insurance by the FHA under the
Title I  Program include  property improvement  loans ("Property  Improvement
Loans"  or "Title I  Loans").   A Property Improvement  Loan or  Title I Loan
means a  loan made to finance actions or  items that substantially protect or improve the basic  livability or utility  of a property  and includes  single family improvement loans.

    There are  two basic methods of  lending or originating such  loans which include a "direct loan" or a  "dealer loan".  With respect to a  direct loan, the borrower  makes application directly  to a lender without  any assistance from  a dealer, which application may  be filled out by  the borrower or by a person acting at the direction of the  borrower who does not have a financial interest  in  the loan  transaction, and  the  lender may  disburse  the loan proceeds solely to the borrower or jointly  to the borrower and other parties
to the transaction.   With respect to  a dealer loan, the  dealer, who has  a
direct or  indirect financial interest  in the loan transaction,  assists the borrower in preparing the loan  application or otherwise assists the borrower
in  obtaining the  loan from the  lender.   The lender may  disburse proceeds
solely to  the dealer  or the  borrower or  jointly to the  borrower and  the dealer or other parties to the transaction.  With respect to a dealer Title I
Loan, a  dealer may include  a seller, a  contractor or supplier  of goods or services.

    Loans  insured under  the  Title I  Program  are required  to  have fixed interest rates  and  generally provide  for  equal installment  payments  due weekly, biweekly, semi-monthly or monthly, except that a  loan may be payable quarterly or semi-annually where a borrower has an irregular flow  of income.
The first or last  payments (or both) may  vary in amount but may  not exceed
150%  of the regular installment payment, and the first payment may be due no
later than two months  from the date of  the loan.   The note must contain  a
provision permitting full  or partial prepayment of  the loan.  The  interest rate must be negotiated and agreed to by the borrower and the lender and must
be fixed for  the term of the loan  and recited in the note.   Interest on an
insured  loan  must  accrue from  the  date  of the  loan  and  be calculated
according to the actuarial method.   The lender must assure that the note and
all other  documents evidencing  the loan are  in compliance  with applicable federal, state and local laws.

    Each  insured lender  is required  to  use prudent  lending standards  in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its  approval of the loan and
disbursement of loan proceeds.   Generally, the lender must exercise prudence
and  diligence to determine whether the  borrower and any co-maker is solvent and an acceptable credit risk, with a  reasonable ability to make payments on
the  loan  obligation.   The  lender's  credit  application and  review  must
determine whether the borrower's income will be adequate to meet the periodic payments required by  the loan, as well  as the borrower's other  housing and recurring expenses, which  determination must be made in  accordance with the expense-to-income ratios published by the  Secretary of HUD unless the lender determines  and documents  in the  loan  file the  existence of  compensating factors  concerning the borrower's creditworthiness which support approval of the loan.

    Under  the Title  I  Program, the  FHA  does not  review  or approve  for qualification for  insurance the individual  loans insured thereunder  at the time of approval  by the lending institution  (as is typically the  case with other federal  loan programs).  If, after  a loan has been  made and reported for insurance  under the Title I  Program, the lender discovers  any material misstatement of  fact or  that the  loan proceeds  have been  misused by  the borrower, dealer  or any other  party, it shall  promptly report this  to the
FHA.   In such case, provided that  the validity of any lien  on the property has  not been impaired, the  insurance of the loan  under the Title I Program will not be  affected unless such material misstatements of fact or misuse of loan proceeds was  caused by (or was  knowingly sanctioned by) the  lender or its employees.

    Requirements for Title I Loans.   The maximum principal amount  for Title
I Loans must not exceed  the actual cost of  the project plus any  applicable fees  and charges  allowed  under the  Title I  Program;  provided that  such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan.  Generally, the term of  a Title I
Loan may not be less than  six months nor greater than 20 years  and 32 days.
A  borrower  may obtain  multiple  Title  I Loans  with  respect to  multiple properties, and a borrower may obtain more than one Title I Loan with respect to a  single property, in each case as  long as the total outstanding balance of all Title  I Loans in the  same property does not exceed  the maximum loan amount for the  type of Title I  Loan thereon having the  highest permissible loan amount.

    Borrower eligibility for  a Title I Loan requires that  the borrower have at least a one-half interest in either fee simple title to the real property, a lease  thereof for  a term  expiring at least  six months  after the  final maturity of the Title I Loan or  a recorded land installment contract for the
purchase of the real property.   In the case of a  Title I Loan with a  total
principal balance in  excess of $15,000, if  the property is not  occupied by the owner, the  borrower must have equity  in the property being  improved at least equal to the principal amount of the loan, as demonstrated by a current
appraisal.   Any  Title I  Loan  in excess  of $7,500  must be  secured  by a recorded lien on  the improved property which  is evidenced by a  mortgage or deed of trust executed by the borrower and all other owners in fee simple.

    The  proceeds from a  Title I Loan  may be used only  to finance property improvements which substantially protect  or improve the basic livability  or
utility of the property as disclosed in the loan application.   The Secretary
of  HUD has published a list of items and activities which cannot be financed with proceeds  from any Title I Loan  and from time to time  the Secretary of
HUD may amend such list of items  and activities.  With respect to any dealer
Title I Loan, before the lender  may disburse funds, the lender must have  in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer.  With respect to any direct Title I Loan, the lender is  required to obtain, promptly upon completion  of the improvements but not later than 6 months after disbursement of the loan proceeds  with one 6 month extension if  necessary, a  completion certificate,  signed by  the borrower.
The lender is required  to conduct an on-site inspection on  any Title I Loan where the  principal obligation is $7,500 or more, and  on any direct Title I
Loan where the borrower fails to submit a completion certificate.

    FHA Insurance Coverage.   Under the Title I Program, the  FHA establishes
an insurance coverage reserve account for each lender which  has been granted
a Title  I contract of insurance.   The amount of insurance  coverage in this
account is a  maximum of 10% of the amount disbursed, advanced or expended by the lender  in originating or  purchasing eligible loans registered  with the
FHA for Title  I insurance,  with certain  adjustments.  The  balance in  the insurance coverage reserve account is  the maximum amount of insurance claims the FHA is required to pay to the Title I lender.  Loans  to be insured under the  Title I  Program will  be registered  for insurance by  the FHA  and the insurance  coverage  attributable to  such  loans  will  be included  in  the insurance coverage reserve account for  the originating or purchasing  lender following  the receipt and acknowledgment by the  FHA of a loan report on the prescribed form pursuant  to the Title I regulations.  For each eligible loan reported  and  acknowledged  for  insurance,  the  FHA  charges  a  fee  (the
"Premium").  For loans having a maturity of  25 months or less, the FHA bills the lender for the entire Premium in an amount equal to the  product of 0.50%
of the original  loan amount and the  loan term.  For home  improvement loans with a maturity greater than 25 months, each  year that a loan is outstanding the FHA bills the  lender for a Premium  in an amount  equal to 0.50% of  the original loan amount.  If a loan is prepaid during the year, the FHA will not refund or abate the Premium paid for such year.

    Under  the Title  I Program  the FHA  will reduce  the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's  contract of insurance by (i) the  amount of  the FHA  insurance claims approved  for payment relating  to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold  by the lender, and  such insurance coverage may be  reduced for any FHA
insurance  claims rejected  by the  FHA.   The  balance of  the  lender's FHA
insurance coverage reserve account will be further adjusted as required under
Title I or  by the FHA, and  the insurance coverage therein may  be earmarked with  respect  to each  or  any  eligible  loans  insured  thereunder,  if  a determination is  made by the Secretary of HUD that  it is in its interest to
do so.   Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by  10% of the amount  disbursed,  advanced or  expended  in originating  or  acquiring such eligible loans  registered with  the  FHA for  insurance  under the  Title  I
Program.   The  Secretary  of  HUD may  transfer  insurance coverage  between insurance  coverage  reserve accounts  with  earmarking  with  respect  to  a particular  insured loan or  group of insured  loans when  a determination is made that it is in the Secretary's interest to do so.

    The  lender   may  transfer  (except  as   collateral  in  a   bona  fide
transaction) insured loans  and loans reported for insurance  only to another
qualified lender under  a valid  Title I  contract of insurance.   Unless  an
insured loan  is transferred with  recourse or with a  guaranty or repurchase agreement, the FHA,  upon receipt of written notification  of the transfer of such loan in accordance with the Title  I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of  the actual purchase price or the net unpaid principal balance of such loan (whichever is less).  However, under  the Title I Program not more than $5,000 in insurance coverage  shall be  transferred  to  or from  a  lender's insurance  coverage reserve account during any October 1 to September 30 period without the prior
approval of  the Secretary  of HUD.   Amounts which may  be recovered  by the
Secretary of HUD  after payment of  an insurance claim  are not added to  the amount  of  insurance coverage  in  the related  lender's  insurance coverage reserve account.

    Claims Procedures Under Title  I.  Under the  Title I Program the  lender may accelerate an  insured loan following a  default on such loan  only after the lender or its agent has contacted the borrower in a  face-to-face meeting or by telephone to discuss the reasons  for the default and to seek its cure.
If  the  borrower  does not  cure  the  default or  agree  to  a modification agreement or repayment plan, the lender  will notify the borrower in  writing that, unless within 30 days the default is cured  or the borrower enters into a modification agreement or repayment plan, the  loan will be accelerated and that, if  the default  persists, the  lender will  report the  default to  an
appropriate  credit agency.    The  lender may  rescind  the acceleration  of
maturity  after full  payment  is due  and  reinstate the  loan  only if  the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

    Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

    When a lender  files an insurance  claim with the FHA  under the Title  I
Program, the FHA reviews the claim,  the complete loan file and documentation of the lender's efforts to obtain recourse  against any dealer who has agreed thereto, certification of compliance with  applicable state and local laws in carrying out  any foreclosure or  repossession, and evidence that  the lender has  properly filed  proofs of  claims,  where the  borrower  is bankrupt  or deceased.  Generally, a claim for reimbursement for loss on  any Title I Loan must be filed with  the FHA no later than 9 months after  the date of default of such loan.  Concurrently with filing the insurance claim, the lender shall assign to the  United States of America  the lender's entire interest  in the loan note (or  a judgment in lien of  the note), in any security  held and in
any claim  filed in  any legal  proceedings.   If, at  the time  the note  is
assigned to the United States, the  Secretary has reason to believe that  the note is not valid  or enforceable against the borrower, the  FHA may deny the
claim  and  reassign the  note  to the  lender.   If  either  such  defect is
discovered after the FHA  has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a  reassignment of the loan note.  If the lender subsequently obtains a  valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the  judgment.  Although the FHA  may contest any insurance  claim and make a demand  for repurchase of the loan at any  time up to two years from the date the claim was certified for payment and may do so thereafter in the event  of fraud or  misrepresentation on the part of the  lender, the FHA has expressed an  intention to  limit the  period of  time within  which it will  take such action to one year from the date the claim was certified for payment.

    Under the Title I Program  the amount of an FHA insurance  claim payment, when made,  is equal to the Claimable  Amount, up to the  amount of insurance
coverage  in  the lender's  insurance  coverage  reserve  account.   For  the
purposes hereof, the "Claimable  Amount" means an amount equal to  90% of the sum of:  (a)  the  unpaid  loan obligation  (net  unpaid  principal  and  the uncollected interest earned to the  date of default) with adjustments thereto if the  lender has  proceeded against  property securing such  loan; (b)  the interest on the unpaid amount of the loan obligation from the date of default to the date  of the claim's initial  submission for payment plus  15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of  7% per annum;  (c) the uncollected  court costs; (d)  the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

    The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

OTHER LEGAL CONSIDERATIONS

    The Loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the Loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and in addition could subject the Sellers to damages and administrative enforcement.

              CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The  following  is  a summary  of  certain  anticipated material  federal income tax  consequences of the  purchase, ownership, and disposition  of the
Securities and is based on the  opinion of Brown & Wood LLP, special  counsel
to the Depositor  (in such capacity,  "Tax Counsel").   The summary is  based
upon  the provisions  of the  Code, the  regulations promulgated  thereunder, including,  where  applicable,  proposed regulations,  and  the  judicial and administrative rulings and  decisions now in effect, all of which are subject
to change or  possible differing interpretations.   The statutory provisions,
regulations,  and interpretations on  which this interpretation  is based are subject to change, and such a change could apply retroactively.

    The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold
Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

    The federal  income tax  consequences to holders  will vary depending  on whether (i) the  Securities of a Series are  classified as indebtedness; (ii)
an election is made  to treat the Trust Fund relating  to a particular Series of Securities  as a real  estate mortgage investment conduit  ("REMIC") under the  Internal Revenue  Code  of  1986, as  amended  (the  "Code"); (iii)  the
Securities represent  an  ownership interest  in some  or all  of the  assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust  Fund  relating  to  a  particular  Series  of  Certificates  as  a
partnership.   The Prospectus Supplement  for each Series of  Securities will specify how  the Securities will be  treated for federal income  tax purposes and will discuss whether a REMIC election, if  any, will be made with respect to such Series.

    As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United
States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States Persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

TAXATION OF DEBT SECURITIES

    Status as  Real Property Loans.  Except  to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in  a REMIC  ("Regular  Interest  Securities") or  represent  interests in  a grantor trust, Tax Counsel  is of the opinion that:  (i) Securities held by a domestic building and  loan association will constitute  "loans... secured by
an  interest   in  real  property"   within  the  meaning  of   Code  section
7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will  constitute "real  estate assets"  within  the meaning  of Code  section
856(c)(4)(A)  and interest  on  Securities will  be  considered "interest  on obligations secured  by mortgages on  real property  or on interests  in real property" within the meaning of Code section 856(c)(3)(B).

    Interest  and Acquisition  Discount.   In  the  opinion of  Tax  Counsel,
Regular  Interest Securities  are generally  taxable to  holders in  the same manner as evidences of indebtedness issued by the REMIC.  Stated  interest on the Regular Interest Securities will be taxable  as ordinary income and taken into  account using  the  accrual  method of  accounting,  regardless of  the
holder's  normal accounting  method.   Interest  (other  than original  issue
discount) on Securities  (other than  Regular Interest  Securities) that  are characterized  as  indebtedness  for  federal  income  tax  purposes will  be includible  in income  by  holders  thereof in  accordance  with their  usual
methods of accounting.   Securities characterized as debt  for federal income
tax purposes and Regular Interest  Securities will be referred to hereinafter collectively as "Debt Securities."

    Tax  Counsel is  of the  opinion that  Debt Securities  that are Compound
Interest Securities will, and certain of the other Debt  Securities issued at
a discount  may,  be issued  with  "original issue  discount"  ("OID").   The
following discussion is  based in part on  the rules governing OID  which are set forth  in Sections  1271-1275 of  the Code  and the Treasury  regulations issued  thereunder on February 2, 1994, as amended on June 11, 1996 (the "OID
Regulations").  A holder should  be aware, however, that the OID  Regulations do  not adequately address certain  issues relevant to prepayable securities, such as the Debt Securities.

    In general,  OID, if any,  will equal the  difference between the  stated
redemption price  at maturity of a Debt Security and its issue price.  In the opinion of Tax Counsel, a holder of  a Debt Security must include such OID in gross income as ordinary interest income as  it accrues under a method taking into account an  economic accrual of the  discount.  In general,  OID must be included in income  in advance of the  receipt of the cash  representing that
income.   The amount of OID on a  Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

    The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public
(excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial
Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt
Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

    Under the  OID  Regulations, qualified  stated  interest generally  means interest  payable  at a  single  fixed rate  or qualified  variable  rate (as described below)  provided that  such interest  payments are  unconditionally payable at intervals of  one year or less during the entire  term of the Debt
Security.     The   OID  Regulations   state  that   interest  payments   are
unconditionally  payable only if a late payment  or nonpayment is expected to
be penalized  or reasonable remedies exist  to compel payment.   Certain Debt
Securities may  provide for default remedies in the  event of late payment or nonpayment of interest.  In the opinion  of Tax Counsel, the interest on such
Debt  Securities will  be unconditionally  payable  and constitute  qualified
stated  interest,  not  OID.    However,  absent  clarification  of  the  OID
Regulations, where Debt  Securities do not provide for  default remedies, the interest payments will  be included in the Debt  Security's stated redemption
price at maturity  and taxed as OID.   Interest is payable at  a single fixed
rate only if  the rate  appropriately takes  into account the  length of  the interval between payments.  Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated  interest payments,  in  which  case the  stated  redemption price  at maturity of  such Debt Securities  includes all distributions of  interest as well as principal thereon.  Where the interval between the issue date and the first Distribution Date on  a Debt Security is either longer  or shorter than the  interval between  subsequent  Distribution  Dates, all  or  part of  the interest foregone,  in  the case  of  the longer  interval,  and all  of  the additional interest, in the case of the shorter interval, will be included in the stated redemption  price at maturity and tested under the de minimis rule
described below.   In the case  of a Debt Security  with a long  first period which  has non-de  minimis OID,  all stated  interest  in excess  of interest payable  at the  effective interest rate  for the  long first period  will be included in  the stated redemption  price at  maturity and the  Debt Security will generally have OID.  Holders of Debt Securities should consult their own tax  advisors to  determine the  issue price and  stated redemption  price at maturity of a Debt Security.

    Under the de minimis rule, OID  on a Debt Security will be  considered to be zero  if such  OID is less  than 0.25% of  the stated redemption  price at maturity of the Debt Security multiplied by the weighted average maturity  of
the Debt Security.   For this purpose,  the weighted average maturity  of the
Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e.,  rounding down partial years) from the  issue date  until each  distribution in  reduction  of stated  redemption price  at maturity is scheduled to be made by a fraction, the numerator of which is the amount  of each  distribution  included  in the  stated  redemption price  at maturity of  the Debt  Security and the  denominator of  which is  the stated
redemption price  at maturity of the  Debt Security.  Holders  generally must report de minimis OID pro rata  as principal payments are received, and  such income will be capital gain if the  Debt Security is held as a capital asset.
However, accrual method  holders may elect  to accrue all  de minimis OID  as well as market discount under a constant interest method.

    Debt Securities  may provide for interest  based on a  qualified variable
rate.   Under  the  OID Regulations,  interest  is treated  as  payable at  a qualified variable  rate and  not as contingent  interest if,  generally, (i)
such interest  is unconditionally payable  at least annually, (ii)  the issue price  of  the  debt  instrument  does not  exceed  the  total  noncontingent principal  payments and  (iii) interest  is  based on  a "qualified  floating rate," an  "objective rate," or  a combination of "qualified  floating rates"
that do  not operate in  a manner  that significantly  accelerates or  defers
interest payments on  such Debt Security.   In the case of  Compound Interest
Securities, certain Interest  Weighted Securities, and  certain of the  other
Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

    The  Internal  Revenue  Services  (the  "IRS")  issued  regulations  (the
"Contingent Regulations")  governing the  calculation of  OID on  instruments
having  contingent interest payments.   The Contingent  Regulations represent
the only  guidance regarding the views of the  IRS with respect to contingent
interest   instruments  and  specifically  do   not  apply  for  purposes  of
calculating OID on debt instruments  subject to Code Section 1272(a)(6), such
as  the Debt  Security.   Additionally, the  OID  Regulations do  not contain
provisions  specifically interpreting  Code Section  1272(a)(6).   Until  the
Treasury issues  guidance to the  contrary, the  Trustee intends to  base its computation on Code  Section 1272(a)(6) and the OID  Regulations as described in this Prospectus.  However, because no regulatory guidance currently exists
under  Code  Section  1272(a)(6),  there   can  be  no  assurance  that  such
methodology represents the correct manner of calculating OID.

    The  holder of  a Debt  Security issued  with OID  must include  in gross income, for  all days  during its taxable  year on which  it holds  such Debt
Security, the sum of  the "daily portions"  of such original issue  discount.
The  amount of  OID includible  in income  by a  holder  will be  computed by allocating  to  each day  during a  taxable year  a pro  rata portion  of the original issue discount that accrued during  the relevant accrual period.  In the  case of a Debt Security that is  not a Regular Interest Security and the principal payments  on which are  not subject to acceleration  resulting from prepayments on  the Loans, the amount of OID includible in income of a holder for an accrual  period (generally the period  over which interest  accrues on the debt  instrument) will equal the product of the  yield to maturity of the
Debt Security and the  adjusted issue price of the Debt  Security, reduced by
any payments of qualified stated interest.   The adjusted issue price is  the
sum of  its issue  price plus  prior accruals or  OID, reduced  by the  total payments made with respect to such Debt  Security in all prior periods, other than qualified stated interest payments.

    The  amount of  OID  to be  included in  income  by a  holder  of a  debt instrument, such  as certain Classes of the  Debt Securities, that is subject to acceleration  due to prepayments  on other debt obligations  securing such instruments (a "Pay-Through  Security"), is computed  by taking into  account the anticipated  rate of prepayments  assumed in pricing the  debt instrument
(the "Prepayment Assumption").  The amount of OID that will accrue  during an accrual period on a Pay-Through Security is the excess (if any) of the sum of
(a) the present value of all payments remaining to be made on the Pay-Through
Security as of the  close of the accrual  period and (b) the payments  during the accrual period of amounts included in  the stated redemption price of the
Pay-Through Security,  over  the  adjusted  issue price  of  the  Pay-Through
Security at the  beginning of the accrual  period.  The present  value of the remaining payments  is to be determined on  the basis of three  factors:  (i)
the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and  properly adjusted for the length of the accrual period), (ii) events which have occurred before the end  of the accrual  period and (iii)  the assumption that  the remaining payments will be made in  accordance with the original Prepayment Assumption.
The effect of this method is to  increase the portions of OID required to  be included in income  by a holder to take into account prepayments with respect to the  Loans  at a  rate  that exceeds  the  Prepayment Assumption,  and  to decrease (but not below  zero for any period) the portions  of original issue discount required  to be  included in  income by  a holder  of a  Pay-Through
Security to take into account prepayments with respect to the Loans at a rate
that  is slower  than the  Prepayment  Assumption.   Although original  issue
discount will be reported to holders  of Pay-Through Securities based on  the
Prepayment Assumption, no  representation is made to holders  that Loans will be prepaid at that rate or at any other rate.

    The Depositor  may  adjust the  accrual  of OID  on  a Class  of  Regular
Interest Securities (or other regular interests in  a REMIC) in a manner that it  believes to  be appropriate, to  take account  of realized losses  on the
Loans, although the OID Regulations do not provide for such adjustments.   If
the Internal Revenue Service were to require that OID be accrued without such adjustments, the  rate of  accrual of  OID for  a Class  of Regular  Interest
Securities could increase.

    Certain classes  of Regular Interest  Securities may represent  more than
one  class  of REMIC  regular interests.   Unless  otherwise provided  in the
related  Prospectus  Supplement,  the  Trustee  intends,  based  on  the  OID
Regulations, to  calculate  OID on  such  Securities as  if,  solely for  the purposes of  computing OID, the separate regular interests were a single debt instrument.

    A subsequent holder  of a Debt Security will also  be required to include
OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

    Effects of  Defaults and Delinquencies.   In the opinion  of Tax Counsel,
holders  will  be  required to  report  income with  respect  to  the related
Securities  under an  accrual  method  without giving  effect  to delays  and reductions in distributions  attributable to a default or  delinquency on the
Loans, except possibly  to the extent  that it can  be established that  such amounts are uncollectible.  As a result, the amount of income (including OID)
reported  by a holder  of such a  Security in any  period could significantly
exceed the amount of  cash distributed to  such holder in  that period.   The
holder will  eventually be  allowed a loss  (or will be  allowed to  report a lesser  amount  of  income)  to  the extent  that  the  aggregate  amount  of distributions on the  Securities is deduced  as a result  of a Loan  default.
However, the timing  and character of such losses or reductions in income are uncertain and,  accordingly, holders of  Securities should consult  their own tax advisors on this point.

    Interest  Weighted Securities.   It  is not  clear how  income should  be
accrued with respect  to Regular Interest  Securities or Stripped  Securities
(as  defined under  "--Tax Status as  a Grantor  Trust; General"  herein) the payments on  which consist solely or primarily of  a specified portion of the interest  payments on  qualified mortgages  held  by the  REMIC  or on  Loans
underlying  Pass-Through Securities  ("Interest  Weighted Securities").   The
Issuer intends  to take the position  that all of the income  derived from an
Interest Weighted Security should  be treated as OID and that  the amount and rate of  accrual of such  OID should be  calculated by treating  the Interest
Weighted Security  as a Compound Interest Security.   However, in the case of
Interest Weighted Securities that are  entitled to some payments of principal and that are  Regular Interest Securities the Internal  Revenue Service could assert  that income  derived from  an  Interest Weighted  Security should  be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated
principal amount, if any.  Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section  171 of the Code with respect to all taxable debt instruments held by such holder, as described below.  Alternatively, the Internal Revenue Service could assert that  an  Interest  Weighted  Security  should be  taxable  under  the  rules governing bonds  issued with contingent payments.  Such treatment may be more likely  in  the  case  of  Interest Weighted  Securities  that  are  Stripped
Securities  as described  below.   See  "--Tax Status  as  a Grantor  Trust--
Discount or Premium on Pass-Through Securities."

    Variable Rate Debt  Securities.  In  the opinion of  Tax Counsel, in  the case  of Debt  Securities bearing  interest at  a rate that  varies directly, according to a  fixed formula, with an  objective index, it appears  that (i)
the  yield  to maturity  of such  Debt  Securities and  (ii)  in the  case of
Pay-Through Securities,  the present  value of all  payments remaining  to be made on  such Debt Securities, should be calculated  as if the interest index
remained at its value as of  the issue date of such Securities.   Because the
proper method of adjusting accruals of  OID on a variable rate Debt  Security is uncertain, holders  of variable rate Debt Securities  should consult their own tax advisers  regarding the appropriate treatment of  such Securities for federal income tax purposes.

    Market  Discount.   In  the  opinion of  Tax  Counsel, a  purchaser  of a
Security may be subject to the market discount rules of Sections 1276-1278 of the Code.  A Holder that acquires a Debt Security with more than a prescribed de  minimis  amount  of  "market  discount" (generally,  the  excess  of  the principal amount  of the Debt  Security over the purchaser's  purchase price)
will  be required  to include accrued  market discount in  income as ordinary income in each  month, but limited to  an amount not exceeding  the principal payments on the Debt Security received  in that month and, if the  Securities
are sold, the gain realized.   Such market discount would accrue in  a manner
to  be provided  in  Treasury  regulations but,  until  such regulations  are issued, such market  discount would in general accrue either (i) on the basis of a  constant yield  (in the  case of  a Pay-Through  Security, taking  into account  a prepayment assumption) or (ii) in the  ratio of (a) in the case of
Securities (or in  the case of a  Pass-Through Security, as set  forth below, the Loans underlying such Security) not originally issued with original issue discount,  stated interest  payable in  the relevant  period to  total stated
interest remaining to  be paid at the  beginning of the period or  (b) in the case of Securities (or, in the case of a Pass-Through Security,  as described below, the Loans  underlying such Security) originally issued  at a discount,
OID in the relevant period to total OID remaining to be paid.

    Section 1277  of the  Code provides that,  regardless of the  origination date of the  Debt Security (or, in  the case of a  Pass-Through Security, the
Loans), the  excess  of interest  paid  or accrued  to  purchase or  carry  a
Security (or, in the case of a Pass-Through Security, as described below, the underlying  Loans) with  market  discount  over  interest  received  on  such
Security  is allowed as a current deduction only to the extent such excess is greater than  the market  discount that  accrued during the  taxable year  in
which  such interest expense was incurred.   In general, the deferred portion
of  any interest  expense will  be deductible  when such  market discount  is included in income, including upon the sale, disposition, or repayment of the
Security (or in the case of a Pass-Through Security, an underlying Loan).   A
holder may  elect  to  include market  discount  in income  currently  as  it accrues, on  all market discount  obligations acquired by such  holder during the  taxable year  such election is  made and  thereafter, in which  case the interest deferral rule will not apply.

    Premium.  In the  opinion of Tax Counsel,  a holder who purchases  a Debt
Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method.
The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the application of recently finalized regulations under
Section 171 issued December 30, 1997.

    Election  to Treat  All  Interest as  Original Issue  Discount.   The OID
Regulations permit  a  holder of  a  Debt Security  to  elect to  accrue  all interest,  discount (including de minimis  market or original issue discount)
and premium  in income as interest, based on a constant yield method for Debt
Securities acquired on or after April 4,  1994.  If such an election were  to be made  with respect to a Debt Security with  market discount, the holder of the  Debt Security would  be deemed to  have made  an election to  include in income currently market  discount with respect to all  other debt instruments having market discount  that such holder of the Debt Security acquires during
the  year of  the election  or thereafter.   Similarly,  a holder  of a  Debt
Security  that makes this election for a Debt  Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to  all debt  instruments having amortizable  bond premium  that such
holder  owns or  acquires.   The election  to  accrue interest,  discount and
premium  on  a constant  yield  method with  respect  to a  Debt  Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

    General.   In the  opinion of Tax  Counsel, if a  REMIC election  is made with respect to  a Series of  Securities, then the  arrangement by which  the
Securities of that Series  are issued will be  treated as a REMIC as  long as all of  the provisions of the applicable Agreement  are complied with and the
statutory and  regulatory requirements  are  satisfied.   Securities will  be
designated  as "Regular  Interests" or  "Residual Interests"  in a  REMIC, as
specified in the related Prospectus Supplement.

    Except to the  extent specified otherwise in a Prospectus  Supplement, if a REMIC  election is made  with respect  to a  Series of  Securities, in  the opinion of Tax  Counsel (i) Securities held  by a domestic building  and loan association will  constitute "a  regular or a  residual interest in  a REMIC"
within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least
95%  of the  REMIC's assets  consist of  cash, government  securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C));  and (ii) Securities  held by a real  estate investment trust will  constitute "real estate assets" within  the meaning of
Code Section 856(c)(5)(B), and  income with respect to the Securities will be considered "interest on obligations secured  by mortgages on real property or
on  interests  in   real  property"  within  the  meaning   of  Code  Section
856(c)(3)(B) (assuming,  for both purposes, that at  least 95% of the REMIC's
assets  are qualifying  assets).   If  less than  95% of  the  REMIC's assets
consist of assets described in clause (i) or (ii) above, then a Security will qualify  for  the  tax treatment  described  in  clause (i)  or  (ii)  in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

    As a general rule,  in the opinion of Tax Counsel, all of the expenses of a REMIC  will  be taken  into account  by holders  of  the Residual  Interest
Securities.   In the  case of a  "single class REMIC,"  however, the expenses will  be allocated,  under Treasury  regulations,  among the  holders of  the
Regular  Interest  Securities  and  the  holders  of  the  Residual  Interest
Securities on  a daily basis in proportion to  the relative amounts of income accruing to each holder on  that day.  In the case  of a holder of a  Regular
Interest Security  who is an  individual or a "pass-through  interest holder"
(including  certain pass-through  entities  but  not  including  real  estate investment trusts), such expenses will be deductible only to the extent  that such expenses, plus other "miscellaneous itemized deductions" of  the holder,
exceed 2%  of such Holder's adjusted gross income.   In addition, for taxable
years beginning  after December 31,  1990, the amount of  itemized deductions otherwise allowable  for the  taxable year for  an individual  whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation  for taxable  years beginning  after 1990) will  be reduced  by the lesser  of (i) 3% of the excess of  adjusted gross income over the applicable amount, or (ii) 80% of the  amount of itemized deductions otherwise allowable
for such taxable year.   The reduction or disallowance of  this deduction may
have a significant  impact on the yield  of the Regular Interest  Security to such a holder.  In general terms, a single class REMIC is one that either (i)
would qualify,  under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be  classified as  debt for  federal income  tax purposes)  or (ii)  is similar to such a trust and which is structured with the principal purpose of
avoiding the single  class REMIC rules.   Unless otherwise  specified in  the
related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

    General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

    Calculation of REMIC Income.   In the opinion of Tax Counsel, the taxable
income or  net loss  of a  REMIC is  determined under  an  accrual method  of accounting  and in the  same manner  as in  the case  of an  individual, with certain  adjustments.  In general, the taxable income or net loss will be the difference  between (i)  the gross  income  produced by  the REMIC's  assets, including stated interest and any  original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original  issue discount accrued on Regular Interest Securities, amortization of any premium with  respect to Loans, and servicing fees  and other expenses of the REMIC.  A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not  including real estate  investment trusts) will  be unable to  deduct servicing fees payable on the loans  or other administrative expenses of  the
REMIC  for a  given taxable  year,  to the  extent that  such  expenses, when aggregated with  such holder's  other miscellaneous  itemized deductions  for that year, do not exceed two percent of such holder's adjusted gross income.

    For  purposes of  computing its  taxable income  or  net loss,  the REMIC should  have an  initial  aggregate tax  basis  in its  assets  equal to  the aggregate  fair  market value  of  the  regular  interests and  the  residual interests on  the  Startup Day  (generally, the  day that  the interests  are
issued).   That aggregate  basis will be  allocated among  the assets  of the
REMIC in proportion to their respective fair market values.

    The OID provisions of  the Code apply to loans of  individuals originated on or after March 2, 1984, and  the market discount provisions apply to loans originated after July  18, 1984.  Subject  to possible application of  the de minimis rules, the method of accrual by the REMIC of OID income on such loans will  be  equivalent  to  the  method  under  which  holders  of  Pay-Through
Securities accrue  original issue discount  (i.e., under  the constant  yield method taking into account the Prepayment Assumption).  The REMIC will deduct
OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include  such discount in income, but without
regard  to the de  minimis rules.   See "Taxation of  Debt Securities" above.
However, a REMIC that  acquires loans at a market discount  must include such market discount in  income currently, as it  accrues, on a constant  interest basis.

    To the  extent that the  REMIC's basis allocable  to loans that  it holds exceeds  their principal amounts,  the resulting premium,  if attributable to mortgages originated  after September  27, 1985, will  be amortized  over the life of  the  loans (taking  into  account the  Prepayment Assumption)  on  a
constant  yield method.    Although  the law  is  somewhat unclear  regarding
recovery  of premium attributable to loans originated on or before such date, it is possible that such premium  may be recovered in proportion to  payments of loan principal.

    Prohibited  Transactions  and  Contributions  Tax.    The REMIC  will  be
subject  to  a  100%  tax  on  any  net  income  derived  from  a "prohibited transaction." For this purpose, net  income will be calculated without taking into  account  any losses  from  prohibited  transactions or  any  deductions
attributable  to any  prohibited transaction  that resulted  in a  loss.   In
general, prohibited transactions include:  (i) subject to limited exceptions, the sale or  other disposition of  any qualified mortgage transferred  to the
REMIC; (ii) subject to a limited exception, the sale or other  disposition of a cash  flow investment;  (iii) the  receipt of  any income  from assets  not permitted to be held by the  REMIC pursuant to the Code; or (iv)  the receipt of any fees or other compensation for  services rendered by the REMIC.  It is anticipated that  a REMIC will  not engage in any  prohibited transactions in
which it  would recognize  a material  amount of  net income.   In  addition,
subject to a  number of exceptions, a tax  is imposed at the rate  of 100% on amounts contributed  to a  REMIC after  the close  of the three-month  period
beginning on  the Startup Day.   The holders of Residual  Interest Securities
will generally be  responsible for the payment  of any such taxes  imposed on
the REMIC.   To the  extent not paid by  such holders or  otherwise, however, such taxes  will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

    In the opinion  of Tax Counsel, the holder  of a Certificate representing a residual interest  (a "Residual Interest Security") will  take into account the "daily portion" of the taxable income  or net loss of the REMIC for  each day during the taxable  year on which such holder held  the Residual Interest
Security.   The daily portion is determined by  allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the
REMIC for such quarter,  and by allocating that amount among  the holders (on such  day)  of  the  Residual  Interest Securities  in  proportion  to  their respective holdings on such day.

    In  the  opinion  of  Tax  Counsel, the  holder  of  a  Residual Interest
Security  must report its  proportionate share of  the taxable income  of the
REMIC  whether  or  not  it   receives  cash  distributions  from  the  REMIC
attributable to such income or loss.  The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans  held by the REMIC were issued or  acquired at a discount, since mortgage  prepayments cause recognition  of discount income,  while the corresponding portion of the prepayment could be used in whole or in part  to make  principal  payments on  REMIC  Regular  Interests  issued  without  any discount or at an insubstantial discount  (if this occurs, it is likely  that
cash  distributions will  exceed taxable  income  in later  years).   Taxable
income may  also be  greater in earlier  years of certain  REMIC issues  as a result  of the  fact that  interest  expense deductions,  as a  percentage of outstanding  principal on REMIC  Regular Interest Securities,  will typically increase over  time as lower  yielding Securities are paid,  whereas interest income with respect  to loans will generally  remain constant over time  as a percentage of loan principal.

    In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest
Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

    Limitation  on Losses.  In the opinion of  Tax Counsel, the amount of the
REMIC's net loss that a holder may take into  account currently is limited to the  holder's adjusted basis at the end of the calendar quarter in which such loss arises.  A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the  REMIC's taxable income allocated to the  holder, and decreased
(but not below zero)  by the amount of  distributions made and the  amount of
the REMIC's  net loss allocated  to the holder.   Any disallowed  loss may be
carried forward indefinitely,  but may be used  only to offset income  of the
REMIC  generated  by the  same REMIC.    The ability  of holders  of Residual
Interest  Securities  to deduct  net  losses  may  be subject  to  additional limitations under the Code, as to which such holders should consult their tax advisers.

    Distributions.    In the  opinion  of  Tax Counsel,  distributions  on  a
Residual Interest Security (whether at their  scheduled times or as a  result of prepayments) will generally not result in any additional taxable income or
loss to  a holder of  a Residual  Interest Security.   If the amount  of such
payment exceeds a holder's adjusted  basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the
Residual Interest Security) to the extent of such excess.

    Sale or Exchange.  In the opinion of Tax Counsel, a holder of a  Residual
Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest
Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

    Excess  Inclusions.  In  the opinion of  Tax Counsel, the  portion of the
REMIC taxable income  of a holder of a Residual  Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating  losses, on such holder's federal  income tax return.
Further, if  the holder of  a Residual Interest  Security is an  organization subject to the  tax on unrelated business income imposed by Code Section 511, such holder's excess  inclusion income will be treated  as unrelated business taxable income of such  holder.  In addition, under Treasury  regulations yet to  be issued,  if  a real  estate investment  trust, a  regulated investment company, a common trust fund, or certain cooperatives were to own  a Residual
Interest Security,  a portion of  dividends (or other distributions)  paid by the real estate investment trust (or other entity) would be treated as excess inclusion income.  If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which  may not be reduced by treaty,  is not  eligible  for treatment  as "portfolio  interest" and  is subject to  certain additional  limitations.  See  "Tax Treatment  of Foreign
Investors." The Small  Business Job Protection Act of 1996 has eliminated the special rule permitting  Section 593 institutions ("thrift  institutions") to use  net operating  losses and  other  allowable deductions  to offset  their
excess   inclusion  income  from   REMIC  residual  certificates   that  have
"significant value"  within the meaning  of the REMIC  Regulations, effective for taxable years beginning after  December 31, 1995, except with  respect to residual  certificates  continuously  held  by  a  thrift  institution  since
November 1, 1995.

    In  addition, the  Small Business  Job  Protection Act  of 1996  provides
three  rules  for  determining  the   effect  on  excess  inclusions  on  the
alternative minimum taxable income of  a residual holder.  First, alternative minimum taxable income for such  residual holder is determined without regard to  the  special  rule  that  taxable  income  cannot  be  less  than  excess inclusions.  Second,  a residual holder's alternative  minimum taxable income for  a tax year cannot be  less than excess inclusions  for the year.  Third, the amount  of any alternative minimum tax net operating loss deductions must
be  computed  without  regard to  any  excess  inclusions.   These  rules are
effective for tax years beginning after  December 31, 1986, unless a residual holder  elects to  have such rules  apply only  to tax years  beginning after
August 20, 1996.

    The excess inclusion  portion of a REMIC's  income is generally  equal to the  excess,  if any,  of  REMIC  taxable  income  for the  quarterly  period allocable to a Residual  Interest Security, over the daily accruals  for such quarterly period of (i) 120% of the long term applicable federal rate on  the
Startup Day  multiplied by  (ii) the adjusted  issue price  of such  Residual
Interest Security  at the beginning of  such quarterly period.   The adjusted
issue price of  a Residual Interest at the beginning of each calendar quarter will  equal  its  issue  price  (calculated in  a  manner  analogous  to  the determination  of the issue  price of a  Regular Interest),  increased by the aggregate of  the daily accruals  for prior calendar quarters,  and decreased
(but not below  zero) by the  amount of  loss allocated to  a holder and  the amount of  distributions made  on the Residual  Interest Security  before the
beginning of  the quarter.   The long-term  federal rate, which  is announced
monthly by the Treasury Department, is an interest rate that is  based on the average  market yield  of outstanding  marketable obligations  of  the United
States government having remaining maturities in excess of nine years.

    Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign
Investors" below.

    Restrictions on Ownership and  Transfer of Residual Interest  Securities.
As a condition  to qualification as a REMIC, reasonable  arrangements must be
made  to  prevent  the  ownership  of  a   REMIC  residual  interest  by  any
"Disqualified  Organization." Disqualified  Organizations include  the United
States, any  State or political subdivision thereof,  any foreign government, any international  organization, or any  agency or instrumentality of  any of the foregoing, a rural electric or telephone cooperative described in Section
1381(a)(2)(C) of  the Code,  or any  entity exempt  from the  tax imposed  by
Sections 1-1399  of the  Code, if such  entity is not  subject to tax  on its unrelated business income.  Accordingly, the applicable Pooling and Servicing
Agreement will  prohibit Disqualified  Organizations from  owning a  Residual
Interest Security.   In addition, no transfer of a Residual Interest Security
will be permitted unless the proposed  transferee shall have furnished to the
Trustee  an  affidavit representing  and  warranting  that  it is  neither  a
Disqualified  Organization nor  an  agent or  nominee acting  on behalf  of a
Disqualified Organization.

    If  a  Residual  Interest  Security  is  transferred  to  a  Disqualified
Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed  on the transferor of such Residual
Interest  Security  at  the  time  of  the  transfer.    In  addition,  if  a
Disqualified  Organization holds an  interest in a  pass-through entity after
March 31,  1988 (including, among  others, a partnership, trust,  real estate investment  trust, regulated  investment company,  or any  person holding  as nominee),  that owns a  Residual Interest  Security, the  pass-through entity will be required to  pay an annual tax on  its allocable share of the  excess inclusion income of the REMIC.

    Under  the  REMIC Regulations,  if  a  Residual Interest  Security  is  a
"noneconomic residual interest," as described below, a transfer of a Residual
Interest Security  to  a United  States person  will be  disregarded for  all
Federal tax purposes  unless no significant  purpose of the  transfer was  to impede the assessment  or collection of tax.  A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of  the expected future distributions on  the Residual Interest
Security at least  equals the product of the present value of the anticipated excess inclusions  and the highest  rate of  tax for  the year  in which  the transfer  occurs,  and  (ii)  the  transferor  reasonably  expects  that  the transferee will receive  distributions from the REMIC at or after the time at which the  taxes accrue  on the  anticipated excess  inclusions in an  amount
sufficient  to  satisfy the  accrued  taxes.   If  a transfer  of  a Residual
Interest  is disregarded,  the transferor  would  be liable  for any  Federal income tax imposed  upon taxable income  derived by the  transferee from  the
REMIC.  The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is  to impede the assessment or  collection
of  tax.    A similar  type  of  limitation exists  with  respect  to certain transfers of residual interests by  foreign persons to United States persons.
See "--Tax Treatment of Foreign Investors."

    Mark  to  Market Rules.    Prospective  purchasers of  a  REMIC  Residual
Interest Security should be aware that the IRS recently finalized regulations
(the  "Mark-to-Market Regulations")  which  provide  that  a  REMIC  Residual
Interest Security acquired after January 3, 1995 cannot be  marked-to-market.
Prospective purchasers of a  REMIC Residual Interest Security should  consult their tax advisors regarding  the possible application of the  Mark to Market
Regulations.

ADMINISTRATIVE MATTERS

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

    General.  As  further specified in the related Prospectus  Supplement, if a REMIC  election is  not made  and the  Trust Fund  is not  structured as  a partnership, then, in the opinion of Tax  Counsel, the Trust Fund relating to a Series of  Securities will be classified for federal income tax purposes as a grantor trust under  Subpart E, Part 1 of Subchapter J of  the Code and not
as an  association taxable as a  corporation (the Securities of  such Series,
"Pass-Through  Securities").  In  some Series there will  be no separation of
the principal  and interest payments on the Loans.   In such circumstances, a
holder will be considered to have purchased  a pro rata undivided interest in
each of  the Loans.   In  other cases  ("Stripped Securities"),  sale of  the
Securities will produce a separation in the ownership of all or a  portion of the principal payments from  all or a portion of the interest payments on the
Loans.

    In the opinion  of Tax Counsel,  each holder must  report on its  federal income  tax return its share of the gross  income derived from the Loans (not reduced  by the amount payable  as fees to  the Trustee and  the Servicer and similar  fees (collectively, the  "Servicing Fee")), at the  same time and in the same manner as such items would have been reported under the Holder's tax accounting  method had it held  its interest in  the Loans directly, received directly its share  of the amounts  received with respect  to the Loans,  and paid directly its share of the Servicing  Fees.  In the case of  Pass-Through
Securities other than Stripped Securities, such income  will consist of a pro rata share of  all of the  income derived from all  of the Loans and,  in the case of Stripped Securities, such income will consist of a pro rata  share of the income derived  from each stripped bond  or stripped coupon in  which the holder owns an interest.  The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that  such Servicing Fees represent "reasonable"  compensation for the services rendered by the Trustee and  the Servicer (or third parties that
are compensated  for  the  performance  of  services).   In  the  case  of  a
noncorporate  holder, however, Servicing  Fees (to  the extent  not otherwise disallowed,  e.g., because  they  exceed  reasonable  compensation)  will  be deductible  in computing  such holder's  regular  tax liability  only to  the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum  tax liability.  In addition, for taxable  years beginning  after December  31,  1990, the  amount of  itemized deductions otherwise allowable  for the taxable year for  an individual whose adjusted gross  income exceeds  the applicable amount  (which amount  will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the  lesser of  (i) 3%  of the excess  of adjusted  gross income  over the applicable amount or  (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

    Discount or  Premium on Pass-Through  Securities.  In the  opinion of Tax
Counsel, the  holder's purchase  price of a  Pass-Through Security  is to  be allocated  among  the  Loans  in  proportion to  their  fair  market  values,
determined as  of the time  of purchase  of the Securities.   In  the typical
case,  the  Trustee  (to  the  extent  necessary  to  fulfill  its  reporting obligations) will treat each Loan as having a  fair market value proportional to the share of  the aggregate principal balances of all of the Loans that it represents, since the  Securities, unless otherwise specified  in the related
Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics.  To the extent that the portion of the purchase price of  a Pass-Through  Security allocated to  a Loan  (other than to  a right to
receive   any  accrued  interest  thereon  and  any  undistributed  principal payments) is less than or greater  than the portion of the principal  balance of the Loan allocable to the Security, the interest in the Loan allocable  to the Pass-Through Security will be deemed to  have been acquired at a discount or premium, respectively.

    The  treatment  of any  discount  will  depend on  whether  the  discount represents OID  or market discount.  In the case of a Loan with OID in excess of  a prescribed  de minimis  amount or  a Stripped  Security, a holder  of a
Security will be required  to report as interest income in  each taxable year its share of the  amount of OID that  accrues during that year in  the manner
described above.   OID with  respect to a Loan  could arise, for  example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the  originator of the Loan in an amount greater than  a statutory  de minimis  exception,  in circumstances  under which  the points are not currently  deductible pursuant to applicable  Code provisions.
Any market  discount  or premium  on a  Loan will  be  includible in  income, generally  in the manner  described above, except  that in the  case of Pass-
Through Securities, market  discount is calculated with respect  to the Loans
underlying  the Certificate,  rather than  with respect  to the Security.   A
holder  that acquires an  interest in a  Loan originated after  July 18, 1984 with more than a de minimis amount  of market discount (generally, the excess of  the principal amount of the  Loan over the purchaser's allocable purchase price) will  be required to include accrued market  discount in income in the manner set forth above.  See "--Taxation of Debt Securities; Market Discount"
and "--Premium" above.

    In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

    Stripped  Securities.   A  Stripped Security  may  represent a  right  to
receive  only a portion  of the  interest payments on  the Loans,  a right to receive only  principal payments on the Loans, or  a right to receive certain payments of both interest and principal.  Certain Stripped Securities ("Ratio
Strip Securities") may represent a  right to receive differing percentages of
both the interest and  principal on each Loan.   Pursuant to Section  1286 of
the Code, the separation of ownership of the right to receive some  or all of the interest payments on an obligation from ownership of the right to receive some or all  of the principal payments  results in the creation  of "stripped bonds" with respect to principal payments and "stripped coupons" with respect
to interest  payments.   Section 1286 of  the Code applies  the OID  rules to
stripped  bonds and  stripped coupons.   For  purposes of  computing original
issue discount,  a stripped bond or  a stripped coupon  is treated as  a debt instrument issued on the date  that such stripped interest is purchased  with an  issue price equal  to its  purchase price or,  if more  than one stripped interest is purchased, the  ratable share of the purchase  price allocable to such stripped interest.

    Servicing  fees   in  excess  of   reasonable  servicing   fees  ("excess
servicing") will  be treated under  the stripped bond  rules.  If  the excess servicing  fee is less than  100 basis points (i.e.,  1% interest on the Loan principal  balance) or  the Securities are  initially sold with  a de minimis discount (assuming no prepayment assumption  is required), any non-de minimis discount  arising from  a subsequent  transfer  of the  Securities should  be
treated as  market  discount.   The IRS  appears to  require that  reasonable
servicing  fees be calculated on a Loan  by Loan basis, which could result in some  Loans being treated  as having more  than 100 basis  points of interest stripped off.

    The  Code,  OID Regulations  and  judicial  decisions  provide no  direct guidance as to  how the  interest and  original issue discount  rules are  to
apply to  Stripped Securities and  other Pass-Through Securities.   Under the
method  described  above  for  Pay-Through Securities  (the  "Cash  Flow Bond
Method"),  a prepayment  assumption is used  and periodic  recalculations are made which take into account with  respect to each accrual period the  effect of prepayments during  such period.  However,  the 1986 Act does  not, absent
Treasury regulations, appear  specifically to cover  instruments such as  the
Stripped  Securities which technically  represent ownership interests  in the underlying Loans,  rather  than being  debt  instruments "secured  by"  those
loans.   Nevertheless, it  is believed  that the Cash  Flow Bond Method  is a reasonable method of reporting income for such Securities, and it is expected that  OID will be  reported on that  basis unless otherwise  specified in the related Prospectus  Supplement.  In applying the  calculation to Pass-Through
Securities, the Trustee  will treat all payments  to be received by  a holder with respect  to the  underlying Loans  as payments  on a single  installment obligation.  The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

    Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

    In the  case  of  a  Stripped  Security  that  is  an  Interest  Weighted
Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted
Securities.

    Possible Alternative  Characterizations.   The  characterizations of  the
Stripped Securities described above are not the only possible interpretations of the applicable  Code provisions.  Among other  possibilities, the Internal
Revenue Service could  contend that (i) in certain  Series, each non-Interest
Weighted Security  is composed of an unstripped  undivided ownership interest in  Loans and  an  installment obligation  consisting  of stripped  principal payments;  (ii)  the non-Interest  Weighted  Securities  are subject  to  the contingent  payment  provisions of  the Proposed  Regulations; or  (iii) each
Interest Weighted  Stripped Security is  composed of an  unstripped undivided ownership interest  in  Loans and  an  installment obligation  consisting  of stripped interest payments.

    Given  the  variety  of  alternatives  for  treatment  of   the  Stripped
Securities and the different federal income tax consequences that result from each alternative,  potential purchasers  are urged to  consult their  own tax advisers regarding the proper treatment  of the Securities for federal income tax purposes.

    Character  as Qualifying  Loans.   In  the case  of Stripped  Securities,
there is no specific legal authority existing regarding whether the character of the Securities, for federal income  tax purposes, will be the same  as the
Loans.   The IRS  could take  the position that  the Loans  character is  not
carried  over  to  the  Securities  in  such  circumstances.     Pass-Through
Securities will be, and, although the matter is not free from doubt, Stripped
Securities should be considered to  represent "real estate assets" within the meaning  of  Section 856(c)(5)(B)  of  the  Code, and  "loans  secured  by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the  Code; and  interest  income  attributable to  the  Securities should  be considered to represent "interest on obligations secured by mortgages on real property or  on interests  in real  property" within  the meaning of  Section
856(c)(3)(B) of  the Code.  Reserves  or funds underlying the  Securities may cause  a proportionate  reduction in  the  above-described qualifying  status categories of Securities.

SALE OR EXCHANGE

    Subject to the  discussion below with respect to Trust  Funds as to which a partnership election is made, in the opinion of Tax Counsel, a holder's tax basis in its  Security is  the price such  holder pays for  a Security,  plus amounts of original issue or  market discount included in income  and reduced by any payments received (other  than qualified stated interest payments) and
any amortized  premium.   Gain or  loss recognized  on a  sale, exchange,  or
redemption  of a  Security, measured  by  the difference  between the  amount realized and the Security's basis as so  adjusted such gain will generally be capital gain  or loss, assuming that the Security is  held as a capital asset and will generally be long-term capital gain or loss if the holding period of
the  security is  one year or  more.   The Taxpayer  Relief Act of  1997 (the
"Act") reduces  the maximum  rates on long-term  capital gains  recognized on capital assets held by individual taxpayers for more than  eighteen months as of the date  of disposition (and  would further reduce  the maximum rates  on such gains in the year  2001 and thereafter for certain  individual taxpayers
who meet specified conditions).   The capital gains  rate for capital  assets
held  by individual  taxpayers  for more  than twelve  months  but less  than eighteen months  was not changed by the Act  ("Mid-Term Rate").  The Act does
not change  the capital gain  rates for corporations.   Prospective investors
should consult their own tax advisors concerning these tax law changes.

    In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest
Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest
Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

    Backup Withholding.   Subject  to the  discussion below  with respect  to
Trust Funds as to which a partnership election is  made, a holder, other than a holder of  a REMIC Residual Security, may, under  certain circumstances, be
subject  to  "backup  withholding"  at   a  rate  of  31%  with  respect   to
distributions or the proceeds of a sale of certificates to or through brokers that represent interest or  original issue discount on the  Securities.  This withholding  generally applies  if the  holder  of a  Security  (i) fails  to furnish  the Trustee  with its taxpayer  identification number  ("TIN"); (ii)
furnishes  the Trustee  an  incorrect  TIN; (iii)  fails  to report  properly interest, dividends or other "reportable payments" as defined in the Code; or
(iv)  under certain  circumstances,  fails  to provide  the  Trustee or  such holder's  securities broker with a certified  statement, signed under penalty of perjury,  that the TIN provided is its correct  number and that the holder
is not  subject to backup  withholding.   Backup withholding will  not apply,
however, with respect to certain payments made to holders, including payments to certain  exempt recipients (such  as exempt organizations) and  to certain
Nonresidents (as defined  below).  Holders should consult  their tax advisers as  to their  qualification for  exemption  from backup  withholding and  the procedure for obtaining the exemption.

    The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

NEW WITHHOLDING REGULATIONS

    On October 6,  1997, the Treasury Department issued new  regulations (the
"New  Regulations")  which  make certain  modifications  to  the withholding, backup withholding and information reporting  rules described above.  The New
Regulations attempt to  unify certification requirements and  modify reliance standards.  The New Regulations will generally be effective for payments made
after December  31, 1998, subject  to certain transition rules.   Prospective
investors  are urged  to consult  their own  tax  advisors regarding  the New
Regulations.

TAX TREATMENT OF FOREIGN INVESTORS

    Subject  to the discussion below with respect  to Trust Funds as to which a partnership  election is made,  under the Code, unless  interest (including
OID)  paid  on a  Security  (other  than  a  Residual Interest  Security)  is considered to be  "effectively connected" with a trade  or business conducted in the United  States by a nonresident alien  individual, foreign partnership or foreign corporation ("Nonresidents"), in  the opinion of Tax Counsel, such interest will  normally qualify as  portfolio interest (except where  (i) the recipient is a  holder, directly  or by attribution,  of 10% or  more of  the capital  or  profits interest  in  the issuer,  or  (ii) the  recipient  is a controlled foreign corporation to which  the issuer is a related person)  and
will  be exempt  from  federal  income  tax.   Upon  receipt  of  appropriate
ownership statements, the issuer normally  will be relieved of obligations to
withhold tax  from such  interest payments.   These provisions  supersede the
generally  applicable provisions of  United States  law that  would otherwise require  the issuer to withhold at a  30% rate (unless such rate were reduced or  eliminated by an applicable tax  treaty) on, among other things, interest
and  other  fixed  or  determinable,   annual  or  periodic  income  paid  to
Nonresidents.   Holders of  Pass-Through Securities and  Stripped Securities,
including Ratio Strip  Securities, however, may be subject  to withholding to the extent that the Loans were originated on or before July 18, 1984.

    Interest and OID of  holders who are foreign  persons are not subject  to withholding if they  are effectively connected with a  United States business
conducted by  the holder.   They will, however,  generally be subject  to the
regular United States income tax.

    Payments  to holders  of  Residual Interest  Securities  who are  foreign persons  will generally be  treated as interest  for purposes of  the 30% (or lower treaty rate) United States withholding tax.  Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio  interest." It  is clear  that, to  the extent  that a  payment represents  a  portion  of  REMIC  taxable  income  that  constitutes  excess inclusion  income, a  holder  of a  Residual  Interest Security  will  not be entitled to an exemption from or reduction of  the 30% (or lower treaty rate)
withholding  tax  rule.    If  the payments  are  subject  to  United  States
withholding tax,  they generally will  be taken into account  for withholding tax purposes  only when paid  or distributed (or  when the  Residual Interest
Security is disposed of).  The Treasury has statutory authority, however,  to promulgate  regulations which  would require  such amounts  to be  taken into
account at an earlier  time in order to prevent  the avoidance of tax.   Such
regulations could, for example, require withholding prior to the distribution of  cash  in  the case  of  Residual  Interest Securities  that  do  not have
significant  value.   Under the  REMIC  Regulations, if  a Residual  Interest
Security  has tax  avoidance potential,  a  transfer of  a Residual  Interest
Security to a Nonresident will be  disregarded for all Federal tax  purposes.
A Residual Interest Security has tax  avoidance potential unless, at the time of  the  transfer the  transferor  reasonably  expects  that the  REMIC  will distribute to the transferee residual interest holder amounts that will equal at  least  30%  of each  excess  inclusion,  and that  such  amounts  will be distributed at or  after the time at  which the excess inclusions  accrue and not later  than the calendar year following the calendar year of accrual.  If a  Nonresident transfers  a Residual  Interest  Security to  a United  States
person, and if  the transfer  has the  effect of allowing  the transferor  to avoid tax on accrued excess inclusions, then the transfer is  disregarded and the transferor continues to be treated as the owner of the  Residual Interest
Security for purposes of the withholding tax provisions of the Code.  See "--
Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

    Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

    If the Trust Fund  were taxable as a  corporation for federal income  tax purposes, in the opinion of  Tax Counsel, the Trust Fund would  be subject to
corporate income tax on its taxable income.   The Trust Fund's taxable income
would include all its income, possibly reduced by its interest expense on the
Notes.  Any such corporate income tax could materially reduce  cash available to  make payments  on the  Notes and distributions  on the  Certificates, and
Certificateholders could  be liable for  any such tax  that is unpaid  by the
Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    Treatment of the Notes as  Indebtedness.  The Trust Fund will  agree, and the Noteholders will agree by their purchase of Notes, to treat  the Notes as
debt for federal  income tax purposes.   In such a circumstance,  Tax Counsel
is, except as otherwise provided in the related Prospectus Supplement, of the opinion  that the  Notes will be  classified as  debt for federal  income tax purposes.  The discussion below assumes this characterization of the Notes is correct.

    OID, Indexed  Securities, etc.   The  discussion below  assumes that  all
payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes.  Moreover, the discussion assumes that the  interest formula  for the  Notes meets  the requirements  for "qualified stated interest" under  the OID regulations,  and that any  OID on the  Notes
(i.e., any  excess of  the principal  amount of  the Notes  over their  issue price) does not  exceed a de minimis  amount (i.e., 0.25% of  their principal amount multiplied by  the number of full  years included in their  term), all
within the  meaning of  the OID  regulations.   If these  conditions are  not
satisfied  with  respect  to  any  given  series  of  Notes,  additional  tax considerations with respect to such Notes will be disclosed in the applicable
Prospectus Supplement.

    Interest Income on the Notes.  Based on the  above assumptions, except as discussed in  the following  paragraph, in  the opinion of  Tax Counsel,  the
Notes will not  be considered issued with  OID.  The stated  interest thereon will be taxable to a Noteholder as  ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting.  Under the OID  regulations, a holder of a  Note issued with a de  minimis amount of
OID  must include  such OID  in income,  on a  pro rata  basis, as  principal
payments are  made on the Note.   It is believed that  any prepayment premium
paid as  a result  of a mandatory  redemption will  be taxable  as contingent interest when it becomes fixed and unconditionally  payable.  A purchaser who buys a Note  for more  or less than  its principal  amount will generally  be subject, respectively, to  the premium amortization or market  discount rules of the Code.

    A holder of  a Note that has a  fixed maturity date of not more  than one year from the issue date of such Note (a "Short-Term Note") may be subject to
special rules.   An accrual  basis holder of  a Short-Term Note  (and certain cash method holders,  including regulated investment companies,  as set forth in Section 1281 of  the Code) generally would be required  to report interest income as  interest accrues on  a straight-line basis  over the term  of each interest  period.  Other  cash basis holders  of a Short-Term  Note would, in general, be required  to report interest income  as interest is paid  (or, if earlier, upon the taxable  disposition of the  Short-Term Note).  However,  a cash  basis holder of  a Short-Term Note  reporting interest income  as it is paid may be  required to defer  a portion of  any interest expense  otherwise deductible on indebtedness incurred to  purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash  basis taxpayer may elect  under Section 1281  of the Code to  accrue interest income  on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would  include interest on the  Short-Term Note in income  as it accrues,  but would  not be  subject to  the interest  expense deferral  rule
referred  to in  the preceding sentence.   Certain  special rules apply  if a
Short-Term Note is purchased for more or less than its principal amount.

    Sale  or  Other  Disposition.    In the  opinion  of  Tax  Counsel,  if a
Noteholder sells a Note, the holder will recognize  gain or loss in an amount equal to  the difference  between the  amount realized  on the  sale and  the holder's adjusted tax basis in the Note.  The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the  Note, increased by  any  market discount,  acquisition  discount,  OID  and  gain  previously included by such  Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received  by such Noteholder with respect to such Note.  Any such  gain or loss will be capital  gain or loss if the  Note was held as a  capital asset, except  for gain representing accrued  interest
and  accrued market  discount not  previously  included in  income.   Capital
losses generally may be used only to offset capital gains.

    Foreign Holders.  In the  opinion of Tax Counsel, interest payments  made
(or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United
States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S.
tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United
States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    Backup Withholding.   Each holder of a Note (other  than an exempt holder
such  as  a  corporation,  tax-exempt  organization,  qualified  pension  and profit-sharing  trust, individual retirement account or nonresident alien who provides certification  as to status  as a nonresident)  will be required  to provide, under penalties  of perjury, a  certificate containing the  holder's name, address, correct federal taxpayer identification number and a statement
that  the holder is  not subject to  backup withholding.   Should a nonexempt
Noteholder fail to provide the required certification, the Trust Fund will be required to  withhold  31 percent  of  the amount  otherwise  payable to  the holder, and remit  the withheld  amount to the  IRS as  a credit against  the holder's federal income tax liability.

    Possible  Alternative Treatments  of  the Notes.    If, contrary  to  the
opinion of Tax Counsel, the IRS successfully asserted that one or more of the
Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity  interests in the Trust Fund.  If  so treated, the Trust
Fund might be  treated as  a publicly  traded partnership that  would not  be taxable  as a  corporation because  it would  meet certain  qualifying income
tests.   Nonetheless, treatment  of the Notes  as equity interests  in such a publicly traded partnership  could have adverse  tax consequences to  certain
holders.   For  example,  income to  certain  tax-exempt entities  (including pension  funds)  would be  "unrelated  business  taxable income",  income  to foreign holders generally  would be subject to  U.S. tax and U.S.  tax return filing and withholding requirements, and individual holders might  be subject to certain limitations  on their ability to  deduct their share of  the Trust
Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    Treatment  of the Trust  Fund as a Partnership.   The Trust  Fund and the
Servicer will agree, and the  Certificateholders will agree by their purchase of Certificates, to  treat the Trust  Fund as a  partnership for purposes  of federal and  state income tax,  franchise tax and  any other tax  measured in whole or in  part by income,  with the  assets of the  partnership being  the assets held by  the Trust  Fund, the  partners of the  partnership being  the
Certificateholders, and  the Notes being  debt of the partnership.   However,
the proper characterization of the  arrangement involving the Trust Fund, the
Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety  of alternative characterizations  are possible.   For example,
because the  Certificates have certain  features characteristic of  debt, the
Certificates  might  be  considered  debt  of  the  Trust  Fund.    Any  such
characterization  would not result in materially  adverse tax consequences to
Certificateholders  as compared  to the  consequences  from treatment  of the
Certificates  as equity  in a  partnership, described  below.   The following
discussion  assumes that  the Certificates  represent equity  interests in  a partnership.

    Indexed  Securities, etc.    The following  discussion  assumes that  all
payments on  the Certificates are  denominated in U.S.  dollars, none  of the
Certificates are Indexed Securities or  Strip Certificates, and that a Series of Securities includes a single  class of Certificates.  If  these conditions are  not  satisfied  with  respect  to  any  given  Series  of  Certificates, additional  tax  considerations with  respect  to such  Certificates  will be disclosed in the applicable Prospectus Supplement.

    Partnership Taxation.    If the  Trust  Fund  is a  partnership,  in  the
opinion of Tax Counsel, the Trust Fund will not be subject  to federal income
tax.   Rather, in the opinion of Tax  Counsel, each Certificateholder will be required to  separately take  into account such  holder's allocated  share of income, gains, losses, deductions and credits  of the Trust Fund.  The  Trust
Fund's income will  consist primarily of interest and  finance charges earned on the Loans (including appropriate  adjustments for market discount, OID and
bond  premium) and  any gain upon  collection or  disposition of Loans.   The
Trust Fund's  deductions  will consist  primarily of  interest accruing  with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

    In  the  opinion of  Tax  Counsel, the  tax  items of  a  partnership are allocable to the  partners in accordance with the  Code, Treasury regulations and  the  partnership  agreement  (here,  the  Trust  Agreement  and  related
documents).    The  Trust  Agreement  will  provide,  in  general,  that  the
Certificateholders will  be allocated  taxable income of  the Trust  Fund for each  month  equal  to the  sum  of  (i)  the interest  that  accrues  on the
Certificates  in  accordance  with  their  terms  for  such  month, including interest accruing  at the Pass-Through  Rate for  such month and  interest on amounts previously due on the Certificates but not  yet distributed; (ii) any
Trust Fund  income attributable to discount on  the Loans that corresponds to any excess  of the principal  amount of the  Certificates over their  initial issue  price (iii) prepayment  premium payable to  the Certificateholders for
such  month;   and  (iv)  any  other   amounts  of  income  payable   to  the
Certificateholders for such  month.  Such allocation  will be reduced by  any amortization by the  Trust Fund of premium  on Loans that corresponds  to any excess of the issue  price of Certificates over their principal  amount.  All remaining  taxable income  of  the  Trust  Fund  will  be  allocated  to  the
Depositor.  Based on the economic arrangement of the parties, in  the opinion of Tax  Counsel, this  approach for  allocating Trust  Fund income  should be permissible  under applicable Treasury regulations, although no assurance can be given that  the IRS would  not require  a greater amount  of income to  be allocated to  Certificateholders.  Moreover,  in the opinion of  Tax Counsel, even  under the  foregoing method  of allocation,  Certificateholders may  be allocated income equal  to the entire Pass-Through Rate plus  the other items described above even though the Trust Fund  might not have sufficient cash to
make current  cash distributions of  such amount.   Thus, cash  basis holders
will in  effect be  required to report  income from  the Certificates  on the accrual basis  and Certificateholders  may become liable  for taxes  on Trust
Fund income even  if they have not received  cash from the Trust  Fund to pay
such taxes.   In addition, because tax allocations  and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be  purchasing  Certificates at  different  times  and at  different  prices,
Certificateholders may  be required  to report on  their tax  returns taxable income that is greater or less than  the amount reported to them by the Trust
Fund.

    In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

    In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

    The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust
Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    Discount  and Premium.   It is  believed that the  Loans were  not issued
with OID, and, therefore, the Trust should not have OID income.  However, the purchase price paid by  the Trust Fund for the  Loans may be greater or  less than the remaining  principal balance of the  Loans at the time  of purchase.
If so, in the  opinion of Tax Counsel, the Loan will have  been acquired at a premium or discount, as the case may be.  (As indicated above, the Trust Fund will make this  calculation on an aggregate  basis, but might be  required to recompute it on a Loan by Loan basis.)

    If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    Section 708 Termination.   Pursuant to final Treasury  regulations issued
May 9, 1997 under  section 708 of the Code a sale or  exchange of 500 percent or more of the capital and profits in the issuer entity within a 12-month tax period would cause  a deemed contribution of assets of the issuer entity (the
"old partnership") to  a new partnership (the "new  partnership") in exchange
for  interest in  the  new  partnership.   Such  interests  would  be  deemed
distributed to  the partners of  the old partnership in  liquidation thereof, which would not constitute a sale or exchange.

    Disposition of Certificates.   Generally, in the opinion of  Tax Counsel,
capital gain  or loss  will be  recognized on  a sale  of Certificates  in an amount equal to  the difference between the amount  realized and the seller's tax basis  in the Certificates  sold.  A  Certificateholder's tax basis  in a
Certificate will generally equal the  holder's cost increased by the holder's share  of Trust  Fund  income (includible  in income)  and  decreased by  any
distributions received with  respect to such Certificate.   In addition, both
the tax basis  in the Certificates  and the  amount realized on  a sale of  a
Certificate  would  include  the  holder's  share  of  the  Notes  and  other liabilities of the  Trust Fund.  A holder acquiring Certificates at different prices may  be required to maintain a single  aggregate adjusted tax basis in such  Certificates,  and, upon  sale  or  other disposition  of  some  of the
Certificates,  allocate  a  portion  of  such  aggregate  tax  basis  to  the
Certificates  sold (rather  than maintaining  a  separate tax  basis in  each
Certificate  for  purposes  of computing  gain  or  loss on  a  sale  of that
Certificate).

    Any gain on the sale of a Certificate attributable  to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary  income to the holder and would give  rise to special tax
reporting requirements.   The Trust Fund  does not expect  to have any  other
assets that would give rise to such special reporting requirements.  Thus, to avoid  those special  reporting requirements,  the Trust  Fund will  elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    Allocations  Between Transferors and Transferees.   In general, the Trust
Fund's taxable income and losses will be determined monthly and the tax items
for   a   particular   calendar  month   will   be   apportioned   among  the
Certificateholders  in proportion  to the  principal  amount of  Certificates owned by them as of the close of the last  day of such month.  As a result, a holder purchasing Certificates may be  allocated tax items (which will affect its tax liability and  tax basis) attributable to  periods before the  actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders.
The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    Section 754  Election.  In the  event that a  Certificateholder sells its
Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the  Certificates than the selling  Certificateholder
had.   The tax  basis of  the Trust  Fund's assets  will not  be adjusted  to reflect that higher (or  lower) basis unless the  Trust Fund were to file  an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be  involved in keeping accurate  accounting records, as well as potentially onerous information reporting requirements,  the Trust
Fund will  not make such election.  As  a result, Certificateholders might be allocated a  greater or  lesser amount  of Trust  Fund income  than would  be appropriate based on their own purchase price for Certificates.

    Administrative Matters.  The  Owner Trustee is required  to keep or  have
kept complete  and accurate books  of the  Trust Fund.   Such  books will  be
maintained for financial reporting and  tax purposes on an accrual basis  and the fiscal  year of the Trust  will be the  calendar year.  The  Trustee will file a partnership information return (IRS  Form 1065) with the IRS for  each taxable  year of  the Trust  Fund  and will  report each  Certificateholder's allocable share of items of Trust Fund income and  expense to holders and the
IRS  on  Schedule  K-1.   The  Trust  Fund  will  provide  the  Schedule  K-l
information to  nominees  that  fail  to provide  the  Trust  Fund  with  the information statement described  below and such nominees will  be required to forward  such  information  to the  beneficial  owners  of  the Certificates.
Generally,  holders  must file  tax  returns  that  are consistent  with  the information return filed by the Trust Fund  or be subject to penalties unless the holder notifies the IRS of all such inconsistencies .

    Under Section 6031 of the  Code, any person that holds Certificates  as a nominee at any time  during a calendar year is required  to furnish the Trust
Fund  with a  statement containing  certain information  on the  nominee, the beneficial owners  and the Certificates  so held.  Such  information includes
(i)  the name, address and taxpayer  identification number of the nominee and
(ii)  as to each  beneficial owner (x)  the name, address  and identification number of such person,  (y) whether such person is a  United States person, a tax-exempt entity or a foreign government, an international  organization, or any wholly  owned agency or instrumentality  of either of the  foregoing, and
(z)  certain information on  Certificates that were  held, bought  or sold on
behalf  of such  person  throughout  the  year.   In  addition,  brokers  and
financial  institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund  information as to themselves and their ownership of Certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund.  The information referred to above for any calendar year must be  furnished to  the  Trust Fund  on  or before  the  following January  31.
Nominees, brokers and  financial institutions that fail to  provide the Trust
Fund with the information described above may be subject to penalties.

    The Depositor  will  be designated  as the  tax  matters partner  in  the related Trust  Agreement and, as  such, will be responsible  for representing the Certificateholders in  any dispute with the  IRS.  The Code  provides for administrative  examination of  a partnership  as if  the partnership  were a
separate and  distinct taxpayer.   Generally, the statute of  limitations for
partnership items does  not expire before three years after the date on which
the  partnership information  return  is filed.    Any adverse  determination
following an  audit of the return of the Trust Fund by the appropriate taxing
authorities  could   result  in   an  adjustment  of   the  returns   of  the
Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of
the  Trust  Fund.    An  adjustment  could  also  result in  an  audit  of  a
Certificateholder's returns  and  adjustments of  items  not related  to  the income and losses of the Trust Fund.

    Tax Consequences to Foreign Certificateholders.   It is not clear whether
the Trust Fund would  be considered to be engaged  in a trade or business  in the  United States for purposes of  federal withholding taxes with respect to
non-U.S. persons because there is no clear authority dealing with that  issue under facts  substantially similar to those described herein.  Although it is not expected that the  Trust Fund would be engaged in a  trade or business in the United States  for such purposes, the  Trust Fund will withhold  as if it were so engaged  in order  to protect  the Trust Fund  from possible  adverse consequences of a failure to withhold.  The Trust Fund expects to withhold on
the   portion  of   its  taxable   income  that   is  allocable   to  foreign
Certificateholders pursuant to  Section 1446 of the  Code, as if  such income were effectively  connected to a U.S. trade or business, at a rate of 35% for foreign holders that  are taxable  as corporations  and 39.6%  for all  other foreign holders.  Subsequent adoption of Treasury regulations or the issuance of other  administrative pronouncements may  require the Trust to  change its withholding  procedures.  In  determining a holder's  withholding status, the
Trust  Fund  may  rely  on IRS  Form  W-8,  IRS  Form  W-9  or  the  holder's certification of nonforeign status signed under penalties of perjury.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust
Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty.
In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    Backup Withholding.   Distributions made on the Certificates and proceeds
from the sale of  the Certificates will be subject to  a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures,  unless the  holder is an  exempt recipient  under applicable provisions of the Code.  The New Regulations described herein make certain modifications  to the  backup withholding  and information  reporting rules.  The  New Regulations will  generally be  effective for payments  made
after December  31, 1998, subject  to certain transition rules.   Prospective
investors  are urged  to consult  their  own tax  advisors regarding  the New
Regulations.

                               FASIT SECURITIES

    General.   The  FASIT provisions  of the Code  were enacted  by the Small
Business Job  Protection Act  of 1996  and  create a  new elective  statutory vehicle  for the  issuance of  mortgage-backed  and asset-backed  securities.
Although the  FASIT provisions of the  Code became effective on  September 1,
1997,  no Treasury  regulations  or other  administrative  guidance has  been issued with  respect to those  provisions.  Accordingly,  definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT
Securityholders.   Investors  also  should note  that  the FASIT  discussions contained  herein  constitutes only  a  summary  of  the federal  income  tax
consequences to holders of FASIT Securities.   With respect to each Series of
FASIT Securities, the  related Prospectus Supplement will  provide a detailed discussion regarding the federal income tax consequences  associated with the particular transaction.

    FASIT Securities will  be classified as either FASIT  Regular Securities, which generally will be  treated as debt for federal income  tax purposes, or
FASIT Ownership Securities, which generally are not treated as  debt for such purposes, but rather as representing rights and responsibilities with respect
to  the  taxable  income or  loss  of  the related  Series.    The Prospectus
Supplement for each Series  of Securities will indicate  whether one or  more
FASIT  elections will be  made for that  Series and which  Securities of such
Series will be designated  as Regular Securities, and which, if  any, will be designated as Ownership Securities.

    Qualification as  a FASIT.  The Trust Fund underlying a Series (or one or more designated pools  of assets held in  the Trust Fund) will  qualify under the  Code as  a FASIT in  which the  FASIT Regular  Securities and  the FASIT
Ownership   Securities  will  constitute  the  "regular  interests"  and  the
"ownership interests,"  respectively, if (i)  a FASIT election is  in effect,
(ii) certain tests concerning (A)  the composition of the FASIT's  assets and
(B) the nature  of the Securityholders' interest  in the FASIT  are met on  a continuing  basis, and  (iii) the Trust  Fund is  not a regulated  company as defined in Section 851(a) of the Code.

    Asset Composition.  In order for a Trust Fund (on one or more  designated pools of  assets held  by a  Trust Fund)  to be  eligible  for FASIT  status, substantially all of  the assets of the  Trust Fund (or the  designated pool)
must  consist of  "permitted  assets" as  of  the close  of  the third  month beginning after  the closing date  and at  all times  thereafter (the  "FASIT
Qualification Test").  Permitted assets include (i) cash or cash equivalents,
(ii) debt  instruments with fixed terms  that would qualify  as REMIC regular interests  if issued  by a  REMIC  (generally, instruments  that provide  for interest  at a  fixed  rate,  a qualifying  variable  rate,  or a  qualifying interest-only  ("IO") type  rate, (iii)  foreclosure  property, (iv)  certain hedging instruments (generally,  interest and currency rate swaps  and credit enhancement contracts)  that are  reasonably required  to guarantee or  hedge against  the  FASIT's  risks  associated  with being  the  obligor  on  FASIT interests, (v)  contract  rights to  acquire qualifying  debt instruments  or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC
regular  interests.   Permitted assets  do not  include any  debt instruments
issued by  the holder  of the  FASIT's ownership  interest or  by any  person related to such holder.

    Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements.
All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

    A  FASIT interest generally qualifies as a  regular interest if (i) it is designated as a  regular interest, (ii) it  has a stated maturity  no greater than thirty  years, (iii)  it entitles  its holder  to a specified  principal amount,  (iv) the issue  price of  the interest does  not exceed  125% of its stated principal amount,  (v) the yield to  maturity of the interest  is less than  the applicable Treasury rate published by the  IRS plus 5%, and (vi) if it pays interest,  such interest is payable  at either (a) a fixed  rate with respect to the principal amount of the regular interest or (b)  a permissible
variable rate  with respect to  such principal amount.   Permissible variable
rates for  FASIT regular interests  are the same  as those for  REMIC regular interest (i.e., certain qualified floating rates and weighted average rates).
See "Certain  Material Federal  Income Tax  Considerations--Taxation of  Debt
Securities--Variable Rate Debt Securities."

    If a FASIT  Security fails to  meet one or  more of the  requirements set out in  clauses  (iii), (iv)  or (v)  above, but  otherwise  meets the  above requirements, it may still  qualify as a type of regular interest  known as a
"High-Yield Interest."   In addition, if a  FASIT Security fails to  meet the
requirements  of  clause (vi),  but  the  interest  payable on  the  Security consists of a specified portion of  the interest payments on permitted assets and that portion does  not vary over the  life of the Security,  the Security
also will  qualify as a  High-Yield Interest.   A High-Yield Interest  may be
held only by domestic corporations that are fully subject to corporate income tax ("Eligible  Corporations"), other  FASITs and  dealers in securities  who
acquire  such  interests  as  inventory,  rather than  for  investment.    In
addition, holders  of  High-Yield Interests  are  subject to  limitations  on offset of income derived from  such interest.  See "Certain Material  Federal
Income Tax Considerations--FASIT  Securities--Tax Treatment of  FASIT Regular
Securities--Treatment of High-Yield Interests."

    Consequences of Disqualification.  If a  Series of FASIT Securities fails to comply  with one  or more  of the  Code's ongoing  requirements for  FASIT status during any taxable  year, the Code provides that its  FASIT status may be lost for that year and thereafter.  If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes
is uncertain.   The former FASIT might  be treated as  a grantor trust, as  a separate association taxed  as a corporation, or as a partnership.  The FASIT
Regular Securities  could be treated  as debt instruments for  federal income
tax  purposes  or as  equity  interests.   Although  the Code  authorizes the
Treasury to issue regulations that address situations where a failure to meet the requirements  for FASIT  status occurs inadvertently  and in  good faith,
such  regulations   have  not  yet  been   issued.    It  is   possible  that
disqualification  relief  might be  accompanied  by  sanctions, such  as  the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

    Tax Treatment of FASIT Regular Securities.   Payments received by holders
of  FASIT  Regular Securities  generally  should  be  accorded the  same  tax treatment under the Code as payments received on other taxable corporate debt
instruments and  on REMIC Regular Securities.   As in the case  of holders of
REMIC Regular  Securities, holders  of FASIT  Regular Securities  must report income from  such Securities under an  accrual method of accounting,  even if they otherwise  would have used  the case receipts and  disbursements method.
Except in  the case of  FASIT Regular Securities  issued with  original issue discount  or acquired  with  market  discount or  premium,  interest paid  or accrued  on a  FASIT Regular Security  generally will be  treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the  Securityholder's basis is allocable to that payment.  FASIT Regular  Securities issued with original issue discount  or acquired  with market discount  or premium  generally will treat interest and principal  payments on such Securities in  the same manner described for REMIC Regular Securities.  See "Certain Material Federal Income
Tax Considerations--Taxation of Debt Securities," "--Market Discount," and "-
-Premium" above.    High-Yield Securities may  be held only by  fully taxable
domestic corporations, other FASITs, and certain securities dealers.  Holders of High-Yield Securities  are subject to limitations on  their ability to use current losses  or net operating  loss carryforwards or carrybacks  to offset any income derived from those Securities.

    If a  FASIT Regular  Security is  sold or  exchanged, the  Securityholder generally will recognize gain  or loss upon the sale in  the manner described above for REMIC Regular Securities.  See "Certain Material Federal Income Tax
Considerations--Sale or Exchange."  In  addition, if a FASIT Regular Security
becomes  wholly   or  partially  worthless   as  a  result  of   Default  and
Delinquencies of the underlying Assets, the holder of such Security should be allowed to deduct  the loss sustained (or  alternatively be able to  report a
lesser  amount  of  income).    See  "Certain  Material  Federal  Income  Tax
Considerations--Taxation  of   Debt  Instruments--Effects   of  Default   and
Delinquencies."

    FASIT Regular  Securities held  by a  REIT will  qualify as  "real estate assets" within the meaning of section 856(c)(5) of the Code, and  interest on such  Securities will  be considered  Qualifying  REIT Interest  to the  same
extent  that  REMIC  Securities  would  be  so  considered.    FASIT  Regular
Securities held  by a Thrift  Institution taxed  as a "domestic  building and loan  association"  will  represent qualifying  assets  for  purposes of  the qualification requirements set forth in  Code Section 7701(a)(19) to the same
extent that REMIC  Securities would be so considered.   See "Certain Material
Federal Income  Tax  Considerations--Taxation of  Debt Securities--Status  as
Real  Property  Loans."   In addition,  FASIT  Regular Securities  held  by a
financial  institution to  which  Section 585  of the  Code  applies will  be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the
Code.   FASIT  Securities will  not  qualify as  "Government Securities"  for either REIT or RIC qualification purposes.

    Treatment of  High-Yield Interests.  High-Yield  Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of  such holders to  offset income derived from  their FASIT Security with losses.  High-Yield Interests may be held only by Eligible  Corporations other  FASITs,  and dealers  in  securities  who  acquire such  interests  as
inventory.   If  a securities  dealer  (other than  an Eligible  Corporation)
initially acquires  a High-Yield Interest  as inventory, but later  begins to hold it  for investment, the dealer will be subject to an excise tax equal to the income from  the High-Yield Interest multiplied by  the highest corporate
income  tax  rate.    In  addition,  transfers  of  High-Yield  Interests  to
disqualified holders will be disregarded for federal income tax purposes, and the  transferor  still will  be  treated  as  the  holder of  the  High-Yield
Interest.

    The  holder of a High-Yield Interest may not use non-FASIT current losses or  net operating  loss  carryforwards  or carrybacks  to  offset any  income derived from the  High-Yield Interest, for either regular  Federal income tax
purposes or  for alternative minimum  tax purposes.   In addition,  the FASIT
provisions contain  an anti-abuse rule  that imposes corporate income  tax on income derived  from a FASIT Regular Security that  is held by a pass-through entity  (other than  another FASIT)  that  issues debt  or equity  securities backed by the FASIT Regular Security and that have the same features as High-
Yield Interests.

    Tax Treatment of FASIT Ownership Securities.   A FASIT Ownership Security
represents the residual equity interest in a FASIT.  As such, the holder of a
FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT.  In general, the character of the income to the holder of a FASIT
Ownership Interest will be  the same as the  character of such income  of the
FASIT, except  that any tax-exempt interest income  taken into account by the
holder of  a FASIT  Ownership Interest  is treated  as ordinary  income.   In
determining that  taxable income,  the holder of  a FASIT  Ownership Security must  determine  the amount  of  interest,  original issue  discount,  market discount and premium  recognized with respect to  the FASIT's assets and  the
FASIT Regular  Securities issued by  the FASIT according to  a constant yield methodology and under an accrual method of accounting.  In addition,  holders of FASIT  Ownership Securities are subject  to the same  limitations on their ability to use losses to offset  income from their FASIT Security as  are the
holders of  High-Yield Interests.   See "Certain Material Federal  Income Tax
Considerations--Treatment of High-Yield Interests."

    Rules  similar  to the  wash  sale  rules applicable  to  REMIC  Residual
Securities also  will  apply to  FASIT  Ownership Securities.    Accordingly,
losses  on dispositions  of  a  FASIT Ownership  Security  generally will  be disallowed  where, within  six months  before or  after the  disposition, the seller of  such Security acquires  any other FASIT Ownership  Security or, in the  case  of a  FASIT holding  mortgage  assets, any  interest in  a Taxable
Mortgage Pool that is economically  comparable to a FASIT Ownership Security.
In addition, if any  security that is sold or  contributed to a FASIT by  the holder of the related FASIT Ownership  Security was required to be marked-to-
market under Code  section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under  the mark-
to-market rules will be a greater of  the securities' value under present law or the securities' value after  applying special valuation rules contained in
the FASIT provisions.   Those special valuation rules  generally require that
the  value  of  debt  instruments  that  are not  traded  on  an  established securities  market be  determined by  calculating  the present  value of  the reasonably expected  payments under the  instrument using a discount  rate of
120% of the applicable Federal rate, compounded semiannually.

    The holder of a  FASIT Ownership Security will be subject to  a tax equal to  100%  of  the  net income  derived  by  the  FASIT  from any  "prohibited
transactions."   Prohibited  transactions include  (i) the receipt  of income derived from assets that are  not permitted assets, (ii) certain dispositions of permitted assets,  (iii) the receipt of  any income derived from  any loan originated by  a FASIT,  and (iv)  in certain  cases, the  receipt of  income
representing a  servicing fee or other compensation.   Any Series for which a
FASIT  election is  made  generally will  be  structured  in order  to  avoid application of the prohibited transaction tax.

    Backup Withholding, Reporting  and Tax Administration.   Holders of FASIT
Securities will be  subject to backup withholding to the  same extent holders of REMIC Securities would be  subject.  See "Certain Material Federal  Income
Tax  Considerations--Miscellaneous  Tax  Aspects--Backup  Withholding."   For
purposes  of reporting  and tax  administration, holders  of record  of FASIT
Securities generally  will be treated in the same  manner as holders of REMIC
Securities.

DUE  TO  THE  COMPLEXITY  OF  THE  FEDERAL  INCOME  TAX RULES  APPLICABLE  TO
SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT  TO
MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX
ADVISORS  REGARDING THE  TAX  TREATMENT OF  THE  ACQUISITION, OWNERSHIP,  AND
DISPOSITION OF THE SECURITIES.

                           STATE TAX CONSIDERATIONS

    In addition to the federal income  tax consequences described in "Certain
Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.


                             ERISA CONSIDERATIONS

    The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus
Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

    ERISA  imposes requirements  on  employee benefit  plans (and  on certain other  retirement plans  and  arrangements, including  individual  retirement accounts  and  annuities, Keogh  plans  and collective  investment  funds and separate accounts in which such plans, accounts or arrangements are invested)
(collectively "Plans")  subject to ERISA  and on persons who  are fiduciaries with respect to such Plans.  Generally,  ERISA applies to investments made by
Plans.   Among other things, ERISA requires that  the assets of Plans be held in  trust and  that  the trustee,  or other  duly authorized  fiduciary, have exclusive authority and  discretion to manage and control  the assets of such
Plans.  ERISA also imposes certain  duties on persons who are fiduciaries  of
Plans.    Under ERISA,  any person  who  exercises any  authority  or control respecting  the  management  or  disposition  of the  assets  of  a  Plan  is considered to be  a fiduciary of such Plan (subject to certain exceptions not
here relevant).   Certain employee benefit plans, such  as governmental plans
(as defined in ERISA  Section 3(32)) and, if no election  has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements.  Accordingly, assets of such plans may be  invested  in  Securities  without  regard  to  the  ERISA  considerations described above and below, subject to the provisions of applicable state law.
Any such plan which is qualified and exempt from taxation under Code Sections
401(a) and  501(a), however, is  subject to the prohibited  transaction rules set forth in Code Section 503.

    On November 13, 1986, the  United States Department of Labor (the  "DOL")
issued final  regulations concerning the  definition of what  constitutes the assets of a Plan.  (Labor Reg. Section 2510.3-101) Under this regulation, the underlying  assets and properties  of corporations, partnerships  and certain other entities in which a Plan  makes an "equity" investment could be  deemed for  purposes  of ERISA  to  be  assets  of  the investing  Plan  in  certain circumstances.  However,  the regulation provides that, generally, the assets of a corporation or  partnership in which a  Plan invests will not  be deemed for purposes  of ERISA  to be  assets  of such  Plan if  the equity  interest
acquired  by  the   investing  Plan  is  a  publicly-offered   security.    A
publicly-offered security, as defined  in the Labor Reg. Section  2510.3-101, is a security that is  widely held, freely transferable and registered  under the Securities Exchange Act of 1934, as amended.

    In  addition   to  the  imposition  of  general  fiduciary  standards  of investment prudence  and diversification,  ERISA prohibits  a broad range  of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.  Because the Loans may be deemed Plan  assets of each Plan that purchases  Securities, an investment  in the Securities by a Plan  might be a prohibited transaction under ERISA Sections  406 and  407 and subject  to an  excise tax under  Code
Section 4975 unless a statutory or administrative exemption applies.

    In Prohibited  Transaction  Exemption 83-1  ("PTE  83-1"), which  amended
Prohibited   Transaction  Exemption  81-7,  the  DOL  exempted  from  ERISA's prohibited transaction rules  certain transactions relating to  the operation of residential  mortgage pool  investment trusts and  the purchase,  sale and holding of  "mortgage pool pass-through certificates" in the initial issuance
of  such certificates.   PTE  83-1  permits, subject  to certain  conditions,
transactions which might otherwise be prohibited between Plans and Parties in
Interest with respect to those  Plans related to the origination, maintenance and termination  of mortgage  pools consisting of  mortgage loans  secured by first  or second  mortgages or  deeds of  trust on  single-family residential property,  and the  acquisition and  holding of  certain mortgage  pool pass-
through certificates  representing  an interest  in  such mortgage  pools  by
Plans.    If the  general  conditions  (discussed  below)  of  PTE  83-1  are satisfied, investments by a Plan in  Securities that represent interests in a
Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions  of  ERISA  Sections  406(a)  and  407  (relating  generally  to transactions with Parties in  Interest who are  not fiduciaries) if the  Plan purchases the Single Family Securities at no more than fair market  value and will be  exempt from  the prohibitions  of ERISA  Sections 406(b)(1) and  (2)
(relating generally  to transactions with  fiduciaries) if, in  addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor,  the Plan does not purchase more than  25% of all Single
Family Securities,  and at  least 50%  of  all Single  Family Securities  are
purchased by persons  independent of the pool  sponsor or pool trustee.   PTE
83-1  does not  provide an exemption  for transactions  involving Subordinate
Securities.  Accordingly, unless otherwise provided in the related Prospectus
Supplement, no transfer of a Subordinate Security or a Security which  is not a Single Family Security may be made to a Plan.

    The discussion in this and  the next succeeding paragraph applies only to
Single Family Securities.   The Depositor believes that, for  purposes of PTE
83-1,  the  term  "mortgage  pass-through  certificate"  would  include:  (i)
Securities  issued  in  a  Series  consisting  of  only  a  single  class  of
Securities; and (ii) Securities issued in a Series in which there is only one class of Trust Securities; provided that the Securities in the case of clause
(i), or the  Securities in the case  of clause (ii), evidence  the beneficial ownership of both a specified percentage of future interest payments (greater than 0%)  and a specified  percentage (greater than  0%) of  future principal payments on the  Loans.  It is not  clear whether a class  of Securities that evidences the  beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of  a specified percentage of interest  payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of  Securities entitled to receive payments of  interest and principal on the  Loans only after payments to other classes or after the occurrence  of certain  specified events  would be  a "mortgage  pass-through certificate" for purposes of PTE 83-1.

    PTE 83-1 sets forth three general conditions which  must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or  other protection for the pooled  mortgage loans and property securing  such loans, and for indemnifying Securityholders against reductions in pass-through payments due  to property damage or defaults in loan payments in  an amount  not  less than  the greater  of one  percent of  the aggregate principal  balance of  all covered  pooled  mortgage loans  or the  principal balance of the largest covered pooled mortgage  loan; (ii) the existence of a pool  trustee who  is not  an  affiliate of  the pool  sponsor;  and (iii)  a limitation  on  the amount  of  the  payment retained  by  the pool  sponsor, together with other funds  inuring to its benefit, to not  more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by  the pool sponsor to  the Pool.  The  Depositor believes that  the first general  condition referred to  above will be  satisfied with respect to the Securities in a Series issued without a subordination feature, or  the Securities  only in  a Series  issued with  a  subordination feature, provided  that  the  subordination  and  Reserve  Account,  subordination  by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool  insurance or other form of credit enhancement being  the system  of insurance or  other protection  referred to above) with respect to a Series of  Securities is maintained in an amount not less than the  greater of one percent  of the aggregate principal  balance of the Loans or the  principal balance of the largest Loan.  See "Description of
the Securities"  herein.   In  the absence  of a  ruling that  the system  of
insurance  or  other  protection  with  respect to  a  Series  of  Securities satisfies the  first general  condition referred  to above, there  can be  no assurance that these features will be so viewed by the DOL.  The Trustee will not be affiliated with the Depositor.

    Each  Plan  fiduciary  who  is  responsible  for  making  the  investment decisions whether to purchase or commit to purchase and to hold Single Family
Securities must make  its own determination as to whether the first and third general conditions,  and  the specific  conditions described  briefly in  the preceding  paragraph,  of  PTE  83-1  have  been  satisfied,  or  as  to  the
availability  of any  other  prohibited transaction  exemptions.   Each  Plan
fiduciary   should  also  determine  whether,  under  the  general  fiduciary standards of investment  prudence and diversification,  an investment in  the
Securities  is appropriate  for the  Plan,  taking into  account the  overall investment  policy of the  Plan and the composition  of the Plan's investment portfolio.

    On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc., an individual exemption (Prohibited Transaction Exemption 90-59; Exemption
Application No. D-8374, 55 Fed. Reg. 36724) (the "Underwriter Exemption") which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate.
The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

    The Underwriter  Exemption contains several  requirements, some  of which
differ from  those  in  PTE 83-l.    The Underwriter  Exemption  contains  an
expanded  definition  of  "certificate"  which  includes  an  interest  which entitles the  holder to pass-through  payments of principal,  interest and/or other payments.  The Underwriter Exemption contains an expanded definition of
"trust"  which  permits the  trust  corpus  to  consist of  secured  consumer
receivables.   The  definition  of  "trust", however,  does  not include  any investment pool  unless, inter alia, (i) the investment pool consists only of assets of the type which have  been included in other investment pools,  (ii)
certificates  evidencing interests in  such other investment  pools have been purchased by investors  other than Plans for at  least one year prior  to the
Plan's acquisition of certificates pursuant to the Underwriter Exemption, and
(iii) certificates  in such other investment pools have  been rated in one of the  three  highest generic  rating  categories  of  the four  credit  rating agencies noted  below.  Generally,  the Underwriter Exemption holds  that the acquisition  of the certificates  by a Plan  must be on  terms (including the price  for the certificates) that  are at least  as favorable to  the Plan as
they would be in  an arm's length transaction  with an unrelated party.   The
Underwriter Exemption requires that the rights and interests evidenced by the certificates not be  "subordinated" to the rights and  interests evidenced by
other certificates  of the  same trust.   The Underwriter  Exemption requires
that certificates  acquired by a Plan  have received a rating at  the time of their  acquisition that  is  in  one  of the  three  highest  generic  rating categories of Standard & Poor's Corporation, Moody's Investors Service, Inc.,
Duff  &  Phelps  Inc.  or  Fitch Investors  Service,  Inc.    The Underwriter
Exemption specifies that  the pool trustee  must not be  an affiliate of  the pool sponsor, nor  an affiliate of  the Underwriter,  the pool servicer,  any obligor with  respect to  mortgage loans included  in the  trust constituting more than five percent of the aggregate unamortized principal balance of  the
assets  in the  trust,  or any  affiliate  of such  entities.   Finally,  the
Underwriter Exemption stipulates that any  Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    On  July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption  which extends exemptive  relief to certain  mortgage-backed and  asset-backed  securities  transactions  using  pre-funding  accounts for
trusts issuing  pass-through certificates.   The  amendment generally  allows
mortgage loans (the "Obligations") supporting payments to certificateholders, and  having a value  equal to no  more than twenty-five  percent (25%) of the total principal amount of the certificates being offered by the trust,  to be transferred to the trust  within a 90-day or three-month period following the closing  date ("Pre-Funding  Period"),  instead of  requiring  that all  such
Obligations  be either  identified or  transferred on  or before  the closing date.  The relief is available when the following conditions are met:

        (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-
    Funding Limit") must not exceed twenty-five percent (25%).

        (2)  All   Obligations  transferred   after  the   closing  date  (the
    "Additional Obligations") must  meet the  same terms  and conditions  for eligibility as the  original Obligations used to create the  trust, which terms and conditions have been approved by an Exemption Rating Agency.

        (3)  The transfer  of such Additional  Obligations to the trust during the Pre-Funding  Period must not result in the certificates to be covered by  the Exemption  receiving  a lower  credit  rating from  an  Exemption
    Rating Agency upon termination of the  Pre-Funding Period than the rating
    that  was  obtained  at   the  time  of  the  initial  issuance   of  the
    certificates by the trust.

        (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Obligations in the trust at the end of the Pre-Funding
    Period must not be more than 100 basis points lower than the average interest rate for the Obligations which were transferred to the trust on the closing date.

        (5)  Either:

             (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

             (ii)    an independent accountant retained by the depositor must
        provide the  depositor with a  letter (with  copies provided to  each
        Exemption  Rating  Agency   rating  the  certificates,  the   related
        underwriter and  the  related  trustee) stating  whether  or not  the
        characteristics  of  the   Additional  Obligations  conform  to   the
        characteristics described  in the  related  prospectus or  prospectus
        supplement and/or  pooling  and servicing  agreement.   In  preparing
        such letter,  the independent accountant  must use  the same type  of
        procedures  as  were  applicable  to   the  Obligations  which   were
        transferred to the trust as of the closing date.

        (6)  The Pre-Funding Period must end no later than three months or  90 days  after the closing  date or earlier in  certain circumstances if the pre-funding  account  falls below  the  minimum  level  specified in  the pooling and servicing agreement or an event of default occurs.

        (7)  Amounts   transferred   to   any   pre-funding   account   and/or
    capitalized  interest account used in connection with the pre-funding may be invested  only in  investments which  are permitted  by the  Exemption
    Rating Agencies rating the certificates and must:

             (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the  United States or
        any   agency  or   instrumentality   thereof  (provided   that   such
        obligations are backed  by the full  faith and  credit of the  United
        States); or

             (ii) have been rated (or the obligor has been rated) in one or the three highest generic rating categories by an Exemption
        Rating Agency ("Permitted Investments").

        (8)  The related prospectus or prospectus supplement must describe:

             (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

             (ii)    the duration of the Pre-Funding Period;

             (iii)   the percentage and/or dollar  amount of the  Pre-Funding
        Limit for the trust; and

             (iv)    that the amounts remaining in the pre-funding account at
        the   end  of   the   Pre-Funding   Period   will  be   remitted   to
        certificateholders as repayments of principal.

        (9) The related pooling and servicing agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

                               LEGAL INVESTMENT

    The  Prospectus Supplement  for each  series of  Securities will  specify which,  if any,  of  the  classes of  Securities  offered thereby  constitute
"mortgage related  securities" for purposes of the  Secondary Mortgage Market
Enhancement Act of  1984 ("SMMEA").   Classes of Securities  that qualify  as
"mortgage related securities" will be  legal investments for persons, trusts, corporations,  partnerships,  associations,  business  trusts,  and  business entities (including  depository  institutions, life  insurance companies  and pension funds)  created pursuant to or existing under  the laws of the United
States or of any  state (including the District of Columbia  and Puerto Rico)
whose authorized  investments are  subject to state  regulations to  the same extent as,  under applicable law, obligations  issued by or  guaranteed as to
principal and interest  by the  United States  or any such  entities.   Under
SMMEA, if a  state enacted legislation prior to October  4, 1991 specifically limiting the legal investment authority of any such  entities with respect to
"mortgage related  securities", securities will constitute  legal investments for entities subject to such legislation only to the extent provided therein.
Approximately twenty-one states adopted such legislation prior to the October
4,  1991  deadline.   SMMEA  provides, however,  that  in no  event  will the
enactment  of any  such legislation  affect the  validity of  any contractual commitment to purchase, hold or invest in securities, or require the  sale or other disposition of  securities, so long as such  contractual commitment was made  or  such  securities  were acquired  prior  to  the  enactment of  such legislation.

    SMMEA also  amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings  banks may invest  in, sell or  otherwise deal in  Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates  for their own account without regard  to the limitations  generally applicable  to investment  securities set forth  in 12
U.S.C. 24  (Seventh),  subject   in  each case  to  such regulations  as  the
applicable  federal  authority may  prescribe.   In this  connection, federal
credit unions should review the National Credit Union Administration ("NCUA")
Letter to Credit  Unions No. 96, as  modified by Letter to Credit  Unions No.
108,  which includes  guidelines to  assist federal  credit unions  in making
investment  decisions  for   mortgage  related  securities  and   the  NCUA's
regulation  "Investment and Deposit  Activities" (12 C.F.R.  Part 703), which sets forth  certain restrictions  on investment by  federal credit  unions in mortgage related securities.

    All depository institutions considering  an investment in the  Securities
(whether  or not  the class  of Securities  under consideration  for purchase
constitutes   a  "mortgage  related  security")  should  review  the  Federal
Financial Institutions Examination Council's Supervisory Policy  Statement on
the  Securities  Activities  (to  the  extent  adopted  by  their  respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and  guidelines for (and restrictions  on) investing in mortgage derivative products, including "mortgage  related securities", which are  "high-risk  mortgage securities"  as  defined in  the  Policy Statement.
According  to the  Policy  Statement  such  "high-risk  mortgage  securities"
include securities such as Securities not entitled to distributions allocated
to  principal or  interest, or  Subordinated  Securities.   Under the  Policy
Statement,  it  is  the  responsibility  of  each  depository institution  to determine, prior to purchase (and  at stated intervals thereafter), whether a particular  mortgage derivative product  is a "high-risk  mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

    There may  be other  restrictions on  the ability  of certain  investors, including  depositors institutions,  either  to  purchase  Securities  or  to purchase Securities  representing more  than  a specified  percentage of  the
investor's  assets.   Investors should  consult their  own legal  advisors in
determining  whether  and to  what  extent  the Securities  constitute  legal investments for such investors.

                            METHOD OF DISTRIBUTION

    The Securities  offered hereby and by  the Prospectus Supplement  will be offered in  Series.  The distribution of the  Securities may be effected from time to time in one  or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or  at the time of commitment therefor.  If  so specified in the related Prospectus Supplement,  the Securities will be distributed  in a firm
commitment  underwriting,  subject  to  the  terms  and  conditions   of  the
underwriting  agreement, by Greenwich Capital Markets, Inc. ("GCM") acting as
underwriter with other  underwriters, if any, named therein.   In such event,
the related Prospectus Supplement may also specify that the underwriters will not  be  obligated  to pay  for  any  Securities agreed  to  be  purchased by purchasers pursuant to  purchase agreements acceptable to the  Depositor.  In connection  with  the  sale  of  the  Securities,  underwriters  may  receive compensation  from the Depositor or from purchasers  of the Securities in the
form  of  discounts,  concessions or  commissions.    The related  Prospectus
Supplement will describe any such compensation paid by the Depositor.

    Alternatively,  the related  Prospectus Supplement  may specify  that the
Securities will  be distributed by  GCM acting as agent  or in some  cases as principal  with respect  to Securities  that it  has previously  purchased or agreed to purchase.  If GCM acts as agent in the sale of Securities, GCM will receive  a selling  commission with  respect  to each  Series of  Securities, depending on  market conditions, expressed  as a percentage of  the aggregate principal balance of  the related Trust Fund  Assets as of the  Cut-off Date.
The exact percentage for each Series  of Securities will be disclosed in  the related Prospectus  Supplement.  To  the extent  that GCM elects  to purchase
Securities  as principal, GCM  may realize losses  or profits  based upon the
difference between its  purchase price and  the sales price.   The Prospectus
Supplement with respect to any Series offered other than through underwriters will  contain information  regarding  the  nature of  such  offering and  any agreements  to  be entered  into  between  the  Depositor and  purchasers  of
Securities of such Series.

    The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

    In the ordinary course of  business, GCM and the Depositor may  engage in
various   securities  and   financing   transactions,  including   repurchase
agreements to provide  interim financing of the Depositor's  loans or private asset backed  securities, pending  the sale  of such  loans or  private asset backed securities, or interests therein, including the Securities.

    The Depositor anticipates  that the Securities will be sold  primarily to
institutional investors.   Purchasers of Securities, including  dealers, may,
depending on  the facts and circumstances of such  purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and  sales by them of Securities.  Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                LEGAL MATTERS

    The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York 10048.


                            FINANCIAL INFORMATION

    A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust
Fund  will be  included  in this  Prospectus  or  in the  related  Prospectus
Supplement.

                                    RATING

    It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

    Any such rating would  be based on, among  other things, the adequacy  of the value of the Trust Fund Assets and any credit enhancement with respect to such  class and  will reflect such  Rating Agency's assessment  solely of the likelihood that  holders of a class of Securities  of such class will receive payments  to  which  such  Securityholders  are entitled  under  the  related
Agreement.  Such rating will  not constitute an assessment of the  likelihood that principal  prepayments on the related Loans will  be made, the degree to which  the  rate  of  such  prepayments might  differ  from  that  originally anticipated or the  likelihood of early optional termination of the Series of
Securities.  Such  rating should not be deemed a  recommendation to purchase, hold or sell  Securities, inasmuch  as it  does not address  market price  or
suitability for  a particular investor.   Such  rating will  not address  the
possibility that prepayment  at higher or lower rates  than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

    There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

    The amount,  type and nature of  credit enhancement, if  any, established with  respect to a Series  of Securities will  be determined on  the basis of criteria established  by each  Rating Agency rating  classes of  such Series.
Such criteria are sometimes based upon  an actuarial analysis of the behavior of mortgage loans in a larger  group.  Such analysis is often the  basis upon which each Rating Agency determines the amount of credit enhancement required
with  respect  to  each such  class.   There  can  be no  assurance  that the
historical  data supporting  any  such  actuarial  analysis  will  accurately reflect future  experience nor  any assurance  that the  data derived from  a large pool of mortgage loans accurately predicts the delinquency, foreclosure
or  loss experience of  any particular  pool of Loans.   No assurance  can be
given  that values of  any Properties have  remained or will  remain at their levels on the respective  dates of origination of the related  Loans.  If the residential  real estate  markets  should experience  an  overall decline  in property values such that the outstanding  principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal  to or greater  than the value  of the Properties,  the rates of delinquencies, foreclosures  and  losses  could  be  higher  than  those  now
generally  experienced  in the  mortgage  lending industry.    In additional,
adverse  economic conditions  (which  may  or may  not  affect real  property values) may affect the timely payment  by mortgagors of scheduled payments of
principal  and  interest  on  the   Loans  and,  accordingly,  the  rates  of
delinquencies, foreclosures and  losses with respect  to any Trust Fund.   To
the extent  that such  losses are  not  covered by  credit enhancement,  such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.



NO  DEALER,  SALESMAN  OR  OTHER  PERSON  HAS BEEN    OCWEN MORTGAGE LOAN ASSET BACKED CERTIFICATES,
AUTHORIZED  TO GIVE ANY INFORMATION OR TO MAKE ANY                        SERIES
REPRESENTATION  NOT CONTAINED  IN THIS  PROSPECTUS                       1998-OFS1
SUPPLEMENT  OR THE  PROSPECTUS  AND,  IF GIVEN  OR
MADE, SUCH INFORMATION  OR REPRESENTATION MUST NOT
BE  RELIED UPON AS  HAVING BEEN AUTHORIZED  BY THE
DEPOSITOR  OR THE  UNDERWRITER.   THIS  PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN
OFFER  OF ANY SECURITIES OTHER THAN THOSE TO WHICH
THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION                 $125,489,000 CLASS A
OF  AN  OFFER  TO  BUY,  TO  ANY  PERSON  IN   ANY              VARIABLE PASS-THROUGH RATE
JURISDICTION WHERE SUCH  AN OFFER OR  SOLICITATION
WOULD BE UNLAWFUL.   NEITHER THE DELIVERY  OF THIS
PROSPECTUS SUPPLEMENT  AND THE PROSPECTUS  NOR ANY                 $13,719,000 CLASS M-1
SALE    MADE    HEREUNDER    SHALL,    UNDER   ANY              VARIABLE PASS-THROUGH RATE
CIRCUMSTANCES,  CREATE  ANY  IMPLICATION  THAT THE
INFORMATION CONTAINED HEREIN IS CORRECT AS OF  ANY
TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.                         $11,701,000 CLASS M-2
                                                                VARIABLE PASS-THROUGH RATE
       ------------------------------------
                 TABLE OF CONTENTS
                                                                    $10,491,329 CLASS B
                                                                VARIABLE PASS-THROUGH RATE
                                              PAGE

               PROSPECTUS SUPPLEMENT

Incorporation of Certain Documents by Reference iv
Summary of Terms  . . . . . . . . . . . . . .  S-1
Risk Factors  . . . . . . . . . . . . . . . . S-10          FINANCIAL ASSET SECURITIES CORP.
The Mortgage Pool . . . . . . . . . . . . . . S-15                     (DEPOSITOR)
Underwriting Standards  . . . . . . . . . . . S-27
The Master Servicer . . . . . . . . . . . . . S-31              ---------------------------
The Pooling and Servicing Agreement . . . . . S-33
Description of the Certificates . . . . . . . S-38                 PROSPECTUS SUPPLEMENT
Yield, Prepayment and Maturity Considerations S-50
Use of Proceeds . . . . . . . . . . . . . . . S-59              ---------------------------
Certain Material Federal Income Tax
Consequences. . . . . . . . . . . . . . . . . S-59
State Taxes . . . . . . . . . . . . . . . . . S-61           (GREENWICH CAPITAL MARKETS, INC.)
ERISA Considerations  . . . . . . . . . . . . S-62
Legal Investment Considerations . . . . . . . S-64                        IN LOGO
Method of Distribution  . . . . . . . . . . . S-64
Legal Matters . . . . . . . . . . . . . . . . S-65
Ratings . . . . . . . . . . . . . . . . . . . S-65
Index of Defined Terms  . . . . . . . . . . . S-67

                    PROSPECTUS

Prospectus Supplement or Current Report
  on Form 8-K . . . . . . . . . . . . . . .  2                   ---------------------------
Incorporation of Certain Information
  by Reference. . . . . . . . . . . . . . .  2
Available Information . . . . . . . . . . .  2
Reports to Securitholders . . . . . . . . .  3                         March 17, 1998
Summary to Terms. . . . . . . . . . . . . .  4
Risk Factors. . . . . . . . . . . . . . . . 11
The Trust fund. . . . . . . . . . . . . . . 16
Use of Proceeds . . . . . . . . . . . . . . 22
The Depositor . . . . . . . . . . . . . . . 22
Loan Program. . . . . . . . . . . . . . . . 22
Description of the Securities . . . . . . . 24
Credit Enhancement. . . . . . . . . . . . . 34
Yield and Prepayment Considerations . . . . 40
The Agreements. . . . . . . . . . . . . . . 42
Certain Legal Aspects of the Loans. . . . . 55
Certain Material Federal Income Tax
  Considerations. . . . . . . . . . . . . . 67
Fasit Securities. . . . . . . . . . . . . . 87
State Tax Considerations. . . . . . . . . . 90
ERISA Considerations. . . . . . . . . . . . 90
Legal Investment. . . . . . . . . . . . . . 94
Method of Distribution. . . . . . . . . . . 95
Legal Matters . . . . . . . . . . . . . . . 96
Financial Information . . . . . . . . . . . 96
Rating. . . . . . . . . . . . . . . . . . . 96
